   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 9, 1997
                                                      REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                                WESTERN BANCORP

             (Exact name of registrant as specified in its charter)

          CALIFORNIA                         6712                  95-386296
 (State or other jurisdiction    (Primary standard industrial   (I.R.S. Employer
              of                 Classification code number)     Identification
incorporation or organization)                                        No.)

                           --------------------------

                         4100 NEWPORT PLACE, SUITE 900
                        NEWPORT BEACH, CALIFORNIA 92660
                                 (714) 863-2300

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

                               HUGH S. SMITH, JR.
                                WESTERN BANCORP
                            1251 WESTWOOD BOULEVARD
                         LOS ANGELES, CALIFORNIA 90024
                                 (310) 477-2401

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                WITH COPIES TO:

       STANLEY F. FARRAR, ESQ.                    ROBERT M. SMITH, ESQ.
         SULLIVAN & CROMWELL                         DEWEY BALLANTINE
       444 SOUTH FLOWER STREET                    333 SOUTH HOPE STREET
    LOS ANGELES, CALIFORNIA 90071             LOS ANGELES, CALIFORNIA 90071
            (213) 955-8000                            (213) 626-3399

                           --------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF                  AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
          SECURITIES TO BE REGISTERED               REGISTERED(1)        PER SHARE(2)           PRICE(2)        REGISTRATION FEE(3)
Common Stock, no par value.....................   3,663,441 shares          $29.92            $109,597,672            $9,156

(1) Represents the estimated maximum number of shares of Common Stock, no par value, which are issuable upon consummation of the merger of SC Bancorp ("SCB") with and into Western Bancorp ("Western").

(2) Pursuant to Rules 457(f) and 457(c), the registration fee is based on the average of the high and low sale prices of SCB Common Stock on the American Stock Exchange Composite Transactions tape on September 5, 1997 ($13.63), and computed based on the estimated maximum number of shares thereof (8,040,915) that may be converted into the securities being registered.

(3) A fee of $24,056 was previously paid upon filing of a Joint Proxy Statement-Prospectus on Schedule 14A which constitutes a part of this Registration Statement. The Schedule 14A fee was calculated by multiplying
    (i) 4,147,525 shares (the then-estimated number of shares to which the transaction applies), by (ii) the per share price of $29.00 computed pursuant to Securities Exchange Act Rule 0-11, and by (iii) one-50th of one percent. The amount of the registration fee hereunder, $33,212, has been reduced by the amount of such Schedule 14A fee.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               [LETTERHEAD]

                                                               September 9, 1997

To Our Shareholders:

    You are cordially invited to attend a Special Meeting (the "SCB Special Meeting") of Shareholders of SC Bancorp, a California corporation ("SCB"), to be held on Friday, October 10, 1997 at 10:00 a.m. at which you will be asked to consider and vote on a proposal to approve the principal terms of a proposed merger (the "Merger") of SCB with and into Western Bancorp, a California corporation, formerly known as Monarch Bancorp ("Western"), pursuant to an Agreement and Plan of Reorganization, dated as of April 29, 1997, by and between Western and SCB. Upon the Merger becoming effective, each share of common stock, no par value, of SCB (the "SCB Common Stock") issued and outstanding at such time (other than (a) shares which have not been voted in favor of the approval of the principal terms of the Merger and with respect to which dissenters' rights have been perfected in accordance with the California General Corporation Law and (b) shares held directly or indirectly in a fiduciary capacity or in satisfaction of a debt previously contracted) will be converted into the right to receive 0.4556 shares (the "Conversion Number") of common stock, no par value, of Western.

    THE BOARD OF DIRECTORS OF SCB HAS CONCLUDED THAT THE MERGER IS IN THE BEST INTERESTS OF SCB AND HOLDERS OF SCB COMMON STOCK (THE "SCB SHAREHOLDERS"), AND UNANIMOUSLY RECOMMENDS THAT THE SCB SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER. Credit Suisse First Boston Corporation, SCB's financial advisor, has delivered to the Board of Directors of SCB its opinion, dated the date hereof, that the Conversion Number is fair, from a financial point of view, to the SCB Shareholders.

    It is important that your shares be represented and voted at the SCB Special Meeting regardless of the number of shares you own and whether or not you plan to attend the SCB Special Meeting. The affirmative vote of the holders of a majority of the SCB Common Stock entitled to vote at the SCB Special Meeting is required for approval of the principal terms of the Merger. Your failure to vote for approval of the principal terms of the Merger has the same effect as a vote against the Merger. Therefore, we urge you to sign, date and mail the enclosed proxy. If you decide to attend the SCB Special Meeting and wish to vote in person, you may withdraw your proxy at that time.

    YOU SHOULD NOT SEND IN CERTIFICATES FOR SCB COMMON STOCK AT THIS TIME.

                                          Sincerely,

                                                     [SIGNATURE]

                                          H. A. Beisswenger
                                          Chairman of the Board

                                               [SIGNATURE]

                                          Larry D. Hartwig
                                          President and Chief
                                          Executive Officer

                                  [LETTERHEAD]

                                   SC BANCORP
                           3800 EAST LA PALMA AVENUE
                           ANAHEIM, CALIFORNIA 92807
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON OCTOBER 10, 1997
                            ------------------------

    NOTICE IS HEREBY GIVEN that a Special Meeting the ("SCB Special Meeting") of Shareholders of SC Bancorp, a California corporation ("SCB"), has been called by the Board of Directors of SCB and will be held at the Embassy Suites, 3100 East Frontera St., Anaheim, CA 92806 at 10:00 a.m., local time, on Friday, October 10, 1997 for the following purposes:

        (1) To consider and vote on a proposal (the "SCB Proposal") to approve the principal terms of a proposed merger (the "Merger") of SCB with and into Western Bancorp, a California corporation ("Western"), pursuant to an Agreement and Plan of Reorganization, dated as of April 29, 1997 (as the same may be amended, the "Merger Agreement"), by and between Western and SCB. The Merger Agreement provides, among other things, that each issued and outstanding share of common stock, no par value, of SCB ("SCB Common Stock") (other than (a) shares which have not been voted in favor of the approval of the principal terms of the Merger and with respect to which dissenters' rights have been perfected in accordance with the California General Corporation Law and (b) shares held directly or indirectly by Western, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), will be converted into the right to receive 0.4556 shares of common stock, no par value, of Western ("Western Common Stock") on, and subject to, the terms and conditions contained in the Merger Agreement; and

        (2) To consider and act upon such other business as may properly come before the SCB Special Meeting or any adjournment or postponement thereof.

    The terms of the SCB Proposal and the Western Common Stock to be issued in connection therewith are described in detail in the accompanying Joint Proxy Statement-Prospectus. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the SCB Special Meeting. You may revoke your proxy in the manner described in the accompanying Joint Proxy Statement-Prospectus at any time before it is voted at the SCB Special Meeting.

    Only holders of SCB Common Stock of record at the close of business on August 22, 1997 (the "SCB Record Date"), will be entitled to notice of, and to vote at, the SCB Special Meeting or at any postponements or adjournments thereof. The affirmative vote of a majority of the shares of SCB Common Stock outstanding as of the SCB Record Date is required to approve the SCB Proposal.

    Shareholders of SCB may be entitled to exercise dissenters' rights and to receive cash in an amount equal to the fair market value of their shares of SCB Common Stock as of April 28, 1997 in lieu of receiving the Western Common Stock in the Merger by complying with certain procedures specified by California law. See "The Merger--Dissenters' Rights" in the accompanying Joint Proxy Statement-Prospectus.

                                          By Order of the Board of Directors,

                                                  [SIGNATURE]

                                          William C. Greenbeck
                                          SECRETARY

Anaheim, California
September 9, 1997
                            ------------------------

    YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SCB SPECIAL MEETING. YOUR PROXY WILL BE REVOCABLE, EITHER IN WRITING OR BY VOTING IN PERSON AT THE SCB SPECIAL MEETING, AT ANY TIME PRIOR TO ITS EXERCISE, BY FOLLOWING THE PROCEDURES DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT--PROSPECTUS. YOU SHOULD NOT FORWARD SHARE CERTIFICATES AT THIS TIME.
                            ------------------------

                                  [LETTERHEAD]

                                                               September 9, 1997

Dear Shareholder:

    You are cordially invited to attend a Special Meeting (the "Western Special Meeting") of Shareholders of Western Bancorp, a California corporation ("Western"), to be held on Friday, October 10, 1997, at 4100 Newport Place, Third Floor, Newport Beach, California 92660 at 10:30 a.m., at which you will be asked to consider and vote on a proposal to approve the principal terms of a proposed merger (the "Merger") of SC Bancorp, a California corporation ("SCB"), with and into Western, pursuant to an Agreement and Plan of Reorganization, dated as of April 29, 1997 (as the same may be amended, the "Merger Agreement"), by and between Western and SCB. Upon the Merger becoming effective, each share of common stock, no par value, of SCB ("SCB Common Stock") issued and outstanding at such time (other than (a) shares which have not been voted in favor of the approval of the principal terms of the Merger and with respect to which dissenters' rights have been perfected in accordance with the California General Corporation Law and (b) shares held directly or indirectly by Western, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) will be converted automatically into the right to receive
0.4556 shares (the "Conversion Number") of common stock, no par value, of Western ("Western Common Stock").

    You will also be asked at the Western Special Meeting to consider and vote upon an amendment to Western's Bylaws to change the authorized number of directors of Western from a minimum of seven and a maximum of 13 to a minimum of nine and a maximum of 16. The Merger Agreement provides for, among other things, the appointment of four current directors of SCB to the Board of Directors of Western immediately prior to the consummation of the Merger.

    The Board of Directors of Western has unanimously approved the Merger Agreement and has determined that the Merger is fair to, and in the best interests of, holders of Western Common Stock (the "Western Shareholders"). In addition, Piper Jaffray Inc., as financial advisor to Western, has delivered its opinion, dated the date hereof, to the Board of Directors of Western that the Merger Consideration is fair, from a financial point of view, to the Western Shareholders. Therefore, the Board of Directors of Western unanimously recommends that Western Shareholders vote "FOR" the approval of the principal terms of the Merger.

    I urge you to consider carefully these important matters which are described in the accompanying Joint Proxy Statement-Prospectus. In order to ensure that your vote is represented at the Western Special Meeting, please indicate your choice on the enclosed proxy form, date, sign and return it in the enclosed envelope. A prompt response will be appreciated. If you attend the Western Special Meeting you may revoke your proxy and vote in person if you wish.

                                          Sincerely,

                                              [SIGNATURE]

                                          Hugh S. Smith, Jr.

                                          Chairman of the Board and
                                          Chief Executive Officer

                                  [LETTERHEAD]

                                WESTERN BANCORP
                         4100 NEWPORT PLACE, SUITE 900
                        NEWPORT BEACH, CALIFORNIA 92660
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON OCTOBER 10, 1997
                            ------------------------

    NOTICE IS HEREBY GIVEN that a Special Meeting (the "Western Special Meeting") of Shareholders of Western Bancorp, a California corporation ("Western"), has been called by the Board of Directors of Western (the "Western Board") and will be held at 4100 Newport Place, Third Floor, Newport Beach, California 92660 at 10:30 a.m. local time on Friday, October 10, 1997 for the following purposes:

        (1) To consider and vote upon a proposal to approve the principal terms of a proposed merger (the "Merger") of SC Bancorp, a California corporation ("SCB"), with and into Western pursuant to an Agreement and Plan of Reorganization, dated as of April 29, 1997 (as the same may be amended, the "Merger Agreement"), by and between Western and SCB. The Merger Agreement provides, among other things, that each issued and outstanding share of common stock, no par value, of SCB ("SCB Common Stock") (other than (i) shares which have not been voted in favor of the approval of the principal terms of the Merger and with respect to which dissenters' rights have been perfected in accordance with the California General Corporation Law and (ii) shares held directly or indirectly by Western, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), will be converted into the right to receive 0.4556 shares of common stock, no par value, of Western ("Western Common Stock"), on, and subject to, the terms and conditions contained in the Merger Agreement;

        (2) To consider and vote upon an amendment to Western's Bylaws to change the authorized number of directors from a minimum of seven and a maximum of 13 to a minimum of nine and a maximum of 16; and

        (3) To consider and act upon such other business as may properly come before the Western Special Meeting or any adjournment or postponement thereof.

    The Joint Proxy Statement-Prospectus and the Appendices thereto (including the Merger Agreement attached as Appendix A thereto) form a part of this Notice.

    Only holders of Western Common Stock of record at the close of business on August 26, 1997, will be entitled to notice of, and to vote at, the Western Special Meeting or any adjournments or postponements thereof. Approval of the matters to be voted upon in connection with the Merger requires the affirmative vote of a majority of the outstanding shares of Western Common Stock.

    Shareholders of Western may be entitled to exercise dissenters' rights and to receive cash in an amount equal to the fair market value of their shares of Western Common Stock as of April 28, 1997, by complying with certain procedures specified by California law. See "The Merger--Dissenters' Rights" in the accompanying Joint Proxy Statement-Prospectus.

                                          By Order of the Board of Directors,

                                              [SIGNATURE]

                                          Hugh S. Smith, Jr.
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

Newport Beach, California

September 9, 1997
                            ------------------------

    PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE WESTERN SPECIAL MEETING. YOUR PROXY WILL BE REVOCABLE, EITHER IN WRITING OR BY VOTING IN PERSON AT THE WESTERN SPECIAL MEETING, AT ANY TIME PRIOR TO ITS EXERCISE, BY FOLLOWING THE PROCEDURES DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT-PROSPECTUS. THE BOARD OF DIRECTORS OF WESTERN UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE PRINCIPAL TERMS OF THE MERGER AND THE OTHER MATTERS TO BE VOTED UPON AT THE WESTERN SPECIAL MEETING.
                            ------------------------

                        WESTERN BANCORP      SC BANCORP

                             JOINT PROXY STATEMENT
                             ---------------------

                                WESTERN BANCORP
                                   PROSPECTUS
                             ---------------------

    This Joint Proxy Statement-Prospectus is being furnished to the shareholders of Western Bancorp, a California corporation ("Western"), in connection with the solicitation of proxies by the Board of Directors of Western (the "Western Board") from holders of outstanding shares of common stock, no par value ("Western Common Stock"), of Western for use at a Special Meeting of shareholders of Western ("Western Shareholders") to be held on October 10, 1997 and at any adjournments and postponements thereof (the "Western Special Meeting"). This Joint Proxy Statement-Prospectus is also being furnished to the shareholders of SC Bancorp, a California corporation ("SCB" and together with Western, the "Companies"), in connection with the solicitation of proxies by the Board of Directors of SCB (the "SCB Board" and together with the Western Board, the "Boards") from holders of outstanding shares of common stock, no par value ("SCB Common Stock"), of SCB, for use at a Special Meeting of shareholders of SCB ("SCB Shareholders" and together with the Western Shareholders, the "Shareholders") to be held on October 10, 1997, and at any adjournments or postponements thereof (the "SCB Special Meeting" and, together with the Western Special Meeting, the "Special Meetings").

    At the Special Meetings, the Shareholders will be asked to consider and vote upon, among other things, a proposal to approve the principal terms of a merger of SCB with and into Western (the "Merger"), with Western being the corporation surviving the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), pursuant to an Agreement and Plan of Reorganization, dated as of April 29, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), by and between Western and SCB, which is attached as Appendix A to this Joint Proxy Statement-Prospectus and is incorporated herein by reference. Upon the Merger becoming effective, each share of SCB Common Stock issued and outstanding at the Effective Time (as defined herein) (other than (a) shares which have not been voted in favor of the approval of the principal terms of the Merger and with respect to which Dissenters' Rights (as defined herein) shall have been perfected in accordance with the California General Corporation Law (the "CGCL") and (b) shares held directly or indirectly by Western, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) will be converted automatically into the right to receive 0.4556 shares (the "Conversion Number") of Western Common Stock and each option or right to purchase shares of SCB Common Stock (an "SCB Option") outstanding immediately prior to the Effective Time shall be converted into the right to receive, for each share otherwise issuable upon exercise thereof, a number of shares of Western Common Stock equal to the quotient obtained by dividing the Spread (as defined herein) by $31.28. Pursuant to the Merger Agreement, the Conversion Number was determined by dividing (i) $14.25 by (ii) $31.28. Based upon (a) the 7,498,365 shares of SCB Common Stock outstanding on the SCB Record Date (as defined herein) and (b) the 542,550 shares of SCB Common Stock reserved for issuance upon exercise of employee stock options to acquire SCB Common Stock outstanding on the SCB Record Date, and assuming no Dissenters' Rights are perfected by SCB Shareholders and no cash is paid in lieu of fractional shares, (i) if no shares of SCB Common Stock reserved for issuance on the SCB Record Date were issued and outstanding on the Effective Time, 3,416,255 shares of Western Common Stock would be issued in respect of the outstanding shares of SCB Common Stock and approximately 138,760 shares would be issued in respect of the SCB Options, and (ii) if all shares of SCB Common Stock reserved for issuance on the SCB Record Date were issued and outstanding on the Effective Time, 3,663,441 shares of Western Common Stock would be issued in the Merger. Based upon the 7,071,973 shares of Western Common Stock outstanding on the Western Record Date (as defined herein) and the 447,044 shares of Western Common Stock reserved for issuance upon exercise of employee stock options and warrants to acquire Western Common Stock outstanding on the Western Record Date, and assuming no Dissenters' Rights are perfected by any Shareholders and no cash is paid in lieu of fractional shares, shares held by the Western and SCB Shareholders after consummation of the Merger would represent (i) 66.5 percent and 33.5 percent, respectively, of the Surviving Corporation, if none of the shares of SCB Common Stock or Western Common Stock which were reserved for issuance on the SCB Record Date and the Western Record Date, respectively, were outstanding on the Effective Date, and (ii) 67.2 percent and 32.8 percent, respectively, if all shares of SCB Common Stock and Western Common Stock which were reserved for issuance on the SCB Record Date and the Western Record Date, respectively, were issued by the Effective Date.

    IN ORDER FOR ANY SHAREHOLDER TO EXERCISE DISSENTERS' RIGHTS, A NOTICE MUST BE SENT BY SUCH SHAREHOLDER AND RECEIVED BY WESTERN OR SCB, AS THE CASE MAY BE, ON OR BEFORE OCTOBER 10, 1997, THE DATE OF THE SPECIAL MEETINGS, AND ANY SUCH SHAREHOLDER MUST VOTE AGAINST THE APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER. SEE "THE MERGER--DISSENTERS' RIGHTS."

    In addition, Western Shareholders will be asked at the Western Special Meeting to approve an amendment to Western's Bylaws to increase the authorized number of directors of Western from a minimum of seven and a maximum of 13 to a minimum of nine and a maximum of up to 16.

    The Western Common Stock is designated for quotation on the Nasdaq National Market under the symbol "WEBC."

    SEE "RISK FACTORS" ON PAGE 22 FOR A DISCUSSION OF CERTAIN CONSIDERATIONS THAT SHAREHOLDERS SHOULD CONSIDER WITH RESPECT TO THE MERGER.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY
     STATEMENT-PROSPECTUS.       ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

    THE DATE OF THIS JOINT PROXY STATEMENT-PROSPECTUS IS SEPTEMBER 9, 1997.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT-PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT-PROSPECTUS, OR THE SOLICITATION OF A PROXY, BY ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER, OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION. NEITHER DELIVERY OF THIS JOINT PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES BEING OFFERED PURSUANT TO THIS JOINT PROXY STATEMENT-PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR THEREIN SINCE THE DATE OF THIS JOINT PROXY STATEMENT-PROSPECTUS.

                             AVAILABLE INFORMATION

    Each of the Companies is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, each files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Companies with the Commission may be inspected and copied at the public reference facilities of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Shares of Western Common Stock are traded as "National Market Securities" on the Nasdaq National Market under the symbol "WEBC". Material filed by Western can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

    Western has filed with the Commission a registration statement on Form S-4 (including exhibits thereto, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering the shares of Western Common Stock issuable in the Merger. This Joint Proxy Statement-Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Joint Proxy Statement-Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

    This Joint Proxy Statement-Prospectus constitutes both the proxy statement of Western and SCB relating to the solicitation of proxies for their use at their respective Special Meetings and the Prospectus filed as part of the Registration Statement. This Joint Proxy Statement-Prospectus and the related proxies and other materials are first being provided to the shareholders of Western and SCB on or about September 11, 1997.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    This Joint Proxy Statement-Prospectus incorporates by reference documents not included herein. Documents relating to Western and California Commercial Bankshares ("CCB"), excluding exhibits unless specifically incorporated herein, are available without charge upon request to Arnold C. Hahn, Executive Vice President, Chief Financial Officer and Secretary, Western Bancorp, 4100 Newport Place, Suite 900, Newport Beach, California 92660. Telephone requests may be directed to Arnold C. Hahn, at (714) 863-2351. Documents relating to SCB, excluding exhibits unless specifically incorporated herein, are available without charge upon request to William C. Greenbeck, Secretary, 3800 La Palma Avenue, Anaheim, California 92817. Telephone requests may be directed to Bruce
W. Roat, Executive Vice President and Chief Financial Officer, at (714) 228-8201. In order to ensure timely delivery of documents, any requests should be made by September 26, 1997.

    The following documents filed with the Commission by Western (file numbers 0-13551 and 2-78788) and SCB (file number 0-10699) are incorporated herein by reference:

        (a) Western's Annual Report, as amended, on Form 10-KSBA for the fiscal year ended December 31, 1996;

        (b) Western's Current Report on Form 8-K, dated July 15, 1997, presenting Western's restated consolidated financial statements reflecting the effect of the CCB Merger (as defined herein) on a pooling-of-interests basis;

        (c) CCB's Annual Report on Form 10-K, as amended on Form 10-K/A, for the fiscal year ended December 31, 1996;

        (d) Western's Current Reports on Form 8-K, dated April 14, 1997, May 2, 1997, June 18, 1997 and August 11, 1997;

        (e) Western's Quarterly Reports on Form 10-QSB, dated May 15, 1997 and August 14, 1997;

        (f) Western's Current Report on Form 8-K, dated August 28, 1997, presenting historical financial statements of Santa Monica Bank;

        (g) SCB's Annual Report, as amended, on Form 10-K/A for the fiscal year ended December 31, 1996 (which amends and restates SCB's 10-K for 1996);

        (h) SCB's 1997 Proxy Statement;

        (i) SCB's Current Report on Form 8-K, dated May 5, 1997; and

        (j) SCB's Quarterly Reports on Form 10-Q, dated May 10, 1997 and August 8, 1997.

    Such incorporation by reference shall not be deemed to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

    All documents and reports filed by either of the Companies pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meetings shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing and any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
AVAILABLE INFORMATION......................................................................................           2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................................................           3
TABLE OF CONTENTS..........................................................................................           4
TABLE OF DEFINED TERMS.....................................................................................           6
SUMMARY....................................................................................................           8
  The Companies............................................................................................           8
  The Special Meetings.....................................................................................           8
  The Merger...............................................................................................          10
  The Merger Agreement.....................................................................................          13
  Stock Option Agreement...................................................................................          14
  Comparison of Shareholder Rights.........................................................................          14
  Risk Factors.............................................................................................          14
  Proposed Santa Monica Bank Acquisition...................................................................          14
  Markets and Market Prices................................................................................          15
  Summary Historical Financial Data........................................................................          16
  Summary Unaudited Pro Forma Combined Financial Data......................................................          18
  Selected Historical and Pro Forma Per Share Data.........................................................          19
  Summary Financial Data Regarding SMB.....................................................................          20
RISK FACTORS...............................................................................................          22
  Competition..............................................................................................          22
  Ability to Integrate the Operations of Western and SCB...................................................          22
  General Business Risk....................................................................................          22
  Concentration of Operations; Recessionary Environments; Decline in Real Estate Values....................          23
  Interest Rate Risk.......................................................................................          23
  Shares Eligible for Future Sale; Dilution................................................................          24
  Regulation...............................................................................................          25
  Limited Market for Western Common Stock..................................................................          25
THE COMPANIES..............................................................................................          26
  Western..................................................................................................          26
  SCB......................................................................................................          26
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA......................................................          27
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA.............................................          35
PROPOSED SANTA MONICA BANK ACQUISITION.....................................................................          37
  Terms of the SMB Merger..................................................................................          37
  Pro Forma Effect of the SMB Merger.......................................................................          38
THE SPECIAL MEETINGS.......................................................................................          45
  Date, Time and Place.....................................................................................          45
  Matters to be Considered at the Special Meetings.........................................................          45
  Record Date; Stock Entitled to Vote......................................................................          45
  Votes Required; Quorum...................................................................................          46
  Voting of Proxies........................................................................................          46
  Revocability of Proxies..................................................................................          47
  Solicitation of Proxies..................................................................................          47
  Security Ownership of Certain Beneficial Owners and Management...........................................          47
FIP LITIGATION.............................................................................................          53
THE MERGER.................................................................................................          55
  Background of the Merger.................................................................................          55
  Effect of Merger.........................................................................................          58
  Reasons for the Merger; Recommendations of the Boards of Directors.......................................          59
  Opinions of Financial Advisors...........................................................................          61
  Certain Federal Income Tax Consequences..................................................................          70
  Regulatory Approvals.....................................................................................          72
  Resale of Western Common Stock...........................................................................          72

                                                                                                                PAGE
                                                                                                                -----
  Interests of Certain Persons in the Merger...............................................................          73
  Dissenters' Rights.......................................................................................          76
  Accounting Treatment.....................................................................................          78
THE MERGER AGREEMENT.......................................................................................          79
  The Merger...............................................................................................          79
  Conversion of SCB Common Stock...........................................................................          79
  Effective Time...........................................................................................          79
  Exchange of Stock Certificates...........................................................................          80
  Conduct of the Business of SCB and Western Prior to the Merger...........................................          80
  Representations and Warranties...........................................................................          81
  Certain Covenants........................................................................................          81
  Conditions...............................................................................................          86
  Waiver and Amendment.....................................................................................          87
  Termination..............................................................................................          87
THE STOCK OPTION AGREEMENT.................................................................................          89
  General..................................................................................................          89
  The Stock Option.........................................................................................          89
  Termination..............................................................................................          90
THE SHAREHOLDER AGREEMENTS.................................................................................          91
DESCRIPTION OF WESTERN CAPITAL STOCK AND COMPARISON OF SHAREHOLDER RIGHTS..................................          92
  Description of Western Capital Stock.....................................................................          92
  Comparison of Corporate Structure........................................................................          92
  Voting Rights............................................................................................          92
  Dividends and Dividend Policy............................................................................          92
  Number of Directors......................................................................................          93
  Indemnification of Directors and Officers................................................................          93
VALIDITY OF WESTERN COMMON STOCK...........................................................................          93
EXPERTS....................................................................................................          93

                               LIST OF APPENDICES

Appendix A-- Agreement and Plan of Reorganization, dated as of April 29, 1997, by and between Western and SCB.

Appendix B-- Fairness Opinion of Credit Suisse First Boston Corporation.

Appendix C-- Fairness Opinion of Piper Jaffray Inc.

Appendix D-- Chapter 13 of the CGCL.

                             TABLE OF DEFINED TERMS

Acquisition Proposal..................................................................         83
Acquisition Transaction...............................................................         89
Additional Shares.....................................................................         24
Adjusted Plan.........................................................................         68
Affiliates............................................................................         85
Amendment.............................................................................          9
AMEX..................................................................................         15
Average Price.........................................................................         79
BHCA..................................................................................          8
BKX Index Percentage..................................................................         88
Boards................................................................................          1
BPI...................................................................................         12
Cash Alternative......................................................................         36
CCB...................................................................................          3
CCB Merger............................................................................          8
Certificate...........................................................................         80
CGCL..................................................................................          1
Code..................................................................................         11
Commission............................................................................          2
Companies.............................................................................          1
Conversion Number.....................................................................          1
Covered Termination...................................................................         74
CRA...................................................................................         72
CSFB..................................................................................         11
Demand................................................................................         77
Dissenters' Rights....................................................................         76
Dissenters' Rights Condition..........................................................         13
Dissenting Shareholder................................................................         77
Dissenting Shares.....................................................................         77
D&T...................................................................................         87
Effective Time........................................................................         13
EPS...................................................................................         68
Exchange Act..........................................................................          2
Exchange Agent........................................................................         80
Executive.............................................................................         12
FDIC..................................................................................         27
Federal Reserve Board.................................................................         11
FIP...................................................................................         13
Fund..................................................................................         48
GAAP..................................................................................         63
Good Reason...........................................................................         74
Hovde.................................................................................         53
Indemnified Parties...................................................................         83
Initial Shares........................................................................         53
KPMG..................................................................................         87
Letter of Transmittal.................................................................         80
Management Plan.......................................................................         68
Maximum Amount........................................................................         83
Merger................................................................................          1
Merger Agreement......................................................................          1
Merger Consideration..................................................................         80
NBSC..................................................................................          8
Option................................................................................         14
Party Shareholders....................................................................         91

Preliminary Purchase Event............................................................         90
Piper Jaffray.........................................................................         11
Piper Opinion.........................................................................         11
Pooling Condition.....................................................................         12
Purchase Event........................................................................         89
Registration Rights...................................................................         89
Registration Statement................................................................          2
Reverse Stock Split...................................................................         15
Right of First Refusal Shares.........................................................         53
SC Bank...............................................................................          8
SCB...................................................................................          1
SCB Board.............................................................................          1
SCB Common Stock......................................................................          1
SCB Option............................................................................          1
SCB Special Meeting...................................................................          1
SCB Record Date.......................................................................          9
SCB Shareholders......................................................................          1
SCB Subsidiary........................................................................         89
Securities Act........................................................................          2
Selected Companies....................................................................         68
Selected Transactions.................................................................         69
Shareholder Agreements................................................................         82
Shareholders..........................................................................          1
SMB...................................................................................         14
SMB Common Stock......................................................................         14
SMB Financial Statements..............................................................         20
SMB Merger............................................................................         14
SMB Merger Agreement..................................................................         14
Special Meetings......................................................................          1
Spread................................................................................         79
State Commissioner....................................................................         13
Stock Alternative.....................................................................         36
Stock Option Agreement................................................................         14
Surviving Corporation.................................................................          1
Target Bonus..........................................................................         74
Ten Day Average Price.................................................................         88
Ten Day Period........................................................................         88
Western...............................................................................          1
Western Board.........................................................................          1
Western Certificate...................................................................         80
Western Common Stock..................................................................          1
Western Common Stock Price Percentage.................................................         88
Western Management....................................................................         24
Western Record Date...................................................................          9
Western Shareholders..................................................................          1
Western Special Meeting...............................................................          1
Western Subsidiary....................................................................         89

                                    SUMMARY

    THE FOLLOWING SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ALL RESPECTS BY THE MORE DETAILED INFORMATION INCLUDED IN THIS JOINT PROXY STATEMENT-PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. THE SHAREHOLDERS ARE URGED TO READ CAREFULLY THIS JOINT PROXY STATEMENT-PROSPECTUS, INCLUDING THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, IN ITS ENTIRETY.

    ALL INFORMATION CONCERNING WESTERN (FORMERLY MONARCH BANCORP), NATIONAL BANK OF SOUTHERN CALIFORNIA ("NBSC") AND WESTERN BANK INCLUDED IN THIS JOINT PROXY STATEMENT-PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, HAS BEEN FURNISHED BY WESTERN, AND ALL INFORMATION CONCERNING SCB AND SOUTHERN CALIFORNIA BANK ("SC BANK") INCLUDED IN THIS JOINT PROXY STATEMENT-PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, HAS BEEN FURNISHED BY SCB. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES TO "WESTERN" HEREIN SHALL BE TO WESTERN AND ITS SUBSIDIARIES, INCLUDING NBSC AND WESTERN BANK, AND REFERENCES TO "SCB" HEREIN SHALL BE TO SCB AND SC BANK.

THE COMPANIES

  WESTERN

    Western is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and its principal business is to serve as a holding company for its banking subsidiaries, NBSC and Western Bank. Western was organized on May 20, 1983 as a California corporation and commenced operation as a bank holding company on June 18, 1984. Western Bank was acquired by Western on September 30, 1996. On June 3, 1997, Western changed its name from "Monarch Bancorp" in order for the name to more accurately reflect the geographic location of Western on an ongoing basis. On June 4, 1997, Western consummated its merger (the "CCB Merger") with CCB pursuant to which CCB merged with and into Western. Also on June 4, 1997, Monarch Bank, a wholly-owned subsidiary of Western prior to the CCB Merger, merged with and into NBSC, a wholly-owned subsidiary of CCB prior to the CCB Merger. The banking operations of NBSC and Monarch Bank were combined during the period of June 6, 1997 through June 8, 1997. NBSC provides banking and other financial services primarily in southern Orange County. Western Bank provides banking and other financial services primarily in the west side of Los Angeles County. At June 30, 1997, Western had consolidated total assets, total deposits and shareholders' equity of $859,771,000, $761,469,000, and $79,857,000, respectively. Western's principal executive offices are located at 4100 Newport Place, Suite 900, Newport Beach, California 92660, and its telephone number is (714) 863-2300. See "The Companies--Western."

  SCB

    SCB is a bank holding company registered under the BHCA, and its principal business is to serve as a bank holding company for SC Bank. SCB was organized as a California corporation and commenced operation as a bank holding company on February 9, 1981. SCB conducts operations through its sole, wholly-owned subsidiary, SC Bank, a California state-chartered commercial bank. SC Bank provides banking and other financial services primarily in southeastern Los Angeles County and in Orange and San Diego counties. At June 30, 1997, SCB had consolidated total assets, total deposits and shareholders' equity of $507,894,000, $446,245,000 and $51,785,000, respectively. SCB's principal executive offices are located at 3800 East La Palma Avenue, Anaheim, California 92807-1798, and its telephone number is (714) 238-3111. See "The Companies--SCB."

THE SPECIAL MEETINGS

  DATE, TIME AND PLACE

    WESTERN. The Western Special Meeting is scheduled to be held at 4100 Newport Place, Third Floor, Newport Beach, California 92660 on Friday, October 10, 1997 at 10:30 a.m., local time.

    SCB. The SCB Special Meeting is scheduled to be held at the Embassy Suites, 3100 East Frontera St., Anaheim, CA 92806 on Friday, October 10, 1997 at 10:00 a.m., local time.

    See "The Special Meetings--Date, Time and Place."

  MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS

    WESTERN. The purpose of the Western Special Meeting is to (a) consider and vote upon the approval of the principal terms of the Merger; (b) consider and vote upon approval of an amendment to Western's Bylaws to change the authorized number of directors of Western from a minimum of seven and a maximum of 13 to a minimum of nine and a maximum of 16 (the "Amendment"); and (c) consider and act upon such other business as may properly come before the Western Special Meeting or any adjournments or postponements thereof.

    SCB. The purpose of the SCB Special Meeting is to (a) consider and vote upon the approval of the principal terms of the Merger; and (b) consider and act upon such other business as may properly come before the SCB Special Meeting or any adjournments or postponements thereof.

    See "The Special Meetings--Matters to be Considered at the Special
Meetings."

  RECORD DATE; STOCK ENTITLED TO VOTE

    WESTERN. Only holders of record of Western Common Stock at the close of business on August 26, 1997 (the "Western Record Date") will be entitled to receive notice of, and to vote at, the Western Special Meeting and any postponements or adjournments thereof.

    SCB. Only holders of record of SCB Common Stock at the close of business on August 22, 1997 (the "SCB Record Date") will be entitled to receive notice of, and to vote at, the SCB Special Meeting and any postponements or adjournments thereof.

    See "The Special Meetings--Record Date; Stock Entitled to Vote."

  VOTES REQUIRED; QUORUM

    WESTERN. The affirmative vote of the holders of at least a majority of the total number of outstanding shares of Western Common Stock entitled to vote at the Western Special Meeting is required to approve the principal terms of the Merger and the Amendment. Each holder of shares of Western Common Stock outstanding on the Western Record Date will be entitled to one vote for each share held of record upon each matter properly submitted at the Western Special Meeting and any postponement or adjournment thereof. A majority of all shares of Western Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum. Abstentions and broker non-votes are each included in the determination of the number of shares present; however, they are not counted as votes in favor of the principal terms of the Merger.

    SCB. The affirmative vote of the holders of at least a majority of the total number of outstanding shares of SCB Common Stock entitled to vote at the SCB Special Meeting is required to approve the principal terms of the Merger. Each holder of shares of SCB Common Stock outstanding on the SCB Record Date will be entitled to one vote for each share held of record upon each matter properly submitted at the SCB Special Meeting and any postponement or adjournment thereof. A majority of all shares of SCB Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum. Abstentions and broker non-votes are each included in the determination of the number of shares present; however, they are not counted as votes in favor of the principal terms of the Merger.

    See "The Special Meetings--Votes Required; Quorum."

  REVOCABILITY OF PROXIES

    The presence of a Shareholder at the relevant Special Meeting (or at any postponement or adjournment thereof) will not automatically revoke such Shareholder's proxy. However, a Shareholder may revoke a proxy at any time prior to its exercise by (a) delivery to the Secretary of the relevant Company of a written notice of revocation prior to or at the relevant Special Meeting (or, if such Special Meeting is adjourned or postponed, prior to or at the time the adjourned or postponed meeting is actually held); (b) submission of a duly executed proxy bearing a later date; or (c) attending the relevant Special Meeting (or, if such Special Meeting is adjourned or postponed, by attending the adjourned or postponed meeting) and voting in person thereat. In the case of Western Shareholders, any written revocation of proxy or other related communications should be addressed to Arnold C. Hahn, Secretary, Western Bancorp, 4100 Newport Place, Suite 900, Newport Beach, California 92660. In the case of SCB Shareholders, any written revocation of proxy or other related communications should be addressed to William C. Greenbeck, Secretary, SC Bancorp, 3800 East La Palma Avenue, Anaheim, California 92807-1798.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    WESTERN. As of the Western Record Date, the directors and executive officers of Western beneficially held, in the aggregate, the ability to direct the voting with respect to 2,487,139 shares of Western Common Stock, comprising approximately 35.2 percent of the voting power of the Western Common Stock outstanding. Such directors and executive officers of Western have informed Western that they intend to vote their shares of Western Common Stock for the approval of the principal terms of the Merger.

    SCB. As of the SCB Record Date, the directors and executive officers of SCB beneficially held, in the aggregate, the ability to direct the voting with respect to 332,209 shares of SCB Common Stock, comprising approximately 4.4 percent of the voting power of the SCB Common Stock outstanding. Such directors and executive officers of SCB have informed SCB that they intend to vote their shares of SCB Common Stock for the approval of the principal terms of the Merger.

    See "The Special Meetings--Security Ownership of Certain Beneficial Owners and Management."

THE MERGER

  EFFECT OF MERGER

    At the Effective Time, SCB will merge with and into Western, and Western will be the surviving corporation and will continue its corporate existence under California law under the name "Western Bancorp." The separate corporate existence of SCB will cease at the Effective Time.

    Upon the Merger becoming effective, each share of SCB Common Stock issued and outstanding at the Effective Time (other than (a) shares which have not been voted in favor of the approval of the principal terms of the Merger and with respect to which Dissenters' Rights shall have been perfected in accordance with the CGCL and (b) shares held directly or indirectly by Western, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) will be converted automatically into the right to receive 0.4556 shares of Western Common Stock.

    As of the Effective Time, the Board of Directors of the Surviving Corporation is expected to consist of 14 directors, including all of the current directors of Western and four current directors of SCB appointed pursuant to the Merger Agreement. It is anticipated that the management and operation of Western and SCB will be integrated after the Merger.

    See "The Merger--Effect of Merger," "The Merger Agreement--The Merger" and "The Merger Agreement--Effective Time."

  REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS

    The Boards have each unanimously approved the Merger Agreement and the transactions contemplated thereby. THE MEMBERS OF EACH BOARD UNANIMOUSLY BELIEVE THAT THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE SHAREHOLDERS AND UNANIMOUSLY RECOMMEND A VOTE "FOR" APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER. THE CONCLUSIONS OF THE BOARDS WITH RESPECT TO THE MERGER ARE BASED UPON A NUMBER OF FACTORS MORE FULLY DESCRIBED HEREIN. IN ADDITION, THE WESTERN BOARD HAS ALSO, BY UNANIMOUS VOTE, APPROVED AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT. See "The Merger--Background of the Merger," "--Reasons for the Merger; Recommendations of the Boards of Directors" and "--Opinions of Financial Advisors."

  OPINIONS OF FINANCIAL ADVISORS

    WESTERN. Piper Jaffray Inc. ("Piper Jaffray"), Western's financial advisor, has rendered its written opinion, dated as of July 14 , 1997, to the Western Board to the effect that, as of each of such date, the Merger Consideration (as defined herein) was fair to the Western Shareholders from a financial point of view. The written opinion of Piper Jaffray, dated as of July 14, 1997 (the "Piper Opinion"), is attached to this Joint Proxy Statement-Prospectus as Appendix C and should be read in its entirety.

    SCB. Credit Suisse First Boston Corporation ("CSFB"), SCB's financial advisor, has rendered its written opinions, dated April 29, 1997 and September 9, 1997, to the SCB Board to the effect that, as of each of such dates, the Conversion Number was fair to the SCB Shareholders from a financial point of view. The written opinion of CSFB, dated September 9, 1997, is attached to this Joint Proxy Statement-Prospectus as Appendix B and should be read in its entirety.

    See "The Merger--Opinions of Financial Advisors."

  CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Sullivan & Cromwell, special counsel to Western, and Dewey Ballantine, counsel to SCB, have each advised that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that Western and SCB will each be a party to that reorganization within the meaning of Section 368(b) of the Code. See "The Merger--Certain Federal Income Tax Consequences."

    Because of the complexity of the tax laws and the individual nature of certain tax consequences of the Merger to each SCB Shareholder, each SCB Shareholder should consult their own tax advisor concerning certain other federal and all state, local and foreign tax consequences of the Merger that may be applicable.

  REGULATORY APPROVALS

    The Merger is subject to prior approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under Section 3 of the BHCA and the State Commissioner pursuant to Section 700 ET SEQ. of the California Financial Code. The Companies submitted an application seeking approval of the Merger and related matters to the Federal Reserve Board and Western submitted an application seeking approval of the Merger to the State Commissioner on June 18, 1997 and July 3, 1997, respectively, and such approvals were obtained on July 29, 1997. See "The Merger--Regulatory Approvals" and "The Merger Agreement--Conditions."

  DISSENTERS' RIGHTS

    In connection with the Merger, the Shareholders may be entitled to Dissenters' Rights under Chapter 13 of the CGCL, the text of which is attached hereto as Appendix D. In order for any Shareholder to exercise Dissenters' Rights, a notice must be sent by such Shareholder and received by Western or SCB, as the case may be, on or before the date of the respective Special Meetings, and any such Shareholder must vote against the approval of the principal terms of the Merger. Failure to send such notice and vote against the Merger will result in a waiver of such Shareholder's Dissenters' Rights. See "The Merger-- Dissenters' Rights."

  INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain members of management of each of the Companies and of the Boards have certain interests in the transactions contemplated by the Merger Agreement that are in addition to the interests of Shareholders generally and which may create potential conflicts of interest.

    These interests include, among others, provisions in the Merger Agreement relating to the indemnification of SCB and SC Bank officers and directors, directors' and officers' liability insurance, and benefit plans and agreements. In addition, four members of the SCB Board will be appointed to the Western Board immediately prior to the Effective Time. Each member of the SCB Board appointed to the Western Board will receive an annual retainer of $5,000 and meeting fees ranging from $300 to $750 for each meeting he attends.

    Western will also honor the current employment agreements of Larry D. Hartwig, David A. McCoy, Bruce W. Roat, Ann E. McPartlin and Michael V. Cummings in accordance with their terms. Mr. Hartwig's agreement provides him with a minimum base salary of $210,000 per year, with increases in base salary as determined by the Board of Directors, and his current base salary is $228,000. The employment agreements of Messrs. McCoy and Roat, Ms. McPartlin and Mr. Cummings (the "Executives") provide the Executives with base salaries as determined by the Board of Directors, and participation in certain benefits available to employees and executive officers of SCB, including vacation, health and life insurance, and incentive and deferred compensation benefits. Such Executives' current base salaries are $158,600, $145,600, $114,400 and $145,600, respectively.

    In addition, as a result of the Merger, all unvested options under the SC Bancorp 1989 Stock Option Plan will vest at the Effective Time. As of the SCB Record Date, Messrs. Cummings, Hartwig, McCoy, Roat and Ms. McPartlin held 22,000, 44,000, 18,000, 23,000 and 15,000 unvested options, respectively, which had values, as of such date, of $171,871, $334,000, $137,247, $182,125 and
$117,372, respectively. Furthermore, as the result of the Merger at the Effective Time, the vesting of all unvested shares of SCB Common Stock held by SCB's 401(k) Plan, including 359 such shares on Mr. Roat's behalf, will be accelerated. As of the SCB Record Date, the value of such shares was $4,936.

    Additionally, John M. Eggemeyer, a director of Western, beneficially owns 80 percent of Belle Plain Partners, Inc. ("BPI") which provided financial advisory and consulting services to Western in connection with the Merger for which BPI will be paid a fee of approximately $1.8 million.

    See "The Merger--Interests of Certain Persons in the Merger" and "The Merger Agreement-- Certain Covenants."

  ACCOUNTING TREATMENT

    For accounting and financial reporting purposes, it is currently expected that the Merger will be accounted for as a pooling-of-interests in accordance with generally accepted accounting principles, and confirmation by the independent accountants for the Companies of the ability to use such accounting treatment is one of the conditions (the "Pooling Condition") to the consummation of the Merger. In the event that the Pooling condition is not satisfied the Companies will either terminate the Merger Agreement for failure of the Pooling Condition or waive such condition and resolicit the vote of the Shareholders to approve the principal terms of the Merger with the Merger being accounted for using the purchase method of accounting. See "The Merger--Accounting Treatment" and "The Merger Agreement-- Conditions."

THE MERGER AGREEMENT

  EFFECTIVE TIME

    The Merger will become effective (the "Effective Time") on the date and at the time that an agreement of merger and related documents are filed with the California Secretary of State or such later date as may be specified in such agreement of merger. Subject to conditions specified in the Merger Agreement, the parties expect the Merger to become effective on or about October 10, 1997, although there can be no assurance as to whether or when the Merger will occur. See "The Merger Agreement-- Effective Time" and "--Conditions."

  CONDITIONS TO THE MERGER

    The obligations of the Companies to effect the Merger are subject to the satisfaction or waiver prior to the Effective Time of various conditions, including the following: obtaining requisite Shareholder approvals; obtaining requisite approvals from the Federal Reserve Board and the California Commissioner of Financial Institutions (the "State Commissioner"); the effectiveness of the Registration Statement of which this Joint Proxy Statement-Prospectus is a part; receipt of opinions of counsel in respect of certain federal income tax consequences of the Merger; receipt of opinions confirming the fairness of the terms of the Merger to the Shareholders from a financial point of view; and receipt of accountants' letters to the effect that the Merger qualifies for pooling-of-interests accounting treatment. The obligation of SCB to effect the Merger is also subject to the satisfaction or waiver prior to the Effective Time of certain additional conditions, including receipt of an opinion of counsel in respect of the shares of Western Common Stock issued upon consummation of the Merger. See "The Merger Agreement--Conditions."

    One such condition to the obligation of Western to effect the Merger is that, unless waived prior to the Effective Time, the Shareholders voting against the approval of the Merger Agreement or giving notice in writing at or before the applicable Special Meeting that such Shareholders dissent from the Merger Agreement in the aggregate hold not more than five percent of the SCB Common Stock or the Western Common Stock, as the case may be (the "Dissenters' Rights Condition").

    As of the Western Record Date, Financial Institutions Partners, L.P. ("FIP") beneficially owned 342,797 shares of Western Common Stock, constituting 4.85 percent of the outstanding Western Common Stock, and as of the SCB Record Date, FIP beneficially owned 145,000 shares of SCB Common Stock, constituting 1.9 percent of the outstanding SCB Common Stock. See "FIP Litigation."

  WAIVER AND AMENDMENT

    Prior to the Effective Time, any provision of the Merger Agreement may be waived by the party benefitted by the provision or by both parties, or amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties and approved by the Boards (or duly authorized committee thereof). However, after the vote by the shareholders SCB or Western, no principal term of the Merger may be amended or revised without the approval of the shareholders of SCB or Western, as the case may be. See "The Merger Agreement--Waiver and Amendment."

  TERMINATION

    The Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Time, either before or after its approval by the Shareholders, upon the occurrence of various events and under certain circumstances, including by the mutual consent of the Companies; by either party in the event of the failure of the relevant Shareholders to approve the principal terms of the Merger at the relevant Special Meeting; by either party upon the failure to obtain any approval, consent or waiver of a governmental authority required to permit consummation of the transactions contemplated by the Merger Agreement; and by SCB in the event that shares of Western Common Stock trade below certain price levels prior to the Effective Time. Under certain circumstances a termination fee of $1.25 million plus all costs and expenses incurred by the other party in connection with the Merger Agreement, up to $500,000, may be payable by Western or SCB to the other party upon termination of the Merger Agreement. See "The Merger Agreement--Termination."

STOCK OPTION AGREEMENT

    As an inducement and condition to Western's entering into the Merger Agreement, Western and SCB entered into a Stock Option Agreement, dated as of April 29, 1997, between SCB as issuer and Western as grantee (the "Stock Option Agreement"), pursuant to which SCB has granted to Western an irrevocable option (the "Option") to purchase up to 1,491,050 shares of SCB Common Stock (or such lesser number of shares of SCB Common Stock as shall constitute 19.9 percent of the then outstanding SCB Common Stock) at a price of $11.875 per share, subject to adjustment in certain circumstances. The Option is exercisable only under certain limited and specifically defined circumstances, which generally relate to an acquisition of control of, or a significant equity interest in or significant assets of, SCB by a third party, or certain proposals or offers with respect thereto. To the best of the Companies' knowledge, none of such events has occurred as of the date hereof. The purchase of SCB Common Stock pursuant to the Stock Option Agreement is subject to compliance with applicable law, including receipt of any necessary approvals under the BHCA. See "The Stock Option Agreement."

COMPARISON OF SHAREHOLDER RIGHTS

    The rights of SCB Shareholders currently are determined by reference to the CGCL, SCB's Articles of Incorporation and SCB's Bylaws. At the Effective Time, SCB Shareholders will become shareholders of the Surviving Corporation. Their rights as shareholders will then be determined by reference to the CGCL, Western's Restated Articles of Incorporation and Western's Bylaws. See "Description of Western Capital Stock and Comparison of Shareholder Rights."

RISK FACTORS

    In deciding whether to vote for the approval of the principal terms of the Merger, Shareholders should carefully evaluate the matters set forth under "Risk Factors" herein in addition to the other matters described herein.

PROPOSED SANTA MONICA BANK ACQUISITION

    On July 30, 1997, Western executed an Agreement and Plan of Merger (the "SMB Merger Agreement") with Santa Monica Bank ("SMB") pursuant to which a subsidiary of Western will merge with SMB (the "SMB Merger"). The SMB Merger Agreement provides that each shareholder of SMB will have the right to elect to receive either $28.00 per share in cash or 0.875 shares of Western Common Stock for each share of common stock, par value $3.00 per share, of SMB ("SMB Common Stock"). In the event that shareholders owning more than 50 percent of SMB Common Stock elect to receive Western Common Stock in the SMB Merger, each shareholder of SMB Common Stock electing to receive Western Common Stock will receive cash and a pro rata share of the stock available for distribution. In the event that the number of shareholders of SMB Common Stock electing to receive cash is so great as to prevent a tax-free reorganization, then all holders of SMB Common Stock, regardless of their election, will receive $28.00 per share in cash upon consummation of the SMB Merger. Assuming that the maximum number of shares of Western Common Stock Western can be required to issue pursuant to the SMB Merger Agreement are issued, 3,096,332 shares of Western Common Stock would be issued in connection with the SMB Merger; PROVIDED, THAT, under certain circumstances Western may, at its sole option, increase the percentage of stock to be issued as consideration in the SMB Merger. If no Western Common Stock is issued as consideration in the SMB Merger, the cash consideration will equal approximately $198 million.

    Approval of the principal terms of the Merger solicited hereby is independent of and does not constitute approval of the SMB Merger. Another shareholder meeting will be held to consider and vote upon the SMB Merger and more detailed information will be provided to Western Shareholders (including SCB Shareholders who become Western Shareholders as a result of the Merger, assuming the Merger is consummated) prior to such meeting.

MARKETS AND MARKET PRICES

    There were, as of the Western Record Date, approximately 1,150 holders of record of Western Common Stock. No shares of Western's serial preferred stock have been issued or are outstanding. Western Common Stock is designated for quotation on the Nasdaq National Market under the symbol "WEBC."

    As of the SCB Record Date, there were approximately 509 holders of record of SCB Common Stock. No shares of SCB's preferred stock have been issued or are outstanding. SCB Common Stock is listed on the American Stock Exchange (the "AMEX") under the symbol "SCK."

    The following table summarizes the approximate high and low sales prices on a per share basis for the Western Common Stock and the SCB Common Stock for the periods indicated.

                                                                    WESTERN                 SCB
                                                                COMMON STOCK (1)      COMMON STOCK (2)
                                                              --------------------  --------------------
                                                                HIGH        LOW       HIGH        LOW
                                                              ---------  ---------  ---------  ---------
1995
  First Quarter.............................................  $   12.75  $   10.20  $    5.25  $    4.31
  Second Quarter............................................         (3)        (3)      5.25       4.63
  Third Quarter.............................................      11.48      10.20       6.63       4.75
  Fourth Quarter............................................      11.48      10.20       6.13       5.44
1996
  First Quarter.............................................      11.05       8.93       6.75       6.06
  Second Quarter............................................      17.00       8.50       7.13       6.38
  Third Quarter.............................................      14.88       8.50       7.00       6.19
  Fourth Quarter............................................      29.75      13.86       9.88       7.00
1997
  First Quarter.............................................      34.00      19.13      12.25       9.25
  Second Quarter............................................      37.19      28.63      14.25      10.25
  Third Quarter (through September 5, 1997).................      33.25      28.63      13.94      13.13

- ------------------------------

(1) Prior to June 3, 1997, Western Common Stock was traded solely "over the counter." Consequently, the prices listed before that date represent quotations by dealers making a market in Western Common Stock and reflect inter-dealer prices, without adjustments for mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions. Prior to June 3, 1997, trading in Western Common Stock was limited in volume and may not be a reliable indicator of its market value. On June 3, 1997, Western Common Stock was designated for quotation on the Nasdaq National Market and on that date Western effected a 1.0 for 8.5 reverse stock split (the "Reverse Stock Split"). The sales prices prior to June 3, 1997 in the preceding table have been adjusted for the Reverse Stock Split. The prices listed above for periods subsequent to June 3, 1997 are as reported by the Nasdaq National Market.

(2) As reported by AMEX.

(3) No reported trades.

    The last trading price of Western Common Stock prior to the announcement of the Merger on April 29, 1997 of which Western is aware was $30.77 ( after giving effect to the Reverse Stock Split). The trading price of Western Common Stock, as reported by the Nasdaq National Market, on September 5, 1997, was $30.50. The closing price of SCB Common Stock as reported by AMEX on April 28, 1997, the last trading day prior to the announcement of the execution of the Merger Agreement, was $11.88 and the closing price of SCB Common Stock on September 5, 1997 was $13.63. The pro forma equivalent per share value of SCB Common Stock on April 28, 1997 and September 5, 1997 was $14.02 per share and $13.90 per share, respectively. The pro forma equivalent per share value of SCB Common Stock on any date equals the closing price of Western Common Stock on such date, as reported by the Nasdaq National Market, multiplied by the Conversion Number.

    Because the Conversion Number is fixed pursuant to the Merger Agreement, a change in the trading price of Western Common Stock before the Effective Time will affect the implied market value of the Western Common Stock to be received in the Merger by SCB Shareholders. THERE CAN BE NO ASSURANCE AS TO THE MARKET PRICE OF WESTERN COMMON STOCK AT ANY TIME BEFORE, AT OR AFTER THE EFFECTIVE TIME. SHAREHOLDERS OF WESTERN AND SCB ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR WESTERN COMMON STOCK AND SCB COMMON STOCK.

    Upon consummation of the Merger, it is expected that there will be approximately 1650 holders of record of Western Common Stock.

SUMMARY HISTORICAL FINANCIAL DATA

  WESTERN

    The following summary historical financial data for the six months ended June 30, 1997 and 1996 are derived from unaudited consolidated financial statements of Western which have been restated to reflect the effect of the CCB Merger on a pooling-of-interests basis and include, in the opinion of Western's management, all adjustments (consisting only of normal accruals) necessary to present fairly the data for such periods. The results for the six month periods ended June 30, 1997 are not necessarily indicative of the results to be expected for the full fiscal year. The following summary historical financial data for the five years ended December 31, 1996 are derived from the audited consolidated financial statements of Western which have been restated to reflect the effect of the CCB Merger on a pooling-of-interests basis. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information included or incorporated by reference in this Joint Proxy Statement-Prospectus. All share data has been adjusted to reflect the Reverse Stock Split.

                                                   AT OR FOR THE SIX
                                                   MONTHS ENDED JUNE
                                                        30, (1)                AT OR FOR THE YEARS ENDED DECEMBER 31,
                                                  --------------------  -----------------------------------------------------
                                                    1997       1996     1996 (1)   1995 (2)     1994       1993       1992
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS:
  Interest income...............................  $  30,323  $  15,951  $  39,270  $  29,233  $  26,659  $  27,990  $  33,889
  Interest expense..............................      8,188      4,095     10,761      8,437      7,283      9,234     12,863
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    NET INTEREST INCOME.........................     22,135     11,856     28,509     20,796     19,376     18,756     21,026
  Provision for loan and lease losses...........        750        805      1,488      7,025      4,360      6,169      4,842
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    NET INTEREST INCOME AFTER PROVISION FOR LOAN
      AND LEASE LOSSES..........................     21,385     11,051     27,021     13,771     15,016     12,587     16,184
  Non-interest income...........................      2,771      2,827      5,133      3,288      2,777      3,118      3,050
  Non-interest expense..........................     20,092     10,471     27,157     22,143     18,239     20,815     17,950
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    INCOME (LOSS) BEFORE INCOME TAXES...........      4,064      3,407      4,997     (5,084)      (446)    (5,110)     1,284
  Income tax expense (benefit)..................      3,066      1,348        463     (2,426)       546       (953)       602
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    NET INCOME (LOSS)...........................  $     998  $   2,059  $   4,534  $  (2,658) $    (992) $  (4,157) $     682
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------

ENDING BALANCE SHEET DATA:
  Assets........................................  $ 859,771  $ 432,850  $ 862,900  $ 404,144  $ 360,639  $ 391,669  $ 441,261
  Securities....................................    208,610    108,238    256,228     90,948     88,214     99,336     67,893
  Loans, net of deferred fees and costs.........    499,195    233,236    470,183    226,732    231,851    248,842    290,175
  Allowance for loan losses.....................     10,283      6,688     10,810      7,396      6,797      8,276      6,810
  Goodwill......................................     28,344     --         29,342     --         --         --         --
  Deposits......................................    761,469    393,917    761,688    367,246    336,032    363,441    407,100
  Borrowed funds................................     10,852      2,471     13,350      2,483      2,524      2,562      3,250
  Common shareholders' equity...................     79,857     33,575     79,128     32,116     20,430     23,110     26,583

PER SHARE DATA AND OTHER SELECTED RATIOS:
  Earnings (loss) per common and common
    equivalent share............................  $    0.14  $    0.52  $    0.95  $   (0.84) $   (0.39) $   (1.63) $    0.26
  Dividends declared per share..................     --         --         --         --         --         --         --
  Book value per share..........................      11.30       8.58      11.26       8.26       8.12       9.19      10.93
  Shareholders' equity to assets at period
    end.........................................       9.29%      7.76%      9.17%      7.95%      5.66%      5.90%      6.02%
  Return on average assets......................       0.24       1.02       0.85      (0.71)     (0.26)     (1.01)      0.16
  Return on average equity......................       2.48      12.61      10.18      (9.30)     (4.22)    (17.16)      2.57
  Average equity/average assets.................       9.53       8.07       8.39       7.62       6.15       5.87       6.29
  Net interest margin...........................       6.14       6.39       6.11       6.16       5.67       4.68       4.97

- ------------------------------
(1) On September 30, 1996, Western acquired Western Bank. At September 30, 1996, Western Bank had approximately $410 million in assets, $198 million in net loans and $353 million in deposits. At the time of such acquisition, Western also raised approximately $42 million in additional equity in a private placement by issuing 3,076,045 shares of Western Common Stock. Western Bank's results of operations are included only since the fourth quarter of fiscal 1996. Due to the relatively large size of this transaction, any comparison of data as of and for the six months ended June 30, 1997 and the year ended December 31, 1996 to data as of or for prior dates or periods may not be meaningful.

(2) In 1995 Western, through a private placement and a separate shareholders' rights and public offering, raised approximately $9.1 million in additional equity, net of approximately $470,000 in offering costs, in connection with the issuance of 874,589 shares (approximately 7.4 million shares before the Reverse Stock Split) of Western Common Stock. Also in 1995 Western, through a private placement of 474,000 shares, raised approximately $3.2 million in additional equity in connection with the issuance of shares of Western Common Stock.

  SCB

    The following summary historical financial data for the six months ended June 30, 1997 and 1996 are derived from unaudited financial statements of SCB and include, in the opinion of SCB's management, all adjustments (consisting only of normal accruals) necessary to present fairly the data for such periods. The results for the six month period ended June 30, 1997 are not necessarily indicative of the results to be expected for the full fiscal year. The following summary historical financial data for the five years ended December 31, 1996 are derived from the audited financial statements of SCB. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information included or incorporated by reference in this Joint Proxy Statement-Prospectus.

                                                   AT OR FOR THE SIX
                                                   MONTHS ENDED JUNE
                                                          30,                  AT OR FOR THE YEARS ENDED DECEMBER 31,
                                                  --------------------  -----------------------------------------------------
                                                    1997       1996       1996       1995       1994       1993       1992
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS:
  Interest income...............................  $  18,435  $  17,144  $  34,967  $  33,396  $  26,420  $  29,732  $  35,915
  Interest expense..............................      6,246      5,850     11,727     12,015      6,279      9,619     13,665
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    NET INTEREST INCOME.........................     12,189     11,294     23,240     21,381     20,141     20,113     22,250
  Provision for (recovery of) loan losses.......        650       (470)      (470)     1,539       (850)    11,750      9,072
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    NET INTEREST INCOME AFTER PROVISION FOR LOAN
      LOSSES....................................     11,539     11,764     23,710     19,842     20,991      8,363     13,178
  Non-interest income...........................      2,443      2,533      5,166      5,013      6,683     13,943      8,123
  Non-interest expense..........................      9,790     11,397     21,228     23,293     23,835     26,024     23,835
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    INCOME (LOSS) BEFORE INCOME TAXES...........      4,192      2,900      7,648      1,562      3,839     (3,718)    (2,534)
  Income tax expense (benefit)..................      1,745      1,217      3,193        693      1,134     (1,026)    (1,131)
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    NET INCOME (LOSS) BEFORE CUMULATIVE EFFECT
      OF CHANGE IN ACCOUNTING PRINCIPLES........      2,447      1,683      4,455        869      2,705     (2,692)    (1,403)
  Cumulative effect of change in accounting
    principle                                        --         --         --         --         --            (41)    --
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
    NET INCOME (LOSS)...........................  $   2,447  $   1,683  $   4,455  $     869  $   2,705  $  (2,733) $  (1,403)
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------  ---------  ---------

ENDING BALANCE SHEET DATA:
  Assets........................................  $ 507,894  $ 462,033  $ 476,013  $ 461,779  $ 398,555  $ 407,889  $ 464,229
  Securities....................................     75,581     79,861     76,590     94,030    131,881    149,543    164,546
  Loans, net of deferred fees and costs.........    349,946    322,391    347,175    316,310    207,390    212,133    257,622
  Allowance for loan losses.....................      5,062      5,327      4,947      5,734      5,318     10,800      6,859
  Goodwill......................................      3,355      3,896      3,626      4,131      2,464      2,616      2,008
  Deposits......................................    446,245    410,603    415,326    406,811    339,939    368,388    402,892
  Borrowed funds and other interest-bearing
    liabilities.................................      7,342     10,782      8,096      6,407     13,771      8,533     26,174
  Common shareholders' equity...................     51,785     46,421     49,919     45,512     41,844     28,462     31,195

PER SHARE DATA AND OTHER SELECTED RATIOS:
  Earnings (loss) per common and common
    equivalent share............................  $    0.33  $    0.23  $    0.60  $    0.12  $    0.49  $   (0.79) $   (0.40)
  Dividends declared per share..................       0.10     --         --         --         --         --         --
  Book value per share..........................       6.91       6.21       6.67       6.09       5.60       8.21       8.99
  Shareholders' equity to assets at period
    end.........................................      10.20%     10.05%     10.49%      9.86%     10.50%      6.98%      6.72%
  Return on average assets......................       1.01       0.74       0.96       0.19       0.67      (0.59)     (0.30)
  Return on average equity......................       9.64       7.39       9.40       2.14       6.59      (8.90)     (4.42)
  Average equity/average assets.................      10.43      10.07      10.23       8.87      10.15       6.61       6.73
  Net interest margin...........................       5.52       5.57       5.58       5.30       5.75       4.82       5.27

SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

    The following table sets forth certain summary unaudited pro forma combined financial data for Western after giving effect to the Merger, as if it had occurred as of the beginning of each of the periods presented and using the Conversion Number of 0.4556 and accounting for the Merger as a pooling-of-interests. See "The Merger--Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Western, which have been restated to reflect the effect of the CCB Merger on a pooling-of-interests basis, and SCB including the notes thereto, appearing elsewhere in this Joint Proxy Statement-Prospectus or incorporated herein by reference. See "Unaudited Pro Forma Combined Condensed Financial Information."

                                                                 AT OR FOR THE SIX
                                                                 MONTHS ENDED JUNE       AT OR FOR THE YEARS ENDED
                                                                       30,(1)                  DECEMBER 31,
                                                                --------------------  -------------------------------
                                                                  1997       1996      1996(1)    1995(2)     1994
                                                                ---------  ---------  ---------  ---------  ---------
                                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS:
  Interest income.............................................  $  48,758  $  33,095  $  74,237  $  62,629  $  53,079
  Interest expense............................................     14,434      9,945     22,488     20,452     13,562
                                                                ---------  ---------  ---------  ---------  ---------
    NET INTEREST INCOME.......................................     34,324     23,150     51,749     42,177     39,517
  Provision for loan and lease losses.........................      1,400        335      1,018      8,564      3,510
                                                                ---------  ---------  ---------  ---------  ---------
    NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE
      LOSSES..................................................     32,924     22,815     50,731     33,613     36,007
  Non-interest income.........................................      5,214      5,360     10,299      8,301      9,460
  Non-interest expense........................................     29,882     21,868     48,385     45,436     42,074
                                                                ---------  ---------  ---------  ---------  ---------
    INCOME (LOSS) BEFORE INCOME TAXES.........................      8,256      6,307     12,645     (3,522)     3,393
  Income taxes................................................      4,811      2,565      3,656     (1,733)     1,680
                                                                ---------  ---------  ---------  ---------  ---------
    NET INCOME (LOSS).........................................  $   3,445  $   3,742  $   8,989  $  (1,789) $   1,713
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------

ENDING BALANCE SHEET DATA:
  Assets......................................................  $1,368,753 $ 894,883  $1,340,001 $ 865,923  $ 759,194
  Securities..................................................    284,191    188,099    332,818    184,978    220,095
  Loans, net of deferred fees and costs.......................    849,141    555,627    817,358    543,042    439,241
  Allowance for loan and lease losses.........................     15,345     12,015     15,757     13,130     12,115
  Goodwill....................................................     31,699      3,896     32,968      4,131      2,464
  Deposits....................................................  1,207,714    804,520  1,177,014    774,057    675,971
  Borrowed funds..............................................     18,194     13,253     21,446      8,890     16,295
  Common shareholders' equity.................................    124,781     79,996    122,186     77,628     62,274

PER SHARE DATA AND OTHER SELECTED RATIOS:
  Earnings (loss) per common and common equivalent share......  $    0.32  $    0.50  $    1.08  $   (0.27) $    0.33
  Dividends declared per share................................         --         --         --         --         --
  Shareholders' equity to assets at period end................       9.12%      8.94%      9.12%      8.96%      8.20%
  Return on average assets....................................       0.52       0.87       0.90      (0.21)      0.22
  Return on average equity....................................       5.24       9.57       9.78      (2.59)      2.65
  Average equity/average assets...............................       9.86       9.13       9.25       8.31       8.20
  Net interest margin.........................................       5.90       5.90       5.86       5.69       5.71

- ------------------------------

(1) On September 30, 1996, Western acquired Western Bank. At September 30, 1996, Western Bank had approximately $410 million in assets, $198 million in net loans and $353 million in deposits. At the time of such acquisition, Western also raised approximately $42 million in additional equity in a private placement by issuing 3,076,045 shares of Western Common Stock. Western Bank's results of operations are included only since the fourth quarter of fiscal 1996. Due to the relatively large size of this transaction, any comparison of data as of and for the six months ended June 30, 1997 and the year ended December 31, 1996 against data as of or for prior dates or periods may not be meaningful.

(2) In 1995 Western, through a private placement and a separate shareholders' rights and public offering, raised approximately $9.1 million in additional equity, net of approximately $470,000 in offering costs, in connection with the issuance of 874,589 shares of Western Common Stock. Also in 1995 Western, through a private placement of 474,000 shares raised approximately $3.2 million in additional equity in connection with the issuance of shares of Western Common Stock.

SELECTED HISTORICAL AND PRO FORMA PER SHARE DATA

    The following table sets forth for Western Common Stock and SCB Common Stock certain selected historical and unaudited pro forma equivalent per share data at June 30, 1997 and 1996 and for the six months ended June 30, 1997 and 1996, and at the end of and for each of the three years ended December 31, 1996, giving effect to the Merger using the pooling-of-interests method of accounting. The information is derived from the historical consolidated restated financial statements of Western and the historical financial statements of SCB, including the related notes thereto, and the pro forma combined financial information giving effect to the Merger, including the related notes thereto, appearing elsewhere herein. The information below should be read in conjunction with the historical and pro forma combined financial information of Western and SCB, including the notes thereto, appearing elsewhere in this Joint Proxy Statement-Prospectus or incorporated herein by reference. See "Unaudited Pro Forma Combined Condensed Financial Information."

                                                             FOR THE SIX MONTHS ENDED     FOR THE YEARS ENDED DECEMBER
                                                                     JUNE 30,                          31,
                                                           ----------------------------  -------------------------------
                                                              1997           1996          1996       1995       1994
                                                           -----------  ---------------  ---------  ---------  ---------
EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT
  SHARE(1):
  Western................................................   $    0.14      $    0.52     $    0.95  $   (0.84) $   (0.39)
  SCB....................................................        0.33           0.23          0.60       0.12       0.49
  Western combined pro forma.............................        0.32           0.50          1.08      (0.27)      0.33
  SCB equivalent pro forma...............................        0.15           0.23          0.49      (0.12)      0.15
  Western cash dividends per share.......................          --             --            --         --         --
  SCB cash dividends per share...........................        0.10             --            --         --         --
  Pro forma cash dividends per share.....................          --             --            --         --         --


                                                           AT JUNE 30,  AT DECEMBER 31,
                                                              1997           1996
                                                           -----------  ---------------
BOOK VALUE PER SHARE(2):
  Western................................................   $   11.30      $   11.26
  SCB....................................................        6.91           6.67
  Western combined pro forma.............................       11.75          11.55
  SCB equivalent pro forma...............................        5.35           5.26

- ------------------------

(1) The Western combined pro forma earnings (loss) per common and common equivalent share were calculated by using aggregate historical income information for the Companies divided by the average pro forma shares outstanding of the combined entity. The average pro forma shares of the combined entity were calculated by combining the Western historical average shares with the historical average shares of SCB as adjusted by the Conversion Number of 0.4556 plus the number of Western shares to be issued to holders of SCB common stock options. See "The Merger Agreement--Conversion of SCB Common Stock." The SCB equivalent pro forma earnings per share amounts were computed by multiplying the Western combined pro forma amounts by the Conversion Number of 0.4556.

(2) The Western combined pro forma book value per share is based on the aggregate historical common shareholders' equity of the Companies divided by the total pro forma common shares of the combined entity based on the Conversion Number of 0.4556 plus the number of Western shares to be issued to holders of SCB common stock options. The SCB equivalent pro forma book value per share at period end represents the Western pro forma amounts multiplied by the Conversion Number of 0.4556. See "The Merger Agreement--Conversion of SCB Common Stock."

SUMMARY FINANCIAL DATA REGARDING SMB

    SUMMARY HISTORICAL FINANCIAL DATA

    The following summary historical financial data at or for the six months ended June 30, 1997 and June 30, 1996 and for each of the three years ended December 31, 1996 are derived solely from certain financial statements of SMB, which were provided to Western by SMB in connection with the execution and delivery of the SMB Merger Agreement and which are incorporated herein by reference from Western's Current Report on Form 8-K, dated August 28, 1997 (the "SMB Financial Statements"). The data should be read in conjunction with the financial statements, related notes, and other financial information included in the SMB Financial Statements.

                                                                 AT OR FOR THE SIX
                                                                 MONTHS ENDED JUNE       AT OR FOR THE YEARS ENDED
                                                                        30,                    DECEMBER 31,
                                                                --------------------  -------------------------------
                                                                  1997       1996       1996       1995       1994
                                                                ---------  ---------  ---------  ---------  ---------
                                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS:
  Interest income.............................................  $  23,816  $  22,103  $  45,314  $  45,678  $  41,819
  Interest expense............................................      6,996      6,724     13,498     14,205     12,421
                                                                ---------  ---------  ---------  ---------  ---------
    NET INTEREST INCOME.......................................     16,820     15,379     31,816     31,473     29,398
  Provision for loan losses...................................     --         --         --          2,000      3,542
                                                                ---------  ---------  ---------  ---------  ---------
    NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.......     16,820     15,379     31,816     29,473     25,856
  Non-interest income.........................................      3,534      3,417      7,024      7,209      7,277
  Non-interest expense........................................     11,686     13,476     25,757     28,373     32,231
                                                                ---------  ---------  ---------  ---------  ---------
    INCOME BEFORE INCOME TAXES................................      8,668      5,320     13,083      8,309        902

Income tax expense............................................      3,004      1,214      3,467      3,042        381
                                                                ---------  ---------  ---------  ---------  ---------
    NET INCOME................................................  $   5,664  $   4,106  $   9,616  $   5,267  $     521
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------
ENDING BALANCE SHEET DATA:
  Assets......................................................  $ 672,574  $ 610,402  $ 631,561  $ 618,863  $ 667,519
  Securities..................................................    141,239    120,883    141,139    134,599    167,033
  Loans, net of deferred fees and costs.......................    390,243    373,284    374,855    369,226    364,739
  Allowance for loan losses...................................      7,992      9,964      8,955     11,032     14,898
  Deposits....................................................    590,785    538,774    553,983    550,278    605,280
  Borrowed funds..............................................      1,972      1,991      1,982      2,000      2,016
  Common shareholders' equity.................................     77,263     67,984     72,975     64,466     59,010

PER SHARE DATA AND OTHER SELECTED RATIOS:
  Earnings per common and common equivalent share.............  $    0.80  $    0.58  $    1.36  $    0.74  $    0.07
  Dividends declared per share................................       0.18       0.05       0.15     --         --
  Book value per share........................................  $   10.92  $    9.61  $   10.31  $    9.11  $    8.34
  Shareholders' equity to assets at period end................      11.49%     11.14%     11.55%     10.42%      8.84%
  Return on average assets....................................       1.79       1.36       1.56       0.84       0.07
  Return on average equity....................................      15.37      12.59      14.22       8.68       0.80
  Average equity/average assets...............................      11.65      10.80      10.97       9.69       8.70
  Net interest margin.........................................       6.12       6.02       6.04       6.03       5.40

    SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

    The following table sets forth certain unaudited pro forma combined condensed financial data for Western (after giving effect to the Merger) and SMB, as if the Merger and the SMB Merger each had occurred at the beginning of each of the periods presented. See "Proposed Santa Monica Bank Acquisition." This information should be read in conjunction with the historical consolidated financial statements of Western, SCB and SMB including the notes thereto, incorporated herein by reference. Financial data for SMB included herein are derived solely from the SMB Financial Statements. See "Unaudited Pro Forma Combined Condensed Financial Information."

                                                                    AT OR FOR THE SIX
                                                                          MONTHS            AT OR FOR THE YEAR
                                                                   ENDED JUNE 30, 1997    ENDED DECEMBER 31, 1996
                                                                  ----------------------  -----------------------
                                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS:
  Interest income...............................................       $     70,817             $   116,038
  Interest expense..............................................             22,264                  37,652
                                                                        -----------                --------
    NET INTEREST INCOME.........................................             48,553                  78,386

  Provision for loan losses.....................................              1,400                   1,018
                                                                        -----------                --------
    NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.........             47,153                  77,368

  Non-interest income...........................................              8,748                  17,323
  Non-interest expense..........................................             45,904                  82,813
                                                                        -----------                --------
    INCOME BEFORE INCOME TAXES..................................              9,997                  11,878

  Income tax expense............................................              6,611                   4,715
                                                                        -----------                --------
    NET INCOME..................................................       $      3,386             $     7,163
                                                                        -----------                --------
                                                                        -----------                --------

ENDING BALANCE SHEET DATA:
  Assets........................................................       $  2,120,575
  Securities....................................................            425,430
  Loans, net of deferred fees and costs.........................          1,241,774
  Allowance for loan losses.....................................             23,337
  Goodwill......................................................            152,421
  Deposits......................................................          1,798,345
  Borrowed funds................................................             38,331
  Common shareholders' equity...................................            251,781

PER SHARE DATA AND OTHER SELECTED RATIOS:
  Earnings per common and common equivalent share...............       $       0.23             $      0.57
  Dividends declared per share..................................            --                      --
  Book value per share..........................................       $      17.02
  Shareholders' equity to assets at period end..................              11.87%
  Return on average assets......................................               0.33                    0.42%
  Return on average equity......................................               2.69                    3.52
  Average equity/average assets.................................              12.31                   12.05
  Net interest margin...........................................               5.84                    5.77

                                  RISK FACTORS

    IN ADDITION TO THE INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT-PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE, PROSPECTIVE INVESTORS IN WESTERN, INCLUDING SCB SHAREHOLDERS CONSIDERING THE PROPOSAL TO APPROVE THE PRINCIPAL TERMS OF THE MERGER, AND THE WESTERN SHAREHOLDERS CONSIDERING THE PROPOSAL TO APPROVE THE PRINCIPAL TERMS OF THE MERGER, SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, AMONG OTHERS, BEFORE MAKING ANY FINAL DECISION.

    THIS JOINT PROXY STATEMENT-PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. ALTHOUGH EACH OF THE COMPANIES BELIEVES THAT ITS PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, NEITHER CAN GIVE ANY ASSURANCE THAT SUCH PLANS, INTENTIONS OR EXPECTATIONS WILL BE ACHIEVED. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANIES' FORWARD-LOOKING STATEMENTS ARE SET FORTH BELOW AND ELSEWHERE IN THIS JOINT PROXY STATEMENT-PROSPECTUS. FURTHERMORE, THE COMPANIES DO NOT INTEND TO UPDATE OR REVISE THE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THE SHAREHOLDERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON ANY OF THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANIES OR PERSONS ACTING ON EITHER OF THEIR BEHALVES ARE QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS SET FORTH HEREIN.

COMPETITION

    The banking business in California generally, and in the Companies' service areas in particular, is highly competitive with respect to both loans and deposits and is dominated by a relatively small number of major banks which have many offices operating throughout wide geographic areas. In addition, there are numerous other independent commercial banks within Western's and SCB's primary service area, many of which have greater resources. Certain of Western's and SCB's competitors may be better able to respond to changing capital and other regulatory requirements and better able to maintain or improve market share.

ABILITY TO INTEGRATE THE OPERATIONS OF WESTERN AND SCB

    Because the markets in which the Companies operate are highly competitive and because of the inherent uncertainties associated with merging two companies, there can be no assurance that the Surviving Corporation will be able to realize fully the operating efficiencies Western currently expects to realize as a result of the Merger and the consolidation of the administrative operations of the Companies or that such operating efficiencies will be realized in the time frame currently anticipated. In addition, Western consummated the CCB Merger on June 4, 1997, and there can be no assurance that Western will be able to realize fully the operating efficiencies expected as a result of the CCB Merger and the additional consolidation of the administrative operations of Western and SCB or that such operating efficiencies will be realized in the time frame currently anticipated by Western. See "The Merger--Background of the Merger" and "--Reasons for the Merger; Recommendations of the Boards of Directors."

GENERAL BUSINESS RISK

    The business of the Companies is subject to various business risks. The volume of loan originations is dependent upon demand for loans of the type originated and serviced by the Companies. The level of consumer confidence, fluctuations in real estate values, fluctuations in prevailing interest rates and fluctuations in investment returns expected by the financial community could combine to make loans of the type originated by the Companies less attractive. In addition, the Companies may be adversely affected by other factors that could
(a) increase the cost to the borrower of loans originated by the Companies, (b) create alternative lending sources for such borrowers, or (c) increase the cost of funds of the Companies at a faster rate than any increase in interest income, thereby narrowing their net interest rate margin. In recent months, the continued recovery of the Southern California economy, particularly in

Orange County, has resulted in strong growth in deposits at both Western and SCB. Although both the Companies have also seen continued improvement in loan demand consistent with overall market growth during the continued recovery of the Southern California economy, the increase in demand to date has not been sufficient to permit Western to utilize fully new deposits to fund loans, and accordingly Western has increased its relative holdings of securities investments. Managements of both the Companies believe that loan demand will continue to improve, but there can be no assurance that there will be sufficient loan demand in the future to keep pace with increases in deposits such that desirable levels of securities held relative to loans can be maintained. Governmental interventions through elimination of tax benefits for home equity loans, regulation of an increased scope of loans or introduction of additional regulations aimed at mortgage loans could also adversely affect the Companies' business.

    In the ordinary course of their business, the Companies are subject to claims made against them by borrowers and investors arising from, among other things, losses which are claimed to have been incurred as a result of allegations relating to (a) breaches of fiduciary obligation, (b) misrepresentations, errors or omissions by employees and officers of the Companies (including their appraisers), (c) incomplete documentation, or (d) failure by the Companies to comply with various laws and regulations applicable to their business. The Companies believe that any liability with respect to any currently asserted claims or legal actions against the Companies is not likely to be material to the consolidated financial position or results of operations of the Surviving Corporation; however, any claims asserted in the future may result in legal expense or liabilities which could have a material adverse effect on the Surviving Corporation's financial position and results of operations. As of June 30, 1997, Western and SCB had reserves for potential and pending litigation of $953,000 and $24,000, respectively. One pending claim for which Western has established reserves is the lawsuit filed by Financial Institutions Partners. See "FIP Litigation."

CONCENTRATION OF OPERATIONS; RECESSIONARY ENVIRONMENTS; DECLINE IN REAL ESTATE
  VALUES

    The Companies currently limit their business to Southern California, with the majority of their business concentrated in Los Angeles and Orange counties, and the business of the Surviving Corporation after the Merger is expected to continue to be concentrated in Southern California for the foreseeable future. Although the Surviving Corporation intends to expand within Southern California, there can be no assurance when or if such expansion will take place. Consequently, the results of operations and financial condition of the Companies are dependent upon general trends in the Southern California economies and residential and commercial real estate markets. The risks to which the business of the Companies is subject, and to which the business of the Surviving Corporation will be subject, become more acute during an economic slow-down or recession such as that experienced during the recent California recession. During such periods, delinquencies and foreclosures generally increase and could result in increased incidents of claims and legal actions and a decline in demand for the services provided by the Companies. In addition, a significant decline in market values of properties of the type which secure loans originated by the Companies would reduce homeowners' equity in their homes and businesses' equity in their properties, thereby reducing their borrowing power and also weakening collateral coverage on loans made previously by the Companies. Such a decline could also diminish the market for loans originated by the Companies. Any of the foregoing could have a material adverse effect on the financial position and results of operations of the Surviving Corporation, and could have a greater adverse impact on the Surviving Corporation than on certain of its competitors which may have greater resources and capital. In addition, the concentration of the Surviving Corporation's operations in Los Angeles and Orange counties exposes it to greater risk in the event of catastrophes, such as earthquakes, fires and floods in this region, than other banking companies with a wider geographic base.

INTEREST RATE RISK

    It is expected that the Surviving Corporation, through its subsidiaries, will continue to realize income primarily from the differential or "spread" between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. Net interest spreads are affected by the difference between the maturities and repricing characteristics of interest-earning assets and interest-bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. There can be no assurance that the Surviving Corporation's interest rate risk will be minimized or eliminated. In addition, an increase in the general level of interest rates may adversely affect the ability of certain borrowers to pay the interest on and principal of their obligations. Accordingly, changes in levels of market interest rates could materially adversely affect the Surviving Corporation's net interest spread, asset quality, loan origination volume and overall results of operation.

SHARES ELIGIBLE FOR FUTURE SALE; DILUTION

    Shares of Western Common Stock eligible for future sale could have a dilutive effect on the market for Western Common Stock and could adversely affect market prices. As of the Western Record Date, the Restated Articles of Incorporation of Western authorize 100,000,000 shares of Western Common Stock, of which 7,071,973 shares were outstanding, and 3,555,015 additional shares will be issued in the Merger to SCB Shareholders, assuming no shares of SCB Common Stock reserved for issuance on the Western Record Date are issued on or prior to the Effective Date. Pursuant to its stock option plans, Western had outstanding options to purchase an additional 306,369 shares of Western Common Stock on the Western Record Date with exercise prices of between $5.25 and $32.00. Western also had outstanding warrants to purchase an additional 140,675 shares of Western Common Stock with exercise prices between $13.77 and $15.81.

    In addition, FIP has asserted that it has the right to (i) acquire up to 266,659 additional shares (the "Additional Shares") of Western Common Stock at $6.75 per share and (ii) require CCB and Western to comply with the terms of an agreement pursuant to which FIP alleges a right of first refusal as to any offers by Western of shares of common stock of CCB or Western in an amount necessary to obtain and thereafter to maintain FIP's percentage beneficial ownership in CCB of 9.9 percent. Management of Western (the "Western Management") estimates that in what it believes to be the unlikely event that the outcome of the FIP litigation requires the issuance of the Additional Shares to FIP, the effect would be that the weighted average shares outstanding, for the purpose of computing earnings per share, would have increased by approximately 3.7 percent for the three-month period ended June 30, 1997, resulting in earnings per share dilution of approximately 3.5 percent. In addition, in what the Western Management believes to be the unlikely event that FIP obtains a judgment that it has a right of first refusal to obtain and thereafter maintain a beneficial ownership interest in Western (which is now being equated to CCB by FIP) at 9.9 percent, approximately 396,590 shares would be issued to FIP resulting in an increase of approximately 5.4 percent in the weighted average shares outstanding for the purpose of computing earnings per share for the three-month period ended June 30, 1997, resulting in earnings per share dilution of approximately 5.1 percent.

    Although Western Management believes that an adverse outcome in the FIP litigation resulting in the issuance of Western Common Stock to FIP is unlikely, in the event the litigation remains unresolved at the time of the Special Meetings, FIP may exercise its Dissenters' Rights, which could adversely impact the ability of Western and SCB to account for the Merger as a pooling-of-interests. As of the Western Record Date, FIP beneficially owned 342,797 shares of Western Common Stock, constituting 4.85 percent of the outstanding Western Common Stock, and as of the SCB Record Date, FIP beneficially owned 145,000 shares of SCB Common Stock, constituting 1.9 percent of the outstanding SCB Common Stock. See "The Merger--Dissenters' Rights." In addition, Western's obligation to effect the Merger is subject to the satisfaction or waiver prior to the Effective Time of the condition that SCB Shareholders or Western Shareholders voting against approval of the Merger Agreement or giving notice in writing to SCB or Western, as the case may be, at or before the applicable Special Meeting, that such shareholder dissents from the Merger Agreement in the aggregate hold not more than five percent of the SCB Common Stock or the Western Common Stock, as the case may be. See "The Merger Agreement--Conditions." See "FIP Litigation."

    SCB had outstanding options to purchase 542,550 shares of SCB Common Stock on the SCB Record Date with exercise prices of between $4.50 and $11.87. If the Merger is consummated, options and rights to purchase shares of SCB Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive for each share otherwise issuable upon exercise thereof a number of shares of Western Common Stock equal to the quotient obtained by dividing the Spread (as defined herein) by $31.28. See "The Merger Agreement--Conversion of SCB Common Stock." At an assumed average exercise price for such options of $6.25, 138,760 shares of Western Common Stock would be issued in connection with the conversion of such options and rights to purchase. Sales of substantial amounts of Western Common Stock in the public market following the Merger could adversely affect the market price of Western Common Stock. There are no restrictions in the Merger Agreement preventing Western from issuing additional shares.

    On July 30, 1997, Western executed the SMB Merger Agreement which, if consummated, could require Western to issue up to 3,096,332 shares of Western Common Stock and allow Western to elect to issue additional shares of Western Common Stock, at its sole option, under certain circumstances to certain shareholders of SMB. See "Proposed Santa Monica Bank Acquisition." It is Western's intention to pursue acquisitions of other financial institutions from time to time where such acquisitions are believed by Western to enhance shareholder value or satisfy other strategic objectives, although there are no specific pending or contemplated acquisitions at present. Such acquisitions, if any, could be accomplished by the issuance of additional shares of Western Common Stock or other securities convertible into or exercisable for Western Common Stock.

    There can be no assurance as to the market value of Western Common Stock after the Merger, which market value may be affected by the dilutive effects of the matters described above, if any, and other factors.

REGULATION

    The operations of the Companies are subject to extensive regulation by federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of their respective operations. Each of the Companies believes that it is in substantial compliance in all material respects with applicable federal, state and local laws, rules and regulations. Because the business of each of the Companies is highly regulated, the laws, rules and regulations applicable to the Companies are subject to regular modification and change. Various laws, rules and regulations are currently under consideration which, if adopted, would impact the Surviving Corporation. There can be no assurance that these proposed laws, rules and regulations, or other such laws, rules or regulations, will not be adopted in the future. Adoption of such laws, rules or regulations could make compliance much more difficult or expensive, restrict the Surviving Corporation's ability to originate, broker or sell loans, further limit or restrict the amount of commissions, interest or other charges earned on loans originated or sold by the Surviving Corporation or otherwise adversely affect the business or prospects of the Surviving Corporation.

LIMITED MARKET FOR WESTERN COMMON STOCK

    There is currently only a limited trading market for Western Common Stock. Western Common Stock was designated for quotation on the Nasdaq National Market on June 3, 1997. There can be no assurance that an active trading market for Western Common Stock will develop, or if developed, will continue, or that shareholders of the Surviving Corporation will be able to resell their securities or otherwise liquidate their investment without considerable delay, if at all, or considerable impact on the sales price. See "Summary--Markets and Market Prices."

                                 THE COMPANIES

WESTERN

    Western is a bank holding company registered under the BHCA, and its principal business is to serve as a holding company for its banking subsidiaries, NBSC and Western Bank. Western was organized as a California corporation on May 20, 1983 and commenced operation as a bank holding company on June 18, 1984. Western Bank was acquired by Western on September 30, 1996. On June 4, 1997, Western consummated the CCB Merger pursuant to which CCB merged with and into Western, and Monarch Bank, a wholly-owned subsidiary of Western prior to the CCB Merger, merged with and into NBSC, a wholly-owned subsidiary of CCB prior to the CCB Merger.

    Western's principal executive offices are located at 4100 Newport Place, Suite 900, Newport Beach, California 92660, and its telephone number is (714) 863-2300. NBSC has seven branches, and its primary market area is Orange County, California, with its head office in Newport Beach, California. Western Bank has five branches in Los Angeles County, with its head office in Westwood, California. NBSC and Western Bank both offer a broad range of banking products and services, including many types of business and personal savings and checking accounts and other consumer banking services. At June 30, 1997, Western had consolidated total assets, total deposits and shareholders' equity of $859,771,000, $761,469,000, and $79,857,000, respectively.

    Additional information relating to Western is included in documents incorporated by reference into this Joint Proxy Statement-Prospectus. See "Available Information" and "Incorporation of Certain Information by Reference."

  QUARTERLY DIVIDEND

    On August 20, 1997, the Western Board approved the institution of a quarterly dividend and thereafter declared a dividend of $0.15 per share of Western Common Stock payable on December 10, 1997 to Western Shareholders of record on November 10, 1997.

SCB

    SCB is a bank holding company registered under the BHCA and its principal business is to serve as a holding company for its banking subsidiary, SC Bank. SCB was incorporated in California on February 9, 1981, and conducts operations through SC Bank, a California state-chartered commercial bank, its sole, wholly-owned subsidiary. SCB's principal executive offices are located at 3800 East La Palma Avenue, Anaheim, California 92807-1798 and its telephone number is
(714) 238-3111.

    SC Bank was formed in 1981 through the merger of the Bank of Downey and the National Bank of Whittier, both founded in 1964. SC Bank provides general commercial banking services to individuals and to small- to medium-sized businesses in its local service areas through its branch network, which as of the date hereof, consisted of 14 branches, 3 of which include corporate banking centers. SC Bank concentrates on marketing to and serving the needs of individuals and businesses in southeastern Los Angeles County, and in Orange and San Diego counties. At June 30, 1997, SC Bank had consolidated total assets, total deposits and shareholders' equity of $507,894,000, $446,245,000 and $51,785,000, respectively.

    SC Bank's primary credit focus is to serve professionals and middle-market companies, including manufacturers and service providers with sales of up to $50 million. Current commercial lending activities consist primarily of medium-term commercial real estate loans secured by commercial properties, working capital loans, and accounts receivable financing. SC Bank is also active in loan participation purchases and sales. Its primary focus in this area is to manage potential credit risk by borrower, industry and concentration. SC Bank's consumer products are tailored to serve the financing needs of its retail customers and the executives and employees of its business clients. Consumer loans consist primarily of home equity lines of credit, personal lines of credit to high net worth individuals and vehicle loans.

    SC Bank accepts deposits mostly from small- to medium-sized businesses and their employees, high net worth individuals, and other consumers. SC Bank's deposit accounts are insured by the Federal Deposit Insurance Corporation ("FDIC") to the extent permitted by law. SC Bank became a member of the Federal Reserve System on July 1, 1996. SC Bank's primary federal regulator is now the Federal Reserve Board.

    Additional information relating to SCB is included in documents incorporated into this Joint Proxy Statement-Prospectus. See "Available Information" and "Incorporation of Certain Information by Reference."

             UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

    The following unaudited pro forma combined condensed financial data combines the historical consolidated condensed restated financial statements of Western, which have been restated to reflect the effect of the CCB Merger accounted for on a pooling-of-interests basis, and the historical consolidated condensed Financial Statements of SCB, giving effect to the Merger as if it had been effective on June 30, 1997 and December 31, 1996, with respect to the Pro Forma Combined Condensed Balance Sheets, and as of the beginning of the periods indicated, with respect to the Pro Forma Combined Condensed Statements of Income. This information is presented under pooling-of-interests accounting after giving effect to the Reverse Stock Split. The information for the six months ended June 30, 1997 is derived from the unaudited financial statements of the Companies which includes, in the opinion of the management of the Companies, all adjustments (consisting only of normal accruals) necessary to present fairly the data for such periods. This information should be read in conjunction with the historical consolidated financial statements of the Companies, including their respective notes thereto, which are included and incorporated by reference into this Joint Proxy Statement-Prospectus, and in conjunction with the combined condensed historical selected financial data and other pro forma combined financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement-Prospectus. See "Incorporation of Certain Information by Reference." The effect of estimated merger and reorganization costs expected to be incurred in connection with the Merger has been reflected in the unaudited pro forma combined condensed balance sheets; however, since the estimated costs are nonrecurring, they have not been reflected in the unaudited pro forma combined condensed statements of income. See Note 2 to the Unaudited Pro Forma Combined Condensed Financial Information. The unaudited pro forma combined condensed financial information does not give effect to any anticipated operating efficiencies in conjunction with the Merger. The unaudited pro forma combined condensed balance sheets are not necessarily indicative of the actual financial position that would have existed had the Merger been consummated on June 30, 1997 or December 31, 1996, or that may exist in the future. The unaudited pro forma combined condensed statements of income are not necessarily indicative of the results that would have occurred had the Merger been consummated on the dates indicated or that may be achieved in the future. Assuming the consummation of the Merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including changes in value and changes in operating results between the dates of the pro forma financial data and the date on which the Merger takes place.

             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS

                                 JUNE 30, 1997

                                                WESTERN        SCB        PRO FORMA     WESTERN
                                              (HISTORICAL) (HISTORICAL)(1) ADJUSTMENTS(2) PRO FORMA
                                              -----------  -----------  -------------  ---------
                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSETS:
Cash and due from banks.....................   $  57,656    $  37,639     $  --        $  95,295
Federal funds sold..........................      45,500       27,804        --           73,304
                                              -----------  -----------  -------------  ---------
    TOTAL CASH & CASH EQUIVALENTS...........     103,156       65,443        --          168,599

SECURITIES:
Federal Reserve Bank and Federal Home Loan
  Bank stock................................       3,325        2,116        --            5,441
Securities held to maturity.................       6,902       --            --            6,902
Securities available for sale...............     198,383       73,465        --          271,848
                                              -----------  -----------  -------------  ---------
    TOTAL SECURITIES........................     208,610       75,581        --          284,191
Net loans...................................     488,912      344,884        --          833,796
Property, plant and equipment...............       6,880        7,017          (635)      13,262
Other real estate owned.....................       7,026          654        --            7,680
Goodwill....................................      28,344        3,355        --           31,699
Other assets................................      16,843       10,960         1,723       29,526
                                              -----------  -----------  -------------  ---------
    TOTAL ASSETS............................   $ 859,771    $ 507,894         1,088    $1,368,753
                                              -----------  -----------  -------------  ---------
                                              -----------  -----------  -------------  ---------

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Non-interest bearing deposits...............   $ 269,662    $ 137,616        --        $ 407,278
Interest bearing deposits...................     491,807      308,629        --          800,436
                                              -----------  -----------  -------------  ---------
    TOTAL DEPOSITS..........................     761,469      446,245        --        1,207,714
Borrowed funds and other interest-bearing
  liabilities...............................      10,852        7,342        --           18,194
Accrued interest payable and other
  liabilities...............................       7,593        2,522         7,949       18,064
                                              -----------  -----------  -------------  ---------
    TOTAL LIABILITIES.......................     779,914      456,109         7,949    1,243,972

SHAREHOLDERS' EQUITY:
Preferred stock.............................      --           --            --           --
Common stock................................      73,379       37,807        --          111,186
Retained earnings...........................       6,526       14,753        (6,861)      14,418
Unrealized gains (losses) on investments
  available for sale, net...................         (48)        (775)       --             (823)
                                              -----------  -----------  -------------  ---------
    TOTAL SHAREHOLDERS' EQUITY..............      79,857       51,785        (6,861)     124,781
                                              -----------  -----------  -------------  ---------
    TOTAL LIABILITIES & SHAREHOLDERS'
      EQUITY................................   $ 859,771    $ 507,894     $   1,088    $1,368,753
                                              -----------  -----------  -------------  ---------
                                              -----------  -----------  -------------  ---------
Number of common shares outstanding.........     7,070.1      7,498.4                   10,618.2
Common shareholders' equity per share.......   $   11.30    $    6.91                  $   11.75

     See "Notes to Unaudited Pro Forma Combined Condensed Financial Data."

             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS

                               DECEMBER 31, 1996

                                                      WESTERN         SCB         PRO FORMA       WESTERN
                                                    (HISTORICAL)   (HISTORICAL)(1) ADJUSTMENTS(2) PRO FORMA
                                                    ------------   ----------   --------------   ----------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSETS:
Cash and due from banks...........................    $ 66,234      $ 29,968       $--           $   96,202
Federal funds sold................................      18,717         3,800        --               22,517
                                                    ------------   ----------      -------       ----------
    TOTAL CASH & CASH EQUIVALENTS.................      84,951        33,768        --              118,719

SECURITIES:
Federal Reserve Bank and Federal Home Loan Bank
  stock...........................................       3,234         2,057        --                5,291
Securities held to maturity.......................       7,270        --            --                7,270
Securities available for sale.....................     245,724        74,533        --              320,257
                                                    ------------   ----------      -------       ----------
    TOTAL SECURITIES..............................     256,228        76,590        --              332,818
Net loans.........................................     459,373       342,228        --              801,601
Property, plant and equipment.....................       7,215         7,740          (635)          14,320
Other real estate owned...........................       6,546           536        --                7,082
Goodwill..........................................      29,342         3,626        --               32,968
Other assets......................................      19,245        11,525         1,723           32,493
                                                    ------------   ----------      -------       ----------
    TOTAL ASSETS..................................    $862,900      $476,013       $ 1,088       $1,340,001
                                                    ------------   ----------      -------       ----------
                                                    ------------   ----------      -------       ----------

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Non-interest bearing deposits.....................    $296,951      $125,903       $--           $  422,854
Interest bearing deposits.........................     464,737       289,423        --              754,160
                                                    ------------   ----------      -------       ----------
    TOTAL DEPOSITS................................     761,688       415,326        --            1,177,014
Borrowed funds and other interest-bearing
  liabilities.....................................      13,350         8,096        --               21,446
Accrued interest payable and other liabilities....       8,734         2,672         7,949           19,355
                                                    ------------   ----------      -------       ----------
    TOTAL LIABILITIES.............................     783,772       426,094         7,949        1,217,815
                                                    ------------   ----------      -------       ----------

SHAREHOLDERS' EQUITY:
Preferred stock...................................      --            --            --               --
Common stock......................................      73,588        37,738        --              111,326
Retained earnings.................................       5,528        13,055        (6,861)          11,722
Unrealized gains (losses) on investments available
  for sale, net...................................          12          (874)       --                 (862)
                                                    ------------   ----------      -------       ----------
    TOTAL SHAREHOLDERS' EQUITY....................      79,128        49,919        (6,861)         122,186
                                                    ------------   ----------      -------       ----------
    TOTAL LIABILITIES & SHAREHOLDERS' EQUITY......    $862,900      $476,013       $ 1,088       $1,340,001
                                                    ------------   ----------      -------       ----------
                                                    ------------   ----------      -------       ----------
Number of common shares outstanding...............     7,027.9       7,486.4                       10,582.0
Common shareholders' equity per share.............    $  11.26      $   6.67                     $    11.55

     See "Notes to Unaudited Pro Forma Combined Condensed Financial Data."

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                                 WESTERN        SCB        PRO FORMA      WESTERN
                                               (HISTORICAL) (HISTORICAL)(1) ADJUSTMENTS(2)  PRO FORMA
                                               -----------  -----------  -------------  -----------
                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
  Interest and fees on loans.................   $  22,846    $  15,759     $  --         $  38,605
  Interest on investment securities..........       6,541        1,959        --             8,500
  Interest on federal funds sold.............         936          717        --             1,653
                                               -----------  -----------  -------------  -----------
    TOTAL INTEREST INCOME....................      30,323       18,435        --            48,758

INTEREST EXPENSE:
  Interest expense on deposits...............       7,704        6,031        --            13,735
  Interest expense on other borrowings.......         484          215        --               699
                                               -----------  -----------  -------------  -----------
    TOTAL INTEREST EXPENSE...................       8,188        6,246        --            14,434
                                               -----------  -----------  -------------  -----------

NET INTEREST INCOME:                               22,135       12,189        --            34,324
  Less: provision for loan and lease
    losses...................................         750          650        --             1,400
                                               -----------  -----------  -------------  -----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
  AND LEASE LOSSES...........................      21,385       11,539        --            32,924

NON-INTEREST INCOME:
  Service charges............................       1,777        2,076        --             3,853
  Gain on sale of loans and other assets.....      --               82        --                82
  Securities gains...........................         337       --            --               337
  Other income...............................         657          285        --               942
                                               -----------  -----------  -------------  -----------
    TOTAL NON-INTEREST INCOME................       2,771        2,443        --             5,214

NON-INTEREST EXPENSE:
  Salaries and benefits......................       7,764        4,951        --            12,715
  Occupancy, furniture and equipment.........       2,200        1,720        --             3,920
  Advertising and business development.......         447          239        --               686
  Other real estate owned....................          53           (5)       --                48
  Professional services......................       1,294          757        --             2,051
  Telephone, stationery and supplies.........         785          635        --             1,420
  Goodwill amortization......................         998          270        --             1,268
  Data processing for company................         666          125        --               791
  Customer services cost.....................         553       --            --               553
  Merger costs(a)............................       3,404       --            --             3,404
  Other......................................       1,928        1,098        --             3,026
                                               -----------  -----------  -------------  -----------
    TOTAL NON-INTEREST EXPENSE...............      20,092        9,790        --            29,882
                                               -----------  -----------  -------------  -----------
Income before income taxes...................       4,064        4,192        --             8,256
Income taxes.................................       3,066        1,745        --             4,811
                                               -----------  -----------  -------------  -----------
    NET INCOME...............................   $     998    $   2,447     $  --         $   3,445
                                               -----------  -----------  -------------  -----------
                                               -----------  -----------  -------------  -----------
PER SHARE INFORMATION:
  Number of shares (weighted average)........     7,303.2      7,491.0                    10,847.9
  Income per share (dollars).................   $    0.14    $    0.33                   $    0.32

- ------------------------

(a) Represents the costs associated with the CCB merger which was consummated on June 4, 1997.

     See "Notes to Unaudited Pro Forma Combined Condensed Financial Data."

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                     FOR THE SIX MONTHS ENDED JUNE 30, 1996

                                                WESTERN        SCB        PRO FORMA     WESTERN
                                              (HISTORICAL) (HISTORICAL)(1) ADJUSTMENTS(2) PRO FORMA
                                              -----------  -----------  -------------  ---------
                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
Interest and fees on loans..................   $  11,666    $  14,768     $  --        $  26,434
  Interest on investment securities.........       3,077        2,204        --            5,281
  Interest on federal funds sold............       1,208          172        --            1,380
                                              -----------  -----------  -------------  ---------
    TOTAL INTEREST INCOME...................      15,951       17,144        --           33,095
                                              -----------  -----------  -------------  ---------

INTEREST EXPENSE:
  Interest expense on deposits..............       3,964        5,361        --            9,325
  Interest expense on other borrowings......         131          489        --              620
                                              -----------  -----------  -------------  ---------
    TOTAL INTEREST EXPENSE..................       4,095        5,850        --            9,945
                                              -----------  -----------  -------------  ---------
NET INTEREST INCOME.........................      11,856       11,294        --           23,150
  Less: provision for (recovery of) loan and
    lease losses............................         805         (470)       --              335
                                              -----------  -----------  -------------  ---------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
  AND LEASE LOSSES..........................      11,051       11,764        --           22,815
                                              -----------  -----------  -------------  ---------

NON-INTEREST INCOME:
  Service charges...........................       1,148        2,272        --            3,420
  Gain (loss) on sale of loans and other
    assets..................................       1,003          (24)       --              979
  Securities gains..........................      --               14        --               14
  Other income..............................         676          271        --              947
                                              -----------  -----------  -------------  ---------
    TOTAL NON-INTEREST INCOME...............       2,827        2,533        --            5,360
                                              -----------  -----------  -------------  ---------

NON-INTEREST EXPENSE:
  Salaries and benefits.....................       5,130        5,178        --           10,308
  Occupancy, furniture and equipment........       1,516        2,188        --            3,704
  Advertising and business development......         395          300        --              695
  Other real estate owned...................        (252)         482        --              230
  Professional services.....................       1,470        1,001        --            2,471
  Telephone, stationery and supplies........         516          675        --            1,191
  Goodwill amortization.....................      --              235        --              235
  Data processing for company...............         260          147        --              407
  Customer services cost....................         268       --            --              268
  Other.....................................       1,168        1,191        --            2,359
                                              -----------  -----------  -------------  ---------
    TOTAL NON-INTEREST EXPENSE..............      10,471       11,397        --           21,868
                                              -----------  -----------  -------------  ---------
Income before income taxes..................       3,407        2,900        --            6,307
Income taxes................................       1,348        1,217        --            2,565
                                              -----------  -----------  -------------  ---------
    NET INCOME..............................   $   2,059    $   1,683     $  --        $   3,742
                                              -----------  -----------  -------------  ---------
                                              -----------  -----------  -------------  ---------

PER SHARE INFORMATION:
  Number of shares (weighted average).......     3,969.1      7,473.5                    7,511.8
  Income per share (dollars)................   $    0.52    $    0.23                  $    0.50

     See "Notes to Unaudited Pro Forma Combined Condensed Financial Data."

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                      WESTERN         SCB         PRO FORMA       WESTERN
                                                    (HISTORICAL)   (HISTORICAL)(1) ADJUSTMENTS(2) PRO FORMA
                                                    ------------   ----------   --------------   ---------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
  Interest and fees on loans......................    $28,229       $30,145        $--            $58,374
  Interest on interest bearing deposits in other
    banks.........................................          3         --            --                  3
  Interest on investment securities...............      8,606         4,256         --             12,862
  Interest on federal funds sold..................      2,432           566         --              2,998
                                                    ------------   ----------   --------------   ---------
    TOTAL INTEREST INCOME.........................     39,270        34,967         --             74,237
                                                    ------------   ----------   --------------   ---------

INTEREST EXPENSE:
  Interest expense on deposits....................     10,292        11,090         --             21,382
  Interest expense on notes payable...............        469           637         --              1,106
                                                    ------------   ----------   --------------   ---------
    TOTAL INTEREST EXPENSE........................     10,761        11,727         --             22,488
                                                    ------------   ----------   --------------   ---------
NET INTEREST INCOME...............................     28,509        23,240         --             51,749
  Less: provision for (recovery of) loan and lease
    losses........................................      1,488          (470)        --              1,018
                                                    ------------   ----------   --------------   ---------
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND
  LEASE LOSSES....................................     27,021        23,710         --             50,731
                                                    ------------   ----------   --------------   ---------

NON-INTEREST INCOME:
  Service charges and fees........................      3,553         4,698         --              8,251
  Gain (loss) on sale of loans and other assets...        665           (28)        --                637
  Securities gains................................        267            14         --                281
  Other income....................................        648           482         --              1,130
                                                    ------------   ----------   --------------   ---------
    TOTAL NON-INTEREST INCOME.....................      5,133         5,166         --             10,299
                                                    ------------   ----------   --------------   ---------
NON-INTEREST EXPENSE:
  Salaries and benefits...........................     12,869        10,147         --             23,016
  Occupancy.......................................      3,593         4,056         --              7,649
  Advertising and business development............        499           626         --              1,125
  Other real estate owned.........................       (573)          439         --               (134)
  Professional services...........................      3,533         1,676         --              5,209
  Telephone, stationery and supplies..............      1,095         1,280         --              2,375
  Goodwill amortization...........................        499           505         --              1,004
  Data processing for company.....................        773           291         --              1,064
  Customer services cost..........................        832         --            --                832
  Other...........................................      4,037         2,208         --              6,245
                                                    ------------   ----------   --------------   ---------
    TOTAL NON-INTEREST EXPENSE....................     27,157        21,228         --             48,385
                                                    ------------   ----------   --------------   ---------
Income before income taxes........................      4,997         7,648         --             12,645
Income taxes......................................        463         3,193         --              3,656
                                                    ------------   ----------   --------------   ---------
    NET INCOME....................................    $ 4,534       $ 4,455        $--            $ 8,989
                                                    ------------   ----------   --------------   ---------
                                                    ------------   ----------   --------------   ---------
PER SHARE INFORMATION:
  Number of shares (weighted average).............    4,770.8       7,476.5                       8,320.4
  Income per share (dollars)......................    $  0.95       $  0.60                       $  1.08

     See "Notes to Unaudited Pro Forma Combined Condensed Financial Data."

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                      WESTERN         SCB         PRO FORMA       WESTERN
                                                    (HISTORICAL)   (HISTORICAL)(1) ADJUSTMENTS(2) PRO FORMA
                                                    ------------   ----------   --------------   ---------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
  Interest and fees on loans......................    $23,054       $25,960        $--            $49,014
  Interest on interest bearing deposits in other
    banks.........................................         43         --            --                 43
  Interest on investment securities...............      4,427         6,299         --             10,726
  Interest on federal funds sold..................      1,709         1,137         --              2,846
                                                    ------------   ----------   --------------   ---------
    TOTAL INTEREST INCOME.........................     29,233        33,396         --             62,629
                                                    ------------   ----------   --------------   ---------
INTEREST EXPENSE:
  Interest expense on deposits....................      8,169        10,998         --             19,167
  Interest expense on notes payable...............        268         1,017         --              1,285
                                                    ------------   ----------   --------------   ---------
    TOTAL INTEREST EXPENSE........................      8,437        12,015         --             20,452
                                                    ------------   ----------   --------------   ---------
NET INTEREST INCOME...............................     20,796        21,381         --             42,177
  Less: provision for loan and lease losses.......      7,025         1,539         --              8,564
                                                    ------------   ----------   --------------   ---------
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND
  LEASE LOSSES....................................     13,771        19,842         --             33,613
                                                    ------------   ----------   --------------   ---------
NON-INTEREST INCOME:
  Service charges and fees........................      2,526         4,787         --              7,313
  Gain on sale of other assets....................     --                58         --                 58
  Securities losses...............................        (72)         (620)        --               (692)
  Other income....................................        834           788         --              1,622
                                                    ------------   ----------   --------------   ---------
    TOTAL NON-INTEREST INCOME.....................      3,288         5,013         --              8,301
                                                    ------------   ----------   --------------   ---------
NON-INTEREST EXPENSE:
  Salaries and benefits...........................      9,170        10,405         --             19,575
  Occupancy.......................................      2,751         5,127         --              7,878
  Advertising and business development............        359           751         --              1,110
  Other real estate owned.........................      2,861           219         --              3,080
  Professional services...........................      1,699         1,288         --              2,987
  Telephone, stationery and supplies..............        729         1,458         --              2,187
  Goodwill amortization...........................     --               821         --                821
  Lower of cost or market adjustment on loans
    available for sale............................        756         --            --                756
  Data processing for company.....................        174           253         --                427
  Customer services cost..........................        322         --            --                322
  Other...........................................      3,322         2,971         --              6,293
                                                    ------------   ----------   --------------   ---------
    TOTAL NON-INTEREST EXPENSE....................     22,143        23,293         --             45,436
                                                    ------------   ----------   --------------   ---------
Income (loss) before income taxes.................     (5,084)        1,562         --             (3,522)
Income taxes......................................     (2,426)          693         --             (1,733)
                                                    ------------   ----------   --------------   ---------
    NET INCOME (LOSS).............................    $(2,658)      $   869        $--            $(1,789)
                                                    ------------   ----------   --------------   ---------
                                                    ------------   ----------   --------------   ---------
PER SHARE INFORMATION:
  Number of shares (weighted average).............    3,160.6       7,468.8                       6,675.7
  Income (loss) per share (dollars)...............    $ (0.84)      $  0.12                       $ (0.27)

     See "Notes to Unaudited Pro Forma Combined Condensed Financial Data."

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                      WESTERN         SCB         PRO FORMA       WESTERN
                                                    (HISTORICAL)   (HISTORICAL)(1) ADJUSTMENTS(2) PRO FORMA
                                                    ------------   ----------   --------------   ---------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
  Interest and fees on loans......................    $21,225       $18,971         --            $40,196
  Interest on interest bearing deposits in other
    banks.........................................        111         --            --                111
  Interest on investment securities...............      4,667         7,166         --             11,833
  Interest on federal funds sold..................        656           283         --                939
                                                    ------------   ----------   --------------   ---------
    TOTAL INTEREST INCOME.........................     26,659        26,420         --             53,079
                                                    ------------   ----------   --------------   ---------
INTEREST EXPENSE:
  Interest expense on deposits....................      6,981         5,956         --             12,937
  Interest expense on notes payable...............        302           323         --                625
                                                    ------------   ----------   --------------   ---------
    TOTAL INTEREST EXPENSE........................      7,283         6,279         --             13,562
                                                    ------------   ----------   --------------   ---------
NET INTEREST INCOME...............................     19,376        20,141         --             39,517
  Less: provision for (recovery of) loan and lease
    losses........................................      4,360          (850)        --              3,510
                                                    ------------   ----------   --------------   ---------
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND
  LEASE LOSSES....................................     15,016        20,991         --             36,007
                                                    ------------   ----------   --------------   ---------
NON-INTEREST INCOME:
  Service charges and fees........................      2,354         5,640         --              7,994
  Gain on sale of other assets....................     --               624         --                624
  Securities gains (losses).......................        (41)           17         --                (24)
  Other income....................................        464           402         --                866
                                                    ------------   ----------   --------------   ---------
    TOTAL NON-INTEREST INCOME.....................      2,777         6,683         --              9,460
                                                    ------------   ----------   --------------   ---------
NON-INTEREST EXPENSE:
  Salaries and benefits...........................      8,242         9,518         --             17,760
  Occupancy.......................................      2,690         4,678         --              7,368
  Advertising and business development............        198           594         --                792
  Other real estate owned.........................      1,313         1,832         --              3,145
  Professional services...........................        954         1,476         --              2,430
  Telephone, stationery and supplies..............        652         1,297         --              1,949
  Goodwill amortization...........................     --               211         --                211
  Data processing for company.....................        130           235         --                365
  Customer services cost..........................        329         --            --                329
  Other...........................................      3,731         3,994         --              7,725
                                                    ------------   ----------   --------------   ---------
    TOTAL NON-INTEREST EXPENSE....................     18,239        23,835         --             42,074
                                                    ------------   ----------   --------------   ---------
Income (loss) before income taxes.................       (446)        3,839         --              3,393
Income taxes......................................        546         1,134         --              1,680
                                                    ------------   ----------   --------------   ---------
      NET INCOME (LOSS)...........................    $  (992)      $ 2,705        $--            $ 1,713
                                                    ------------   ----------   --------------   ---------
                                                    ------------   ----------   --------------   ---------
PER SHARE INFORMATION:
  Number of shares (weighted average).............    2,520.5       5,507.0                       5,123.0
  Income (loss) per share (dollars)...............    $ (0.39)      $  0.49                       $  0.33

     See "Notes to Unaudited Pro Forma Combined Condensed Financial Data."

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                            CONDENSED FINANCIAL DATA

    NOTE 1: BASIS OF PRESENTATION. Certain historical data of SCB have been reclassified on a pro forma basis to conform to Western's classifications. Transactions between the Companies are not material in relation to the pro forma combined financial statements, and have not been eliminated from the pro forma combined amounts. The pro forma number of common shares outstanding, common shareholders' equity per share, number of shares (weighted average) and income per share are based on the share amounts for Western plus the historical share amounts for SCB multiplied by an assumed Conversion Number of 0.4556 plus the number of Western shares to be issued to holders of SCB Common Stock options.

    NOTE 2: MERGER COSTS. The unaudited pro forma combined condensed financial data reflects Western management's current estimate, for purposes of pro forma presentation, of the aggregate estimated merger costs of $8,584,000 ($6,861,000 net of taxes, computed using the combined federal and state tax rate of 41.5%) expected to be incurred in connection with the Merger. While a portion of these costs may be required to be recognized over time, the current estimate of these costs has been recorded in the unaudited pro forma combined condensed balance sheets in order to disclose the aggregate effect of these activities on Western's pro forma combined financial position. The estimated aggregate costs include the following:

Severance costs.................................................  $2,365,000
Write-offs of leasehold improvements............................      99,000
Termination of interest rate swap...............................     902,000
Write off of capitalized data processing costs..................     328,000
Conversion costs................................................     250,000
Software cost write-offs........................................     208,000
                                                                  ----------
                                                                   4,152,000
Tax effects.....................................................  (1,723,000)
                                                                  ----------
                                                                   2,429,000
Investment banking and other professional fees..................   4,432,000
                                                                  ----------
    TOTAL ESTIMATED AGGREGATE COSTS.............................  $6,861,000
                                                                  ----------
                                                                  ----------

    In reviewing the operations of SC Bank, Western Management observed that SC Bank utilizes interest rate swaps in the management of its interest rate exposure and to reduce the impact of changes in interest rates on its floating rate loan portfolio. Western Management concluded that such practice by SC Bank is inconsistent with the asset and liability management practices followed at Western. As a matter of corporate policy, Western Management does not utilize interest rate swaps in any aspect of Western's business. Accordingly, Western Management concluded that upon consummation of the Merger with SCB, the interest rate swaps would be terminated with the resulting gain or loss charged or credited to combined earnings. Western Management believes that the pro forma adjustment for the termination of the interest rate swaps at SC Bank is directly attributable to the Merger and that such adjustment is factually supportable because (i) Western does not utilize interest rate swaps in any aspect of its business and (ii) at the time of consummation of the Merger, Western Management plans to terminate such interest rate swaps.

    Prior to execution of the Merger Agreement, Western engaged an independent third party to perform a due diligence review of the credit portfolio of SCB. As a result of that review it was recommended to Western that certain adjustments be made to increase SCB's allowance for loan and lease losses on certain loans (the "Loans"). After execution of the Merger Agreement, Western Management made its own review of the Loans, held discussions with the management of SCB, and monitored the progress of the Loans. Based thereon, Western concluded that the allowance for loan and lease losses allocated to the Loans by SCB was reasonable at June 30, 1997.

    Western Management's cost estimates are forward-looking. While the costs represent Western Management's current estimate of merger costs that will be incurred, the ultimate level and timing of recognition of such costs will be based on the final merger and integration plan to be completed prior to consummation of the Merger, which will soon be developed by various of the Companies' task forces and integration committees. Readers are cautioned that the completion of the merger and integration plan and the resulting management plans detailing actions to be undertaken to effect the Merger will impact these estimates; the type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs.

                     PROPOSED SANTA MONICA BANK ACQUISITION

TERMS OF THE SMB MERGER

    On July 30, 1997, Western executed the SMB Merger Agreement pursuant to which a subsidiary of Western will merge with SMB. The SMB Merger Agreement provides that each shareholder of SMB will have the right to elect to receive either $28.00 per share in cash (the "Cash Alternative") or, with certain limitations, 0.875 shares of Western Common Stock (the "Stock Alternative") for each share of SMB Common Stock. In the event that shareholders owning more than 50 percent of SMB Common Stock elect to receive Western Common Stock in the SMB Merger, each shareholder of SMB Common Stock electing to receive Western Common Stock will receive cash and a pro rata share of the stock available for distribution (if, for example, 60 percent of the holders of shares of SMB Common Stock elect to receive Western Common Stock in the SMB Merger, each holder of shares of SMB Common Stock who elects stock will receive 5/6 of such election in the form of Western Common Stock and 1/6 of such election in the form of cash). In the event that the number of shareholders of SMB Common Stock electing to receive cash is so great as to prevent a tax-free reorganization, then all holders of SMB Common Stock, regardless of their election, will receive $28.00 per share in cash upon consummation of the SMB Merger. Assuming that the maximum number of shares of Western Common Stock Western can be required to issue pursuant to the SMB Merger Agreement are issued, 3,096,332 shares of Western Common Stock would be issued in connection with the SMB Merger; PROVIDED, THAT, under certain circumstances Western may, at its sole option, increase the percentage of stock to be issued as consideration in the SMB Merger. If no Western Common Stock is issued as consideration in the SMB Merger, the cash consideration will equal approximately $198 million. Western anticipates that some portion of the cash consideration to be paid in the SMB Merger will be raised through the sale of Western Common Stock.

    All options granted by SMB to purchase shares of SMB Common Stock outstanding at the effective time of the SMB Merger will be adjusted to entitle the holders thereof to receive, in lieu of shares of SMB Common Stock that would otherwise have been issuable upon exercise thereof, an amount in cash computed by multiplying (i) the difference between $28.00 and the per share exercise price applicable to such option by (ii) the number of shares of SMB Common Stock subject to such option. Such cash payments must be made within seven days of the effective time of the SMB Merger.

    Pursuant to the SMB Merger Agreement, SMB will merge with Western Bank and the combined entity will operate under the name "Santa Monica Bank." For information concerning the financial impact of the SMB Merger on Western after giving effect to the Merger, see "Pro Forma Effect of the SMB Merger." In addition, the respective obligations of Western and SMB to consummate the SMB Merger are subject to certain conditions, including, among others, (a) the approval by the requisite vote of the shareholders of both Western and SMB; (b) receipt of all regulatory approvals required; and (c) certain other conditions customary in similar transactions.

    On the SCB Record Date there were (i) 7,498,365 shares of SCB Common Stock outstanding, (ii) 542,550 shares of SCB Common Stock reserved for issuance upon exercise of options to acquire SCB Common Stock, (iii) 7,071,973 shares of Western Common Stock outstanding, and (iv) 447,044 shares of Western Common Stock reserved for issuance upon exercise of options and warrants to acquire Western Common Stock. Based on the foregoing and assuming that (a) the maximum number of shares that Western can be required to issue pursuant to the SMB Merger Agreement (3,096,332) are issued upon consummation of the SMB Merger and
(b) no Dissenters' Rights are exercised by either the Western Shareholders or the SCB Shareholders, then the current Western Shareholders, SCB Shareholders and holders of SMB Common Stock would hold 51.5 percent, 25.9 percent and 22.6 percent, respectively, of Western Common Stock upon consummation of the SMB Merger, assuming that none of the shares of Western Common Stock and SCB Common Stock reserved for issuance were issued by the effective date of the SMB Merger, and 52.6 percent, 25.7 percent and 21.7 percent, respectively, if all such reserved shares were issued by the effective date of the SMB Merger.

    Approval of the principal terms of the Merger solicited hereby is independent of and does not constitute approval of the SMB Merger. Another shareholder meeting will be held to consider and vote upon the SMB Merger and more detailed information will be provided to Western Shareholders (including SCB Shareholders who become Western Shareholders as a result of the Merger, assuming the Merger is consummated) prior to such meeting.

PRO FORMA EFFECT OF THE SMB MERGER

    The following unaudited pro forma combined condensed financial data combines the unaudited pro forma combined condensed financial data of (i) Western and SCB giving effect to the Merger and (ii) SMB giving effect to the SMB Merger, as if the Merger and the SMB Merger had been effective on June 30, 1997, with respect to the Pro Forma Combined Condensed Balance Sheet, and as of the beginning of the periods indicated herein, with respect to the Pro Forma Condensed Income Statements. This information is presented under the purchase method of accounting with respect to the SMB Merger. Under the purchase method of accounting, assets and liabilities of SMB are adjusted to their estimated fair value and combined with the recorded book values of the assets and liabilities of Western. Applicable income tax effects of such adjustments are included as a component of Western's net deferred taxes with a corresponding offset to goodwill. This information should be read in conjunction with the historical consolidated financial statements of Western, SCB and SMB including their respective notes thereto, which are incorporated by reference into this Joint Proxy Statement--Prospectus, and in conjunction with the condensed historical selected financial data and other pro forma combined financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement--Prospectus (See "Incorporation of Certain Information by Reference" and "Unaudited Pro Forma Combined Condensed Financial Data"), the financial statements contained in Western's restated consolidated financial statements filed on Form 8-K, the financial statements contained in SCB's Annual Report filed on Form 10-K, as amended on Form 10K/A and the historical financial statements of SMB filed on Form 8-K. The effect of estimated merger and reorganization costs expected to be incurred in connection with the SMB Merger has been reflected in the pro forma combined balance sheet; however, since the estimated costs are nonrecurring, they have not been reflected in the pro forma combined statements of income. The pro forma combined condensed financial data does not give effect to any anticipated cost savings in conjunction with the SMB Merger. The pro forma balance sheet is not necessarily indicative of the financial position that would have existed had the SMB Merger been consummated on June 30, 1997 or that may exist in the future. The pro forma combined statements of income are not necessarily indicative of the results that would have occurred had the SMB Merger been consummated on the dates indicated or that may be achieved in the future.

                                WESTERN-SCB-SMB
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 JUNE 30, 1997

                                                            WESTERN                     PRO FORMA
                                                            AND SCB          SMB       ADJUSTMENTS    WESTERN
                                                           PRO FORMA    (HISTORICAL)(1)  (2)(3)(4)   PRO FORMA
                                                          ------------  -------------  -----------  ------------
ASSETS:
Cash and due from banks.................................  $     95,295   $    50,010       --       $    145,305
Federal funds sold......................................        73,304        76,000      (53,000)        96,304
                                                          ------------  -------------  -----------  ------------
    TOTAL CASH & CASH EQUIVALENTS.......................       168,599       126,010      (53,000)       241,609
Federal Reserve Bank and Federal Home Loan Bank stock...         5,441       --            --              5,441
Securities:
  Securities held to maturity...........................         6,902       --            --              6,902
  Securities available for sale.........................       271,848       141,239       --            413,087
                                                          ------------  -------------  -----------  ------------
    TOTAL SECURITIES....................................       284,191       141,239       --            425,430
Net loans...............................................       833,796       382,251        2,390      1,218,437
Property, plant and equipment...........................        13,262        10,358       12,456         36,076
Other real estate owned.................................         7,680         5,686       --             13,366
Goodwill................................................        31,699       --           120,722        152,421
Other assets............................................        29,526         7,030       (3,320)        33,236
                                                          ------------  -------------  -----------  ------------
    TOTAL ASSETS........................................  $  1,368,753   $   672,574    $  79,248   $  2,120,575
                                                          ------------  -------------  -----------  ------------
                                                          ------------  -------------  -----------  ------------

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Non-interest bearing deposits...........................  $    407,278   $   178,907       --       $    586,185
Interest bearing deposits...............................       800,436       411,878         (154)     1,212,160
                                                          ------------  -------------  -----------  ------------
    TOTAL DEPOSITS......................................     1,207,714       590,785         (154)     1,798,345
Borrowed funds..........................................        18,194         1,972       18,165         38,331
Accrued interest payable and other liabilities..........        18,064         2,554       11,500         32,118
                                                          ------------  -------------  -----------  ------------
    TOTAL LIABILITIES...................................     1,243,972       595,311       29,511      1,868,794
                                                          ------------  -------------  -----------  ------------
                                                          ------------  -------------  -----------  ------------

SHAREHOLDERS' EQUITY:
Preferred stock.........................................       --            --            --            --
Common stock............................................       111,186        21,232      105,768        238,186
Additional paid-in capital..............................       --              2,983       (2,983)       --
Retained earnings.......................................        14,418        52,601      (52,601)        14,418
Unrealized net gains (losses) on investments available
  for sale, net.........................................          (823)          447         (447)          (823)
                                                          ------------  -------------  -----------  ------------
    TOTAL SHAREHOLDERS' EQUITY..........................       124,781        77,263       49,737        251,781
                                                          ------------  -------------  -----------  ------------

    TOTAL LIABILITIES & SHAREHOLDERS' EQUITY............  $  1,368,753   $   672,574    $  79,248   $  2,120,575
                                                          ------------  -------------  -----------  ------------
                                                          ------------  -------------  -----------  ------------
Number of common shares outstanding.....................      10,618.2        7077.3                    14,796.7
Common shareholders' equity per share...................  $      11.75         10.92                $      17.02

   See "Notes to SMB Unaudited Pro Forma Combined Condensed Financial Data."

                                WESTERN-SCB-SMB
            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                         SIX MONTHS ENDED JUNE 30, 1997

                                                              WESTERN                    PRO FORMA
                                                              AND SCB         SMB       ADJUSTMENTS   WESTERN
                                                             PRO FORMA   (HISTORICAL)(1)  (2)(3)(4)  PRO FORMA
                                                             ----------  -------------  -----------  ----------
INTEREST INCOME:
  Interest and fees on loans...............................  $   38,605    $  18,106     $    (299)  $   56,412
  Interest on investment securities........................       8,500        4,030        --           12,530
  Interest on federal funds sold...........................       1,653        1,680        (1,458)       1,875
                                                             ----------  -------------  -----------  ----------
    TOTAL INTEREST INCOME..................................      48,758       23,816        (1,757)      70,817

INTEREST EXPENSE:
  Interest expense on deposits.............................      13,735        6,898            16       20,649
  Interest expense on other borrowings.....................         699           98           818        1,615
                                                             ----------  -------------  -----------  ----------
    TOTAL INTEREST EXPENSE.................................      14,434        6,996           834       22,264
                                                             ----------  -------------  -----------  ----------
NET INTEREST INCOME:.......................................      34,324       16,820        (2,591)      48,553
  Less: provision for loan losses..........................       1,400       --            --            1,400
                                                             ----------  -------------  -----------  ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES........      32,924       16,820        (2,591)      47,153
NON-INTEREST INCOME:
  Service charges..........................................       3,853        1,570        --            5,423
  Trust fees...............................................      --            1,612        --            1,612
  Gain on sale of loans and other assets...................          82       --            --               82
  Securities gains.........................................         337       --            --              337
  Other income.............................................         942          352        --            1,294
                                                             ----------  -------------  -----------  ----------
    TOTAL NON-INTEREST INCOME..............................       5,214        3,534        --            8,748

NON-INTEREST EXPENSE:
  Salaries and benefits....................................      12,715        7,064        --           19,779
  Occupancy, furniture and equipment.......................       3,920        2,068           312        6,300
  Advertising and business development.....................         686          426        --            1,112
  Other real estate owned..................................          48         (518)       --             (470)
  Professional services....................................       2,051        1,185        --            3,236
  Telephone, stationery and supplies.......................       1,420          671        --            2,091
  Goodwill amortization....................................       1,268       --             4,024        5,292
  Data processing for company..............................         791       --            --              791
  Customer services cost...................................         553       --            --              553
  Merger costs.............................................       3,404       --            --            3,404
  Other....................................................       3,026          790        --            3,816
                                                             ----------  -------------  -----------  ----------
    TOTAL NON-INTEREST EXPENSE.............................      29,882       11,686         4,336       45,904
                                                             ----------  -------------  -----------  ----------
Income before income taxes.................................       8,256        8,668        (6,927)       9,997
Income taxes...............................................       4,811        3,004        (1,204)       6,611
                                                             ----------  -------------  -----------  ----------
    NET INCOME.............................................  $    3,445    $   5,664     $  (5,723)  $    3,386
                                                             ----------  -------------  -----------  ----------
                                                             ----------  -------------  -----------  ----------
PER SHARE INFORMATION:
  Number of shares (weighted average)......................    10,847.9       7077.3                   15,026.5
  Income per share (dollars)...............................  $     0.32         0.80                 $     0.23

   See "Notes to SMB Unaudited Pro Forma Combined Condensed Financial Data."

                                WESTERN-SCB-SMB
            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1996

                                                                WESTERN                    PRO FORMA
                                                                AND SCB         SMB       ADJUSTMENTS    WESTERN
                                                               PRO FORMA   (HISTORICAL)(1)  (2)(3)(4)   PRO FORMA
                                                              -----------  -------------  -----------  -----------
INTEREST INCOME:
  Interest and fees on loans................................   $  58,374     $  35,379     $    (598)   $  93,155
  Interest on interest bearing deposits in other banks......           3        --            --                3
  Interest on investment securities.........................      12,862         7,286        --           20,148
  Interest on federal funds sold............................       2,998         2,649        (2,915)       2,732
                                                              -----------  -------------  -----------  -----------
    TOTAL INTEREST INCOME (LOSS)............................      74,237        45,314        (3,513)     116,038
INTEREST EXPENSE:
  Interest expense on deposits..............................      21,382        13,303            31       34,716
  Interest expense on notes payable.........................       1,106           195         1,635        2,936
                                                              -----------  -------------  -----------  -----------
    TOTAL INTEREST EXPENSE..................................      22,488        13,498         1,666       37,652
                                                              -----------  -------------  -----------  -----------
NET INTEREST INCOME (LOSS):.................................      51,749        31,816        (5,179)      78,386
  Less: provision for loan losses...........................       1,018        --            --            1,018
                                                              -----------  -------------  -----------  -----------
NET INTEREST INCOME (LOSS) AFTER PROVISION FOR LOAN
  LOSSES....................................................      50,731        31,816        (5,179)      77,368
NON-INTEREST INCOME:
  Service charges and fees..................................       8,251         3,644        --           11,895
  Trust fees................................................      --             3,160        --            3,160
  Gain on sale of loans and other assets....................         637        --            --              637
  Securities gains..........................................         281        --            --              281
  Other income..............................................       1,130           220        --            1,350
                                                              -----------  -------------  -----------  -----------
    TOTAL NON-INTEREST INCOME...............................      10,299         7,024        --           17,323
NON-INTEREST EXPENSE:
  Salaries and benefits.....................................      23,016        14,001        --           37,017
  Occupancy, furniture and equipment........................       7,649         4,060           623       12,332
  Advertising and business development......................       1,125           669        --            1,794
  Other real estate owned...................................        (134)        1,471        --            1,337
  Professional services.....................................       5,209         2,023        --            7,232
  Telephone, stationery and supplies........................       2,375         1,331        --            3,706
  Goodwill amortization.....................................       1,004        --             8,048        9,052
  Data processing...........................................       1,064        --            --            1,064
  Customer services cost....................................         832        --            --              832
  Other.....................................................       6,245         2,202        --            8,447
                                                              -----------  -------------  -----------  -----------
    TOTAL NON-INTEREST EXPENSE..............................      48,385        25,757         8,671       82,813
                                                              -----------  -------------  -----------  -----------
Income before income taxes..................................      12,645        13,083       (13,850)      11,878
Income taxes................................................       3,656         3,467        (2,408)       4,715
                                                              -----------  -------------  -----------  -----------
    NET INCOME..............................................   $   8,989     $   9,616     $ (11,442)   $   7,163
                                                              -----------  -------------  -----------  -----------
                                                              -----------  -------------  -----------  -----------
PER SHARE INFORMATION:
  Number of shares (weighted average).......................     8,320.4        7077.3                   12,499.0
  Income per share (dollars)................................   $    1.08     $    1.36                  $    0.57

   See "Notes to SMB Unaudited Pro Forma Combined Condensed Financial Data."

       NOTES TO SMB UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

NOTE 1: BASIS OF PRESENTATION

    Certain historical data of SMB have been reclassified on a pro forma basis to conform to Western's classifications.

NOTE 2: PURCHASE PRICE AND FUNDING

    The purchase price is based on $28.00 per share for SMB Shareholders choosing the Cash Alternative and an exchange ratio of 0.875 Western shares for each SMB share for SMB shareholders choosing the Stock Alternative. Based on the $32.00 closing price of Western on the day prior to the announcement of the SMB Merger, those SMB shareholders choosing the Stock Alternative would receive a value of $28.00 per share.

    The total consideration to be paid in connection with the SMB Merger is calculated as follows (in thousands, except per share amounts):

Shares of SMB Common Stock outstanding at June 30, 1997...........    7,077.3
Price per share...................................................  $   28.00
                                                                    ---------
Total purchase price..............................................  $ 198,165
                                                                    ---------
                                                                    ---------

    For purposes of these pro forma combined condensed financial data, it is assumed that the purchase price will be financed as follows through a combination of cash ($118.2 million) and Western Common Stock ($80.0 million) (dollars in thousands):

Issuance of Western Common Stock for cash.........................  $  47,000
Proceeds from additional borrowings...............................     18,165
Use of Federal funds balances.....................................     53,000
Issuance of 2,500,000 shares of Western Common to SMB
  Shareholders....................................................     80,000
                                                                    ---------
  Total purchase price............................................  $ 198,165
                                                                    ---------
                                                                    ---------

    SMB shareholders will have the option to elect cash of $28.00 or 0.875 shares of Western stock for each share of SMB stock owned. The SMB Merger is structured such that Western will accept a maximum of 50 percent of the SMB Common Stock being converted into shares of Western Common Stock. For purposes of these pro forma financial statements, it is assumed that approximately 40 percent or 2,500,000 shares of SMB Common Stock elect to receive Western Common Stock and that Western will raise an additional $47,000,000 through a sale of approximately 1,678,600 shares of Western Common Stock. Although Western's management believes that the assumptions contained in these pro forma financial statements regarding the percentage of holders of shares of SMB Common Stock electing to receive shares of Western Common Stock in the SMB Merger and Western's ability to raise the additional capital through an offering of Western Common Stock are reasonable, Western cannot give any assurance that such assumptions will be achieved. Western cannot predict the number of holders of SMB Common Stock who will elect to receive shares of Western Common Stock in the SMB Merger. Moreover, there is no assurance that Western will be able to sell the assumed number of shares of Western Common Stock or that Western will be able to obtain the assumed aggregate sales price. In addition, there is no assurance that an active trading market will exist at the time Western attempts to raise additional capital.

    Federal funds sold have been reduced on a pro forma basis by $53.0 million at June 30, 1997, representing a portion of the total pro forma cash purchase price. As a result, historical interest income on the accompanying pro forma combined condensed income statements for the six months ended June 30,

       NOTES TO SMB UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

1997, and the year ended December 31, 1996, has been reduced by $1.5 million and $2.9 million, respectively, representing the lost interest income on Federal funds at 5.5 percent. Borrowings have been increased on a pro forma basis by $18.2 million at June 30, 1997. As a result, historical interest expense on the accompanying pro forma combined condensed income statements for the six months ended June 30, 1997, and the year ended December 31, 1996, has been increased by $0.8 million and $1.6 million, respectively, representing the additional interest expense on the incremental borrowings at 9.0 percent.

NOTE 3: ALLOCATION OF PURCHASE PRICE

    The purchase price of SMB has been allocated as follows (in thousands):

Cash and equivalents.............................................  $ 126,010
Securities.......................................................    141,239
Net loans........................................................    384,641
Goodwill.........................................................    120,722
Property, plant and equipment....................................     22,814
Other real estate owned..........................................      5,686
Other assets.....................................................      3,710
Deposits.........................................................   (590,631)
Borrowed funds...................................................     (1,972)
Other liabilities................................................    (14,054)
                                                                   ---------
    Total purchase price.........................................  $ 198,165
                                                                   ---------
                                                                   ---------

    In allocating the purchase price, the following adjustments were made to SMB's historical amounts. Loans and property were increased by $2,390,000 and $12,456,000, respectively, representing the premium and adjustment, respectively, necessary to state such amounts at fair value. Deposits were reduced by $154,000, representing the adjustment necessary to state deposits at fair value. Other liabilities were increased by $11,500,000, representing the estimated merger costs. Other assets were decreased by $3,320,000, representing the tax effects of the fair value adjustments and certain of the estimated merger costs.

    The premium on loans is amortized using the level yield method over a period of seven years. The new basis in property is amortized on a straight line basis over twenty years. The adjustment on deposits is amortized on a straight line basis over five years. Goodwill is amortized on a straight line basis over fifteen years. The reduction in the deferred tax asset is amortized in conjunction with the applicable premiums and discounts.

NOTE 4: MERGER COSTS

    The table below reflects Western's current estimate, for purposes of pro forma presentation, of the aggregate estimated merger costs of $11,500,000 ($8,595,000 net of taxes, computed using the combined federal and state tax rate of 41.5%) expected to be incurred in connection with the SMB Merger. While a portion of these costs may be required to be recognized over time, the current estimate of these costs has been recorded in the pro forma combined balance sheet in order to disclose the aggregate effect of these

       NOTES TO SMB UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA activities on Western's pro forma combined financial position. The estimated aggregate costs, primarily comprised of anticipated cash charges, include the following:

                                                                                (IN THOUSANDS)
Investment banking and other professional fees................................    $    4,500
Employee reduction costs and conversion.......................................         7,000
                                                                                     -------
    Total estimated costs.....................................................    $   11,500
                                                                                     -------
                                                                                     -------

    Western's cost estimates are forward looking. While the costs represent management's current estimate of merger and restructuring costs that will be incurred, the ultimate level and timing of recognition of such costs will be based on the final merger and integration plan to be completed prior to consummation of the SMB Merger. The completion of this merger and integration plan and the resulting management plans detailing actions to be undertaken to effect the SMB Merger will impact these estimates; the type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining its current estimate of these costs.

                              THE SPECIAL MEETINGS

DATE, TIME AND PLACE

  WESTERN

    The Western Special Meeting is scheduled to be held at 4100 Newport Place, Third Floor, Newport Beach, California 92660 on Friday, October 10, 1997 at 10:30 a.m., local time.

  SCB

    The SCB Special Meeting is scheduled to be held at the Embassy Suites, 3100 East Frontera St., Anaheim, CA 92806 on Friday, October 10, 1997 at 10:00 a.m., local time.

    SHAREHOLDERS ARE REQUESTED TO PROMPTLY SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID PRE-ADDRESSED ENVELOPE. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PRINCIPAL TERMS OF THE MERGER AND OTHER MATTERS TO BE VOTED UPON IN CONNECTION WITH THE MERGER.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETINGS

  WESTERN

    The purpose of the Western Special Meeting is to (a) consider and vote upon the approval of the principal terms of the Merger; (b) consider and vote upon approval of the Amendment; and (c) consider and act upon such other business as may properly come before the Western Special Meeting or any adjournments or postponements thereof.

    THE WESTERN BOARD HAS, BY UNANIMOUS VOTE, APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER. THE WESTERN BOARD HAS ALSO, BY UNANIMOUS VOTE, APPROVED, AND RECOMMENDS A VOTE "FOR" APPROVAL OF, THE AMENDMENT.

  SCB

    The purpose of the SCB Special Meeting is to (a) consider and vote upon the approval of the principal terms of the Merger; and (b) consider and act upon such other business as may properly come before the SCB Special Meeting or any adjournments or postponements thereof.

    THE SCB BOARD HAS, BY UNANIMOUS VOTE, APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER.

RECORD DATE; STOCK ENTITLED TO VOTE

  WESTERN

    Only holders of record of Western Common Stock on the Western Record Date will be entitled to receive notice of, and to vote at, the Western Special Meeting and any postponements or adjournments thereof.

  SCB

    Only holders of record of SCB Common Stock on the SCB Record Date will be entitled to receive notice of, and to vote at, the SCB Special Meeting and any postponements or adjournments thereof.

VOTES REQUIRED; QUORUM

  WESTERN

    The affirmative vote of the holders of at least a majority of the total number of outstanding shares of Western Common Stock entitled to vote at the Western Special Meeting is required to approve the principal terms of the Merger and the Amendment.

    As of the Western Record Date, there were 7,071,973 shares of Western Common Stock outstanding. Each holder of shares of Western Common Stock outstanding on the Western Record Date will be entitled to one vote for each share held of record upon each matter properly submitted at the Western Special Meeting and any postponement or adjournment thereof.

    Western will appoint one or three employees to function as inspectors of the election in advance of the Western Special Meeting, to tabulate votes, to ascertain whether a quorum is present and to determine the voting results on all matters presented to the Western Shareholders. A majority of all shares of Western Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum. Abstentions and broker non-votes are each included in the determination of the number of shares present; however, they are not counted as votes in favor of the principal terms of the Merger and the Amendment. THE FAILURE TO VOTE, AN ABSTENTION OR A BROKER NON-VOTE THUS HAS THE SAME EFFECT AS A VOTE AGAINST THE PRINCIPAL TERMS OF THE MERGER AND THE AMENDMENT.

    If a quorum is not obtained, or fewer shares of Western Common Stock are voted in favor of the principal terms of the Merger and the Amendment than the number required for approval of the principal terms of the Merger and the Amendment, it is expected that the Western Special Meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes, and at any subsequent reconvening of the Western Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Western Special Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn).

  SCB

    The affirmative vote of the holders of at least a majority of the total number of outstanding shares of SCB Common Stock entitled to vote at the SCB Special Meeting is required to approve the principal terms of the Merger.

    As of the SCB Record Date, there were 7,498,365 shares of SCB Common Stock outstanding. Each holder of shares of SCB Common Stock outstanding on the SCB Record Date will be entitled to one vote for each share held of record upon each matter properly submitted at the SCB Special Meeting and any postponement or adjournment thereof.

    SCB will appoint an inspector of the election in advance of the SCB Special Meeting to tabulate votes, to ascertain whether a quorum is present and to determine the voting results on the matter presented to the SCB Shareholders. A majority of all shares of SCB Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum. Abstentions and broker non-votes are each included in the determination of the number of shares present; however, they are not counted as votes in favor of the principal terms of the Merger. THE FAILURE TO VOTE, AN ABSTENTION OR A BROKER NON-VOTE THUS HAS THE SAME EFFECT AS A VOTE AGAINST THE PRINCIPAL TERMS OF THE MERGER.

    If a quorum is not obtained, or fewer shares of SCB Common Stock are voted in favor of the principal terms of the Merger than the number required for approval of the principal terms of the Merger, it is expected that the SCB Special Meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes, and at any subsequent reconvening of the SCB Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the SCB Special Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn).

VOTING OF PROXIES

    Shares represented by proxies properly executed and received in time to be voted at the Special Meetings will be voted in accordance with the instructions indicated on the proxies. Proxies which do not contain voting instructions will be voted "FOR" the proposal to approve the principal terms of the Merger and, in the case of proxies for Western Common Stock, "FOR" the Amendment. All proxies voted "FOR" such matters, including proxies on which no instructions are indicated, may, at the discretion of the proxy holder, be voted "FOR" a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise; PROVIDED, HOWEVER, that no proxy which is voted against approval of the principal terms of the Merger or on which the relevant shareholder specifically abstains from voting with respect to such approval will be voted in favor of any such adjournment or postponement.

    It is not expected that any matter other than as described herein will be brought before either of the Special Meetings. If, however, other matters are properly brought before a Special Meeting, persons appointed as proxies will have discretion to vote or act thereon in their best judgment.

REVOCABILITY OF PROXIES

    The presence of a Shareholder at the relevant Special Meeting (or at any postponement or adjournment thereof) will not automatically revoke such shareholder's proxy. However, a shareholder may revoke a proxy at any time prior to its exercise by (a) delivery to the Secretary of the relevant Company of a written notice of revocation prior to or at the relevant Special Meeting (or, if such Special Meeting is adjourned or postponed, prior to or at the time the adjourned or postponed meeting is actually held); (b) submission of a duly executed proxy bearing a later date; or (c) attending the relevant Special Meeting (or, if such Special Meeting is adjourned or postponed, by attending the adjourned or postponed meeting) and voting in person thereat. In the case of Western Shareholders, any written revocation of proxy or other related communications should be addressed to Arnold C. Hahn, Secretary, Western Bancorp, 4100 Newport Place, Suite 900, Newport Beach, California 92660. In the case of SCB Shareholders, any written revocation of proxy or other related communications should be addressed to William C. Greenbeck, Secretary, SC Bancorp, 3800 East La Palma Avenue, Anaheim, California 92807-1798.

SOLICITATION OF PROXIES

    The Companies each have engaged D.F. King to assist in soliciting proxies in connection with the Special Meetings on behalf of each of the Companies. The fee to be paid by SCB is $4,000 plus an additional fee of $3.00 for each telephone contact with a SCB Shareholder, and the fee to be paid by Western is $3,500 plus an additional fee of $3.00 for each telephone contact with a Western Shareholder. Each of the Companies will reimburse D.F. King for all reasonable expenses, costs and disbursements incurred by D.F. King in connection with the solicitation of proxies for such Company. In addition to solicitation by mail, directors, officers and employees of each Company and its subsidiaries may solicit proxies from shareholders of such Company personally or by telephone or telegram without additional remuneration therefor. Each of the Companies will also provide persons, firms, banks and corporations holding shares in their names or in the names of nominees, which in any case are beneficially owned by others, with proxy materials for transmittal to such beneficial owners and will reimburse such record owners for their expenses of doing so. Each of Western and SCB will bear the cost of solicitation of proxies from its own shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  WESTERN

    As of the Western Record Date, the directors and executive officers of Western beneficially held, in the aggregate, the ability to direct the voting with respect to 2,487,139 shares of Western Common Stock, comprising approximately 35.2 percent of the voting power of the Western Common Stock outstanding. Such directors and executive officers of Western have informed Western that they intend to vote their shares of Western Common Stock for the approval of the principal terms of the Merger.

    The following table reflects, as of the Western Record Date, the beneficial ownership of Western Common Stock, including stock options which will become exercisable within 60 days, by Western's directors, executive officers and shareholders known to Western to be holding more than five percent of such stock, and by Western's directors and executive officers as a group.

                                                                                  AMOUNT AND NATURE OF
                                                                                       BENEFICIAL          PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                                  OWNERSHIP(1)        OF CLASS*
- -------------------------------------------------------------------------------  ----------------------  -----------
Castle Creek Capital Partner's Fund-I(2).......................................          1,504,156            21.2%
4370 La Jolla Village, Suite 400,
San Diego, CA 92122

Launch & Co. Mutual Discovery Fund.............................................            400,000             5.7%
51 John F. Kennedy Parkway,
Short Hills, NJ 07078

John M. Eggemeyer(2)...........................................................          1,580,791            22.1%
4370 La Jolla Village, Suite 400,
San Diego, CA 92122

Hugh S. Smith, Jr.(3)(4).......................................................              7,843             0.1%
1251 Westwood Blvd.
Los Angeles, CA 90024

Rice E. Brown(5)(6)............................................................              1,482           **
27127 Calle Arroyo
Suite 1907
San Juan Capistrano, CA 92675

John W. Rose(5)(7).............................................................             29,646             0.4%
c/o FNB Corporation
Hermitage Square
Hermitage, PA 16148

Dale E. Walter(5)..............................................................              7,059             0.1%
50855 Washington Square
Suite C-211
La Quinta, CA 92253

Matthew P. Wagner(4)(8)........................................................             30,196             0.4%
1251 Westwood Blvd.
Los Angeles, CA 90024

E. Lynn Caswell(9).............................................................             11,122             0.2%
2332 Mill Creek Drive
Suite 230
Laguna Hills, CA 92653

Robert L. McKay(5)(10).........................................................            721,049            10.2%
4100 Newport Place
Newport Beach, CA 92660

William H. Jacoby(5)(11).......................................................            234,981             3.3%
4100 Newport Place
Newport Beach, CA 92660

Mark H. Stuenkel(5)(12)........................................................             53,528             0.8%
4100 Newport Place
Newport Beach, CA 92660

Joseph J. Digange(5)(13).......................................................              7,843             0.1%
1251 Westwood Blvd.
Los Angeles, CA 90024

                                                                                  AMOUNT AND NATURE OF
                                                                                       BENEFICIAL          PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                                  OWNERSHIP(1)        OF CLASS*
- -------------------------------------------------------------------------------  ----------------------  -----------
Arnold C. Hahn(14).............................................................              5,294             0.1%
4100 Newport Place
Newport Beach, CA 92660

Directors and Executive Officers as a group (11 persons)(15)...................          2,679,712            36.8%

- ------------------------

  * In computing the percentage of shares beneficially owned, the number of shares which the person or group has the right to acquire within 60 days of the Western Record Date are deemed outstanding for the purposes of computing the percentage of Common Stock beneficially owned by such person or group, but are not deemed outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.

 ** Represents holdings of less than 0.1%.

 (1) The term "beneficial owner" includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (a) voting power, which includes the power to vote, or to direct the voting power, of such security; and/or (b) investment power, which includes the power to dispose, or to direct the disposition of, such security. The term "beneficial owner" also includes any person who has the right to acquire beneficial ownership of such security as defined above within 60 days of the Western Record Date. Ownership includes vested stock options and warrants exercisable within 60 days.

 (2) Mr. Eggemeyer has direct beneficial ownership of 18,879 shares of Western Common Stock and warrants to purchase 57,756 shares of Western Common Stock and has or shares voting power and/or investment power, through Castle Creek Capital Partner's Fund-I (the "Fund"), of which he is a principal, with respect to 1,470,588 shares of Western Common Stock and warrants to purchase 33,568 shares of Western Common Stock. Mr. Eggemeyer disclaims any beneficial ownership of the shares held by the Fund except to the extent of his interest in the Fund. See "The Merger--Interests of Certain Persons in the Merger--Ownership of BPI."

 (3) Mr. Smith beneficially owns options to purchase 7,843 shares of Western Common Stock.

 (4) Executive Officer and Director.

 (5) Director.

 (6) Mr. Brown beneficially owns 894 shares of Western Common Stock and options to purchase 588 shares of Western Common Stock.

 (7) Mr. Rose beneficially owns 18,886 shares of Western Common Stock and warrants to purchase 10,760 shares of Western Common Stock.

 (8) Mr. Wagner beneficially owns 10,588 shares of Western Common Stock and options to purchase 19,608 shares of Western Common Stock.

 (9) E. Lynn Caswell is a former Chief Executive Officer and director of
    Western.

(10) Mr. McKay beneficially owns 714,382 shares of Western Common Stock and options to purchase 6,667 shares of Western Common Stock.

(11) Mr. Jacoby beneficially owns 211,996 shares of Western Common Stock, options to purchase 16,667 shares of Western Common Stock and 6,318 shares of Western Common Stock subject to a PAYSOP.

(12) Mr. Stuenkel beneficially owns 23,116 shares of Western Common Stock, options to purchase 25,979 shares of Western Common Stock and 4,433 shares subject to a PAYSOP.

(13) Mr. Digange beneficially owns options to purchase 7,843 shares of Western Common Stock.

(14) Mr. Hahn, an executive officer of Western, beneficially owns options to purchase 5,294 shares of Western Common Stock.

(15) Does not include 11,122 shares beneficially owned by E. Lynn Caswell.

  SCB

    As of the SCB Record Date, the directors and officers of SCB beneficially held, in the aggregate, the ability to direct the voting with respect to 332,209 shares of SCB Common Stock, comprising approximately 4.4 percent of the voting power of the SCB Common Stock outstanding. Such directors and executive officers of SCB have informed SCB that they intend to vote their shares of SCB Common Stock for the approval of the principal terms of the Merger.

    The following table reflects, as of the SCB Record Date, the beneficial ownership of SCB Common Stock, including stock options which will become exercisable within 60 days, by SCB's directors, executive officers and shareholders known to SCB to be holding more than five percent of such stock, and by SCB's directors and executive officers as a group.

                                                                                  AMOUNT AND NATURE OF     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                              BENEFICIAL OWNERSHIP    OF CLASS*
- -------------------------------------------------------------------------------  ----------------------  -----------
Western Bancorp................................................................       1,496,750(1)            19.9%
4100 Newport Place, Suite 900
Newport Beach, CA 92660

Basswood Partners L.P.,........................................................         730,499(2)             9.8%
Bennett Lindenbaum,
Matthew Lindenbaum
52 Forest Avenue
Paramus, NJ 07852

Castle Creek Capital Partners Fund-I L.P.......................................         648,825(3)             8.7%
4370 La Jolla Village, Suite 400
San Diego, CA 92122

Frank Neeld Tomlinson..........................................................         406,646(4)             5.4%
P.O. Box 2577
Capistrano Beach, CA 92624

Franklin Resources, Inc........................................................         401,700(5)             5.4%
Franklin Mutual Advisors, Inc.
The Common Fund
Charles B. Johnson
Rupert H. Johnson, Jr.
777 Mariners Island Blvd.
San Mateo, CA 94404

N. Keith Abbott................................................................           8,347(6)           **
3800 East La Palma Avenue
Anaheim, CA 92807

Robert C. Ball.................................................................          48,185(7)           **
Adohr Farms
4002 West Westminster
Santa Ana, CA 92702

H.A. Beisswenger...............................................................          33,656(8)           **
3800 East LaPalma Avenue
Anaheim, CA 92807

Michael V. Cummings............................................................          67,750(9)           **
3800 East LaPalma Avenue
Anaheim, CA 92807

James E. Cunningham............................................................          39,711(10)          **
Security Express, Inc.
7100 Honold Avenue
Garden Grove, CA 92641

                                                                                  AMOUNT AND NATURE OF     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                              BENEFICIAL OWNERSHIP    OF CLASS*
- -------------------------------------------------------------------------------  ----------------------  -----------
William C. Greenbeck...........................................................         154,103(11)            2.1%
Downey Land Limited
9530 East Imperial Highway
Suite S
Downey, CA 90242

Larry D. Hartwig...............................................................         141,057(12)            1.9%
3800 East LaPalma Avenue
Anaheim, CA 92807

David A. McCoy.................................................................          67,000(13)          **
3800 East LaPalma Avenue
Anaheim, CA 92807

Ann E. McPartlin...............................................................          43,500(14)          **
3800 East LaPalma Avenue
Anaheim, CA 92807

Irving J. Pinsky...............................................................         190,718(15)            2.5%
9355 Lubec Street
Downey, CA 90240

Bruce W. Roat..................................................................          27,000(16)          **
3800 East LaPalma Avenue
Anaheim, CA 92807

Peer A. Swan...................................................................          22,122(17)          **
Pacific Scientific Company
620 Newport Center Drive
Newport Beach, CA 92660

Donald E. Wood.................................................................         113,235(18)            1.5%
Community Buick and Honda
13839 West Whittier Boulevard
Whittier, CA 90605

Directors and Executive officers as a group (13 persons).......................         956,348               12.8%

- ------------------------

  * In computing the percentage of shares beneficially owned, the number of shares which the person or group has the right to acquire within 60 days of the SCB Record Date are deemed outstanding for the purposes of computing the percentage of Common Stock beneficially owned by such person or group, but are not deemed outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.

 ** Represents holdings of less than 1%.

 (1) Based on Schedule 13D/A filed with the Commission and dated July 2, 1997 and includes up to 1,491,050 shares acquirable by stock options pursuant to the Stock Option Agreement. Western expressly disclaims beneficial ownership of any such shares. The options may be exercised only upon the happening of certain events, none of which has occurred as of the date hereof, and none of which is in the control of Western. 5,700 shares were acquired directly by Western in open market transactions on May 29, 1997.

 (2) Based on Schedule 13D/A filed with the Commission and dated February 18, 1997. Basswood Partners, L.P., Mr. Bennett Lindenbaum and Mr. Matthew Lindenbaum have shared voting and investment power as to 730,499 shares.

 (3) Based on Schedule 13D/A filed with the Commission and dated July 2, 1997. Castle Creek Capital Partners Fund-I L.P. expressly disclaims beneficial ownership of 310,139 shares, the beneficial ownership of which is through its ownership interest in Western. Castle Creek Capital Partners Fund-I L.P. directly owns 337,500 shares.

 (4) Based on Schedule 13D/A filed with the Commission and dated July 16, 1996. Mr. Frank N. Tomlinson has shared voting power as to 306,090 shares and sole voting power as to 100,556 shares.

 (5) Based on Schedule 13D filed with the Commission and dated December 18, 1996. Franklin Mutual Advisors, Inc. has sole voting power and investment power as to 401,700 shares.

 (6) Mr. N. Keith Abbott has sole voting and investment power as to 3,347 shares. Includes 5,000 shares acquirable by stock options currently exercisable.

 (7) Mr. Robert C. Ball has shared voting and investment power as to 23,263 shares and sole voting and investment power as to 24,922 shares.

 (8) Mr. Beisswenger has shared voting and investment power as to 28,656 shares. Includes 5,000 shares acquirable by stock options currently exercisable.

 (9) Mr. Cummings has sole voting and investment power as to 7,250 shares. Includes 60,500 shares acquirable by stock options currently exercisable.

(10) Mr. Cunningham has shared voting power as to 16,408 shares and sole voting power as to 18,303 shares. Mr. Cunningham has sole investment power over 34,711 shares. Includes 5,000 shares acquirable by stock options currently exercisable.

(11) Mr. Greenbeck has sole voting and investment power as to 86,530 shares and shared voting and investment power as to 50,000 shares. Includes 9,073 shares held by Aileen G. Lima, Mr. Greenbeck's mother, as to which shares Mr. Greenbeck disclaims beneficial ownership. Includes 8,500 shares acquirable by stock options currently exercisable.

(12) Mr. Hartwig has sole voting and investment power as to 20,000 shares and shared voting and investment power as to 5,057 shares. Includes 116,000 shares acquirable by stock options exercisable within 60 days of the SCB Record Date.

(13) Mr. McCoy has sole voting and investment power as to 17,500 shares. Includes 49,500 shares acquirable by stock options exercisable within 60 days of the SCB Record Date.

(14) Ms. McPartlin has sole voting and investment power as to 6,000 shares. Includes 37,500 shares acquirable by stock options exercisable within 60 days of the SCB Record Date.

(15) Mr. Pinsky has shared voting and investment power as to 18,000 shares and sole voting and investment power as to 164,218 shares. Includes 8,500 shares acquirable by stock options currently exercisable.

(16) Mr. Roat's ownership consists of 27,000 shares acquirable by stock options exercisable within 60 days of the SCB Record Date.

(17) Mr. Swan has sole voting and investment power as to 17,122 shares. Includes 5,000 shares acquirable by stock options currently exercisable.

(18) Mr. Wood has sole voting and investment power as to 113,235 shares. Includes 5,000 shares acquirable by stock options currently exercisable.

                                 FIP LITIGATION

    In December 1995, Financial Institution Partners, L.P., ("FIP") purchased 288,888 shares of common stock of CCB (the "Initial Shares") in a private placement at $6.75 per share ($1,949,994 in the aggregate). Under the terms of FIP's agreement with CCB, FIP agreed to purchase an additional 266,659 shares of common stock of CCB (the "Additional Shares") on or prior to May 5, 1996, subject to satisfaction of certain closing conditions.

    FIP received confirmation from the Federal Reserve Bank of San Francisco dated April 12, 1997 that no Federal Reserve regulatory approval was required for the purchase of the Additional Shares. On April 24, 1996, Hovde Financial, Inc. ("Hovde"), the corporate general partner of FIP, purchased 53,909 shares of common stock of CCB in the open market. FIP has alleged, among other things, that CCB failed to cooperate fully in the due diligence review of CCB which FIP alleges was a condition precedent to its purchase of the Additional Shares subsequent to receipt of the Federal Reserve confirmation.

    On June 11, 1996, FIP asserted that it had not been able to complete its due diligence review and requested that CCB either (a) amend the agreement to allow FIP until December 31, 1996 to purchase the Additional Shares at an increased purchase price based upon the earnings of CCB from June 1, 1996 through November 30, 1996, or (b) repurchase the Initial Shares for an amount equal to the purchase price, plus $6.00 per share, plus nine percent interest, plus FIP's legal, accounting and due diligence expenses. On June 28, 1996, CCB informed FIP that its rights to purchase the Additional Shares had expired under the terms of the parties' agreement and declined either to amend the agreement or to repurchase the Initial Shares.

    On December 12, 1996, FIP informed CCB that it intended to sue CCB for fraud and breach of contract unless FIP's demands were met. On December 19, 1996, FIP and Hovde Capital, Inc. filed a Complaint in the United States District Court for the Central District of California against CCB, NBSC, and certain of their respective officers and directors alleging claims for breach of contract (declaratory relief and specific performance), violation of the Exchange Act and Rule 10b-5 thereunder, intentional misrepresentation, negligent misrepresentation, suppression of fact and breach of contract (rescission, restitution and damages). On August 20, 1997, FIP and Hovde Capital, Inc. filed a Third Amended Complaint adding Western as a defendant and alleging additional claims for breach of contract (right of first refusal and civil violation of Penal Code Section 496). The complaint seeks rescission of FIP's purchase of the Initial Shares, consequential damages in excess of $1,650,000 and punitive damages. In the alternative, FIP seeks a declaratory judgment requiring CCB to sell the Additional Shares to FIP at $6.75 per share if FIP determines it wishes to purchase such shares and requiring CCB and Western to comply with the terms of the agreement which FIP contends provides it with a right of first refusal as to any offers by defendants of shares of common stock of CCB or Western in an amount necessary to maintain FIP's agreed beneficial ownership interest in CCB of 9.9 percent. None of CCB, NBSC or Western has yet answered the complaint.

    Western Management estimates that in what it believes to be the unlikely event that the outcome of the FIP litigation requires the issuance of the Additional Shares to FIP, the effect would be that the weighted average shares outstanding, for the purpose of computing earnings per share, would have increased by approximately 3.7 percent for the three month period ended June 30, 1997, resulting in earnings per share dilution of approximately 3.5 percent. In addition, in what it believes to be the unlikely event that FIP obtains a judgment that it has a right of first refusal to obtain and thereafter maintain a beneficial ownership interest of Western (which is now being equated to CCB by FIP) at 9.9 percent, approximately 396,590 shares ("Right of First Refusal Shares") would be issued to FIP resulting in an increase of approximately 5.4 percent in the weighted average shares outstanding for the purpose of computing earnings per share for the three month period ended June 30, 1997, resulting in earnings per share dilution of approximately 5.1 percent.

    SCB was provided with information related to FIP's demands prior to execution of the Merger Agreement. Although Western Management believes that an adverse outcome in the FIP litigation resulting in the issuance of Additional Shares or Right of First Refusal Shares to FIP is unlikely, in the event the litigation remains unresolved at the time of the Special Meetings, FIP may exercise its Dissenters' Rights, which could adversely impact the ability of Western and SCB to account for the Merger as a pooling-of-interests. As of the Western Record Date, FIP beneficially owned 342,797 shares of Western Common Stock, constituting 4.85 percent of the outstanding Western Common Stock, and as of the Western Record Date, assuming that the Right of First Refusal Shares (which include the Additional Shares) had been issued to FIP as a result of the FIP Litigation, FIP would have beneficially owned 739,387 shares of Western Common Stock, constituting 9.9 percent of the outstanding Western Common Stock. As of the SCB Record Date, FIP beneficially owned 145,000 shares of SCB Common Stock, constituting 1.9 percent of the outstanding SCB Common Stock. See "The Merger--Dissenters' Rights" and "Risk Factors--Shares Eligible for Future Sale; Dilution." In addition, Western's obligation to effect the Merger is subject to the satisfaction or waiver prior to the Effective Time of the condition that the SCB Shareholders or Western Shareholders voting against approval of the Merger Agreement or giving notice in writing to SCB or Western, as the case may be, at or before the applicable Special Meeting, that such shareholder dissents from the Merger Agreement in the aggregate hold not more than five percent of the SCB Common Stock or the Western Common Stock, as the case may be. See "The Merger Agreement-- Conditions."

                                   THE MERGER

    THIS SECTION OF THE JOINT PROXY STATEMENT-PROSPECTUS DESCRIBES CERTAIN ASPECTS OF THE PROPOSED MERGER, AND SUCH INFORMATION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OTHER INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT-PROSPECTUS, INCLUDING THE APPENDICES HERETO, AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. A COPY OF THE MERGER AGREEMENT IS SET FORTH AS APPENDIX A TO THIS JOINT PROXY STATEMENT-PROSPECTUS AND THE TEXT THEREOF IS INCORPORATED HEREIN BY REFERENCE, AND REFERENCE IS MADE THERETO FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE MERGER AGREEMENT AND EACH OF THE OTHER APPENDICES HERETO IN THEIR ENTIRETY.

BACKGROUND OF THE MERGER

    Western, principally through its wholly-owned subsidiaries NBSC and Western Bank, and SCB, principally through its wholly-owned subsidiary SC Bank, each conducts general banking operations in Los Angeles, Orange and San Diego counties, California. In serving individuals, small businesses and mid-market corporations, each historically has focused on a community-based approach to banking. The Managements of the Companies have been cognizant of the rapidly changing structure of the banking market in Southern California, in part as a result of the severe problems associated with the savings and loan industry and the problems experienced by other independent banks within Los Angeles, Orange and San Diego counties during the recent recession. As is the case throughout the United States, the managements of the Companies believe that a process of consolidation will continue to occur in the Southern California financial services industry resulting in, among other things, a reduction in the number of independent banks and bank holding companies.

    In order to compete effectively with the larger financial institutions resulting from the various consolidations and mergers in the industry locally, the managements of the Companies saw the need to expand prudently. At the same time, each recognized the opportunity to build a larger regional, independent financial institution in the Los Angeles, Orange and San Diego counties market as a result of the reduced number of independent banks headquartered in those counties. Accordingly, as part of their efforts to achieve long-term, stable profitability, both of the Companies sought a strong partner with which to join forces in order to achieve greater market share in Southern California, as detailed below.

    Throughout 1996, the principals at BPI held discussions, on behalf of Western, with a number of Southern California-based institutions with respect to potential business combinations. The institutions contacted were only those institutions that focused on the community-based approach to banking and were located in markets that would provide Western with both strategic and synergistic benefits. Specifically, Western identified SCB as a potential acquisition target because of SCB's proximity to the small business and mid-market corporations located along the Interstate 5 corridor, its strong loan generating capabilities and because of the potential operational costs savings that could be garnered from merging the respective institution's duplicative operational functions. Since the Board of Directors of SCB made the decision to obtain proposals from prospective acquirors in February 1997, the Board of Directors of Western decided to participate in the due diligence and bidding process. During the course of such process, Western confirmed that SCB fit the acquisition criteria described above; therefore, the Board of Directors of Western decided to proceed with the acquisition of SCB. The details of the bidding and negotiation processes are described more fully below.

    From time to time in 1995 and 1996, SCB held discussions with a number of institutions with respect to prospective business combinations, including the possibility of acquisitions of such institutions by SCB, a sale of SCB to such institutions or a "merger of equals" between SCB and such institutions. In connection therewith, in August 1996, John Eggemeyer of BPI met with Harold A. Beisswenger, Chairman of the Board of SCB, Larry D. Hartwig, President and Chief Executive Officer of SCB and legal counsel for SCB to discuss Western's interest in a possible business combination with SCB. Thereafter, Mr. Eggemeyer had further sporadic conversations with Mr. Beisswenger or Mr. Hartwig reaffirming Western's interest in a potential business combination.

    At the October 1996 meeting of the SCB Board, the SCB Board authorized SCB's management to interview and recommend the selection of investment bankers to advise the SCB Board on the strategic alternatives available to SCB. Thereafter, in November 1996, SCB retained CSFB as SCB's financial advisor in connection with SCB's consideration of strategic alternatives. In addition, in December 1996 SCB retained Hovde to provide its perspectives on strategic alternatives. The engagement letter with Hovde did not obligate Hovde to provide, nor was Hovde requested to provide, any opinion with respect to the proposed Merger between Western and SCB or the indications of interest received from Western or any of the other prospective purchasers.

    At the December 1996 meeting, the SCB Board considered the presentation of CSFB as to strategic alternatives available to SCB, including SCB's stand alone prospects, alternative stand alone strategies and a sale of SCB. No decision was made as to the appropriate course of action, although management was authorized to prepare materials to assist with a discreet inquiry of potential acquirors in determining the values that might be received by SCB shareholders in a sales transaction.

    In January 1997, the SCB Board considered the presentation of Hovde on strategic alternatives available to SCB, including prospects for growth by acquisitions and the practical implications thereof. The SCB Board also considered the recommendation of CSFB that preliminary inquiries be made to gauge the level of interest in a possible sale of SCB, and authorized CSFB to make a limited number of such inquiries.

    On January 21, 1997, Basswood Partners, the holder of approximately 9.8 percent of the outstanding SCB Common Stock filed preliminary consent solicitation materials on Schedule 14A with the Commission regarding a Basswood proposal to expand the size of the SCB Board and to elect certain Basswood designees in order to promote a sale of SCB. Following such filing, representatives of SCB contacted representatives of Basswood to indicate that the SCB Board already was in the process of considering strategic alternatives and to urge Basswood not to take actions that would unreasonably interfere with such process. In addition, the SCB Board adopted an amendment to its Bylaws regulating actions by written consent. In its February 3, 1997 press release announcing adoption of the Bylaw amendment, SCB also disclosed that it had previously engaged financial advisors to assist it in connection with consideration of strategic alternatives.

    In February and March of 1997, CSFB and management of SCB prepared background materials on SCB for evaluation by prospective acquirors. Western reviewed such materials and began its preliminary analysis with regard to a potential transaction to determine the viability of a potential merger, and thereafter a preliminary non-binding indication of interest was delivered by Western to SCB on February 21, 1997. Western's preliminary non-binding indication of interest provided for each share of SCB Common Stock to be exchanged for 0.4706 shares of Western Common Stock which, based on the closing price of Western Common Stock on February 20, 1997 implied a value for SCB of $12.00 per share. This offer was predicated upon: (a) SCB having 7,477,805 shares of common stock outstanding, (b) SCB having 219,720 shares of common stock reserved for the issuance upon exercise of employee stock options, (c) the merger being accounted for as a pooling of interests, and (d) the merger being completed as a tax-free reorganization to Western, SCB and their respective shareholders under the Code.

    Following a review of various preliminary indications of interest submitted to the SCB Board and a discussion thereof with CSFB, the SCB Board authorized management to proceed with further discussions with four prospective purchasers, one of which was Western, and each of which was afforded the opportunity to conduct expanded due diligence of SCB. During the expanded due diligence process, Western revised its preliminary analysis. On April 7, 1997, the Western Board held a special meeting and the proposed Merger was considered in detail with Western's senior management and BPI. All members of the Western Board were present at the Meeting. The Western Board approved the transaction in principle at such meeting and authorized Western's management and BPI to proceed with continued discussions and negotiations with SCB. Thereafter BPI, on behalf of Western, submitted a revised non-binding indication of interest. Western's revised non-binding indication of interest provided for each share of SCB Common Stock issued and outstanding to be converted into that number of shares of Western Common Stock as determined by dividing (i) $14.00 by (ii) a price per share for Western Common Stock of no less than $25.50 and no greater than $34.00. Further, this offer was predicated upon: (a) SCB having 7,486,975 shares of common stock outstanding, (b) SCB having 558,940 shares of common stock reserved for the issuance upon exercise of employee stock options, (c) the merger being accounted for as a pooling of interests, and (d) the merger being completed as a tax-free reorganization to Western, SCB and their respective shareholders under the Internal Revenue Code. Two other prospective purchasers also submitted revised indications of interest.

    At its April 14, 1997 special meeting, the SCB Board considered three revised indications of interest and directed CSFB to approach such prospective purchasers with a request that each submit its best proposal. At a special meeting of the Western Board held on April 15, 1997, the Western Board authorized BPI to submit a revised proposal. The revised proposal provided (i) for each share of SCB Common Stock issued and outstanding to be converted into that number of shares of Western Common Stock as determined by dividing (A) $14.25 by (B) a price per share for Western Common Stock of no less than $23.38 and no greater than $31.88 or (ii) for each share of SCB Common Stock to be exchanged for 0.5158 shares of Western Common Stock, provided that during a predetermined pricing period, Western Common Stock traded within a range between $25.50 and $29.75. Further, the fixed exchange ratio option would become a floating exchange ratio at the lower bound of the collar as determined by dividing (i) $14.25 by (ii) a price per share for Western Common Stock of no less than $21.25 and no greater than $24.44 and become a floating exchange ratio at the upper bound of the collar as determined by dividing (i) $14.25 by (ii) a price per share for Western Common Stock of no less than $30.81 and no greater than $34.00. Similar to Western's revised non-binding indication of interest, this revised proposal was predicated upon: (a) SCB having 7,486,975 shares of common stock outstanding, (b) SCB having 558,940 shares of common stock reserved for the issuance upon exercise of employee stock options, (c) the merger being accounted for as a pooling of interests, and (d) the merger being completed as a tax-free reorganization to Western, SCB and their respective shareholders under the Internal Revenue Code. This revised proposal differed from the proposal contained in the Merger Agreement primarily in that the fixed exchange ratio option was eliminated.

    On April 17, 1997, the SCB Board considered the revised indications of interests from the three prospective purchasers. In contrast to the revised Western proposal, one prospective purchaser submitted a revised proposal for a tax-free merger based on an assumed value of its common stock (which was not publicly traded) of $12.24 per share of SCB Common Stock, and the other prospective purchaser submitted a revised proposal for a taxable transaction of stock and cash with an indicated value of $12.00 per share. The SCB Board then authorized management to proceed with negotiations to determine whether a definitive agreement with Western could be reached. Thereafter, representatives of Western and SCB commenced negotiation of the terms of the Merger Agreement and the Stock Option Agreement.

    On April 24, 1997, following continuing negotiations with Western, the SCB Board considered the proposed Merger between Western and SCB. At such meeting, the SCB Board, in consultation with CSFB and SCB's legal counsel, deliberated at length about the strategic alternatives available to SCB, the background of the negotiations with Western and the provisions of the draft Merger Agreement and Stock Option Agreement. In addition, CSFB rendered to the SCB Board an oral opinion, which was later confirmed in a written opinion dated April 29, 1997, that the Conversion Number to be received in the proposed Merger was fair to the SCB Shareholders from a financial point of view. See "--Opinions of Financial Advisors--SCB." Following such deliberations, the SCB Board authorized management to complete the negotiation of and enter into a definitive Merger Agreement and Stock Option Agreement.

    On April 25, 1997, the Western Board held a special meeting at which the principal terms of the Merger Agreement were reviewed and Western's management was authorized to proceed with the final negotiation of the Merger Agreement.

    On April 29, 1997, the Merger Agreement and the Stock Option Agreement were executed and delivered. In addition, as an inducement to Western entering into the Merger Agreement, N. Keith Abbott, Robert C. Ball, Harold A. Beisswenger, James E. Cunningham, William C. Greenbeck, Larry D. Hartwig, Irving J. Pinsky, Peer A. Swan and Donald E. Wood each entered into a Shareholder Agreement with Western, pursuant to which each committed to vote his respective shares in favor of the Merger and against certain other transactions. Messrs. Abbott, Ball, Beisswenger, Cunningham, Greenbeck, Pinsky and Wood each also agreed not to compete with Western for a period of one year or three years in the banking business in the counties of Los Angeles, Orange and San Diego in the State of California so long as Western or its assigns remain engaged in the banking business in such counties. Immediately after its execution and delivery, the Merger Agreement was publicly announced.

    The managements of the Companies saw opportunities for increased operating efficiencies and cost savings due to the high degree of geographic and operational overlap between the companies. In particular, the managements believe that cost savings can be achieved as a result of economies of scale, the elimination of redundant executive management and central staff, the consolidation of data processing and operations activities and the elimination of duplicative administrative functions. As part of the examination of the books and records of SCB, Western personnel and its advisors reviewed staffing levels and transaction volumes in various areas and the details of other expenses. As a result of these analyses, Western estimates the following annual synergies and cost savings from throughout the consolidated Western organization resulting from the Merger:

Compensation & Benefits.........................................  $3,500,000
Data Processing Consolidation...................................    600,000
Professional Fees...............................................    250,000
Other...........................................................    350,000
                                                                  ---------
    TOTAL.......................................................  $4,700,000
                                                                  ---------
                                                                  ---------

    Western expects to recognize half of these benefits in 1998, and full benefits in 1999.

    Although the above described synergies and cost savings are Western's best estimates formulated during Western's due diligence review of SCB, and Western believes them to be reasonable, due to the inherent uncertainties associated with merging two companies, there can be no assurance that Western will be able to realize fully these synergies and cost savings or that such synergies and cost savings will be realized in the time frame currently anticipated.

    Managements of the Companies believe that Western and SCB complement each other both in their community-based approach to banking and in terms of geographic service areas. Consequently, the Companies believe that by combining forces, they will be able more effectively to compete and successfully to take advantage of banking opportunities in the Southern California market.

EFFECT OF MERGER

    At the Effective Time, SCB will merge with and into Western, and Western will be the surviving corporation and will continue its corporate existence under California law under the name "Western Bancorp." The separate corporate existence of SCB will cease at the Effective Time.

    Upon the Merger becoming effective, each share of SCB Common Stock issued and outstanding at the Effective Time (other than (a) shares which have not been voted in favor of the approval of the principal terms of the Merger and with respect to which Dissenters' Rights shall have been perfected in accordance with the CGCL and (b) shares held directly or indirectly by Western, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) will be converted automatically into the right to receive
0.4556 shares of Western Common Stock.

    Once the Merger has been consummated, the trading of SCB Common Stock on the American Stock Exchange will cease, and SCB will no longer be required to file reports pursuant to the Exchange Act. It is anticipated that the management and operation of Western and SCB will be integrated after the Merger. SCB has agreed, subject to certain conditions, at or before the Effective Time, to make such accounting adjustments as Western requests in order to implement its plans regarding SC Bank or to reflect merger-related expenses and costs incurred by SCB. See "The Merger Agreement--Certain Covenants."

    Pursuant to the Merger Agreement, the Board of Directors of the Surviving Corporation will include Harold A. Beisswenger, Larry D. Hartwig, William C. Greenbeck and Donald E. Wood, each currently a director of SCB. Prior to the Effective Time, the Bylaws of Western will be amended to increase the authorized number of directors from a minimum of seven and a maximum of 13 to a minimum of nine and a maximum of 16, assuming approval of the Amendment by the Western Shareholders. Immediately prior to the Effective Time, the Western Board will adopt resolutions fixing the exact number of directors at 14 and appointing Messrs. Beisswenger, Hartwig, William C. Greenbeck and Donald E. Wood to fill the vacancies created thereby. All members of the SCB Board and all members of the board of directors of SC Bank will resign as of the Effective Time. See "The Merger Agreement--Conditions."

    After the Merger, the Surviving Corporation will be headquartered at 4100 Newport Place, Suite 900, Newport Beach, California 92660. The telephone number at such offices will be (714) 863-2300.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

  WESTERN

    The Western Board has unanimously approved the Merger Agreement and the Amendment and has determined that the Merger is fair to, and in the best interests of, the Western Shareholders. The Western Board, therefore, unanimously recommends that the Western Shareholders vote "FOR" the approval of the principal terms of the Merger and the Amendment. The Western Board believes that the Merger will enable Western to participate in opportunities for growth that the Merger makes possible. See "--Background of the Merger" and "--Opinions of Financial Advisors."

    In reaching its determination that the Merger is fair to, and in the best interests of, Western Shareholders, the Western Board considered a number of factors, from both a short-term and long-term perspective, including, without limitation, the following:

        (a) The potential to leverage management, data processing and operations, the expansion of products at SCB throughout the Western organization, an increased consolidated lending limit and additional customer convenience due to additional branches, which Western's management believes will enhance the potential for Western's business, financial condition, results of operations and prospects, including, but not limited to, its potential growth, development, productivity and profitability;

        (b) The current and prospective environment in which Western operates, including national and local economic conditions, the competitive environment for banks and other financial institutions generally, the increased regulatory burden on financial institutions generally and the trend towards consolidation in the financial services industry;

        (c) Data processing systems, talented employees and improving financial results at SCB, which Western's management believes, based on the examination of SCB's business, financial condition and results of operations, will control risks normally associated with a merger;

        (d) The review by the Western Board with its legal advisors and BPI of the provisions of the Merger Agreement;

        (e) The Piper Opinion;

        (f) The likelihood that the proposed transaction would be consummated;

        (g) Improved customer relations and satisfaction through enhancement of the employee base of Western and an increase in point of service locations and products from which to choose; and

        (h) The compatibility of the respective businesses and management philosophies of the Companies.

    While each member of the Western Board individually evaluated each of the foregoing as well as other factors, the Western Board collectively did not assign any specific or relative weight to the factors under consideration and did not make any determinations with respect to any individual factor. The Western Board collectively made its determination with respect to the Merger based on the unanimous conclusion reached by its members that the Merger, in light of the factors that each of them individually considered as appropriate, is fair and in the best interests of the Western Shareholders.

    FOR THE REASONS SET FORTH ABOVE THE WESTERN BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AS IN THE BEST INTERESTS OF WESTERN AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT WESTERN SHAREHOLDERS APPROVE THE PRINCIPAL TERMS OF THE MERGER AND THE AMENDMENT.

  SCB

    The SCB Board has unanimously concluded that the Merger is in the best interests of SCB Shareholders and unanimously recommends that SCB Shareholders approve the principal terms of the Merger. In reaching its determination to approve the principal terms of the Merger, the SCB Board considered the following factors, which constitute all of the material factors considered by the SCB Board:

        (a) Information concerning the financial performance and condition, business operations, capital levels, asset quality and prospects of Western and the other offerors and the due diligence review of the loan portfolio, material contracts, litigation and other contingent liabilities of Western and other offerors conducted by SCB and its advisors;

        (b) Information concerning the ability of Western, the other offerors and SCB to achieve operating efficiencies;

        (c) The current and prospective economic, regulatory and competitive environment facing SCB, including in particular the franchise value of SCB due to its branch locations in Los Angeles, Orange and San Diego Counties, its high level of demand deposits and business lending focus, its leverage capital ratios and data processing systems;

        (d) The unprecedented consolidation currently underway in the banking industry and increased competition from larger independent banks in California;

        (e) The business strategies and the strength and depth of management of Western and the other offerors and the extent of their interest in continuing SCB's significant business relationships in Los Angeles, Orange and San Diego Counties;

        (f) The geographic concentration of Western in Southern California;

        (g) The advantages of being part of a larger entity, including the potential for operating efficiencies, a higher legal lending limit and the generally higher trading multiples of larger financial institutions;

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        (h) The value of the consideration offered by Western and the other offerors compared to the value of the consideration offered in other acquisitions of financial institutions in California during 1995 and 1996 and the prospects for enhanced value of the combined entity in the future;

        (i) The terms of the Merger Agreement and the Stock Option Agreement and its review of those agreements with its financial and legal advisors;

        (j) The financial and other presentations of CSFB (including the assumptions and methodologies underlying its analyses and presentations of pro forma financial information with respect to both the Merger and the other offers), the results of the contacts and discussions between SCB, its advisors and various third parties and the opinion of CSFB that, as of the date of such opinion, and based upon, and subject to, the matters stated in such opinion, the Conversion Number is fair, from a financial point of view, to SCB Shareholders;

        (k) The tax-free nature of the Western offer;

        (l) The commitment of Western to have the Western Common Stock listed on the Nasdaq National Market and the anticipated increase in the liquidity thereof following consummation of the CCB Merger;

       (m) The prospects and valuation of SCB on a stand alone basis and on the basis of alternative stand alone strategies, such as dividends, share repurchases, restructurings and growth through acquisitions; and

        (n) The willingness of Western to provide SCB Shareholders with certain protections against fluctuations in the value of the consideration offered by Western.

    The foregoing discussion of the information and factors considered by the SCB Board is not intended to be exhaustive, but constitutes the material factors considered by the SCB Board. In reaching its determination to approve and recommend the principal terms of the Merger, the SCB Board did not assign relative or specific weights to the foregoing factors and individual directors may have weighed such factors differently.

    FOR THE REASONS SET FORTH ABOVE, THE SCB BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AS IN THE BEST INTERESTS OF SCB AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SCB SHAREHOLDERS APPROVE THE PRINCIPAL TERMS OF THE MERGER.

OPINIONS OF FINANCIAL ADVISORS

  WESTERN

    Piper Jaffray was retained by Western pursuant to an engagement letter dated July 9, 1997 to render its opinion to the Western Board regarding the fairness, from a financial point of view, to Western Shareholders of the Merger Consideration.

    Piper Jaffray is an investment banking firm engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. Piper Jaffray was selected to prepare a fairness opinion based on its experience and expertise in transactions similar to the Merger and its reputation in the financial services and investment banking sectors. Except as set forth above, Piper Jaffray has not otherwise acted as financial advisor to Western or the Western Board in connection with the Merger and did not participate in the discussions or negotiations with respect to the Merger.

    Piper Jaffray delivered to the Western Board on July 14, 1997, its oral opinion, subsequently confirmed by a written opinion dated as of the same date, to the effect that, as of the date of the opinion

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and based on and subject to the assumptions, factors and limitations as set forth in the opinion and as described below, the Merger Consideration pursuant to the Merger Agreement was fair, from a financial point of view, to the Western Shareholders. A copy of the Piper Opinion is attached to this Joint Proxy Statement-Prospectus as Appendix C and is incorporated herein by reference.

    While Piper Jaffray rendered its opinion and provided certain analyses to the Western Board, Piper Jaffray was not requested to and did not make any recommendation to the Western Board as to the form or amount of the consideration to be exchanged by Western in the Merger, which was determined through negotiations between SCB and Western. The Piper Opinion, which was delivered for use and considered by the Western Board, is directed only to the fairness, from a financial point of view, of the Merger Consideration, does not address the value of a share of Western Common Stock, does not address Western's underlying business decision to participate in the Merger and does not constitute a recommendation to any Western Shareholder as to how such shareholder should vote with respect to the Merger. Piper Jaffray does not admit that it is an expert within the meaning of the term "expert" as used in the Act and the rules and regulations promulgated thereunder, or that its opinions constitute a report or valuation within the meaning of Section 11 of the Securities Act and the rules and regulations promulgated thereunder.

    Piper Jaffray was not advised by Western, SCB or their respective legal counsel concerning the probable outcome of, or estimated damages which might arise from, any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which Western or SCB or their affiliates was a party or may be subject and undertook no analysis independent thereof. Accordingly, the Piper Opinion made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

    THE SUMMARY OF THE PIPER OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE PIPER OPINION. WESTERN SHAREHOLDERS ARE URGED TO READ THE PIPER OPINION IN ITS ENTIRETY FOR A COMPLETE DESCRIPTION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN.

    In arriving at the Piper Opinion, Piper Jaffray reviewed, analyzed and relied upon material bearing upon the financial and operating condition and prospects of Western and SCB and material prepared in connection with the Merger, and considered such financial and other factors as it deemed appropriate under the circumstances, including, among other things, the following: (i) the Merger Agreement, (ii) information relative to the business, financial condition and operations of Western and SCB furnished by management of Western and SCB, respectively, (iii) certain internal financial planning information of SCB furnished by management of SCB and revised by Western, and certain pro forma internal financial planning information for SCB and Western furnished by management of Western, (iv) certain financial and securities data of Western,
(v) to the extent publicly available, the financial terms of certain merger and acquisition transactions deemed relevant; (vi) publicly available information relative to Western and SCB, and (vii) certain financial and securities data of SCB and companies deemed similar to SCB or representative of the business sector in which SCB operates. In addition, Piper Jaffray engaged in discussions with members of management of SCB and Western concerning the respective financial condition, current operating results and business outlook of SCB and Western, including the prospects for the combined companies and any potential operating efficiencies and synergies which may arise from the Merger.

    For purposes of the Piper Opinion, Piper Jaffray relied upon and assumed the accuracy, completeness and fairness of the financial and other information made available to it and did not attempt to independently verify such information. Piper Jaffray relied upon the assurances of Western and SCB management that the information provided by Western and SCB had a reasonable basis and, with respect to financial planning data and other business outlook information, reflected the best available estimates, and that they were not aware of any information or fact that would make the information provided to Piper Jaffray incomplete or misleading. Piper Jaffray relied, without independent verification, on the assessments by management of Western of the amount and timing of nonrecurring acquisition costs and potential cost

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
savings and other projected synergies realizable as a result of the Merger and assumed that the Merger would be treated as a tax-free reorganization and accounted for as a pooling-of-interests under generally accepted accounting principles. In arriving at the Piper Opinion, Piper Jaffray did not perform, nor was it furnished, any appraisal or valuation of specific assets or liabilities of Western or SCB and expressed no opinion regarding the liquidation value of any entity. No limitations were imposed by Western on the scope of Piper Jaffray's investigation or the procedures to be followed in rendering its opinion. Piper Jaffray expressed no opinion as to the price at which shares of Western Common Stock or SCB Common Stock may trade at any future time. The Piper Opinion is based upon information available to Piper Jaffray and the facts and circumstances as they existed and were subject to evaluation on the date of the Piper Opinion. Events occurring after such date could materially affect the assumptions used in preparing the Piper Opinion.

    Piper Jaffray performed certain financial and comparative analyses, including those summarized below, which it discussed with the Western Board on July 14, 1997. In delivering the Piper Opinion to the Western Board as of July 14, 1997, Piper Jaffray prepared and delivered to the Western Board certain written materials containing various analyses and other information relevant to the Piper Opinion. The discussion below summarizes those material analyses performed in connection with rendering the Piper Opinion.

    SELECTED MARKET INFORMATION. Piper Jaffray reviewed certain stock trading characteristics of Western Common Stock and SCB Common Stock, including stock price and volume comparisons for the periods ending July 10, 1997. Piper Jaffray concluded that the trading volume represented by Western Common Stock and SCB Common Stock were similar. Piper Jaffray also utilized the stock trading information in its analysis of the per share purchase price and aggregate transaction value based on the Conversion Number and other terms set forth in the Merger Agreement. The specific analyses performed by Piper Jaffray, based in part on this information, are described in the paragraphs below.

    PRO FORMA ANALYSIS. Piper Jaffray analyzed the hypothetical pro forma effects of the Merger on Western's earnings per share and tangible book value per share for the years ending December 31, 1997, 1998 and 1999. In this analysis, Western's projected pre-Merger earnings per share and tangible book values per share were compared to the projected post-Merger earnings per share and tangible book values per share reflecting the addition of SCB's earnings and projected synergies as well as certain other pro forma changes. This analysis was completed on earnings per share according to generally accepted accounting principles ("GAAP"), cash earnings per share and tangible book value bases, using projections for SCB provided by SCB's management and revised by Western's management. The projected earnings per share and tangible book values per share for the combined entities were then compared to Western's projected earnings and tangible book values over the same periods on a stand alone basis. Based on an assumed Conversion Number of 0.47899 shares of Western Common Stock for each share of SCB Common Stock, this analysis indicated that the Merger would have an accretive effect on Western's projected earnings per share in 1997, 1998 and 1999, on both a GAAP and cash basis, taking into account the projected synergies relating to the Merger. Without such synergies, the analysis showed that the Merger would have an accretive effect on Western's projected earnings per share in 1997, but have a dilutive effect on Western's projected earnings per share in 1998 and 1999. The analysis also indicated that the Merger would have an accretive effect on Western's tangible book value per share in 1997, 1998 and 1999, whether or not the projected synergies relating to the Merger are taken into account.

    CONTRIBUTION ANALYSIS. Piper Jaffray analyzed the hypothetical pro forma contribution of each of Western and SCB to the combined company for the year ended December 31, 1996 and the years ending December 31, 1997 through 2001. For these periods, Piper Jaffray analyzed SCB's expected contribution, with and without projected synergies from the Merger, to the consolidated net interest income, GAAP net income, cash net income, total assets, net loans, deposits and tangible book value of the combined entity and the post-Merger equity interest to be held by SCB's shareholders. This analysis is based on projections

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
for SCB provided by SCB's management and revised by Western's management, without taking into account the projected synergies relating to the Merger except in the case of GAAP net income and cash net income. This analysis shows that SCB will contribute 36.0 percent, 39.1 percent, 36.4 percent, 36.4 percent,
41.6 percent, 36.3 percent and 47.4 percent to the consolidated net interest income, GAAP net income, cash net income, total assets, net loans, deposits and tangible book value, respectively, of the combined entity in fiscal 1997. This analysis shows that in fiscal 2001, SCB will contribute 33.8 percent, 29.7 percent, 28.9 percent, 31.9 percent, 39.3 percent, 31.4 percent and 38.8 percent to the consolidated net interest income, GAAP net income, cash net income, total assets, net loans, deposits and tangible book value, respectively, of the combined entity. Taking into account the projected synergies from the Merger, the analysis shows that SCB will contribute 39.1 percent and 36.4 percent to the GAAP net income and cash net income, respectively, of the combined entity in fiscal 1997 and 39.0 percent and 37.6 percent to the GAAP net income and cash net income, respectively, of the combined entity in fiscal 2001. Assuming a Conversion Number of 0.47899 shares of Western Common Stock for each share of SCB Common Stock, SCB stockholders will account for approximately 33.5 percent of the combined company.

    DISCOUNTED IMPLIED DIVIDEND ANALYSIS. Using a discounted implied dividend analysis, Piper Jaffray calculated a range of theoretical per share values for SCB based on the net present value of (i) SCB's implied annual dividend income, subject to a constraint of maintaining a minimum ratio of equity to assets of six percent, and (ii) a terminal value for SCB in 2001 calculated based upon a multiple of net income. The projected financial data for SCB for 1997 through 2001 utilized by Piper Jaffray in this analysis was prepared by SCB management and revised by Western management. Piper Jaffray calculated the range of net present values per share for SCB based on a range of discount rates of 12 percent to 16 percent and a range of terminal value multiples of forecasted 2001 earnings of 14.0x to 16.0x. This analysis yielded a range of estimated present values per share for SCB of approximately $16.64 to $20.54 (taking into account the projected synergies relating to the Merger) and approximately $11.95 to $14.51 (without such projected synergies).

    COMPARABLE MERGER AND ACQUISITION ANALYSIS. Piper Jaffray reviewed selected transactions involving acquired banks located in California deemed comparable to SCB that have been completed from January 1, 1996 to June 30, 1997 and whereby the target was 100 percent acquired. This analysis was based on publicly available information obtained from filings with the Commission, public company disclosures, press releases, industry and popular press reports, data bases and other sources. This search yielded 13 comparable transactions. Based on its analysis of the comparable transactions, Piper Jaffray derived the mean, median and ranges of various operating and valuation ratios for the comparable transaction group and compared such ratios to SCB's comparable ratios. The comparable transactions group's mean and median equity value to latest 12 months net income multiples of 20.1x and 20.4x, and range of 16.2x to 29.6x, were compared with SCB's multiple of 23.0x; the mean and median equity value to latest 12 months cash net income multiples of 19.8x and 20.3x, and range of 14.7x to 29.6x, were compared with SCB's multiple of 20.7x; the mean and median equity value to tangible book value multiples of 1.9x and 1.8x, and range of 1.1x to 3.6x, were compared with SCB's multiple of 2.4x; the mean and median equity value to assets ratios of 18.0 percent and 18.0 percent, and range of 9.9 percent to 25.5 percent, were compared with SCB's ratio of 21.9 percent; the mean and median tangible equity to tangible assets ratios of 9.6 percent and 9.6 percent, and range of 6.7 percent to 14.3 percent, were compared with SCB's ratio of 9.3 percent; the mean and median latest 12 months return on average assets ratio of 0.7 percent and 0.9 percent, and range of -1.0 percent to 2.0 percent, were compared with SCB's ratio of 1.0 percent; the mean and median latest 12 months return on average equity ratios of 7.5 percent and 10.9 percent, and range of -9.4 percent to 18.7 percent, were compared with SCB's ratio of 10.1 percent; and the mean and median non-performing assets to total assets ratios of 2.2 percent and 2.1 percent, and range of 0.3 percent to 4.2 percent, were compared with SCB's ratio of 1.7 percent.

    PREMIUM ANALYSIS. Piper Jaffray reviewed publicly available information for selected completed transactions from January 1, 1996 to June 30, 1997 involving publicly traded banks located in California that had

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total assets greater than $100 million and less than $1.0 billion. Piper Jaffray selected nine transactions which were deemed comparable. Based on its review of the comparable transactions, Piper Jaffray derived the mean, median and range of premiums paid in the comparable transactions and compared them to the premium to be paid to SCB's shareholders. The comparable transaction group's mean and median premiums of 29.1 percent and 19.0 percent above the trading price on the day prior to announcement, and range of 1.4 percent to 91.0 percent, were compared to the 20.0 percent premium to be paid to SCB's shareholders; the mean and median premiums of 40.2 percent and 33.3 percent above the trading price one month prior to the announcement, and range of 8.9 percent to 117.6 percent, were compared to the 34.1 percent premium to be paid to SCB's shareholders; and the mean and median premiums of 50.2 percent and 37.9 percent above the trading price three months prior to the announcement, and range of 25.2 percent to 131.3 percent, were compared to the 44.3 percent premium to be paid to SCB's shareholders.

    COMPARABLE PUBLIC COMPANY ANALYSIS. Piper Jaffray reviewed information relating to six publicly traded banks in southern California with assets between $200 million and $1.0 billion. Share pricing for the publicly traded companies in the public market reflects the value of a minority interest and does not reflect a control premium. Based on its review, Piper Jaffray derived mean and median return on average assets ratios of 1.3 percent and 1.1 percent, and a range of 1.0 percent to 1.7 percent, compared with SCB's return on average assets of 1.0 percent; mean and median return on average equity ratios of 14.9 percent and 14.7 percent, and a range of 10.0 percent to 22.3 percent, compared with SCB's return on average equity of 10.1 percent; mean and median asset growth of 30.6 percent and 29.2 percent, and a range of 3.7 percent to 62.1 percent, compared with SCB's asset growth of 10.9 percent; mean and median dividend yield of 0.7 percent and 0.5 percent, and a range of 0.0 percent to 1.6 percent, compared with SCB's dividend yield of 1.4 percent; mean and median tangible equity to assets ratios of 7.3 percent and 6.8 percent, and range of
3.9 percent to 11.6 percent, compared with SCB's ratio of 9.3 percent; mean and median net loans to deposits ratios of 70.1 percent and 72.7 percent, and a range of 58.8 percent to 78.7 percent, compared with SCB's ratio of 76.2 percent; mean and median deposits to assets ratios of 89.7 percent and 89.4 percent, and a range of 87.6 percent to 92.9 percent, compared with SCB's ratio of 88.5 percent; mean and median non-performing loans to net loans ratios of 2.1 percent and 0.9 percent, and a range of 0.5 percent to 4.8 percent, compared with SCB's ratio of 2.3 percent; mean and median reserves to loans ratio of 1.6 percent and 1.7 percent, and a range of 0.6 percent to 2.3 percent, compared with SCB's ratio of 1.6 percent; mean and median price to last 12 months earnings per share multiples of 16.6x and 15.9x, and a range of 13.3x to 22.1x, compared with SCB's multiple of 23.0x; mean and median price to latest 12 months cash earnings per share multiples of 16.4x and 15.8x, and a range of 12.5x to 22.1x, compared with SCB's multiple of 20.7x; mean and median price to estimated 1997 earnings per share multiples of 14.7x and 14.8x, and a range of 11.8x to 16.5x, compared with SCB's multiple of 21.3x; mean and median price to estimated 1998 earnings per share multiples of 13.3x and 14.2x, and a range of 11.1x to 14.5x, compared with SCB's multiple of 19.0x; and mean and median price to tangible book value multiples of 2.3x and 2.1x, and a range of 1.7x to 2.8x, compared with SCB's multiple of 2.4x.

    In reaching its conclusions as to the fairness to the Western Shareholders of the Merger Consideration (as defined herein) and in its presentation to the Western Board, Piper Jaffray did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusions as to how the results of any given analysis, taken alone, supported its fairness opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analyses or summary description. Piper Jaffray believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, would create a misleading view of the process underlying the Piper Opinion. The analyses of Piper Jaffray are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be sold. No company or transaction used in any comparable analysis as a comparison is identical to Western, SCB or the Merger. Accordingly, an analysis of the results is not mathematical, rather

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it involves complex considerations and judgments concerning, among other things, differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of such companies.

    Piper Jaffray has provided its consent to the filing of its opinion with the Registration Statement of which this Proxy Statement-Prospectus is a part and to the references to Piper Jaffray in this Joint Proxy Statement-Prospectus. By providing this consent, Piper Jaffray does not admit that it is within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder, nor does Piper Jaffray admit that they are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act, or the rules or regulations of the Commission thereunder.

    For acting as financial advisor to Western in connection with the Merger, Western has agreed to pay Piper Jaffray a fee of $75,000. Western has also agreed to pay the reasonable out-of-pocket expenses of Piper Jaffray and to indemnify Piper Jaffray against certain liabilities incurred (including liabilities under the federal securities laws) in connection with the engagement of Piper Jaffray by Western. The fees and expenses payable to Piper Jaffray are not contingent upon consummation of the Merger.

  SCB

    CSFB has acted as financial advisor to SCB in connection with the Merger. CSFB was selected by SCB based on CSFB's experience and expertise. CSFB is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    In connection with CSFB's engagement, SCB requested that CSFB evaluate the fairness of the Conversion Number from a financial point of view. On April 24, 1997, CSFB rendered to the SCB Board an oral opinion, which was later confirmed in a written opinion dated April 29, 1997, to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Conversion Number was fair to the holders of SCB Common Stock from a financial point of view. CSFB has confirmed its written opinion dated April 29, 1997 by delivery of a written opinion dated the date of this Joint Proxy Statement-Prospectus. In connection with its opinion dated the date of this Joint Proxy Statement-Prospectus, CSFB updated certain of the analyses performed in connection with its opinion delivered on April 29, 1997 and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith.

    The full text of CSFB's written opinion to the SCB Board dated the date of this Joint Proxy Statement-Prospectus, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix B to this Joint Proxy Statement-Prospectus and is incorporated herein by reference. Shareholders of SCB are urged to read this opinion carefully in its entirety. CSFB's opinion is directed to the SCB Board and relates only to the fairness of the Conversion Number from a financial point of view, and does not address any other aspect of the proposed Merger or any related transaction. The summary of the opinion of CSFB set forth in the Joint Proxy Statement-Prospectus is qualified in its entirety by reference to the full text of such opinion.

    In arriving at its opinion, CSFB reviewed the Merger Agreement and certain publicly available business and financial information relating to the Companies (including information relating to Western's acquisition of CCB). CSFB also reviewed certain other information relating to the Companies, including financial forecasts provided to CSFB by the Companies, and met with the managements of the Companies to discuss the businesses and prospects of the Companies. CSFB also considered certain financial and stock market data of the Companies and compared that data with similar data for other publicly held companies in businesses similar to those of the Companies and considered, to the extent publicly available, the financial tenets of certain other business combinations and other transactions recently effected. CSFB

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also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which CSFB deemed relevant.

    In connection with its review, CSFB did not assume any responsibility for independent verification of any of the information provided to or otherwise reviewed by CSFB and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts, CSFB assumed that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Companies as to the future financial performance of the Companies. CSFB also assumed Western successfully closed the CCB Merger in a manner contemplated by the merger agreement related to such acquisition. CSFB also was not requested to conduct, and did not conduct, a review of individual credit files or make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Companies, nor was CSFB furnished with any such comprehensive evaluations or appraisals, including loan or lease portfolios or the allowances for losses with respect thereto. CSFB's opinion was necessarily based upon information available to CSFB, and financial, economic, market and other conditions as they existed and could be evaluated, on the date of its opinion. CSFB did not express any opinion as to the actual value of the Western Common Stock when issued pursuant to the Merger or the prices at which the Western Common Stock will trade subsequent to the Merger. In connection with its engagement, CSFB approached certain third parties to solicit indications of interest in a possible acquisition of SCB and held preliminary discussions with certain of these parties prior to the date of its opinion. Although CSFB evaluated the Conversion Number from a financial point of view, CSFB was not requested to, and did not, recommend the specific consideration payable in the Merger. No other limitations were imposed by SCB on CSFB with respect to the investigations made or procedures followed by CSFB in rendering its opinion.

    In preparing its opinion to the SCB Board, CSFB performed a variety of financial and comparative analyses, including those described below performed by CSFB in connection with its opinion dated April 29, 1997. The summary of CSFB's analyses set forth below does not purport to be a complete description of the analyses underlying CSFB's opinion, but rather, sets forth a description of the material analyses for purposes of such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, CSFB made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, CSFB believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, CSFB made numerous assumptions with respect to SCB, Western and industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of SCB and Western. No company, transaction or business used in such analyses as a comparison is identical to SCB, Western or the proposed Merger, nor is an evaluation of the results of such analyses entirely mathematical; rather, such analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in such analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. CSFB's opinion and financial analyses were only one of many factors considered by the SCB Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of SCB's Board or management with respect to the Conversion Number or the Merger.

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    The following is a summary of the material financial analyses performed by
CSFB in connection with its opinion dated April 29, 1997.

    CALCULATION OF THE IMPLIED VALUE OF THE CONVERSION NUMBER. CSFB calculated the implied value of the Conversion Number based on the closing price of Western Common Stock on April 21, 1997. The implied equity value of $14.25 per share equaled implied multiples for SCB of the latest 12 months' earnings per share ("EPS"), estimated calendar 1997 EPS, estimated calendar 1998 EPS and book value and tangible book value of 21.9x, 17.6x, 2.13x and 2.28x, respectively, and an implied premium to the closing price of SCB Common Stock on April 21, 1997 of approximately 31 percent.

    CSFB compared the implied value of the Conversion Number to valuations for SCB derived three stand-alone valuation methodologies, including a comparable company analysis, a regression analysis based on the correlation between return on average equity and price to book value or selected bank holding companies and a discounted cash flow analysis (without giving effect to the potential net cost savings realizable from the Merger), and analyzed implied value to acquisition values for SCB utilizing three valuation methodologies, including a discounted cash flow analysis (after giving effect to the potential cost savings realizable by an in-market buyer), a comparable company analysis including a 30 percent control premium and an analysis of recent mergers and acquisitions involving comparable banking institutions. These methodologies are discussed below:

    SELECTED COMPANIES ANALYSIS. CSFB compared certain financial, operating and stock market data of SCB to corresponding data of selected publicly traded companies in the banking industry. Such companies included: Bank of Commerce, California State Bank, CVB Financial Corp., Foothill Independent Bancorp, FP Bancorp, North County Bancorp, Santa Barbara Bancorp and Santa Monica Bank (collectively, the "Selected Companies"). EPS estimates for the Selected Companies were based on estimates of selected investment banking firms as compiled by First Call, and EPS estimates for SCB were based on internal estimates of the management of SCB. All multiples were based on closing stock prices on April 23, 1997. This analysis indicated average multiples for the Selected Companies of latest twelve months' EPS, estimated calendar 1997 EPS, and estimated calendar 1998 EPS of 13.9x, 12.8x and 11.0x, respectively. CSFB then calculated an imputed per-share equity reference range for SCB by applying these multiples to corresponding financial data of SCB, which indicated an implied equity reference range for SCB of approximately $8.91 to $9.09 per share.

    REGRESSION ANALYSIS. CSFB undertook an analysis to determine the price to book multiple at which SCB might trade on a stand-alone basis. A regression analysis of publicly available data on comparable bank holding companies indicated a high degree of correlation between return on equity and price to book value. Based on SCB's first quarter return on equity of ten percent, this analysis yielded a price to book at which the SCB might trade of 1.42x and an implied value of $9.47 per share for SCB.

    DISCOUNTED CASH FLOW ANALYSIS. CSFB estimated the present value of the future streams of after-tax free cash flows that SCB could produce on a stand-alone basis through fiscal year 2001 based on a six percent Tier-1 leverage ratio, both before and after giving effect to, among other things, potential cost savings that could be realized in a sale to an in-market acquiror. CSFB utilized SCB management projections (the "Management Plan") as well as an alternative set of projections (the "Adjusted Plan"), which were identical to the Management Plan through 1998, but assumed seven percent annual earnings growth thereafter, after giving effect to certain planned earnings benefits in 1999 (including funds invested in the termination of an unfavorable swap, a reduction in computer expenses and the reinvestment of funds invested in low yielding securities). The range of estimated terminal values was calculated by applying multiples ranging from 12.0x to 14.0x to the projected 2001 net income of SCB. The free cash flow streams and estimated terminal values were then discounted to present values using discount rates ranging from 15 percent to 20 percent. This analysis indicated an implied equity reference range for SCB of approximately $9.66 to $12.36 per share based on the Management Plan and $8.04 and $10.10 per share based on the Adjusted Plan, without giving effect to certain cost savings anticipated by the management of

Western to result from the Merger. Additionally, CSFB noted that the discounted value of the cost savings of 35 percent of SCB's projected expense base that should theoretically be achievable by an in-market acquiror of SCB amounted to $3.60 per share, based on a 15 percent discount rate and a three percent perpetual dividend growth rate.

    SELECTED TRANSACTION ANALYSIS. Using publicly available information, CSFB analyzed the purchase prices and implied transaction multiples paid in the following selected transactions in the banking industry (acquiror/target):
Bancorp Hawaii/CU Bancorp, Commerce Security/Eldorado Bancorp, Western/CCB, Westamerica/ValliCorp, Glendale Federal/Transworld, City National Bank/Riverside National Bank, Banc SinoPac/Far East National, City National Bank/Ventura National Bank and Western/Western Bank (collectively, the "Selected Transactions"). With respect to the Selected Transactions analyzed, CSFB focused primarily on the Bancorp Hawaii/CU Bancorp and the Commerce Security/Eldorado Bancorp transactions, which transactions CSFB considered to be the most similar to the Merger. All multiples were based on information available at the time of announcement of the transaction. This analysis indicated average multiples for the Selected Transactions of latest twelve months' EPS, estimated 1997 EPS and most recently reported book value and tangible book value of 18.3x (21.6x for the Bancorp Hawaii/CU Bancorp transaction and 16.2x for the Commerce Security/Eldorado transaction), 14.7x (15.8x for the Bancorp Hawaii/CU Bancorp transaction and 14.6x for the Commerce Security/Eldorado transaction), 1.95x (1.98x for the Bancorp Hawaii/CU Bancorp transaction and 1.91x for the Commerce Security/Eldorado Bancorp transaction), and 2.04x (2.12x for the Bancorp Hawaii/CU Bancorp transaction and 2.12x for the Commerce Security/Eldorado transaction), respectively. In addition, CSFB reviewed the premiums paid in the Selected Transactions based on the closing stock prices of the acquired companies one month prior to public announcement of the transaction, which indicated an average premium of 29 percent for the Selected Transactions (25 percent for the Bancorp Hawaii/CU Bancorp transaction and nine percent for the Commerce Security/Eldorado transaction). CSFB then calculated an imputed per share equity reference range for SCB by applying the range of multiples derived for the Selected Transaction to corresponding financial data of SCB, which indicated an implied equity reference range for SCB of approximately $10.41 to $13.65 per share.

    SELECTED COMPANIES CONTROL PREMIUM ANALYSIS. CSFB also compared the multiples of certain financial, operating and stock market data of SCB implied by the Conversion Number to multiples of corresponding data of the Selected Companies, after applying a hypothetical equity control premium of 30 percent. EPS estimates for the Selected Companies were based on estimates of selected investment banking firms as compiled by First Call and EPS estimates for SCB were based on internal estimates of the management of SCB. All multiples were based on closing stock prices on April 21, 1997. This analysis indicated average multiples for the Selected Companies of latest twelve months' EPS, estimated calendar 1997 EPS, estimated calendar 1998 EPS and mostly reported recently reported book value and tangible book value of 18.1x, 16.7x, 14.3x, 2.35x and 2.54x, respectively. CSFB then calculated an imputed per-share equity reference range for SCB by applying these multiples to corresponding financial data of SCB, which indicated an implied equity reference range for SCB of approximately $11.58 to $15.90 per share.

    CONTRIBUTION ANALYSIS. CSFB analyzed the relative contributions of SCB and Western, to, among other things, the estimated net income of the pro forma combined company for fiscal 1997 and 1998. This analysis indicated that SCB would contribute approximately 37 percent and 32 percent of the net income of the combined company in fiscal 1997 and 1998, respectively. Based on the Conversion Number, current holders of SCB Common Stock and Western Common Stock would own approximately 39 percent and 61 percent at the upper end of the collar, and 32 percent and 68 percent at the lower end of the collar, respectively, of the Surviving Corporation upon consummation of the Merger.

    PRO FORMA MERGER ANALYSIS. CSFB analyzed the potential pro forma effect of the Merger on SCB's EPS during the calendar years 1997 and 1998 and on SCB's tangible book value. This analysis indicated that the proposed Merger could be accretive to SCB's EPS in each of the years analyzed and dilutive to SCB's tangible book value per share. CSFB also analyzed the potential pro forma effect of the proposed Merger on Western's EPS during the calendar years 1997 and 1998 relative to Western on a stand-alone basis. This

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
analysis indicated that the proposed Merger could be accretive to Western's EPS in calendar year 1997 and calendar year 1998. The actual results achieved by the combined company may vary from projected results and the variations may be material.

    MISCELLANEOUS. CSFB also performed certain other analyses in connection with its opinions, including a summary of certain operating data and financial ratios and, performed for Western, an analysis of recent acquisition transactions by Western, an overview of Western management and an analysis of the trading history of Western Common Stock. Pursuant to the terms of CSFB's engagement, SCB has agreed to pay CSFB for its services in connection with the proposed Merger an aggregate financial advisory fee of $1.6 million, which will be payable upon consummation of the proposed Merger, plus expenses which will be paid as incurred. SCB also has agreed to indemnify CSFB and certain related persons and entities against certain liabilities, including liabilities under the federal securities laws, arising out of CSFB's engagement. CSFB has in the past provided financial services to SCB unrelated to the proposed Merger, for which services CSFB has received compensation.

    In the ordinary course of its business, CSFB and its affiliates may actively trade the equity securities of both SCB and Western for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    CSFB has consented to the inclusion of its fairness opinion and the reference to such opinion and to CSFB in the Joint Proxy Statement-Prospectus. In giving such consent, CSFB does not admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder, nor did CSFB admit that it is an expert with respect to any part of the Joint Proxy Statement-Prospectus within the meaning of the term "expert" as used in the Securities Act and the rules and regulations thereunder.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a discussion of certain material Federal income tax consequences of the Merger applicable to holders of SCB Common Stock who, pursuant to the Merger, exchange their SCB Common Stock solely for Western Common Stock and, in lieu of fractional shares, if any, cash. The discussion does not address all aspects of Federal income taxation that may be important to particular taxpayers in light of their personal investment circumstances or to taxpayers subject to special treatment under the Federal income tax laws (including, without limitation, certain financial institutions, insurance companies, foreign persons, tax-exempt entities, dealers in securities, persons who hold SCB Common Stock as part of a straddle or hedging or conversion transaction, and holders who acquired their SCB Common Stock pursuant to the exercise of employee stock options or otherwise as compensation). The discussion also assumes that the SCB common stock will be held as a capital asset at the Effective Time. Further, the following does not discuss any aspects of state, local or foreign taxation. This discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (possibly with retroactive effect) by legislation, administrative action or judicial decision. No ruling has been or will be requested from the Internal Revenue Service on any tax matter relating to the Merger.

    Sullivan & Cromwell, special counsel to Western, and Dewey Ballantine, counsel to SCB, have advised Western and SCB, respectively, that in their opinion the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code and that Western and SCB will each be a party to that reorganization within the meaning of Section 368(b) of the Code. The following discussion assumes that the Merger will be treated in accordance with those opinions. Accordingly, for U.S. Federal income tax purposes:

        (a) no income, gain or loss will be recognized by any SCB Shareholder upon the exchange of shares of SCB Common Stock solely for Western Common Stock pursuant to the Merger, except as discussed below with respect to cash received in lieu of a fractional share interest in Western Common Stock;

        (b) the adjusted tax basis of the Western Common Stock received by each SCB Shareholder pursuant to the Merger (less any basis allocable to fractional share interests) will be equal to the adjusted tax basis of the shares of SCB Common Stock surrendered in exchange therefor; and

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
        (c) the holding period of the Western Common Stock received by each SCB Shareholder in the Merger (including any fractional share interest) will include the period during which the shares of SCB Common Stock surrendered in exchange therefor were held.

    An SCB Shareholder who receives cash in the Merger in lieu of a fractional share interest in Western Common Stock generally will be treated for Federal income tax purposes as having received the fractional share interest and then having received cash in exchange for such interest. The SCB Shareholder will recognize gain or loss as of the Effective Time equal to the difference between the amount of cash received and the portion of the SCB Shareholder's adjusted tax basis in the shares of SCB Common Stock allocable to such fractional share interest. Any gain or loss generally will be capital gain or loss if the SCB Shareholder holds the SCB Common Stock as a capital asset at the Effective Time and will be long-term capital gain or loss if the holding period (determined as described above) for the fractional share interest deemed to be received and then exchanged is more than one year. Under recently enacted legislation, in the case of an individual, any such long-term capital gain will generally be subject to a maximum tax rate of 28% if the holding period for the fractional share interest is greater than one year. The maximum tax rate is reduced to 20% in the case of an individual whose holding period is in excess of 18 months.

    SCB Shareholders and Western Shareholders who exercise their Dissenters' Rights and who receive cash in exchange for their respective shares will be treated as having received such payment in exchange for such shares. In general, if such shares are held as a capital asset at the Effective Time, the holder will recognize capital gain or loss measured by the difference between the amount of cash received and the holder's adjusted tax basis for the shares. If, however, the holder owns, either actually or constructively, any SCB Common Stock that is exchanged in the Merger for Western Common Stock or any Western Common Stock, the payment for dissenting shares to such holder could, in certain circumstances, be treated as dividend income. In very general terms, under the constructive ownership rules of the Code, a holder may be considered to own stock that is owned, and in some cases constructively owned, by certain related individuals or entities, as well as stock that the holder (or related individuals or entities) has the right to acquire by exercising an option or converting a convertible security. Each holder who contemplates exercising Dissenters' Rights should consult such holder's own tax advisor as to the tax consequences of the receipt of such payments including, without limitation, the possibility that any payment to such holder may be treated as dividend income.

    A holder who receives cash pursuant to the Merger (as a result of exercising Dissenters' Rights or in lieu of a fractional share interest in Western Common Stock) may be subject to information reporting and "backup withholding" at a rate of 31 percent if the holder fails to provide its taxpayer identification number on IRS Form W-9, fails to establish an exemption from backup withholding, or is otherwise subject to backup withholding. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. Federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

    Consummation of the Merger is conditioned, among other things, on receipt by Western of an opinion of Sullivan & Cromwell and receipt by SCB of an opinion of Dewey Ballantine, each dated the Effective Date, to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and (ii) Western and SCB will each be a party to that reorganization within the meaning of Section 368(b) of the Code. An opinion of counsel is not binding on the Internal Revenue Service, and there can be no assurance that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected herein or that the positions herein will be upheld by the courts if challenged by the Internal Revenue Service. The opinions of Sullivan & Cromwell and Dewey Ballantine described herein are or will be based, among other things, on representations contained in certificates of Western, SCB and others. The condition that Sullivan & Cromwell and Dewey Ballantine issue the above-described opinions is a principal term of the Merger, and as such the condition may not be waived under California law by either Western or SCB after their shareholders have approved the principal terms of the Merger. See "The Merger Agreement--Waiver and Amendment."

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
    BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING ON THE PARTICULAR CIRCUMSTANCES OF EACH HOLDER OF WESTERN COMMON STOCK AND SCB COMMON STOCK AND OTHER FACTORS AND BECAUSE THE SUMMARY CONTAINED HEREIN IS NOT INTENDED TO BE A COMPREHENSIVE DISCUSSION OF ALL POTENTIALLY RELEVANT TAX CONSEQUENCES, EACH SUCH HOLDER IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH HOLDER (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS).

REGULATORY APPROVALS

  FEDERAL RESERVE BOARD APPROVAL

    The Merger is subject to prior approval by the Federal Reserve Board under
Section 3 of the BHCA, which requires that the Federal Reserve Board take into consideration, among other things, competition, the financial and managerial resources and future prospects of the holding companies and banks concerned and the convenience and needs of the communities to be served. The BHCA prohibits the Federal Reserve Board from approving the Merger if (a) it would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or (b) its effect in any section of the country may be substantially to lessen competition or tend to create a monopoly, or if it would in any other manner be in restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Federal Reserve Board has the authority to deny an application if it concludes that the combined organization would have an inadequate capital structure, taking into account, among other factors, the nature of the business and operations and plans for expansion. Furthermore, the Federal Reserve Board must also assess the records of the depository institution subsidiaries of the Companies under the Community Reinvestment Act of 1977, as amended (the "CRA"). The CRA requires that the Federal Reserve Board assess, when evaluating an application, each depository institution's record of meeting the credit needs of its local communities, including low- and moderate-income neighborhoods, consistent with safe and sound operation and take such record into account when evaluating certain regulatory applications. NBSC, Western Bank and SC Bank have CRA ratings of "outstanding," "satisfactory" and "satisfactory," respectively.

    Under the BHCA, the Merger may not be consummated until the fifteenth day following the date of Federal Reserve Board approval. If the United States Department of Justice commenced an action challenging the Merger on antitrust grounds during such fifteen-day period, commencement of such action would stay the effectiveness of the Federal Reserve Board approval, unless a court specifically orders otherwise.

    The Companies submitted an application seeking approval of the Merger and related matters to the Federal Reserve Board on June 18, 1997. Such approval was obtained on July 29, 1997.

  CALIFORNIA COMMISSIONER OF FINANCIAL INSTITUTIONS' APPROVAL

    Since SC Bank is a state-chartered bank, Western must obtain the approval of the State Commissioner pursuant to Section 700 ET SEQ. of the California Financial Code. Western submitted an application seeking approval of the Merger to the State Commissioner on July 3, 1997. Such approval was obtained on July 29, 1997.

    The Companies are not aware of any material governmental approvals or actions that are required for consummation of the Merger, except as described above. Should any such approval or action be required, it is currently contemplated that such approval or action would be sought. The Merger cannot proceed in the absence of the required regulatory approvals.

RESALE OF WESTERN COMMON STOCK

    All shares of Western Common Stock received by SCB Shareholders in the Merger will be freely transferrable, except that shares of Western Common Stock received by such shareholders who are

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
deemed to be "affiliates" (as defined for purposes of Rule 145 under the Securities Act) of SCB as of the date of the SCB Special Meeting may be resold by them only pursuant to an effective registration statement under the Securities Act covering resales of such shares or in transactions permitted by the resale provisions of Rule 145 of the Securities Act (or pursuant to Rule 144 under the Securities Act in the case of such persons who become affiliates of Western) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of the Companies generally include individuals or entities that control, are controlled by, or are under common control with, such entities and may include certain officers and directors of such entities as well as principal shareholders of such entities.

    SCB has agreed in the Merger Agreement to use its reasonable efforts to obtain a written agreement from each person who is identified as a possible "affiliate" (as defined for purposes of Rule 145 under the Securities Act) of SCB providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Western Common Stock to be received by such person in the Merger, except in compliance with the applicable provisions of the Securities Act and until such time as financial results covering at least 30 days of combined operations of Western and SCB have been published. In addition, each person who is an affiliate of Western or will become an affiliate of Western on the Effective Date will be required to execute a standstill letter with respect to his or her ability to sell shares of Western Common Stock acquired in the Merger following consummation of the Merger. See "The Merger Agreement--Exchange of Stock Certificates."

    It is a condition to the consummation of the Merger that the Merger be accounted for as a pooling-of-interests for accounting and financial reporting purposes. Certain Commission guidelines indicate that the pooling-of-interests method generally will not be challenged on the basis of selling of shares by affiliates of the acquiring or the acquired company if such affiliates do not dispose of any shares (other than a "DE MINIMIS" number of shares) of the stock they received in connection with the Merger during the period beginning 30 days before the Merger and ending when financial results covering at least 30 days of post-merger operations of the combined enterprise have been published. See "The Merger--Accounting Treatment."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  GENERAL

    In considering the recommendations of the Boards, the Shareholders should be aware that certain members of management and the Boards of each of the Companies have certain interests in the transactions contemplated by the Merger Agreement that are in addition to the interests of Shareholders generally and which may create potential conflicts of interest. These interests include, among others, provisions in the Merger Agreement relating to the indemnification of SCB and SC Bank officers and directors; directors' and officers' liability insurance; the appointment of four members of the SCB Board to the Western Board immediately prior to the Effective Time; certain employment agreements and employee benefits discussed below; and the beneficial ownership by John M. Eggemeyer, a director of Western, of 80 percent of BPI which provided and will be compensated for financial advisory and consulting services in connection with the Merger.

  INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

    The Merger Agreement provides that from and after the Effective Time, Western will indemnify each director and officer of SCB, determined as of the Effective Time, against certain liabilities arising out of matters existing or occurring at or prior to the Effective Time to the extent to which such indemnified parties were entitled under California law, SCB's Articles of Incorporation and SCB's Bylaws in effect on April 29, 1997. Western will also advance expenses as incurred to the extent permitted under California law, SCB's Articles of Incorporation and SCB's Bylaws. In addition, for a period of six years after the Effective Time, Western will maintain in effect all rights to indemnification or exculpation existing as of April 29, 1997 in favor of directors, officers, employees and agents of SCB as provided in SCB's Articles of

Incorporation, SCB's Bylaws, indemnification agreements or otherwise in effect on April 29, 1997, with respect to matters occurring prior to the Effective Time; provided that pursuant to the Merger Agreement Western is not obligated to expend in excess of 200 percent of the amount SCB expends as of April 29, 1997 for annual premiums to provide insurance coverage. See "The Merger Agreement--Conditions."

  APPOINTMENT OF DIRECTORS

    Pursuant to the Merger Agreement, Harold A. Beisswenger, Larry D. Hartwig, William C. Greenbeck and Donald E. Wood, each currently a director of SCB, will be appointed a member of the Western Board upon consummation of the Merger. Immediately prior to the Effective Time, the Western Board will adopt resolutions fixing the exact number of directors at 14 and appointing Messrs. Beisswenger, Hartwig, William C. Greenbeck and Donald E. Wood to fill the vacancies created thereby.

    The following schedule of director's fees was approved by the Western Board for 1997:

Annual Retainer..............................  $   5,000
Meeting Fee..................................  $     750
Special Meeting Fee..........................  $     300
Committee Meeting Fee........................  $     300

  EMPLOYMENT AGREEMENTS

    Western will honor the Employment Agreement of Larry D. Hartwig and the Amended and Restated Employment Security Agreements of David A. McCoy, Bruce W. Roat, Ann E. McPartlin, and Michael V. Cummings in accordance with their terms.

    In January 1997, SCB amended certain non-material aspects of its Employment Agreement with Larry D. Hartwig. The agreement provides for a minimum base salary of $210,000 per year with increases in base salary as determined by the Board of Directors of SCB. Mr. Hartwig's base salary currently is $228,800. Pursuant to the Employment Agreement, Mr. Hartwig is entitled to participate in certain welfare benefits available to employees and executive officers of SCB, including vacation, health and life insurance, and incentive and deferred compensation benefits. Pursuant to the agreement, SCB also provides Mr. Hartwig with term life insurance in the face amount of $400,000 during the term of the agreement.

    If SCB terminates Mr. Hartwig's employment without cause, Mr. Hartwig shall be entitled to (i) 18 months' base salary, (ii) full vesting of his stock options and (iii) continuation of insurance benefits for 12 months. This agreement is binding on and inures to the benefit of the Surviving Corporation after the Merger.

    If Mr. Hartwig's employment is terminated following, or in contemplation of, a change in control, and such termination is a Covered Termination (as defined herein), Mr. Hartwig shall receive a payment equal to the sum of (x) two and one-half times the highest annual base salary paid to him within the three years preceding the termination and (y) the amount of his target bonus under the Employee's Senior Management Incentive Compensation Program (the "Target Bonus") (subject to proration) in the year that such covered termination occurs. SCB must also continue to maintain Mr. Hartwig's benefits, including life insurance and health and disability benefits, for a 30-month period following the termination. A "Covered Termination" is (i) termination of employment by SCB other than for "Cause," or the disability of Mr. Hartwig or (ii) termination for "Good Reason." In general, "Good Reason" is defined to include (i) a reduction in Mr. Hartwig's current level of annual base salary following a change in control; or (ii) any reduction in the employee benefit coverage provided to Mr. Hartwig; or (iii) a material diminution in Mr. Hartwig's title, position, reporting relationship, responsibilities, authority or offices; or (iv) certain relocations of Mr. Hartwig's principal business office. A change in control will be deemed to have occurred under Mr. Hartwig's agreement at the Effective Time, and Mr. Hartwig will be entitled to receive the above benefits if, following, or in contemplation of the change of control Mr. Hartwig's employment is terminated under circumstances that constitute a covered termination.

    In January 1997, SCB amended certain non-material aspects of the Amended and Restated Employment Security Agreements with David A. McCoy, Bruce W. Roat, Ann
E. McPartlin, and Michael V. Cummings. The agreements provide Messrs. McCoy and Roat, Ms. McPartlin and Mr. Cummings with base salaries as determined by the Board of Directors, and participation in certain welfare benefits available to employees and executive officers of SCB, including vacation, health and life insurance, and incentive and deferred compensation benefits. The Executives' current base salaries are $158,600, $145,600, $114,400 and $145,600, respectively. It is anticipated that the employment of all of Messrs. Hartwig, McCoy, Roat, Cummings and McPartlin will be terminated following the Merger entitling them to certain benefits pursuant to their respective employment agreements.

    The agreements provide each Executive with certain termination benefits in the event that any of the Executives' employment is terminated following, or in contemplation of, a "change in control."

    A change in control will be deemed to have occurred under each of the above agreements at the Effective Time, and the Executive will be entitled to receive the following benefits if, following, or in contemplation of, a change in control, the Executive is terminated under circumstances that constitute a covered termination. The Executive shall receive, within 15 business days following such covered termination, payment equal to one and one-half times the highest annual base salary paid to the Executive within the three years preceding termination. The Executive shall also receive payment equal to the amount of such Executive's Target Bonus (subject to proration) in the year that such covered termination takes place. Any stock options granted to the Executive under any SCB incentive plan shall become fully vested and immediately exercisable. SCB must continue to maintain for 18 months, in full force and effect, any welfare benefits, including life insurance coverage and health and disability benefits which were provided to the Executive at the time of the termination.

    If any of the payments provided for in any of the agreements for Mr. Hartwig or the Executives, together with any other payments or benefits which Mr. Hartwig or the Executives have the right to receive from SCB, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code, the payments pursuant to any such agreement would be reduced so that the present value of the total amount received by Mr. Hartwig or the Executives that would constitute a "parachute payment" will be one dollar ($1.00) less than three (3) times Mr. Hartwig's or such Executive's salary and so that no portion of the payments or benefits received by Mr. Hartwig or such Executive would be subject to the excise tax imposed by Section 4999 of the Code.

  STOCK OPTIONS

    At the Effective Time, all rights with respect to SCB Common Stock pursuant to SCB stock options outstanding at the Effective Time, whether or not then exercisable, will accelerate and be converted into and become rights to receive, for each share otherwise issuable upon exercise thereof, a number of shares of Western Common Stock equal to the quotient obtained by dividing the Spread by the Average Price. See "The Merger Agreement--Conversion of SCB Common Stock."

    As a result of the Merger, all unvested options under the SC Bancorp 1989 Stock Option Plan will vest at the Effective Time. All outstanding options were granted pursuant to the SC Bancorp 1989 Stock Option Plan.

    As of the SCB Record Date, executive officers of SCB held the following unvested options to purchase SCB Common Stock which will vest at the Effective Time as a result of the Merger:

                                                                               VALUE AT
                                                     NUMBER OF UNVESTED   THE SCB RECORD DATE
                                                        OPTIONS WHICH      OF OPTIONS WHICH
                                                     BECOME EXERCISABLE       VEST AT THE
                                                      AT THE EFFECTIVE         EFFECTIVE
NAME                                                        TIME              TIME ($)(1)
- ---------------------------------------------------  -------------------  -------------------
Michael V. Cummings................................          22,000           $   171,871
Larry D. Hartwig...................................          44,000               334,000
David A. McCoy.....................................          18,000               137,247
Ann E. McPartlin...................................          15,000               117,372
Bruce W. Roat......................................          23,000               182,125

- ------------------------

(1) Value is based on the closing sale price for SCB Common Stock on the AMEX on the SCB Record Date, less the weighted average per share exercise price. For a recent quote of the closing sale price of SCB Common Stock, see "Summary--Markets and Market Prices."

  OTHER BENEFIT PLANS AND AGREEMENTS

    A change in control will be deemed to have occurred under the Retention Incentive Program at the Effective Time. SCB is unable to determine the cost, if any, of the benefits payable under such plan as a result of the change in control. As a result of the Merger, at the Effective Time, the vesting of all unvested shares of SCB Common Stock held by SCB's 401(k) Plan, including 359 shares held on Mr. Roat's behalf, will be accelerated. As of the SCB Record Date, the value of such shares was $4,936 based on the closing sale price for SCB Common Stock on the AMEX on such date. Mr. Hartwig and the Executives also participate in certain SCB employee benefit plans that are generally applicable to all SCB employees. Western has agreed to assume and honor in accordance with their terms all accrued benefits and other obligations of SCB under such plans. See "The Merger Agreement--Certain Covenants--Employee Benefits."

  OWNERSHIP OF BPI

    BPI, an entity 80 percent of which is beneficially owned by John M. Eggemeyer, serves as a financial advisor to Western under an engagement letter dated May 17, 1995. In that capacity, it is anticipated that BPI will be paid by Western fees of approximately $1,812,000 in connection with the acquisition of SCB by Western. See "The Special Meetings--Security Ownership of Certain Beneficial Owners and Management--WESTERN."

  RELATED TRANSACTIONS

    Other than the Merger Agreement, the Stock Option Agreement, the Shareholder Agreements, Employment Agreements and the other transactions contemplated by and described in this Joint Proxy Statement-Prospectus, the Companies do not know of any past, present or proposed material contracts, arrangements or understandings between Western or its affiliates on the one hand and SCB and its affiliates on the other hand.

DISSENTERS' RIGHTS

    In connection with the Merger, the Shareholders may be entitled to dissenters' rights under Chapter 13 of the CGCL ("Dissenters' Rights"), the text of which is attached hereto as Appendix D. The description of Dissenters' Rights contained in this Joint Proxy Statement-Prospectus is qualified in its entirety by reference to Chapter 13 of the CGCL.

    If no instructions are indicated on proxies received by the Companies, such proxies will be voted for the proposal to approve the principal terms of the Merger at the relevant Special Meeting. Those Shareholders who return their proxies without instructions, resulting in a vote for the approval of the principal terms of the Merger, will not be entitled to Dissenters' Rights.

    In addition, the Shareholders will not have Dissenters' Rights unless demands for purchase in cash of such shares at their fair market value as of April 28, 1997 pursuant to Section 1301 of the CGCL (a "Demand") are made with respect to five percent or more of the outstanding shares of Western Common Stock or SCB Common Stock, as the case may be (before giving effect to the Merger). Such Demands must be received by the Companies, or their respective transfer agents not later than the date of the respective Special Meeting. In the event that Demands are made with respect to five percent or more of the outstanding shares of Western Common Stock or SCB Common Stock, as the case may be, on or before the date of the respective Special Meeting, the Shareholders, who made Demands will be entitled to Dissenters' Rights, provided that such Dissenters' Rights are perfected pursuant to Chapter 13 of the CGCL. However, it is a condition to Western's obligation to consummate the Merger that Dissenters' Rights have been exercised by no more than five percent of the outstanding shares of Western Common Stock or SCB Common Stock, as the case may be. Consequently, if Demands are made by holders of more than five percent of the Western Common Stock or SCB Common Stock, as the case may be, giving rise to Dissenters' Rights for the Shareholders who have perfected such Dissenters' Rights, the Merger will not be consummated unless Western waives the Dissenters' Rights Condition.

    In the event that (i) the Merger is approved by the Shareholders, (ii) Demands are made by holders of five percent or more of the Western Common Stock or SCB Common Stock, as the case may be, and (iii) Western elects nonetheless to proceed with the Merger, a holder of Western Common Stock or SCB Common Stock, as the case may be, who objects to the Merger (a "Dissenting Shareholder") will be entitled to payment in cash of the fair market value as of April 28, 1997 of their shares ("Dissenting Shares"); provided that (a) such shares were outstanding immediately prior to the date for the determination of shareholders entitled to vote on the Merger; (b) the Dissenting Shareholder voted his or her shares against the approval of the principal terms of the Merger; (c) the Dissenting Shareholder made a Demand; and (d) the Dissenting Shareholder has submitted for endorsement certificates representing his or her Dissenting Shares, in accordance with Section 1302 of the CGCL.

    The Demand must (a) be a written demand to purchase the Dissenting Shares and make payment to the Dissenting Shareholder in cash of their fair market value as of April 28, 1997; (b) be received by the Company on or before the date of the respective Special Meeting; (c) state the number and class of the shares held of record by the Dissenting Shareholder which the Dissenting Shareholder demands the Company to purchase; and (d) contain a statement of what the Dissenting Shareholder claims to be the fair market value of his or her Dissenting Shares as of April 28, 1997. Such statement of the fair market value constitutes an offer by the Dissenting Shareholder to sell his or her Dissenting Shares at such price. A Dissenting Shareholder who has made such a demand for payment may not withdraw such Demand unless the Company consents thereto. A proxy or vote against the approval of the principal terms of the Merger Agreement does not in itself constitute a Demand.

    The Dissenting Shareholder must submit the certificates representing the Dissenting Shares for endorsement as Dissenting Shares to the Company at its principal office or at the office of any transfer agent of the Company within 30 days after the date on which notice of approval of the Merger by the Shareholders, was mailed to such Dissenting Shareholder.

    If any Shareholder may have Dissenters' Rights, the Company will mail to each such shareholder a notice of the approval of the Merger by the Shareholders within ten days after the date of such approval, accompanied by (a) a copy of Sections 1300, 1301, 1302, 1303 and 1304 of Chapter 13 of the CGCL; (b) a statement of the price determined by the Company to represent the fair market value as of April 28, 1997 of the Dissenting Shares; and (c) a brief description of the procedure to be followed if the shareholder desires to exercise his or her Dissenters' Rights under such sections. The statement of price constitutes an offer by the Company to purchase such Dissenting Shares.

    If the Company denies that shares submitted to it as Dissenting Shares are Dissenting Shares, or if the Company and a Dissenting Shareholder fail to agree on the fair market value of the Dissenting Shares, either such Dissenting Shareholder or the Company may file a complaint in the Superior Court of the proper county in California requesting that the court determine such issue. Such complaint must be filed within six months after the date on which notice of the approval of the Merger is mailed to the Dissenting Shareholders.

    On trial of the action, the court will first determine if the shares are Dissenting Shares, and if so determined, the court will either determine the fair market value or appoint one or more impartial appraisers to do so. If both the Company and the Dissenting Shareholder fail to file a complaint within six months after the date on which notice of the approval of the Merger was mailed to the Dissenting Shareholders, such Dissenting Shareholder will lose his or her Dissenters' Rights. In addition, if the Dissenting Shareholder transfers such Dissenting Shares prior to their submission for the required endorsement, such shares will lose their status as Dissenting Shares.

    Any demands, notices, certificates or other documents delivered to SCB prior to the Merger may be sent to William C. Greenbeck, Secretary, SC Bancorp, 3800 La Palma Avenue, Anaheim, California 92817. Thereafter, they may be sent to Arnold C. Hahn, Secretary, Western Bancorp, 4100 Newport Place, Suite 900, Newport Beach, California 92660.

    Any demands, notices, certificates or other documents delivered to Western may be sent to Arnold C. Hahn, Secretary, Western Bancorp, 4100 Newport Place, Suite 900, Newport Beach, California 92660.

    FAILURE TO TAKE ANY NECESSARY STEP WILL RESULT IN A TERMINATION OR WAIVER OF THE RIGHTS OF THE HOLDER UNDER CHAPTER 13 OF THE CGCL. A PERSON HAVING A BENEFICIAL INTEREST IN WESTERN COMMON STOCK OR SCB COMMON STOCK THAT IS HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A TRUSTEE OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE REQUIREMENTS OF CHAPTER 13 OF THE CGCL IN A TIMELY MANNER IF SUCH PERSON ELECTS TO DEMAND PAYMENT OF THE FAIR MARKET VALUE OF SUCH SHARES.

ACCOUNTING TREATMENT

    For accounting and financial reporting purposes, it is currently expected that the Merger will be accounted for as a pooling-of-interests in accordance with generally accepted accounting principles, and confirmation by the independent accountants for each of the Companies of the ability to use such accounting treatment is one of the conditions to the consummation of the Merger. See "The Merger Agreement--Conditions." Under this method of accounting, the previously recorded assets and liabilities of Western and SCB would be carried forward to the Surviving Corporation at their recorded amounts; income and expenses of the Surviving Corporation would include income and expenses of the Companies for the entire fiscal year in which the Merger occurs; and the reported results of the separate corporations for prior periods would be combined and restated as the results of the Surviving Corporation.

    In the event that the Pooling Condition is not satisfied the Companies will either terminate the Merger Agreement for failure of the Pooling Condition or waive such condition and resolicit the vote of the Shareholders to approve the principal terms of the Merger with the Merger being accounted for using the purchase method of accounting.

                              THE MERGER AGREEMENT

    SET FORTH BELOW IS A DESCRIPTION OF CERTAIN OF THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT AND RELATED MATTERS. THIS SUMMARY OF THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MERGER AGREEMENT AS SET FORTH IN APPENDIX A HERETO, AND THE TEXT THEREOF IS INCORPORATED BY REFERENCE HEREIN.

THE MERGER

    The Merger Agreement was entered into by and between the Companies on April 29, 1997. Pursuant to the Merger Agreement, at the Effective Time SCB will merge with and into Western, and Western will be the Surviving Corporation in the Merger. The separate corporate existence of SCB will then cease.

CONVERSION OF SCB COMMON STOCK

    Under the terms of the Merger Agreement, each share of SCB Common Stock issued and outstanding at the Effective Time (other than (a) shares which have not been voted in favor of the principal terms of the Merger and with respect to which Dissenters' Rights shall have been perfected in accordance with the CGCL and (b) shares held directly or indirectly by Western, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) will be converted into the right to receive 0.4556 shares of Western Common Stock (the Conversion Number), which is that number of shares of Western Common Stock equal to the quotient obtained by dividing $14.25 by the Average Price. As used in the Merger Agreement, the "Average Price" means the volume weighted average sales price per share of Western Common Stock (as reported by the Nasdaq National Market) for each of the twenty consecutive Trading Days immediately preceding the date which is the later to occur of approval by (i) the Federal Reserve Board pursuant to Section 3 of the BHCA, and (ii) the State Commissioner pursuant to Section 700 et seq. of the California Financial Code; PROVIDED, HOWEVER, that the Average Price so designated will be no less than $23.375 and no greater than $31.875, (as adjusted after the Reverse Stock Split). The determination period for the Average Price was the 20 Trading Days prior to July 29, 1997, and the Average Price was $31.28. If Western effects a stock dividend, reclassification, recapitalization, stock split, combination, exchange of shares or similar transaction subsequent to April 29, 1997 but prior to the Effective Time, the Conversion Number described above shall be appropriately adjusted.

    At the Effective Time, each SCB Option outstanding immediately prior to the Effective Time shall be converted automatically into the right to receive, for each share otherwise issuable upon exercise thereof, a number of shares of Western Common Stock equal to the quotient obtained by dividing the Spread by $31.28. The "Spread" shall equal the difference, if positive, obtained by subtracting the exercise price of the Option from $14.25. For purposes of determining the "volume weighted average," the aggregate of the Daily Sales for each of the twenty consecutive Trading Days used in the determination of Average Price shall be divided by the aggregate number of shares traded during such twenty (20) consecutive Trading Days.

    See "The Special Meetings--Matters To Be Considered At the Special Meetings--SCB" for information concerning the number of shares of Western to be outstanding upon consummation of the Merger and related matters.

EFFECTIVE TIME

    The Merger will become effective upon the filing of an agreement of merger with the California Secretary of State in accordance with the provisions of the CGCL. At the Effective Time, SCB shall be merged with and into Western. SCB's separate corporate existence will thereupon cease.

EXCHANGE OF STOCK CERTIFICATES

    As of the Effective Time, Western will deposit, or will cause to be deposited, with a bank or trust company selected by Western (which may be a subsidiary of Western) and reasonably acceptable to SCB (the "Exchange Agent"), certificates representing the shares of Western Common Stock and cash in lieu of fractional shares to be exchanged pursuant to the Merger Agreement for SCB Common Stock (the "Merger Consideration").

    As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each SCB Shareholder who holds of record immediately prior to the Effective Time shares of SCB Common Stock (excluding any shares canceled pursuant to the Merger Agreement or Dissenting SCB Shares) a letter of transmittal (the "Letter of Transmittal"), instructions for use in effecting the surrender of the certificates representing shares of SCB Common Stock (a "Certificate") in exchange for the Merger Consideration, and, in the case of holders of more than five percent of SCB Common Stock at the Effective Time, a letter relating to the ability of certain "Affiliates" (as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act) of SCB to sell their shares.

    Upon surrender of a Certificate or Certificates to the Exchange Agent, together with a duly executed Letter of Transmittal, and such other documents that Western or the Exchange Agent shall reasonably request, the holder of such Certificate(s) will be entitled to receive in exchange therefor a certificate (a "Western Certificate") representing that number of shares of Western Common Stock into which the shares represented by the Certificate(s) surrendered have been converted pursuant to the Merger Agreement and a check representing the amount of cash in lieu of any fractional shares and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the Merger Agreement. After the Effective Date and until surrendered, each Certificate will be deemed to represent only the right to receive the Merger Consideration.

    No dividends or other distributions declared after the Effective Time on Western Common Stock will be paid with respect to any shares of SCB Common Stock represented by a Certificate until such Certificate is surrendered. Following surrender of any such Certificate, there will be paid to the holder of the Western Certificates issued in exchange therefor, without interest, the amount of dividends or other distributions with a record date after the Effective Time payable with respect to whole shares of Western Common Stock and not paid, less the amount of any withholding taxes which may be required, and, at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but before surrender and a payment date after surrender payable with respect to whole shares of Western Common Stock, less the amount of any withholding taxes which may be required.

CONDUCT OF THE BUSINESS OF SCB AND WESTERN PRIOR TO THE MERGER

    Pursuant to the Merger Agreement, each of the Companies agreed that, during the period from the date of the Merger Agreement until the Effective Time, except as permitted by the Merger Agreement, it and each of its subsidiaries will, among other things, (a) conduct its business in the usual, regular and ordinary course, in the same manner as heretofore, consistent with prudent banking practices, (b) take no action which would adversely affect or delay the ability of the Companies to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated in the Merger Agreement or to perform its covenants and agreements on a timely basis under the Merger Agreement, (c) promptly notify each other of any fact or event that causes or could reasonably be expected to cause the SCB disclosure letter or the Western disclosure letter to be incorrect in any material respect as of the date of the Merger Agreement or as of the closing date, and (d) use reasonable best efforts to obtain any requisite third party consent with respect to any contract, agreement, lease, license, amendment, permit or release that is material to the business of Western on a consolidated basis or that is contemplated or required to be obtained by Western in connection with the Merger.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains customary representations and warranties from the Companies relating to, among other things, (a) corporate organization and similar corporate matters; (b) capital structure; (c) subsidiary ownership; (d) financial statements; (e) compliance with respect to filing requirements of certain regulatory agencies; (f) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (g) insurance policies; (h) title to assets; (i) absence of material litigation; (j) filing of tax returns and payment of taxes; (k) compliance with applicable laws; (l) absence of regulatory action; (m) performance of obligations under certain contracts, leases, indentures, and other agreements; (n) certain contracts relating to certain employment, consulting and benefit matters; (o) brokers and finders fees; (p) absence of material changes or events since December 31, 1996;
(q) compliance with environmental laws; (r) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (s) the accuracy of information supplied in connection with the Registration Statement and this Joint Proxy Statement-Prospectus; (t) insider loans; (u) compliance with the Community Reinvestment Act; (v) certain bank regulatory matters; (w) adequacy of allowance for possible loan losses; (x) trust administration; and (y) absence of certain derivative investments.

    Western also has represented and warranted that the Western Common Stock issuable to holders of SCB Common Stock upon consummation of the Merger will be duly authorized, validly issued, fully paid and nonassessable at the Effective Time and that no event has occurred or is reasonably foreseeable that would prevent the Merger from being accounted for on a pooling-of-interest basis.

CERTAIN COVENANTS

  FORBEARANCE

    SCB. SCB has covenanted and agreed that, during the period from the date of the Merger Agreement to the Effective Time, SCB will not without the prior written consent of Western (which consent will not be unreasonably withheld) (a) incur any indebtedness for borrowed money other than in the ordinary course of business; (b) adjust, split, combine or reclassify any capital stock; (c) make, declare or pay any dividend (other than regular quarterly cash dividends of $0.05 per share of SCB Common Stock having record dates and payment dates consistent with past practice) or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; (d) other than in the ordinary course of business and consistent with past practice, grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; (e) issue any additional shares of capital stock except as required pursuant to stock options or warrants outstanding as of the date of the Merger Agreement; (f) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets other than to a direct or indirect wholly-owned subsidiary of SCB; (g) cancel, release or assign any material indebtedness of any person or any claims held by any person, except pursuant to contracts or agreements in force at the date of the Merger Agreement or in the ordinary course of business and consistent with past practice; (h) except as permitted by the Merger Agreement, make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly-owned subsidiary of SCB; (i) other than in the ordinary course of business with respect to contracts, agreements or leases involving payment of not more than $50,000, enter into or terminate any material contract or agreement, or make any material change in any of its material leases or contracts; (j) other than in the ordinary course of business or as specifically contemplated by the Merger Agreement, increase in any manner the compensation or fringe benefits of any of its employees or retirees or pay any pension or retirement allowance, make any contribution to any profit-sharing plan not required by any existing plan or agreement to any such employees or retirees, or become a party to, amend or commit itself to any pension, retirement, deferred compensation, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; (k) settle any material claim, action or proceeding involving any liability of SCB or SC Bank for material money damages (or enter into a settlement agreement containing other material obligations of SCB); (l) sell any securities, except upon Western's approval; (m) amend its Articles of Incorporation or its Bylaws, or change in any material way its policies and procedures or make any material changes to its tax or financial accounting policies (except as may be required by GAAP or by applicable law or regulations); (n) purchase any securities other than obligations of the United States of America or obligations of U.S. government agencies with a remaining maturity of not more than three years from the date of purchase of such security; (o) waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim, except in the ordinary course of business and as permitted by the Merger Agreement; (p) make, renegotiate, renew, increase, extend or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, except as permitted by the Merger Agreement; (q) make any capital expenditures, other than capital expenditures in amounts not exceeding $25,000 individually or $100,000 in the aggregate; (r) promote any employee to the officer level or to a higher officer level than such employee holds on the date of the Merger Agreement; or
(s) agree to, or make any commitment to, take any of the actions prohibited above.

    WESTERN. Western has covenanted and agreed that, during the period from the date of the Merger Agreement to the Effective Time Western will not, without the prior consent of SCB (which consent will not be unreasonably withheld), take any action that would cause a material delay or have a Material Adverse Effect on the ability of Western or SCB to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated by the Merger Agreement, or have a material adverse effect on its ability to perform its covenants and agreements on a timely basis under the Merger Agreement.

  SHAREHOLDER MEETINGS

    The Companies have agreed to take all action necessary in accordance with applicable law and their respective articles of incorporation and bylaws to convene a meeting of shareholders to consider and vote upon the Merger Agreement and the transactions contemplated thereby. Except to the extent that to do so would constitute a violation of their fiduciary duty, the boards of directors of the Companies will recommend that their respective shareholders approve the Merger Agreement and the transactions contemplated thereby and to use reasonable best efforts to obtain the requisite vote of the shareholders to approve the Merger Agreement and the transactions contemplated thereby.

  COORDINATION OF DIVIDENDS

    SCB will coordinate with Western the declaration of any dividends that may be allowed under the Merger Agreement in respect of SCB and the record date and payment dates relating thereto.

  SHAREHOLDER AGREEMENTS

    Certain directors of SCB, in their capacity as shareholders, executed and delivered to Western shareholder agreements (the "Shareholder Agreements") which commit such persons, among other things, to vote their shares of SCB Common Stock in favor of the Merger Agreement at the SCB Special Meeting, in certain cases not to compete with Western for a period of time, and to certain representations concerning the ownership of SCB Common Stock and Western Common Stock to be received in the Merger. See "The Shareholder Agreements."

  ATTENDANCE AT CERTAIN MEETINGS

    SCB has agreed to allow Western the right to have one representative present at meetings of the Board of Directors of SCB or SC Bank and at all loan committee meetings of SC Bank. However, if SCB reasonably determines that it would be improper or imprudent to have a representative of Western present for any portion of such meeting, then the representative shall be excused from that portion of any such meeting.

  ACQUISITION PROPOSALS

    SCB has agreed that none of it, SC Bank or any of their respective officers or directors will, and that SCB shall direct and use its reasonable best efforts to cause its employees, agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to SCB Shareholders) with respect to a merger, consolidation or similar transaction, other than pursuant to the Merger Agreement, or involving any purchase of all or any significant portion of the assets or any equity securities of SCB or SC Bank (any such proposal or offer being an "Acquisition Proposal") or, except to the extent legally required for the discharge by the SCB Board of its fiduciary duties as advised by such Board's outside legal counsel, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.

  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Western has agreed that all rights to indemnification and exculpation now existing in favor of the directors, officers, employees and agents of SCB or SC Bank as provided for in their respective articles of incorporation, bylaws, indemnification agreements or otherwise in effect as of the date of the Merger Agreement, with respect to matters occurring prior to the Effective Time, will survive the Merger and will continue in full force for six years following the Effective Time; PROVIDED, HOWEVER, that in no event will Western be obligated to expend, in order to maintain or provide insurance coverage pursuant to the Merger Agreement, any amount per year for such six year period in excess of 200% of the amount of the annual premiums paid for such insurance by SCB as of the date of the Merger Agreement (the "Maximum Amount"). If the amount of premiums exceeds the Maximum Amount, Western will use reasonable best efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for a premium equal to the Maximum Amount. During that six year period, to the greatest extent permitted by applicable law, regulations and their respective organizational documents or bylaws as in effect on the date of the Merger Agreement, Western will indemnify, defend and hold harmless individuals who were officers and directors of SCB or SC Bank as of the date of the Merger Agreement or immediately prior to the Effective Time (collectively, the "Indemnified Parties") for any claim or loss arising out of their actions while a director or officer, including any acts relating to the Merger Agreement. Western also has agreed to pay, as and when incurred, the expenses, including attorneys' fees, of the Indemnified Parties in advance of the final resolution of any claim, provided such individuals first execute an undertaking acceptable to Western to return the advances in the event it is finally concluded such indemnification is not allowed under applicable law.

    Any Indemnified Party wishing to claim indemnification under the Merger Agreement, upon learning of any such claim, action, suit, proceeding or investigation, must promptly notify Western thereof, but the failure to so notify shall not relieve Western of any liability it may have to such Indemnified Party except to the extent that Western is materially prejudiced thereby. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), Western shall have the right to assume the defense thereof and Western shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Western elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Western and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Western shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received to the extent permitted under California law; PROVIDED, HOWEVER, that Western shall be obligated to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest and the Indemnified Parties shall cooperate in the defense of any such matter.

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  COMBINED FINANCIAL RESULTS

    If the closing has not occurred on or before November 30, 1997, Western has agreed to use its best efforts to publish as soon as practicable following the Effective Time financial results covering the first full month of at least 30 days (or such earlier period that covers at least 30 days) of post-Merger combined operations.

  CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS

    Pursuant to the Merger Agreement, Western, SCB and SC Bank will (a) as soon as practicable make any filings and applications required to be filed in order to obtain all requisite approvals, consents and waivers of governmental agencies or regulatory authorities necessary or appropriate for the consummation of the transactions contemplated by the Merger Agreement, (b) cooperate with one another (i) in promptly determining what filings are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation, (ii) in providing the other a reasonable opportunity to review and comment upon the publicly available portions of such filings, and (iii) in making promptly any such filings, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers, and (c) deliver to the other copies of publicly available portions of all such filings and applications promptly after they are filed.

  ACCESS TO INFORMATION

    Upon reasonable notice, each of the parties to the Merger Agreement has agreed to afford to the other party and its representatives access during normal business hours throughout the period prior to the Effective Time to the books, records, properties, personnel and to such other information as any party may reasonably request; PROVIDED, HOWEVER, that no investigation pursuant to such access shall affect or be deemed to modify any representation or warranty made in the Merger Agreement. Each party to the Merger Agreement has agreed not to use any information obtained pursuant to such access for any purpose unrelated to the consummation of the transactions contemplated by the Merger Agreement. Subject to the requirements of law, each such party has agreed to keep confidential, and has agreed to cause its representatives to keep confidential, all information and documents obtained pursuant to such access in accordance with the terms of the certain letter agreements, dated February 13, 1997, from SCB to Western, and dated April 3, 1997, from Western to SCB, which shall remain in full force and effect.

  PRE-CLOSING ADJUSTMENTS

    At or before the Effective Time, SCB has agreed to, in a manner mutually satisfactory to the Companies, establish such additional accruals and reserves as may be directed by Western to implement its plan to conduct SCB's business following the Merger and otherwise to reflect Merger-related expenses and costs incurred by SCB; PROVIDED, HOWEVER, that SCB shall not be required to take such action (a) more than five days prior to the Effective Time, (b) unless Western agrees in writing that all conditions to its closing set forth in the Merger Agreement have been satisfied or waived, and (c) unless SCB shall have received a written waiver by Western of its right to terminate the Merger Agreement, and no accrual or reserve made by SCB or SC Bank, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of the Merger Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

  DIRECTOR RESIGNATIONS

    Immediately prior to the Effective Time, Western has agreed to elect to the Western Board of Directors Harold A. Beisswenger, Larry D. Hartwig, William C. Greenbeck and Donald E. Wood, each of

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whom currently serves as a director of SCB. SCB has agreed to deliver to Western at the Closing the resignations of all of the directors of SCB and SC Bank, to be effective at the Effective Time.

  SECURITIES ACT

    SCB has agreed to identify to Western, as soon as practicable after the date of the SCB Special Meeting, all persons who SCB believes to be "affiliates" (as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities
Act) of SCB (the "Affiliates"). SCB has agreed to use its reasonable best efforts to obtain from each Affiliate a written agreement providing that each such person will agree not to sell, pledge, transfer or otherwise dispose of the shares of Western Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and until such time as financial results covering at least thirty days of combined operations of the Companies shall have been published. Prior to the Effective Time, each of SCB and Western has agreed to amend and supplement such letter and use reasonable best efforts to cause each additional person who is identified as an Affiliate to execute a written agreement as required under the Merger Agreement. See "--COMBINED FINANCIAL RESULTS."

  EMPLOYEE BENEFITS

    The Companies have agreed that, unless otherwise mutually determined, the SCB Employee Plans (as defined in the Merger Agreement) in effect at the date of the Merger Agreement (except stock plans) will remain in effect through December 31, 1997 with respect to employees (including retirees) covered by such plans at the Effective Time. Western, as appropriate, will take such steps as are required so that the Continuing Employees (as defined in the Merger Agreement) thereafter become participants in the Western Employee Plans (as defined in the Merger Agreement). All of the Continuing Employees will be credited for eligibility for participation and vesting purposes with all of their years of past service with SCB or SC Bank as though they had been employees of Western under all Western Employee Plans in which the Continuing Employees participate following the Effective Time. Western has agreed to assume and honor in accordance with their terms all accrued benefits and other obligations of SCB under the SCB Employee Plans for the benefit of all current and former employees of SCB and SC Bank. Western and SCB have also agreed that all Continuing Employees shall be entitled to participate in stock plans, bonus plans and other such incentive plans of Western and its subsidiaries on the same basis as other similarly situated employees of such companies.

    All continuing Employees shall be entitled to participate in stock plans, bonus plans and other such incentive plans of Western and its subsidiaries on the same basis as other similarly situated employees of such companies. As to employees of SCB and SC Bank whose employment is terminated as a result of the transactions contemplated in the Merger Agreement, Western has agreed to make available the information regularly made available to its employees concerning employment positions available with Western to enable such SCB and SC Bank employees to apply for such positions. SCB or SC Bank has entered into Executive Agreements (as defined in the Merger Agreement) with certain senior executives, copies of which have been furnished to Western. SCB and SC Bank have also established policies and procedures for termination and severance of the employees' employment. These Severance Policies (as defined in the Merger Agreement) shall be amended as soon as practicable following the date of the Merger Agreement to exclude employees hired by Western under reasonably comparable terms to those presently in effect. Western has agreed to assume and honor all Executive Agreements and maintain all benefits described thereunder without modification, offset or counterclaim; PROVIDED, HOWEVER, that executives with Executive Agreements shall not be entitled to benefits under the Severance Policies. Western has agreed to cause the Severance Policies to remain in effect on the same basis as in effect at the Effective Time for the benefit of any Continuing Employee whose employment is terminated by Western or any of its subsidiaries on or prior to December 31, 1997. Until at least December 31, 1998, Western has agreed to cause the Continuing Employees to be eligible for coverage under severance plans or programs that are no less favorable to such

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employees than the Severance Policies, which plans or programs shall include employer-provided out placement services that are appropriate to the employee's position and experience. Western has agreed to honor in accordance with their terms the obligations of SCB or SC Bank under all deferred compensation plans and agreements for the benefit of all current and former employees of SCB and SC Bank. Western has agreed to assume and honor in accordance with their terms all bonus and incentive compensation arrangements for employees of SCB and SC Bank. With respect to vacation pay, sick pay, leave of absence and similar payroll practices of SCB or SC Bank, Western has agreed to honor as of the Effective Time all existing obligations of SCB or SC Bank under policies of SCB or SC Bank as currently in effect and, with respect to the Continuing Employees, has agreed to recognize all service recognized by SCB or SC Bank under similar policies of Western for purposes of eligibility and accrual of benefits after the Effective Time.

  REORGANIZATION TREATMENT; POOLING

    Western and SCB have agreed not to take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or as a pooling-of-interests for accounting purposes.

CONDITIONS

    The obligation of the Companies to effect the Merger is subject to the satisfaction or waiver prior to the Effective Time of certain conditions, including (a) each of the representations, warranties and covenants of Western and SCB, as the case may be, contained in the Merger Agreement being, in all material respects, true at the Effective Time as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); (b) the performance, in all material respects, by Western and SCB and SC Bank, as the case may be, of each of their respective covenants and agreements contained in the Merger Agreement; (c) the approval of the Merger Agreement and the transactions contemplated thereby by the requisite vote of the Western Shareholders and SCB Shareholders, as the case may be, in accordance with applicable law; (d) receipt of the approvals, consents and waivers required by law in connection with the Merger Agreement and the transactions contemplated thereby, including approval by the Federal Reserve Board and the State Commissioner pursuant to federal and California law without the inclusion of any condition or requirement that would be materially burdensome on Western (on a combined basis giving effect to the transactions described in the Merger Agreement), and all applicable statutory waiting periods having expired; (e) the absence of any litigation or proceedings pending against any party to the Merger Agreement or their subsidiaries brought by any governmental agency seeking to prevent consummation of the transactions contemplated by the Merger Agreement, the absence of any order, decree or injunction being enacted, entered, promulgated or enforced by any governmental authority which enjoins or prohibits the consummation of the Merger or the transactions contemplated in the Merger Agreement and the absence of any statute, rule, regulation, order, injunction or decree being in effect and prohibiting or restricting or making illegal the consummation of the Merger or any other transaction contemplated by the Merger Agreement; (f) the Registration Statement having become effective and there having been issued no stop order suspending such effectiveness and no proceedings for that purpose initiated or threatened by the Commission; (g) receipt of an opinion of counsel by each of SCB and Western no later than 30 days from the date of the Merger Agreement and confirmed immediately prior to the Effective Time, substantially to the effect that the Merger will be a "reorganization" within the meaning of Section 368(a) of the Code, and that the Companies will be a party to that reorganization within the meaning of Section 368(b) of the Code; (h) prior to the solicitation of approval of the Merger Agreement by the Shareholders, and (i) receipt of opinions confirming the fairness of the terms of the Merger to the Shareholders from a financial point of view.

    The obligation of Western to effect the Merger is also subject to the satisfaction or waiver prior to the Effective Time of certain additional conditions, including (a) Western and its directors and officers who

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signed the Registration Statement having received from Deloitte & Touche LLP
("D&T") "cold comfort" letters dated (i) the date of the mailing of this Joint Proxy Statement-Prospectus to SCB Shareholders and (ii) shortly prior to the Effective Time with respect to certain financial information regarding SCB; (b) receipt by Western of all state securities laws and "Blue Sky" permits and other authorizations necessary to consummate the transactions contemplated by the Merger Agreement; (c) receipt of a letter from KPMG Peat Marwick LLP ("KPMG"), dated the date hereof and confirmed in writing at the Effective Time, stating KPMG's concurrence with Western's management as to the appropriateness of pooling-of-interests accounting for the Merger under Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with the Merger Agreement; (d) Western having received a Certificate of Satisfaction of the Franchise Tax Board of the State of California that all taxes imposed by law on SCB have been paid or secured; and (e) SCB Shareholders or Western Shareholders voting against the approval of the Merger Agreement or giving notice in writing to SCB or Western, as the case may be, at or before the applicable Special Meeting that such shareholder dissent from the Merger Agreement in the aggregate hold not more than five percent of the SCB Common Stock or the Western Common Stock, as the case may be (the "Dissenters' Rights Condition").

    As of the Western Record Date, FIP beneficially owned 342,797 shares of Western Common Stock, constituting 4.85 percent of the outstanding Western Common Stock, and as of the SCB Record Date, FIP beneficially owned 145,000 shares of SCB Common Stock, constituting 1.9 percent of the outstanding SCB Common Stock. See "FIP Litigation."

    The obligation of SCB to effect the Merger is also subject to the satisfaction or waiver prior to the Effective Time of certain additional conditions, including (a) receipt of an opinion from Sullivan & Cromwell, special counsel to Western, to the effect that the shares of Western Common Stock issued upon consummation of the Merger are duly authorized, validly issued, fully paid and non-assessable and (b) receipt of a letter from D&T, dated the date hereof and confirmed in writing at the Effective Time, stating that D&T knows of nothing with respect to SCB that prohibits Western from accounting for the Merger as a pooling-of-interests.

WAIVER AND AMENDMENT

    Prior to the Effective Time, any provision of the Merger Agreement may be waived by the party benefitted by the provision or by both parties, or amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties and approved by the Boards (or duly authorized committee thereof). However, after the vote by the Shareholders, no principal term of the Merger may be amended or revised without the approval of the Shareholders.

TERMINATION

  TERMINATION EVENTS

    The Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Time, either before or after its approval by the Shareholders (a) by the mutual consent of the Companies, if the board of directors, or duly authorized committee thereof, of each so determines; (b) by the Companies, by written notice to the other party if its board so determines by vote of a majority of the entire board, in the event of (i) the failure of the SCB Shareholders to approve the Merger Agreement at the SCB Special Meeting, (ii) the failure of the Western Shareholders to approve the Merger Agreement at the Western Special Meeting, or (iii) a material breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement which is not cured within thirty days after written notice of such breach is given to the party committing such breach by the other party; (c) by Western, if the SCB Board fails to recommend the approval of the Merger Agreement at the SCB Special Meeting; (d) by Western or SCB, by written notice to the other party, if its board of directors so determines by a vote of a majority of its entire board in the event that either (i) any approval, consent or waiver of a Governmental

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Authority (as defined in the Merger Agreement) required to permit consummation of the transactions contemplated in the Merger Agreement shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by the Merger Agreement; (e) by Western or SCB, by written notice to the other party if its board so determines by vote of a majority of its entire board, in the event that the Merger is not consummated by December 31, 1997, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in the Merger Agreement by the party seeking to terminate; (f) by SCB in the event that, with respect to any Ten Day Period (as defined herein) both (i)(A) the Ten Day Average Price (as defined herein) shall be less than $19.125 per share (as adjusted for the Reverse Stock Split) or (B) both (1) the Ten Day Average Price shall be less than $23.375 per share (as adjusted for the Reverse Stock Split) and (2) the Western Common Stock Price Percentage (as defined herein) shall be less than the BKX Index Percentage (as defined herein) and (ii) SCB has delivered written notice to Western of its intention to terminate the Merger Agreement within 48 hours following the date of such event (it being understood that, if an event set forth in clause (i) shall have occurred and SCB fails to timely deliver the notice referred to in this clause (ii), SCB shall have the right to terminate if any such event subsequently occurs and SCB timely delivers such notice); PROVIDED, HOWEVER, that if Western effects a stock dividend, reclassification, recapitalization, stock split, combination, exchange of shares or similar transaction after the date of the Merger Agreement and prior to the Effective Time, the provisions of this clause (f) will be appropriately adjusted; (g) by SCB, by written notice to Western prior to the approval by the SCB Shareholders of the Merger Agreement, if SCB receives an Acquisition Proposal on terms and conditions which the SCB Board determines, after receiving the advice of its outside counsel (i) that to proceed with the Merger will violate the fiduciary duties of the SCB Board to the SCB Shareholders and (ii) to accept such proposal; PROVIDED, HOWEVER, that SCB shall not be entitled to terminate the Merger Agreement pursuant to this clause (g) unless it has provided Western with written notice of such a possible determination (which written notice will inform Western of the material terms and conditions of the proposal, including the identity of the proponent) not less than two business days prior to such determination. "Western Common Stock Price Percentage" means the percentage determined by dividing the Ten Day Average Price by $23.375 (as such amount may be adjusted pursuant to clause (f) above). "BKX Index Percentage" means the percentage determined by dividing (i) the product of (A) the Keefe Bank Index as of the date of determination times (B) 0.9 by (ii) the Keefe Bank Index as of the date of the Merger Agreement. "Ten Day Average Price" means the volume weighted average sales price per share of Western Common Stock for a Ten Day Period, which volume weighted average shall be determined in a manner consistent with the terms of the Merger Agreement. "Ten Day Period" means any period of ten consecutive Trading Days occurring after the tenth Trading Day following June 4, 1997.

  EFFECT OF TERMINATION

    In the event of the termination of the Merger Agreement by either Western or SCB, as provided above, the Merger Agreement shall thereafter become void. There shall be no liability on the part of any party to the Merger Agreement or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party to the Merger Agreement arising out of the willful breach by any other party of any covenant or willful misrepresentation contained in the Merger Agreement.

  TERMINATION FEE

    The Companies have agreed and acknowledged that it is impractical to ascertain the precise amount of damage to the Companies as a result of a failure to consummate the Merger and the transactions contemplated in the Merger Agreement due to a termination of the Merger Agreement by SCB or Western, as the case may be, pursuant to a material breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement, which is not cured within 30 days

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
after written notice of such breach is given to such party by the non-breaching party. Accordingly, in the event of such termination by SCB, Western has agreed to pay to SCB $1.25 million plus all costs and expenses incurred by SCB in connection with the Merger Agreement, up to $500,000. In the event of such termination by Western, or a termination by SCB after receipt of an Acquisition Proposal that is accepted by the SCB Board in accordance with the terms of the Merger Agreement, SCB has agreed to pay to Western $1.25 million plus all costs and expenses incurred by Western in connection with the Merger Agreement, up to $500,000.

                           THE STOCK OPTION AGREEMENT

GENERAL

    As an inducement and condition to Western entering into the Merger Agreement, SCB entered into the Stock Option Agreement with Western. Pursuant to the Stock Option Agreement, SCB granted to Western an unconditional, irrevocable option, exercisable only under certain limited and specifically defined circumstances, none of which, to the best of SCB's and Western's knowledge, has occurred as of the date hereof, to purchase up to 1,491,050 authorized but theretofore unissued shares of SCB Common Stock (or such lesser amount as shall constitute 19.9 percent of the shares of SCB Common Stock outstanding on the date of exercise), for a purchase price of $11.875 per share, subject to adjustment in certain circumstances. The purchase of SCB Common Stock pursuant to the Stock Option Agreement is subject to compliance with applicable law, including receipt of any necessary approvals under the BHCA.

    The Stock Option Agreement and the Option are intended to increase the likelihood that the Merger will be consummated according to the terms set forth in the Merger Agreement, and may be expected to discourage offers by third parties to acquire SCB prior to the Merger.

THE STOCK OPTION

    Western may exercise the Option, in whole or part, at any time and from time to time following the occurrence of certain events (each a "Purchase Event"), including (a) the acquisition by any person other than Western or any subsidiary of Western (each a "Western Subsidiary") of beneficial ownership of shares of SCB Common Stock, other than by exercise of existing options, warrants or other rights or as a result of the execution and delivery of the Shareholder Agreements, such that, upon the consummation of such acquisition, such person would have beneficial ownership, in the aggregate, of 20 percent or more of the then outstanding shares of SCB Common Stock if such person is a director or officer of SCB, and 25 percent or more of the then outstanding shares of SCB Common Stock if such person is not a director or officer of SCB; or (b) SCB or any of its subsidiaries (each a "SCB Subsidiary"), without having received Western's prior written consent, having entered into an agreement to engage in an Acquisition Transaction (as defined herein), with any person other than Western or any Western Subsidiary or the SCB Board having recommended that the SCB Shareholders approve or accept any Acquisition Transaction with any person other than Western or any Western Subsidiary.

    "Acquisition Transaction" means (a) a merger or consolidation, or any similar transaction, involving SCB or any of SCB's subsidiaries, (b) a purchase, lease or other acquisition of all or substantially all of the assets of SCB or any SCB Subsidiary or (c) a purchase or other acquisition of securities representing, in the case of a Purchase Event, 20 percent or more, or, in the case of a Preliminary Purchase Event (as defined herein), 10 percent or more, of the voting power of SCB or any SCB Subsidiary, other than by exercise of existing options, warrants or other rights.

    The Stock Option Agreement also provides for certain adjustments intended to protect Western against dilution of its rights to acquire SCB Common Stock. The Stock Option Agreement grants certain registration rights ("Registration Rights") to Western with respect to the shares issuable upon exercise of the Option.

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
TERMINATION

    The Option will terminate and be of no further force and effect upon the earliest to occur of (a) the time immediately prior to the Effective Time; (b) 12 months after the first occurrence of a Purchase Event; (c) 18 months after the termination of the Merger Agreement following the occurrence of a Preliminary Purchase Event (as defined below); (d) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Merger Agreement under the certain circumstances referred to in the next clause
(e)); or (e) 18 months after the termination of the Merger Agreement upon the happening of certain events, including a material breach of the Merger Agreement by SCB and certain events relating to an Acquisition Proposal.

    "Preliminary Purchase Event" means any of the following events or transactions occurring after the date of the Stock Option Agreement:

        (i) SCB or any SCB Subsidiary, without having received Western's prior written consent, having entered into an agreement to engage in an Acquisition Transaction, with any person other than Western or any Western Subsidiary or the SCB Board having recommended that the SCB Shareholders approve or accept any Acquisition Transaction with any person other than Western or any Western Subsidiary;

        (ii) Any person, other than Western or any Western Subsidiary, having acquired beneficial ownership or the right to acquire beneficial ownership, other than by exercise of existing options, warrants or other rights, or shares of SCB Common Stock such that, upon the consummation of such acquisition, such person would have beneficial ownership, in the aggregate, of 10 percent or more of the then outstanding shares of SCB Common Stock if such person is a director or officer of SCB, and 25 percent or more of the then outstanding shares of SCB Common Stock if such person is not a director or officer of SCB;

       (iii) Any person, other than Western or any Western Subsidiary, having made a BONA FIDE proposal to SCB or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction;

        (iv) After a proposal is made by a third party to SCB or its shareholders to engage in an Acquisition Transaction, (A) SCB having breached any covenant or obligation contained in the Merger Agreement which breach would entitle Western to terminate the Merger Agreement or (B) the holders of SCB Common Stock not approving the Merger Agreement at the SCB Special Meeting, such meeting not having been held or having been canceled prior to termination of the Merger Agreement or the SCB Board having withdrawn or modified in a manner adverse to Western the recommendation of the SCB Board with respect to the Merger Agreement;

        (v) Any person other than Western or any of its subsidiaries, other than in connection with a transaction to which Western has given its prior written consent or in connection with the exercise of existing options, warrants or other rights, having filed an application or notice with the Federal Reserve Board or other governmental authority or regulatory or administrative agency or commission for approval to engage in an Acquisition Transaction; or

        (vi) The SCB Board not recommending that the SCB Shareholders approve the Merger Agreement.

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
                           THE SHAREHOLDER AGREEMENTS

    Western has entered into Shareholder Agreements with N. Keith Abbott, Robert
C. Ball, Harold A. Beisswenger, James E. Cunningham, William C. Greenbeck, Larry
D. Hartwig, Irving J. Pinsky, Peer A. Swan and Donald E. Wood (the "Party Shareholders"), each an SCB Shareholder and a director of SCB. The Party Shareholders, holding in the aggregate shares representing approximately six percent of the total voting power of SCB Common Stock as of the SCB Record Date, each agreed, in consideration of the substantial expenses incurred by Western in connection with the Merger Agreement and as a condition to Western entering into the Merger Agreement, to vote or to cause to be voted, or execute a written consent with respect to, all of such Party Shareholder's shares of SCB Common Stock (a) in favor of adoption and approval of the Merger Agreement and the Merger at every meeting of SCB Shareholders at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto; and (b) against any other Acquisition Proposal at every meeting of the SCB Shareholders at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto.

    Each Shareholder Agreement also provides that the Party Shareholder will not, and will not permit any entity under its control to, deposit any of such Party Shareholder's shares of SCB Common Stock in a voting trust or subject any such shares to any agreement, arrangement or understanding with respect to the voting of such shares inconsistent with the Shareholder Agreement entered into by that Party Shareholder. In addition, the Party Shareholders each agreed not to sell, assign, transfer or dispose of any of his shares of SCB Common Stock during the term of the relevant Shareholder Agreement.

    Messrs. Abbott, Ball, Beisswenger, Cunningham, Greenbeck, Pinsky and Wood also agreed in the Shareholder Agreements executed by them that at any time within a one- or three-year period immediately following the Effective Time, they will not engage in, be employed by, acquire an equity interest in or start, or otherwise provide any assistance to, directly or indirectly, any business which provides banking services in the counties of Los Angeles, Orange and San Diego in the State of California so long as Western or its assigns remain engaged in any banking business in such counties.

    The Shareholder Agreements will terminate upon the earlier to occur of the Effective Time and the date on which the Merger Agreement is terminated in accordance with its terms.

    The Shareholder Agreements bind the actions of the signatories thereto only in their capacity as SCB Shareholders. Those directors of SCB who signed Shareholder Agreements are not and could not be contractually bound to abrogate their fiduciary duties as directors of SCB. Accordingly, while such shareholders/directors are, under the Shareholder Agreements executed by them, contractually bound to vote as a SCB Shareholder in favor of the Merger and against other Acquisition Proposals (should one be presented), their fiduciary duties as SCB Directors nevertheless required them to act in their capacity as directors in the best interest of SCB when they decided to approve the Merger. In addition, such shareholders/directors will continue to be bound by their fiduciary duties as SCB Directors with respect to any decisions they may take in connection with the Merger or otherwise.

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
                    DESCRIPTION OF WESTERN CAPITAL STOCK AND
                        COMPARISON OF SHAREHOLDER RIGHTS

DESCRIPTION OF WESTERN CAPITAL STOCK

    The authorized capital stock of Western as of the Western Record Date consists of 100,000,000 shares of Western Common Stock, of which 7,071,973 shares are issued and outstanding as of the Western Record Date and 5,000,000 shares of serial preferred stock, no par value, none of which are outstanding. Holders of shares of Western Common Stock are entitled to one vote for each share of record on all matters voted upon by Western Shareholders, except that in connection with the election of directors, the shares, subject to notice, may be voted cumulatively. Shares of Western Common Stock are not subject to redemption, conversion or sinking fund provisions.

COMPARISON OF CORPORATE STRUCTURE

    The Companies are California corporations and as such are governed by the CGCL. Consequently, except as otherwise noted below, there is no material difference between the rights of the holders of Western Common Stock and the rights of the holders of SCB Common Stock with regard to electing members of the board of directors, amending the articles of incorporation or bylaws, calling special meetings of shareholders, acting by written consent of shareholders without a meeting, and indemnifying directors.

    Certain differences in the articles of incorporation and bylaws of Western and SCB are discussed below.

VOTING RIGHTS

    Both Western Shareholders and SCB Shareholders are entitled to one vote for each share held of record on all matters voted upon by the respective shareholders of each corporation, except that in connection with the election of directors, shares of Western Common Stock may, under certain circumstances, be voted cumulatively.

DIVIDENDS AND DIVIDEND POLICY

  SCB

    SCB Shareholders are entitled to receive dividends declared by the SCB Board out of funds legally available therefor, under the laws of the State of California. On January 23, 1997, SCB announced that the SCB Board had instituted a policy of considering regular cash dividends on a quarterly basis and declared a $0.05 per share cash dividend payable on February 20, 1997 to holders of SCB Common Stock of record on February 6, 1997. Subsequently, the SCB Board declared a dividend payable on May 20, 1997, to holders of SCB Common Stock of record on May 2, 1997, and a dividend payable on August 20, 1997, to holders of SCB Common Stock of record on August 4, 1997.

  WESTERN

    Holders of Western Common Stock are entitled to receive dividends declared by the Western Board out of funds legally available therefor under the laws of the State of California, subject to the rights of holders of any preferred stock of Western that may be issued after the date hereof. Western has not paid any dividends since its formation. On August 20, 1997, the Western Board approved the institution of a quarterly dividend and thereafter declared a dividend of $0.15 per common share payable on December 10, 1997 to shareholders of record on November 11, 1997.

NUMBER OF DIRECTORS

    The SCB Bylaws provide that the authorized number of directors of SCB shall be 9. The SCB Board is divided into three classes, each having three Directors. Each class of Directors shall be elected to hold office for a term of three years. At each annual meeting of SCB Shareholders, successors to the class of Directors whose term shall then expire are identified as being of the same class as the Directors they succeed.

    The Western Bylaws currently provide that the authorized number of directors of Western shall not be less than seven nor more than 13 and that any amendment to the Western Bylaws affecting the authorized number of directors must be approved by a majority of the Western Shareholders, provided that an amendment to the Bylaws reducing the number of directors to a number less than five cannot be adopted if the votes cast against its adoption are equal to more than 16 2/3 percent of the outstanding shares entitled to vote on such amendment.

    At the Western Special Meeting, the Western Shareholders will be asked to consider and vote upon an amendment to the Western Bylaws to change the authorized number of directors from a minimum of seven and a maximum of up to 13 to a minimum of nine and a maximum of up to 16. Currently the actual number of directors of Western is 10. The Amendment is necessary to allow Western to elect Harold A. Beisswenger, Larry D. Hartwig, William C. Greenbeck and Donald E. Wood to the Western Board as required by the Merger Agreement.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 317 of the CGCL authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors, officers and employees in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Articles Five and Six of Western's Restated Articles of Incorporation and Article VI of Western's Bylaws provide for indemnification of its directors, officers, employees and other agents to the fullest extent permitted by the CGCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Western pursuant to the foregoing provisions, or otherwise, Western has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                        VALIDITY OF WESTERN COMMON STOCK

    The validity of the shares of Western Common Stock to be issued in the Merger has been passed upon by Sullivan & Cromwell, Los Angeles, California, special counsel for Western.

                                    EXPERTS

    The consolidated financial statements of Western Bancorp and subsidiaries as of and for the year ended December 31, 1996, the Western Bancorp combined consolidated balance sheet as of December 31, 1995, and the combined related statements of operations, changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995, reflecting the CCB Merger on a pooling-of-interests basis and appearing in Western Bancorp's current report on Form 8-K, dated July 15, 1997, have been incorporated by reference herein and in the registration statement in reliance on the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Such report indicates that (i) the 1996 consolidated financial statements of CCB, the 1995 and 1994 consolidated financial statements of Western Bancorp (formerly Monarch Bancorp), and the 1995 and 1994 separate consolidated financial statements of CCB were audited by other auditors and (ii) the combination of the Western Bancorp consolidated balance sheet as of December 31, 1995, and the combination of the related statements of operations, changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995, after restatement for the pooling-of-interests, have been audited by KPMG Peat Marwick LLP.

    The consolidated financial statements of Western Bancorp and subsidiaries as of December 31, 1996, and for the year then ended appearing in the Western Bancorp annual report, as amended, on Form 10-KSBA have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of Western Bancorp as of December 31, 1995, and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of Dayton & Associates, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of SCB and subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated by reference in this Joint Proxy Statement-Prospectus of SCB's Annual Report on Form 10-K and, as amended, on Form 10-K/A for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements of CCB and subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated by reference in this Joint Proxy Statement-Prospectus of CCB's Annual Report on Form 10-K and, as amended, on Form 10-K/A for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The financial statements of Santa Monica Bank for the year ended December 31, 1996, incorporated by reference in this Form S-4 Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    The statement of condition of Santa Monica Bank as of December 31, 1995 and the related statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 1995 incorporated by reference in this Joint Proxy Statement-Prospectus of Western's current report, dated August 28, 1997, on Form 8-K, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                                                      APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                                MONARCH BANCORP

                                      AND

                                   SC BANCORP

                           DATED AS OF APRIL 29, 1997

                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                           ---------
        ARTICLE I  THE MERGER............................................................................        A-5
              1.1  The Merger............................................................................        A-5
              1.2  Articles of Incorporation and Bylaws..................................................        A-5
              1.3  Directors and Officers................................................................        A-5

       ARTICLE II  CONVERSION OF SHARES..................................................................        A-6
              2.1  Conversion of SCB Common Stock........................................................        A-6
              2.2  Exchange Procedures...................................................................        A-7
              2.3  Dividends, Etc........................................................................        A-7
              2.4  Dissenting Shares.....................................................................        A-8

      ARTICLE III  THE CLOSING...........................................................................        A-8
              3.1  Closing...............................................................................        A-8
              3.2  Documents to be Delivered.............................................................        A-9

       ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF SCB.................................................        A-9
              4.1  Corporate Organization; Authority.....................................................        A-9
              4.2  Capitalization........................................................................        A-9
              4.3  Subsidiaries..........................................................................       A-10
              4.4  Financial Statements..................................................................       A-10
              4.5  Reports; Regulatory Agencies..........................................................       A-10
              4.6  Approvals; No Violations..............................................................       A-10
              4.7  Insurance.............................................................................       A-11
              4.8  Title to Assets.......................................................................       A-11
              4.9  Absence of Pending Claims or Litigation...............................................       A-11
             4.10  Taxes.................................................................................       A-11
             4.11  Compliance with Laws..................................................................       A-12
             4.12  Absence of Regulatory Actions.........................................................       A-12
             4.13  Performance of Obligations............................................................       A-12
             4.14  Employees.............................................................................       A-12
             4.15  Brokers and Finders...................................................................       A-13
             4.16  Absence of Material Change............................................................       A-13
             4.17  Environmental.........................................................................       A-13
             4.18  Employee Benefit Plans................................................................       A-15
             4.19  Statements True and Correct...........................................................       A-16
             4.20  Insider Loans.........................................................................       A-17
             4.21  Community Reinvestment Act............................................................       A-17
             4.22  Knowledge as to Conditions............................................................       A-17
             4.23  Allowance for Possible Loan Losses....................................................       A-17
             4.24  Trust Administration..................................................................       A-17
             4.25  Derivatives...........................................................................       A-17

        ARTICLE V  REPRESENTATIONS AND WARRANTIES OF ACQUIROR............................................       A-17
              5.1  Corporate Organization; Authority.....................................................       A-17
              5.2  Capitalization........................................................................       A-18
              5.3  Subsidiaries..........................................................................       A-18
              5.4  Financial Statements..................................................................       A-18
              5.5  Reports; Regulatory Agencies..........................................................       A-18
              5.6  Approvals; No Violations..............................................................       A-18
              5.7  Insurance.............................................................................       A-19

                                                                                                             PAGE
                                                                                                           ---------
              5.8  Title to Assets.......................................................................       A-19
              5.9  Absence of Pending Claims or Litigation...............................................       A-20
             5.10  Taxes.................................................................................       A-20
             5.11  Compliance with Laws..................................................................       A-20
             5.12  Absence of Regulatory Actions.........................................................       A-20
             5.13  Performance of Obligations............................................................       A-20
             5.14  Employees.............................................................................       A-20
             5.15  Brokers and Finders...................................................................       A-21
             5.16  Absence of Material Change............................................................       A-21
             5.17  Environmental.........................................................................       A-21
             5.18  Employee Benefit Plans................................................................       A-22
             5.19  Statements True and Correct...........................................................       A-23
             5.20  Insider Loans.........................................................................       A-24
             5.21  Community Reinvestment Act............................................................       A-24
             5.22  Knowledge as to Conditions............................................................       A-24
             5.23  Allowance for Possible Loan Losses....................................................       A-24
             5.24  Trust Administration..................................................................       A-24
             5.25  Derivatives...........................................................................       A-25
             5.26  Capital Stock.........................................................................       A-25
             5.27  Pooling...............................................................................       A-25

       ARTICLE VI  COVENANTS OF SCB PENDING EFFECTIVE TIME OF THE MERGER.................................       A-25
              6.1  Forbearance by SCB....................................................................       A-25
              6.2  Conduct of SCB's Business Prior to the Effective Time.................................       A-26
              6.3  SCB Shareholder's Meeting.............................................................       A-27
              6.4  Coordination of Dividends.............................................................       A-27
              6.5  Shareholder Agreements................................................................       A-27
              6.6  Acquisition Proposals.................................................................       A-27
              6.7  Attendance at Certain Meetings........................................................       A-28

      ARTICLE VII  COVENANTS OF ACQUIROR PENDING EFFECTIVE TIME OF THE MERGER............................       A-28
              7.1  Forbearance by Acquiror...............................................................       A-28
              7.2  Conduct of Acquiror's Business Prior to the Effective Time............................       A-28
              7.3  Acquiror Shareholders' Meeting........................................................       A-29
              7.4  Indemnification of Directors and Officers.............................................       A-29
              7.5  Combined Financial Results............................................................       A-29
              7.6  Opportunities for SCB Employees to Obtain Information Concerning Employment
                   Positions.............................................................................       A-30

     ARTICLE VIII  ADDITIONAL COVENANTS..................................................................       A-30
              8.1  Registration Statement/Joint Proxy Statement..........................................       A-30
              8.2  Certain Filings, Consents and Arrangements............................................       A-30
              8.3  Access to Information.................................................................       A-30
              8.4  Notices; Reports......................................................................       A-30
              8.5  Additional Agreements; Parties........................................................       A-31
              8.6  Publicity.............................................................................       A-31
              8.7  Pre-Closing Adjustments...............................................................       A-31
              8.8  Director Resignations.................................................................       A-31
              8.9  Securities Act........................................................................       A-31

                                                                                                             PAGE
                                                                                                           ---------
             8.10  Stock Exchange Listing................................................................       A-31
             8.11  Employee Benefits.....................................................................       A-32
             8.12  Tax-Free Reorganization Treatment; Pooling............................................       A-33

       ARTICLE IX  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SCB........................................       A-33
              9.1  Conditions to SCB's Obligations.......................................................       A-33

        ARTICLE X  CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIROR.......................................       A-34
             10.1  Conditions to Acquiror's Obligations..................................................       A-34

       ARTICLE XI  TERMINATION...........................................................................       A-36
             11.1  Termination...........................................................................       A-36
             11.2  Effect of Termination.................................................................       A-37

      ARTICLE XII  MISCELLANEOUS.........................................................................       A-37
             12.1  Interpretations.......................................................................       A-37
             12.2  Survival..............................................................................       A-37
             12.3  Waiver................................................................................       A-38
             12.4  Counterparts..........................................................................       A-38
             12.5  Governing Law.........................................................................       A-38
             12.6  Expenses..............................................................................       A-38
             12.7  Notice................................................................................       A-38
             12.8  Entire Agreement; Etc.................................................................       A-38
             12.9  Assignment............................................................................       A-39

                      AGREEMENT AND PLAN OF REORGANIZATION

    THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of April 29, 1997, by and between Monarch Bancorp, a California corporation ("Acquiror"), and SC Bancorp, a California corporation ("SCB").

                                R E C I T A L S:

    WHEREAS, Acquiror and SCB desire to effect a merger whereby SCB shall merge with and into Acquiror (the "Merger") in accordance with the terms of this Agreement;

    WHEREAS, the respective Boards of Directors of Acquiror and SCB believe that the proposed Merger, on the terms and conditions set forth herein, is in the best interests of their respective corporations and shareholders;

    WHEREAS, Acquiror and SCB desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement;

    WHEREAS, it is the intention of the parties hereto that the Merger (i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) for accounting purposes shall qualify as a "pooling of interests"; and

    WHEREAS, concurrently herewith, SCB and Acquiror are entering into a Stock Option Agreement, to be dated as of the date hereof, whereby SCB will grant to Acquiror the option to purchase up to 19.9% of the outstanding SCB Common Stock (as defined below) upon the occurrence of certain events;

    NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual representations, warranties, covenants and agreements contained herein, Acquiror and SCB hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

    1.1 THE MERGER. The Merger shall become effective (the "Effective Time") upon the filing of an agreement of merger with the California Secretary of State in accordance with the provisions of the California General Corporation Law (the "CGCL"). At the Effective Time, SCB shall be merged with and into Acquiror with Acquiror being the surviving corporation (the "Surviving Corporation"), pursuant to the provisions of, and with the effect provided in, the CGCL. The separate corporate existence of SCB shall thereupon cease.

    1.2 ARTICLES OF INCORPORATION AND BYLAWS. (a) The articles of incorporation of Acquiror as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation immediately after the Effective Time.

    (b) The bylaws of Acquiror as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation immediately after the Effective Time.

    1.3 DIRECTORS AND OFFICERS. (a) The directors of Acquiror immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

    (b) The officers of Acquiror immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time until their successors are duly appointed or elected in accordance with applicable law.

                                   ARTICLE II
                              CONVERSION OF SHARES

    2.1 CONVERSION OF SCB COMMON STOCK. (a) At the Effective Time, each share of common stock, no par value, of SCB (the "SCB Common Stock"), which is held in the treasury of SCB and each share of SCB Common Stock owned by Acquiror or any subsidiary of Acquiror immediately prior to the Effective Time (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

    (b) Subject to Sections 2.1(a), 2.3 and 2.4, each issued and outstanding share of SCB Common Stock shall, at the Effective Time, be converted into that number of shares of common stock, no par value, of Acquiror ("Acquiror Common Stock"), equal to the quotient obtained by dividing (i) $14.25 by (ii) the Average Price. As used herein, "Average Price" shall mean the volume weighted average sales price per share of Acquiror Common Stock for each of the twenty
(20) consecutive days (the "Determination Period") on which shares of Acquiror Common Stock are actually traded (each, a "Trading Day") immediately preceding the Regulatory Approval Date; PROVIDED, HOWEVER, that if the first Trading Day of the Determination Period would occur on or prior to the tenth Trading Day after the CCB Closing Date, then the Determination Period shall be the twenty
(20) consecutive Trading Days immediately following the tenth Trading Day after the CCB Closing Date; PROVIDED, FURTHER, that if the Average Price as so computed would be less than $2.75, then the Average Price shall be $2.75; and PROVIDED FURTHER, that if the Average Price as so computed would be greater than $3.75, then the Average Price shall be $3.75.

    If Acquiror effects a stock dividend, reclassification, recapitalization, stock split, combination, exchange of shares or similar transaction after the date hereof and prior to the Effective Time, the provisions of this Section 2.1(b) shall be appropriately adjusted. The shares of Acquiror Common Stock into which SCB Common Stock shall be converted pursuant to this Section 2.1(b), together with the cash in lieu of fractional shares to be paid pursuant to
Section 2.1(e), are collectively sometimes referred to herein as the "Merger Consideration". For purposes of determining the "volume weighted average", the aggregate of the Daily Sales for each of the twenty (20) consecutive Trading Days used in the determination of Average Price shall be divided by the aggregate number of shares traded during such twenty (20) consecutive Trading Days.

    As used herein, "CCB Closing Date" means the date on which the merger of California Commercial Bankshares with and into Acquiror shall have become effective under the CGCL, "Daily Sales" means the reported sales prices of Acquiror Common Stock traded on the Nasdaq National Market on a particular Trading Day and "Regulatory Approval Date" means the date which is the later to occur of approval by (i) the Board of Governors of The Federal Reserve System pursuant to Section 3 of the Bank Holding Company Act of 1956, as amended, and
(ii) the California Superintendent of Banks pursuant to Section 700 et seq. of the California Financial Code.

    (c) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time all shares of SCB Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of SCB Common Stock shall thereafter cease to have any rights with respect to such shares of SCB Common Stock, except the right to receive, without interest, such holder's pro rata portion of the Merger Consideration upon the surrender of a certificate representing such shares of SCB Common Stock (a "Certificate").

    (d) At the Effective Time, each option or right to purchase shares of SCB Common Stock (an "Option") outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any further action on the part of SCB or the holder of any such Option, in settlement thereof, be converted into the right to receive for each share otherwise issuable upon exercise thereof a number of shares of Acquiror Common Stock equal to the quotient obtained by dividing the Spread by the Average Price. As used herein, "Spread" means the difference, if positive, obtained by subtracting the exercise price of such Option from $14.25.

    (e) No fractional shares of Acquiror Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of Acquiror Common Stock pursuant to Section 2.1(b) hereof, cash adjustments will be paid to holders in respect of any fractional share of Acquiror Common Stock that would otherwise be issuable. The amount of such cash adjustment shall be equal to such fractional proportion of the Average Price.

    2.2 EXCHANGE PROCEDURES. (a) As of the Effective Time, Acquiror shall deposit, or shall cause to be deposited, with such bank or trust company as Acquiror shall elect (which may be a subsidiary of Acquiror) and is reasonably acceptable to SCB (the "Exchange Agent"), for the benefit of the holders of SCB Common Stock for exchange in accordance with this Article II, certificates ("Acquiror Certificates") representing the shares of Acquiror's Common Stock and cash in lieu of fractional shares to be exchanged pursuant to this Article II for outstanding shares of SCB Common Stock.

    (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of SCB Common Stock immediately prior to the Effective Time (excluding any shares of SCB Common Stock which will be canceled pursuant to Section 2.1(a) or Dissenting Shares) (A) a letter of transmittal (the "Letter of Transmittal") (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of such Certificates to the Exchange Agent and shall be in such form and have such other provisions as Acquiror shall specify), (B) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration with respect to the shares of SCB Common Stock formerly represented thereby, and (C) in the case of holders of more than five percent of SCB Common Stock at the Effective Time, the letter referred to in
Section 8.9(b) hereof.

    (c) Upon surrender of a Certificate for cancellation to the Exchange Agent, together with the Letter of Transmittal, duly executed, and such other documents as Acquiror or the Exchange Agent shall reasonably request, the holder of such Certificate shall be entitled to receive promptly in exchange therefor (A) an Acquiror Certificate representing that number of shares of Acquiror Common Stock which such holder has the right to receive pursuant to this Article II, and (B) a check representing the amount of cash in lieu of any fractional shares and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions hereof, and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration with respect to the shares of SCB Common Stock formerly represented thereby.

    (d) Acquiror shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the issuance and delivery of Acquiror Certificates into which shares of SCB Common Stock are converted in the Merger.

    2.3 DIVIDENDS, ETC. (a) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on Acquiror Common Stock shall be paid with respect to any shares of SCB Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Following surrender of any such Certificate, there shall be paid to the holder of the Acquiror Certificates issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Acquiror Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Acquiror Common Stock, less the amount of any withholding taxes which may be required thereon.

    (b) At or after the Effective Time, there shall be no transfers on the stock transfer books of SCB of the shares of SCB Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing any such shares are presented to the Surviving Corporation, they shall be canceled and exchanged for Certificates for the consideration, if any, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article II. Certificates surrendered for exchange by any person constituting an "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until the Acquiror has received a written agreement from such person pursuant to Section 8.9 hereof.

    (c) Any portion of the aggregate Merger Consideration (including the proceeds of any investments thereof and any shares of Acquiror Common Stock) that remains unclaimed by the former shareholders of the Acquiror and SCB six months after the Effective Time shall be delivered to the Acquiror. Any former shareholders of SCB who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration, cash in lieu of fractional shares and unpaid dividends and distributions on the Acquiror Common Stock deliverable in respect of each share of SCB Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

    (d) None of SCB, Acquiror, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of SCB Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (e) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Acquiror, the posting by such person of a bond in such reasonable amount as Acquiror may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Acquiror Common Stock as provided in Section 2.3(a), deliverable in respect thereof pursuant to this Agreement.

    2.4 DISSENTING SHARES. Notwithstanding anything in Section 2.1 to the contrary, shares of SCB Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares in favor of the Merger and who shall have properly perfected their dissenters' rights ("Dissenters' Rights") in the manner provided by Chapter 13 of CGCL (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his/her Dissenters' Rights. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, his/her shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon.

                                  ARTICLE III
                                  THE CLOSING

    3.1 CLOSING. The closing of the Merger (the "Closing") shall take place on the last business day of the calendar month that occurs after the last to occur of the expiration of all applicable waiting periods in connection with approvals of governmental authorities, the receipt of all approvals of governmental authorities and the satisfaction of each of the conditions set forth in Articles IX and X (the "Closing Date"). The Closing will be conducted at 333 South Hope Street, 30th Floor, Los Angeles, California 90071 or such other location as the parties may agree.

    3.2 DOCUMENTS TO BE DELIVERED. At the Closing, the parties hereto shall deliver, or cause to be delivered, such documents or certificates as may be necessary, in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement. From and after the Effective Time, each of the parties hereto hereby covenants and agrees, without the necessity of any further consideration whatsoever, to execute, acknowledge and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to effectuate the transactions set forth herein or contemplated hereby, and the officers and directors of the parties hereto shall execute and deliver, or cause to be executed and delivered, all such documents as may reasonably be required to effectuate such transactions.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF SCB

    As of the date hereof and on the Closing Date, SCB represents and warrants to Acquiror, except as to the matters disclosed in a letter of SCB delivered to Acquiror on or prior to the date hereof (the "SCB Disclosure Letter") or in the SCB Reports (as defined in Section 4.4) on or prior to the date hereof, as follows:

    4.1 CORPORATE ORGANIZATION; AUTHORITY. SCB is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Southern California Bank ("SC Bank") is a California state-chartered bank duly organized, validly existing and in good standing under the laws of the State of California. SC Bank is a member of the Bank Insurance Fund of the Federal Deposit Insurance Corporation. Each of SCB and SC Bank has the power and authority, and is duly qualified in all jurisdictions where such qualification is required (except for such qualifications the absence of which, individually or in the aggregate, would not have a material adverse effect upon the business, financial condition or results of operations of SCB and SC Bank, taken as a whole (a "Material Adverse Effect")) to carry on its business as it is now being conducted and to own all of its material properties and assets. SCB and SC Bank have all federal, state, local and foreign governmental authorizations, permits, licenses approvals and orders necessary for each to own or lease its properties and assets and to carry on its business as it is now being conducted (all of which are in full force and effect), except where the absence of which, either individually or in the aggregate, would not have a Material Adverse Effect.

    4.2 CAPITALIZATION. (a) As of the date hereof, SCB is authorized to issue 20,000,000 shares of SCB Common Stock, and 10,000,000 shares of preferred stock, no par value ("SCB Preferred Stock"), and is not authorized to issue any other class or series of capital stock, or any other securities giving the holder thereof the right to vote on any matters on which shareholders of SCB can vote. As of the date hereof, 7,492,715 shares of SCB Common Stock are issued and outstanding and no shares of SCB Preferred Stock are issued and outstanding. All outstanding shares of capital stock of SCB are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of SCB Common Stock or any other securities convertible into such stock, and SCB is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

    (b) As of the date hereof, SC Bank is authorized to issue 1,028,286 shares of common stock, par value $10.00 per share ("SC Bank Common Stock"), of which 493,759 shares are outstanding and all of which SCB owns of record and beneficially. All the outstanding shares of SC Bank Common Stock are duly authorized, validly issued, fully paid and nonassessable (except for assessments that may be made by order of the State Superintendent of Banks pursuant to
Section 662 of the California Financial Code) and are not subject to preemptive rights. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of SC Bank Common Stock or any other securities convertible into such stock, and SC Bank is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

    4.3 SUBSIDIARIES. SC Bank is SCB's only subsidiary, and is wholly owned by SCB. SCB does not own, directly or indirectly, any equity portion or voting interest in any other corporation, partnership or other entity, except as received in satisfaction of a debt previously contracted in good faith.

    4.4 FINANCIAL STATEMENTS. As of their respective dates, neither SCB's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "SCB 1996 10-K"), nor any other document filed or to be filed prior to the Effective Time subsequent to December 31, 1996 under Section 13(a), 13(d), 14 or 15(d) of the Exchange Act, each in the form (including exhibits) filed with the Securities and Exchange Commission (the "Commission") and as amended (collectively, including any related notes and schedules, the "SCB Reports"), contained or will contain at the time of filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets or statements of condition contained or incorporated by reference in the SCB Reports fairly presents the results of operations, retained earnings and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with the published rules and regulations of the Commission and generally accepted accounting principles ("GAAP"), consistently applied and applicable to banks during the periods involved, except as may be noted therein. The books and records of SCB and SC Bank have been, and are being, maintained in all material respects in accordance with GAAP.

    4.5 REPORTS; REGULATORY AGENCIES. Each of SCB and SC Bank has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 1992 with (i) any state regulatory authority, (ii) the Commission,
(iii) the Federal Reserve, (iv) the Federal Deposit Insurance Corporation and
(v) any self-regulatory organization (collectively, "Governmental Authorities") and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Governmental Authority in the regular course of the business of SCB, no Governmental Authority has initiated any proceeding or, to the best knowledge of SCB, investigation, into the business or operations of SCB since January 1, 1992.

    4.6 APPROVALS; NO VIOLATIONS. (a) The execution by SCB of this Agreement has been authorized by all necessary corporate action, including, but not limited to, a vote by its board of directors (which approval includes a resolution recommending that this Agreement and the Merger be approved by the shareholders of SCB) subject to adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of SCB. Subject to shareholder approval and to receipt of required approvals, consents or waivers of Governmental Authorities referred to in Sections 9.1(c) and 10.1(c) hereof, this Agreement, so long as a valid and binding agreement of Acquiror, is a valid and binding agreement of SCB, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights (including those of federally insured financial institutions) and general equitable principles, regardless of whether such enforcement is considered in a proceeding in equity or at law.

    (b) The affirmative vote of a majority of the outstanding shares of SCB Common Stock entitled to vote on this Agreement is the only shareholder vote required by SCB for approval of the Agreement and consummation of the Merger and the other transactions contemplated hereby.

    (c) The execution, delivery and performance of this Agreement by SCB do not, and the consummation of the transactions contemplated hereby by SCB will not,
(i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license to which SCB or SC Bank (or any of their respective properties) is subject, or enable any person to enjoin the Merger or the other transactions contemplated hereby, (ii) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws of SCB or SC Bank or (iii) constitute a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of SCB or SC Bank under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which SCB or SC Bank is a party, or to which any of their respective properties or assets may be bound or affected; PROVIDED, HOWEVER, that this clause (iii) shall not apply to any breach, violation or default of any such agreement, instrument or obligation which involves payments to or by SCB or SC Bank of an amount not exceeding $25,000 per year; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers of Governmental Authorities referred to in Sections 9.1(c) and 10.1(c), (ii) any such approval, consent or waiver that already has been obtained, and (iii) any other approvals consents or waivers the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect or enable any person to enjoin the Merger.

    4.7 INSURANCE. SCB and SC Bank have in effect policies of insurance with respect to their assets and business against such casualties and contingencies and in such types and forms as in the judgment of its management are appropriate for its business, operations, properties and assets. SCB has made available to Acquiror copies of all policies of insurance and bonds carried and owned by SCB or SC Bank as of the date hereof, which copies are complete and accurate in all material respects. Neither SCB nor SC Bank is in default under any such policy of insurance or bond such that it is reasonably likely to be canceled. No notice of cancellation or material amendments has been received with respect to existing material policies and no coverage thereunder with respect to any material claims is being disputed.

    4.8 TITLE TO ASSETS. SCB and SC Bank each has good and marketable title to all of its material properties and assets (other than (i) property as to which it is lessee and (ii) real estate owned as a result of foreclosure, transfer in lieu of foreclosure or other transfer in satisfaction of a debtor's obligation previously contracted), including, without limitation, all personal and intangible properties reflected in the audited financial statements included in the SCB 1996 10-K, or acquired subsequently thereto, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except (1) as noted in the audited financial statements included in the SCB 1996 10-K, (2) statutory liens not yet delinquent which are being contested in good faith by appropriate proceedings, and liens for taxes not yet due, (3) pledges of assets in the ordinary course of business to secure public deposits, (4) for those assets and properties disposed of for fair value in the ordinary course of business since the date of the SCB 1996 10-K, (5) defect and irregularities of title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, and (6) any other liens, mortgages, security interests, encumbrances or charges of any kind, which individually do not exceed $100,000 in amount. Without limiting the above, SCB and SC Bank own or possess valid and binding licenses or other rights to use without material payment all material copyrights, trade secrets, trade names, service marks, logos and trademarks used in their respective business, and has not received any notice of conflicts with respect thereto that asserts the rights of others.

    4.9 ABSENCE OF PENDING CLAIMS OR LITIGATION. No legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature are pending or, to SCB's knowledge, threatened, against SCB which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect or materially to hinder or delay consummation of the Merger. SCB is not in default with respect to any material judgment, order, writ, injunction, decree, regulatory restriction or award of any court, arbitrator or governmental agency, authority or instrumentality.

    4.10 TAXES. SCB and all of its current or former subsidiaries and their predecessors have or will have, timely filed all Tax Returns required to have been filed by them at or prior to the Effective Time

(taking into account valid extensions), and all such returns and reports are correct and complete in all material respects. As used herein, "Tax Returns" shall mean any return, declaration, report, claim for refund, or information return or statement relating to or required to be filed in connection with any Taxes (as such term is defined below), including any schedule or attachment thereto, and including any amendment thereof. SCB has delivered or made available to Acquiror true and complete copies of all such Tax Returns for 1994, 1995 and 1996. All federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, business, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, workers' compensation, disability, Pension Guarantee Benefit Corporation premium, real property, personal property, ad valorem, sales, use, transfer, conveyance, registration, value added, alternative or add-on minimum, estimated, or other taxes, or assessments in the nature of taxes, of any kind whatsoever and however denominated, including any interest, penalty, or addition thereto, whether disputed or not ("Taxes"), due, or required to be withheld and paid over as of the date hereof as shown on such returns have been paid or accrued. SCB has not requested any extension of time within which to file a return or report that has not since been timely filed. No material deficiency in any Taxes, assessments or governmental charges has been proposed, asserted or assessed against SCB that has not been settled and paid. No extension of the time within which any tax may be assessed is in effect or pending. SCB has no liability for taxes, including employment taxes, of any other person under Treasury Regulation Section 1.1502-6, as a transferee or successor, or otherwise. SCB has not made, nor is it obligated to make, nor is it a party to any agreement that could reasonably be expected to obligate it to make, any payments that are not deductible pursuant to Code Section 280G.

    4.11 COMPLIANCE WITH LAWS. Neither SCB nor SC Bank is in violation in respect of any federal, state or local laws, rules, regulations or orders applicable to it or by which its properties may be bound, except such violations as would not have a Material Adverse Effect.

    4.12 ABSENCE OF REGULATORY ACTIONS. Neither SCB nor SC Bank is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state Governmental Authorities charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Government Regulators"), nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

    4.13 PERFORMANCE OF OBLIGATIONS. Each of SCB and SC Bank has performed in all material respects all of the obligations required to be performed by it to date, and is not in material default under, or in material breach of, any term or provision of any contract, lease, indenture or any other agreement to which it is a party, is subject or is otherwise bound and no event has occurred that, with the giving of notice or the passage of time, or both, would constitute such default or breach.

    4.14 EMPLOYEES. (a) Neither SCB nor SC Bank is party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor organization, nor is any of them the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or labor dispute involving SCB or SC Bank.

    (b) SCB is not a party to an oral or written (i) consultant agreement, not terminable on 90 days' or less notice and involving the payment of more than $50,000 per annum, (ii) agreement with any executive officer or other key employee, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving it of the nature contemplated by this Agreement, (iii) agreement with or with respect to any executive officer providing any term of employment or compensation guarantee extending for a period longer than six months, (iv) agreement or plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the Merger or the value of any of the benefits of which will be calculated on the basis of the Merger, or (v) agreement containing covenants that limit the ability of SCB or SC Bank to compete in any line of business or with any person or that involve any restriction on the geographic area in which or method by which SCB (including any successor thereof) or SC Bank (including any successor thereof) may carry on its business (other than as may be required by law or any regulatory agency).

    4.15 BROKERS AND FINDERS. Except for financial advisory services performed for SCB by Credit Suisse First Boston pursuant to an agreement dated February 25, 1997, a copy of which has been furnished to Acquiror, neither SCB nor SC Bank nor any of its or their officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees in connection with this Agreement or the transactions contemplated hereby.

    4.16 ABSENCE OF MATERIAL CHANGE. Since December 31, 1996, the businesses of SCB and SC Bank have been conducted only in the ordinary course, substantially in the same manner as theretofore conducted and there has not occurred: (i) any event that has had or may reasonably be expected to have a Material Adverse Effect; (ii) any amendment to the articles of incorporation or bylaws of SCB or SC Bank; (iii) any declaration, setting aside or payment of any dividend or any other distribution in respect of the capital stock of SCB other than regular quarterly dividends; or (iv) any change by SCB or SC Bank in accounting principles or methods or tax methods, except as required or permitted by the Financial Accounting Standards Board or by any governmental agencies or regulatory authorities having jurisdiction over SCB or SC Bank.

    4.17 ENVIRONMENTAL. (a) All of the properties and operations of SCB and SC Bank are in compliance in all material respects with all material Environmental Laws (as defined below) applicable to such properties and operations.

    (b) Each of SCB and SC Bank has obtained all material permits, licenses, and authorizations which are required for SCB's operations under Environmental Laws.

    (c) To SCB's knowledge, no Hazardous Substances (as defined below) exist on, about, or within, or have been used, generated, stored, transported, disposed of on, or released from, any of the properties of SCB or SC Bank except in accordance in all material respects with Environmental Laws. Neither SCB nor SC Bank has any knowledge that any prior owners, occupants or operators of any such property or any other property in which it has a security interest, ever deposited, disposed of, or allowed to be deposited or disposed of, in, on, or under or handled or processed on, or released, emitted or discharged from, such properties any Hazardous Materials except in accordance in all material respects with Environmental Laws, or that any prior or present owners, occupants or operators of any properties in which it holds a security interest, mortgage or other lien or interest, deposited or disposed of, in, on or under or handled and/or processed on, or released, emitted or discharged from, such properties any Hazardous Material except in accordance in all material respects with Environmental Laws. The use which each of SCB and SC Bank has made, makes and intends to make of its properties will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Substance on, in, or from any of such properties except in accordance in all material respects with applicable Environmental Laws.

    (d) There is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other Governmental Authority pending, or, to the knowledge of SCB or SC Bank, threatened against SCB or SC Bank relating in any way to any violation of any applicable Environmental Law. To the knowledge of SCB, neither SCB nor SC Bank has any material liability for remedial action with respect to a violation of an Environmental Law. Neither SCB nor SC Bank has received any written requests for information relating to any material violations of any Environmental Law from any Governmental Authority with respect to the condition, use, or operation of any of its properties nor has any of them received any notice from any Governmental Authority or any written notice from any other person with respect to any material violation of or material liability for any remedial action under any Environmental Law.

    (e) As used herein, the term "Environmental Law" means any and all federal, state and local laws, regulations, and requirements pertaining to health, safety and the environment, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, ET SEQ. ("CERCLA"), the Resource Conservation and Recovery Act of 1975, 42 U.S.C. Section 6901, ET SEQ. ("RCRA"), the Occupational Safety and Health Act, 29 U.S.C. Section 651, ET SEQ. (as it relates to the use of, or exposure to, Hazardous Substances), the Clean Air Act, 42 U.S.C. Section 7401, ET SEQ., the Clean Water Act, 33 U.S.C. Section 1251, ET SEQ., the Toxic Substance Control Act, 15 U.S.C. Section 2601, ET SEQ., the Carpenter-Presley-Tanner Hazardous Substance Account Act, as amended, Chapter 6.8 of the California Health and Safety Code, Section 25300, ET SEQ. and the Hazardous Waste Control Law, Chapter
6.5 of the California Health and Safety Code, Section 25100, ET SEQ. (the latter two statutes being referred to herein as the "State Acts"), and any and all regulations promulgated thereunder, and all similar laws, regulations, and requirements of any Governmental Authority, agency having jurisdiction over the environmental activities of SCB or SC Bank, or of its or their properties, on the one hand, or of Acquiror, or of its properties, on the other hand, as such laws, regulations, and requirements may be in effect on the date hereof.

    (f) As used in this Section, the term "Properties" shall include: all real estate property now or previously owned or leased by SCB and SC Bank, property as to which SCB or SC Bank holds any security interest, deed of trust, mortgage or other lien, and any property to which SCB or SC Bank could be deemed an "owner" or "operator" under any applicable Environmental Law.

    (g) As used herein, the term "Hazardous Substance" shall mean (A) any "hazardous waste" as defined by CERCLA and the State Acts, as such acts are in effect on the date hereof, any and all regulations promulgated thereunder; (B) any "hazardous substance" as such term is defined by CERCLA; (C) any "regulated substance" as defined by the State Acts; (D) asbestos requiring abatement, removal or encapsulation pursuant to the requirements of Governmental Authorities; (E) polychlorinated byphenyls; (F) petroleum products; (G) "hazardous chemicals" or "extremely hazardous substances" in quantities sufficient to require reporting, registration, notification and/or optional treatment or handling under the Emergency Planning and Community Right to Know Act of 1986, as amended; (H) any "hazardous chemical" in levels that would result in exposure greater than is allowed by permissible exposure limits established pursuant to the Occupational Safety and Health Act of 1970; (I) any substance that requires reporting, registration, notification, removal, abatement and/or special treatment, storage, handling or disposal, under Sections 6, 7 and 8 of the Toxic Substance Control Act (15 U.S.C. Section 2601);
(j) any toxic or hazardous chemical described in 29 C.F.R. 1910.1000-1047 in levels that would result in exposure greater than those allowed by the permissible exposure limits pursuant to such regulations; and (K) any (1) "hazardous waste," (2) "solid waste" capable of causing a "release or threatened release" that present an "imminent and substantial endangerment" to the public health and safety of the environment, (3) "solid waste" that is capable of causing a "hazardous substance incident," (4) "solid waste" with respect to which special requirements are imposed by applicable Governmental Authorities upon the generation, transportation thereof as such terms are defined and used within the meaning of the State Acts or (E) any "pollutant" or "toxic pollutant" as such term is defined in the Federal Clean Water Act, 33 U.S.C. Sections 1251-1376, as amended, by Public Law 100-4, February 4, 1987, and the regulations promulgated thereunder, including 40 C.F.R. Sections 122.1 and 122.26.

    4.18 EMPLOYEE BENEFIT PLANS. (a) A list of all SCB Employee Plans (as hereinafter defined) is set forth in the SCB Disclosure Letter. SCB has delivered or made available to Acquiror true and complete copies of the following documents, as they may have been amended to the date hereof, embodying or relating to SCB Employee Plans: Each of the SCB Employee Plans, including all amendments thereto, any related trust agreements, insurance policies or any funding agreements; the most recent determination letter from the IRS with respect to each of the SCB Employee Plans; the actuarial evaluation, if any, for the most recent plan year prepared for each of the SCB Employee Plans; and the most recent annual return/report on IRS Forms 5500, 5500-C or 5500-R for each of the SCB Employee Plans for which such report was prepared.

      (b)(i) Each of the SCB Employee Plans has been administered in substantial compliance with any applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code. There is no material pending or, to the knowledge of SCB, threatened litigation relating to the SCB Employee Plans.

        (ii) Each of the SCB Employee Plans for which SCB has claimed a deduction under Code Section 404, as if such SCB Employee Plan were qualified under Code Section 401(a), has received a favorable determination letter from the IRS as to the tax qualification of such SCB Employee Plan with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and to the knowledge of SCB such favorable determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment to, or failure to amend, such SCB Employee Plan.

       (iii) To SCB's knowledge, neither SCB nor SC Bank, nor any other "disqualified person" or "party in interest" (as defined in Code Section 4975 and Section 3(14) of ERISA, respectively) with respect to an SCB Employee Plan has engaged in any "prohibited transaction" (as defined in Code Section 4975 or Sections 406 or 407 of ERISA) that could reasonably be expected to subject SCB or SC Bank to any material tax, penalty or liability under Code Section 4975 or Title I of ERISA.

        (iv) No SCB Employee Plan is a "multiple employer plan" within the meaning of Code Section 413 or a "multiemployer plan" within the meaning of
    Section 3(37) of ERISA and neither SCB nor SC Bank has contributed to a multiemployer plan at any time on or after September 26, 1980.

        (v) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by SCB or SC Bank that has not been satisfied with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a) (15) of ERISA, currently or formerly maintained by either of them, or the single-employer plan maintained by any entity which is considered one employer with SCB under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") during the period of such affiliation, other than with respect to PBGC premiums substantially all of which have been paid when due. No notice of a "reportable event", within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any SCB Employee Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

        (vi) All contributions required to be made under the terms of any SCB Employee Plan have been timely made or have been reflected on the balance sheets or statements of condition contained or incorporated by reference in the SCB Reports, to the extent required by GAAP. Neither any SCB Employee Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither SCB nor SC Bank has provided, or is required to provide, security to any SCB Employee Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

       (vii) Under each SCB Employee Plan which is a single-employer plan (as defined above), as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year.

      (viii) Continuation health care coverage requirements and notice requirements under Code Section 4980B and Sections 601 through 608 of ERISA have been satisfied in all material respects with respect to all current or prior employees of SCB and SC Bank and any "qualified beneficiary" of any such employees (within the meaning of Code Section 4980B(g)).

        (ix) No SCB Employee Plan provides for retiree medical benefits.

        (x) Except as is specifically contemplated by this Agreement, the consummation of the transactions contemplated by this Agreement will not (x) entitle any Employees of SCB or SC Bank to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Acquiror Employee Plans or (z) result in any breach or violation of, or a default under, any of the SCB Employee Plans.

    (c) For purposes hereof, the term "SCB Employee Plan" means any "employee benefit plan" (as defined in Section 3(3) of ERISA) as well as any other written or formal plan or contract involving direct or indirect compensation under which SCB or SC Bank has any present or future obligations or liability on behalf of its employees or former employees or their dependents or beneficiaries, including, but not limited to, each retirement, employee stock ownership, cash or deferred, each other deferred or incentive compensation, bonus, stock options, employee stock purchase, "phantom" stock or stock appreciation rights plan, each other program providing payment or reimbursement for or of medical, dental or visual care, counselling, or vacation, sick, disability or severance pay and each other "fringe benefit" plan or arrangement.

    4.19 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by or on behalf of SCB or SC Bank for inclusion in the registration statement on Form S-4 or other appropriate form, or any amendments or supplements thereto, to be filed with the Commission by Acquiror in connection with the transactions contemplated by this Agreement (the "Registration Statement") or the proxy statement to be used by SCB and Acquiror to solicit the approval of their respective shareholders as contemplated by this Agreement (the "Proxy Statement") or any other document to be filed with any governmental agency or regulatory authority in connection with the transactions contemplated hereby will, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the date it is mailed to shareholders of SCB and Acquiror and at the time of the SCB shareholders' meeting described in Section 6.3 hereof (the "SCB Shareholders' Meeting") and at the time of the Acquiror shareholders' meeting described in Section 7.3 hereof (the "Acquiror Shareholders' Meeting"), contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Registration Statement, when it becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. SCB represents, warrants and agrees that through the Effective Time of the Merger, each of the reports, registrations, statements, applications and other filings filed by it or SC Bank with the Commission, the Federal Reserve Board (the "FRB") or any other governmental agency or regulatory authority will be filed on a timely basis, will comply in all material respects with all of the applicable statutes, rules and regulations enforced or promulgated by the governmental agency or regulatory authority with which it will be filed and that the information contained therein will be true and correct in all material respects (and in the case of such filings with the Commission will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading). The representations and warranties made by SCB or SC Bank hereby contain no statements of material fact which are untrue or misleading, or omit to state any material fact which is necessary under the circumstances to prevent the statements contained herein from being misleading.

    4.20 INSIDER LOANS. SCB has previously provided Acquiror with a listing, current as of March 31, 1997, of all extensions of credit made to SCB's and SC Bank's executive officers and directors and their related interests (all as defined under FRB Regulation "O"), all of which have been made in compliance with Regulation O, which listing is true, correct and complete in all material respects.

    4.21 COMMUNITY REINVESTMENT ACT. SC Bank received a rating of "satisfactory" or better in its most recent examination or interim review with respect to the Community Reinvestment Act. SC Bank has not been advised of any supervisory concerns regarding SC Bank's compliance with the Community Reinvestment Act.

    4.22 KNOWLEDGE AS TO CONDITIONS. Each of SCB and SC Bank knows of no reason why the approvals, consents and waivers of Governmental Authorities referred to in Sections 9.1(c) and 10.1(c) should not be obtained without the imposition of any condition of the type referred to in the provisos thereto.

    4.23 ALLOWANCE FOR POSSIBLE LOAN LOSSES. To the best of SCB's and SC Bank's knowledge, SC Bank's allowance for loan and lease losses is and will be as of the Closing Date adequate and in accordance with GAAP in all material respects and in accordance with all applicable regulatory requirements.

    4.24 TRUST ADMINISTRATION. Neither SCB nor SC Bank presently exercises trust powers, including, but not limited to, trust administration, and has not exercised such trust powers for a period of at least seven years prior to the date hereof. The term "trusts" as used in this Section 4.24 includes (i) any and all common law or other trusts between an individual, corporation or other entities and SCB or SC Bank, as trustee or co-trustee, including, without limitation, pension or other qualified or nonqualified employee benefit plans, compensation, testamentary, inter vivos, and charitable trust indentures; (ii) any and all decedents' estates where SCB or SC Bank is serving or has served as a co-executor or sole executor, personal representative or administrator, administrator de bonis non, administrator de bonis non with will annexed, or in any similar fiduciary capacity; (iii) any and all guardianships, conservatorships or similar positions where SCB or SC Bank is serving or has served as a co-grantor or a sole grantor or a conservator or a co-conservator of the estate, or any similar fiduciary capacity; and (iv) any and all agency and/or custodial accounts and/or similar arrangements, including plan administrator for employee benefit accounts, under which SCB or SC Bank is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority.

    4.25 DERIVATIVES. Neither SCB nor SC Bank is currently a party to any interest rate swap, cap, floor, option agreement, other interest rate risk management arrangement or agreement or derivative-type security or derivative arrangement or agreement.

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

    As of the date hereof and on the Closing Date, Acquiror represents and warrants to SCB, except as to the matters disclosed in a letter of Acquiror delivered to SCB on or prior to the date hereof (the "Acquiror Disclosure Letter") or the Acquiror Reports (as defined in Section 5.4 hereof), as follows:

    5.1 CORPORATE ORGANIZATION; AUTHORITY. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is a registered bank holding company under the BHC Act. Acquiror has the power and authority, and is duly qualified in all jurisdictions where such qualification is required (except for such qualifications the absence of which, individually or in the aggregate, would not have a Material Adverse Effect on Acquiror), to carry on its business as it is now being conducted and to own all of its material properties and assets. Acquiror has all federal, state, local and foreign governmental authorizations, permits, licenses, approvals and orders necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted (all of which are in full force and effect), except where the absence of which, either individually or in the aggregate, would not have a Material Adverse Effect on Acquiror.

    5.2 CAPITALIZATION. As of the date hereof, Acquiror is authorized to issue 100,000,000 shares of Acquiror Common Stock, and 5,000,000 shares of preferred stock share ("Acquiror Preferred Stock"), and is not authorized to issue any other class or series of capital stock, or any other securities giving the holder thereof the right to vote on any matters on which shareholders of Acquiror can vote. As of the date hereof, 34,373,021 shares of Acquiror Common Stock are issued and outstanding and no shares of Acquiror Preferred Stock are issued and outstanding. All outstanding shares of capital stock of Acquiror are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of Acquiror Common Stock or any other securities convertible into such stock, and Acquiror is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

    5.3  SUBSIDIARIES.  All of Acquiror's subsidiaries are set forth in Section
5.3 of the Acquiror Disclosure Letter. Acquiror does not own, directly or indirectly, any equity portion or voting interest in any other corporation, partnership or other entity, except as received in satisfaction of a debt previously contracted in good faith.

    5.4 FINANCIAL STATEMENTS. As of their respective dates, neither Acquiror's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 (the "Acquiror 1996 10-KSB") nor any other document filed or to be filed prior to the Effective Time subsequent to December 31, 1996 under Section 13(a), 13(d), 14 or 15(d) of the Exchange Act, each in the form (including exhibits) filed with the Commission and as amended (collectively, including any related notes and schedules, the "Acquiror Reports"), contained or will contain at the time of filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets or statements of condition contained or incorporated by reference in the Acquiror Reports fairly presents the results of operations, retained earnings and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with the published rules and regulations of the Commission and GAAP, consistently applied and applicable to banks during the periods involved, except as may be noted therein. The books and records of Acquiror have been, and are being, maintained in all material respects in accordance with GAAP.

    5.5 REPORTS; REGULATORY AGENCIES. Each of Acquiror and each of its subsidiaries has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 1992 with any Governmental Authority and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Governmental Authority in the regular course of the business of Acquiror, no Governmental Authority has initiated any proceeding or, to the best knowledge of Acquiror, investigation, into the business or operations of Acquiror or any of its subsidiaries since January 1, 1992.

    5.6 APPROVALS; NO VIOLATIONS. (a) The execution by Acquiror of this Agreement has been authorized by all necessary corporate action, including, but not limited to, a vote by its board of directors (which approval includes a resolution recommending that this Agreement and the Merger be approved by the shareholders of Acquiror) subject to adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Acquiror. Subject to shareholder approval and to receipt of required approvals, consents or waivers of Governmental Authorities referred to in Sections 9.1(c) and 10.1(c) hereof, this Agreement, so long as a valid and binding agreement of SCB, is a valid and binding agreement of Acquiror, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights (including those of federally insured financial institutions) and general equitable principles, regardless of whether such enforcement is considered in a proceeding in equity or at law.

    (b) The affirmative vote of a majority of the outstanding shares of Acquiror Common Stock entitled to vote on this Agreement is the only shareholder vote required by Acquiror for approval of this Agreement and consummation of the Merger and the other transactions contemplated hereby.

    (c) The execution, delivery and performance of this Agreement by Acquiror do not, and the consummation of the transactions contemplated hereby by Acquiror will not, (i) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Acquiror or any of its subsidiaries (or any of their respective properties) is subject, or enable any person to enjoin the Merger or the other transactions contemplated hereby, (ii) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws of Acquiror or any of its subsidiaries or (iii) constitute a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Acquiror or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Acquiror or any of its subsidiaries is a party, or to which any of their respective properties or assets may be bound or affected; PROVIDED, HOWEVER, that this clause (iii) shall not apply to any breach, violation or default of any such agreement, instrument or obligation which involves payments to or by Acquiror or any of its subsidiaries of an amount not exceeding $25,000 per year; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers of Governmental Authorities referred to in Sections 9.1(c) and 10.1(c), (ii) any such approval, consent or waiver that already has been obtained, and (iii) any other approvals consents or waivers the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect on Acquiror or enable any person to enjoin the Merger.

    5.7 INSURANCE. Acquiror has in effect policies of insurance with respect to its assets and business against such casualties and contingencies and in such types and forms as in the judgment of its management are appropriate for its business, operations, properties and assets. Acquiror has made available to SCB copies of all policies of insurance and bonds carried and owned by Acquiror as of the date hereof, which copies are complete and accurate in all material respects. Acquiror is not in default under any such policy of insurance or bond such that it is reasonably likely to be canceled. No notice of cancellation or material amendments has been received with respect to existing material policies and no coverage thereunder with respect to any material claims is being disputed.

    5.8 TITLE TO ASSETS. Acquiror has good and marketable title to all of its material properties and assets (other than (i) property as to which it is lessee and (ii) real estate owned as a result of foreclosure, transfer in lieu of foreclosure or other transfer in satisfaction of a debtor's obligation previously contracted), including, without limitation, all personal and intangible properties reflected in the audited financial statements included in the Acquiror 1996 10-KSB, or acquired subsequently thereto, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except (1) as noted in the audited financial statements included in the Acquiror 1996 10-KSB,
(2) statutory liens not yet delinquent which are being contested in good faith by appropriate proceedings, and liens for taxes not yet due, (3) pledges of assets in the ordinary course of business to secure public deposits, (4) for those assets and properties disposed of for fair value in the ordinary course of business since the date of the Acquiror 1996 10-KSB, (5) defect and irregularities of title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, and (6) any other liens, mortgages, security interests, encumbrances or charges of any kind, which individually do not exceed $100,000 in amount. Without limiting the above, Acquiror owns or possesses valid and binding licenses and other rights to use without payment all material copyrights, trade secrets, trade names, service marks, logos and trademarks used in its business, and has not received any notice of conflicts with respect thereto that asserts the rights of others.

    5.9 ABSENCE OF PENDING CLAIMS OR LITIGATION. No legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature are pending or, to Acquiror's knowledge, threatened, against Acquiror which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Acquiror or materially to hinder or delay consummation of the Merger. Acquiror is not in default with respect to any material judgment, order, writ, injunction, decree, regulatory restriction or award of any court, arbitrator or governmental agency, authority or instrumentality.

    5.10 TAXES. Acquiror and all of its current or former subsidiaries and their predecessors have, or will have, timely filed all Tax Returns required to have been filed by them at or prior to the Effective Time (taking into account valid extensions), and all such returns and reports are correct and complete in all material respects. Acquiror has delivered or made available to SCB true and complete copies of all such Tax Returns for 1994, 1995 and 1996. All Taxes due or required to be withheld and paid over as of the date hereof as shown on such returns have been paid or accrued. Acquiror has not requested any extension of time within which to file a return or report that has not since been timely filed. No material deficiency in any Taxes, assessments or governmental charges has been proposed, asserted or assessed against Acquiror that has not been settled and paid. No extension of the time within which any tax may be assessed is in effect or pending. Acquiror has no liability for Taxes of any other person under Treasury Regulation Section 1.1502-6, as a transferee or successor, or otherwise. Acquiror has not made, nor is it obligated to make, nor is it a party to any agreement that could reasonably be expected to obligate it to make, any payments that are not deductible pursuant to Code Section 280G.

    5.11 COMPLIANCE WITH LAWS. Acquiror is not in violation in respect of any federal, state or local laws, rules, regulations or orders applicable to it or by which its properties may be bound, except such violations as would not have a Material Adverse Effect on Acquiror.

    5.12 ABSENCE OF REGULATORY ACTIONS. Neither Acquiror nor any of its subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Government Regulators, nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

    5.13 PERFORMANCE OF OBLIGATIONS. Acquiror has performed in all material respects all of the obligations required to be performed by it to date, and is not in material default under, or in material breach of, any term or provision of any contract, lease, indenture or any other agreement to which it is a party, is subject or is otherwise bound and no event has occurred that, with the giving of notice or the passage of time, or both, would constitute such default or breach.

    5.14 EMPLOYEES. (a) Acquiror is not party to, nor is Acquiror bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor organization, nor is Acquiror the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or labor dispute involving Acquiror.

    (b) Acquiror is not a party to an oral or written (i) consultant agreement, not terminable on 90 days' or less notice and involving the payment of more than $50,000 per annum, (ii) agreement with any executive officer or other key employee, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving it of the nature contemplated by this Agreement, (iii) agreement with or with respect to any executive officer providing any term of employment or compensation guarantee extending for a period longer than six months, or (iv) agreement or plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of the Merger or the value of any of the benefits of which will be calculated on the basis of the Merger.

    5.15 BROKERS AND FINDERS. Except for financial advisory services performed for Acquiror by Belle Plaine Partners, Inc. pursuant to an agreement dated May 17, 1995, a copy of which has been furnished to SCB, neither Acquiror nor any of its officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees in connection with this Agreement or the transactions contemplated hereby.

    5.16 ABSENCE OF MATERIAL CHANGE. Since December 31, 1996, the business of Acquiror has been conducted only in the ordinary course, substantially in the same manner as theretofore conducted and there has not occurred: (i) any event that has had or may reasonably be expected to have a Material Adverse Effect on Acquiror and its subsidiaries taken as a whole; (ii) any amendment to the articles of incorporation or bylaws of Acquiror; (iii) any declaration, setting aside or payment of any dividend or any other distribution in respect of the capital stock of Acquiror other than regular quarterly dividends; or (iv) any change by Acquiror in accounting principles or methods or tax methods, except as required or permitted by the Financial Accounting Standards Board or by any governmental agencies or regulatory authorities having jurisdiction over Acquiror.

    5.17 ENVIRONMENTAL. (a) To Acquiror's knowledge, all of the properties and operations of Acquiror and its subsidiaries are in compliance in all material respects with all material Environmental Laws applicable to such properties and operations.

    (b) To Acquiror's knowledge, Acquiror and its subsidiaries have obtained all material permits, licenses, and authorizations which are required for Acquiror's and Acquiror's subsidiaries' operations under Environmental Laws.

    (c) To Acquiror's knowledge, no Hazardous Substances exist on, about, or within, or have been used, generated, stored, transported, disposed of on, or released from, any of the properties of Acquiror or any of its subsidiaries except in accordance in all material respects with Environmental Laws. Neither Acquiror nor any of its subsidiaries has any knowledge that any prior owners, occupants or operators of any such property or any other property in which it has a security interest, ever deposited, disposed of, or allowed to be deposited or disposed of, in, on, or under or handled or processed on, or released, emitted or discharged from, such properties any Hazardous Materials except in accordance in all material respects with Environmental Laws, or that any prior or present owners, occupants or operators of any properties in which it holds a security interest, mortgage or other lien or interest, deposited or disposed of, in, on or under or handled and/or processed on, or released, emitted or discharged from, such properties any Hazardous Material except in accordance in all material respects with Environmental Laws. The use which each of Acquiror and any of its subsidiaries has made, makes and intends to make of its properties will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Substance on, in, or from any of such properties except in accordance in all material respects with applicable Environmental Laws.

    (d) There is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other Governmental Authority pending, or, to the knowledge of Acquiror, threatened against Acquiror or any of its subsidiaries relating in any way to any violation of any applicable Environmental Law. To the knowledge of Acquiror, neither Acquiror nor any of its subsidiaries has any material liability for remedial action with respect to a violation of an Environmental Law, nor has it received any written requests for information relating to any material violations of any Environmental Law from any Governmental Authority with respect to the condition, use, or operation of any of its properties nor has any of them received any notice from any Governmental Authority or any written notice from any other person with respect to any material violation of or material liability for any remedial action under any Environmental Law.

    (e) As used in this Section, the term "Properties" shall include: all real estate property now or previously owned or leased by Acquiror or any of its subsidiaries, property as to which Acquiror or any of its subsidiaries holds any security interest, deed of trust, mortgage or other lien, and any property to which Acquiror or any of its subsidiaries could be deemed an "owner" or "operator" under any applicable Environmental Law.

    5.18 EMPLOYEE BENEFIT PLANS. (a) A list of all Acquiror Employee Plans (as hereinafter defined) is set forth in the Acquiror Disclosure Letter. Acquiror has delivered or made available to SCB true and complete copies of the following documents, as they may have been amended to the date hereof, embodying or relating to Acquiror Employee Plans: Each of the Acquiror Employee Plans, including all amendments thereto, any related trust agreements, insurance policies or any funding agreements; the most recent determination letter from the IRS with respect to each of the Acquiror Employee Plans; the actuarial evaluation, if any, for the most recent plan year prepared for each of the Acquiror Employee Plans; and the most recent annual return/report on IRS Forms 5500, 5500-C or 5500-R for each of the Acquiror Employee Plans for which such report was prepared.

      (b)(i) Each of the Acquiror Employee Plans has been administered in substantial compliance with any applicable requirements of ERISA and the Code. There is no material pending or, to the knowledge of Acquiror, threatened litigation relating to the Acquiror Employee Plans.

        (ii) Each of the Acquiror Employee Plans for which Acquiror has claimed a deduction under Code Section 404, as if such Acquiror Employee Plan were qualified under Code Section 401(a), has received a favorable determination letter from the IRS as to the tax qualification of such Acquiror Employee Plan with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), and to the knowledge of Acquiror such favorable determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment to, or failure to amend, such Acquiror Employee Plan.

       (iii) To Acquiror's knowledge, neither Acquiror nor any of its subsidiaries, nor any other "disqualified person" or "party in interest" (as defined in Code Section 4975 and Section 3(14) of ERISA, respectively) with respect to an Acquiror Employee Plan has engaged in any "prohibited transaction" (as defined in Code Section 4975 or Sections 406 or 407 of ERISA) that could reasonably be expected to subject Acquiror to any material tax, penalty or liability under Code Section 4975 or Title I of ERISA.

        (iv) No Acquiror Employee Plan is a "multiple employer plan" within the meaning of Code Section 413 or a "multiemployer plan" within the meaning of
    Section 3(37) of ERISA and neither Acquiror nor any of its subsidiaries has contributed to a multiemployer plan at any time on or after September 26, 1980.

        (v) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Acquiror or any of its subsidiaries that has not been satisfied with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a) (15) of ERISA, currently or formerly maintained by either of them, or the single-employer plan maintained by any entity which is considered one employer with Acquiror under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") during the period of such affiliation, other than with respect to PBGC premiums substantially all of which have been paid when due. No notice of a "reportable event", within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Acquiror Employee Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

        (vi) All contributions required to be made under the terms of any Acquiror Employee Plan have been timely made or have been reflected on the balance sheets or statements of conditions contained or incorporated by reference in the Acquiror Reports, to the extent required by GAAP. Neither any Acquiror Employee Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither Acquiror nor any of its subsidiaries has provided, or is required to provide, security to any Acquiror Employee Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

       (vii) Under each Acquiror Employee Plan which is a single-employer plan (as defined above), as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent plan year.

      (viii) Continuation health care coverage requirements and notice requirements under Code Section 4980B and Sections 601 through 608 of ERISA have been satisfied in all material respects with respect to all current or prior employees of Acquiror and its subsidiaries and any "qualified beneficiary" of any such employees (within the meaning of Code Section 4980B(g)).

        (ix) No Acquiror Employee Plan provides for retiree medical benefits.

        (x) Except as is specifically contemplated by this Agreement, the consummation of the transactions contemplated by this Agreement will not (x) entitle any Employees of Acquiror or any of it subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Acquiror Employee Plans or
    (z) result in any breach or violation of, or a default under, any of the Acquiror Employee Plans.

    (b) For purposes hereof, the term "ACQUIROR EMPLOYEE PLAN" means any "employee benefit plan" (as defined in Section 3(3) of ERISA) as well as any other written or formal plan or contract involving direct or indirect compensation under which Acquiror or any of its subsidiaries has any present or future obligations or liability on behalf of its employees or former employees or their dependents or beneficiaries, including, but not limited to, each retirement, employee stock ownership, cash or deferred, each other deferred or incentive compensation, bonus, stock options, employee stock purchase, "phantom" stock or stock appreciation rights plan, each other program providing payment or reimbursement for or of medical, dental or visual care, counselling, or vacation, sick, disability or severance pay and each other "fringe benefit" plan or arrangement.

    5.19 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by or on behalf of Acquiror for inclusion in the Registration Statement or the Proxy Statement or any other document to be filed with any governmental agency or regulatory authority in connection with the transactions contemplated hereby will, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the date it is mailed to shareholders of SCB and Acquiror and at the time of the

SCB Shareholders' Meeting and the Acquiror Shareholders' Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Registration Statement, when it becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. Acquiror represents, warrants and agrees that through the Effective Time of the Merger, each of the reports, registrations, statements, applications and other filings filed by it or any of its subsidiaries with the Commission, the FRB or any other governmental agency or regulatory authority will be filed on a timely basis, will comply in all material respects with all of the applicable statutes, rules and regulations enforced or promulgated by the governmental agency or regulatory authority with which it will be filed and that the information contained therein will be true and correct in all material respects (and in the case of such filings with the Commission will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading). The representations and warranties made by Acquiror hereby contain no statements of material fact which are untrue or misleading, or omit to state any material fact which is necessary under the circumstances to prevent the statements contained herein from being misleading.

    5.20 INSIDER LOANS. Acquiror has previously provided SCB with a listing, current as of March 31, 1997, of all extensions of credit made to Acquiror's executive officers and directors and their related interests (all as defined under FRB Regulation "O"), all of which have been made in compliance with Regulation O, which listing is true, correct and complete in all material respects.

    5.21 COMMUNITY REINVESTMENT ACT. Each of Western Bank, Monarch Bank and National Bank of Southern California received ratings of "satisfactory" or better in its most recent examination or interim review with respect to the Community Reinvestment Act. Acquiror has not been advised of any supervisory concerns regarding Acquiror's compliance with the Community Reinvestment Act.

    5.22 KNOWLEDGE AS TO CONDITIONS. Acquiror knows of no reason why the approvals, consents and waivers of Governmental Authorities referred to in Sections 9.1(c) and 10.1(c) should not be obtained without the imposition of any condition of the type referred to in the provisos thereto.

    5.23 ALLOWANCE FOR POSSIBLE LOAN LOSSES. To the best of Acquiror's knowledge, Acquiror's allowance for loan and lease losses is and will be as of the Closing Date adequate and in accordance with GAAP and in all material respects and in accordance with all applicable regulatory requirements.

    5.24 TRUST ADMINISTRATION. Neither Acquiror nor any of its subsidiaries presently exercises trust powers, including, but not limited to, trust administration, and has not exercised such trust powers for a period of at least seven years prior to the date hereof. The term "trusts" as used in this Section
5.24 includes (i) any and all common law or other trusts between an individual, corporation or other entities and Acquiror or any of its subsidiaries, as trustee or co-trustee, including, without limitation, pension or other qualified or nonqualified employee benefit plans, compensation, testamentary, inter vivos, and charitable trust indentures; (ii) any and all decedents' estates where Acquiror or any of its subsidiaries is serving or has served as a co-executor or sole executor, personal representative or administrator, administrator de bonis non, administrator de bonis non with will annexed, or in any similar fiduciary capacity; (iii) any and all guardianships, conservatorships or similar positions where Acquiror or any of its subsidiaries is serving or has served as a co-grantor or a sole grantor or a conservator or a co-conservator of the estate, or any similar fiduciary capacity; and (iv) any and all agency and/or custodial accounts and/or similar arrangements, including plan administrator for employee benefit accounts, under which Acquiror or any of its subsidiaries is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority.

    5.25 DERIVATIVES. Neither Acquiror nor any of its subsidiaries is currently a party to any interest rate swap, cap, floor, option agreement, other interest rate risk management arrangement or agreement or derivative-type security or derivative arrangement or agreement.

    5.26 CAPITAL STOCK. The Acquiror Common Stock issuable to holders of SCB Common Stock upon consummation of the Merger will be duly authorized, validly issued, fully paid and nonassessable at the Effective Time.

    5.27 POOLING. It is intended that the Merger will be accounted for on a pooling of interests basis, and no event has occurred or is reasonably foreseeable (including any transaction contemplated by this Agreement) that could alter such treatment.

                                   ARTICLE VI
                                COVENANTS OF SCB
                      PENDING EFFECTIVE TIME OF THE MERGER

    SCB covenants and agrees with Acquiror as follows:

    6.1 FORBEARANCE BY SCB. During the period from the date of this Agreement to the Effective Time, SCB and SC Bank shall not, without the prior written consent of Acquiror (which consent will not be unreasonably withheld):

    (a) other than in the ordinary course of business, incur any indebtedness for borrowed money, assume guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity (other than short-term borrowings from correspondent banks or the Federal Reserve Bank of San Francisco in amounts no greater than $25,000,000 made at prevailing market rates and terms);

    (b) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend (other than regular quarterly cash dividends of $0.05 per share of SCB Common Stock having record dates and payment dates consistent with past practice) or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or, except in the ordinary course of business consistent with past practice, grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or issue any additional shares of capital stock except pursuant to the exercise in accordance with their terms of stock options or warrants outstanding as of the date hereof;

    (c)(i) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a direct or indirect wholly owned subsidiary of SCB, or (ii) cancel, release or assign any material indebtedness of any such person or any claims held by any such person, except (x) pursuant to contracts or agreements in force at the date of this Agreement, or (y) in the ordinary course of business consistent with past practice; PROVIDED, with respect to this clause (y), no such action or series of related actions resulted (or would result) in a pre-tax loss, net of the reserves established therefor, of more than $100,000;

    (d) except as permitted under paragraphs (j) or (l) of this Section 6.1, and except in amounts not exceeding $25,000 individually or $100,000 in the aggregate, make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned subsidiary of SCB;

    (e) other than in the ordinary course of business with respect to contracts, agreements or leases involving payment of not more than $50,000, enter into or terminate any material contract or agreement, or make any material change in any of its material leases or contracts;

    (f) other than in the ordinary course of business or as specifically contemplated by this Agreement, increase in any manner the compensation (including but not limited to bonuses) or fringe benefits of any of its employees or retirees or pay any pension or retirement allowance, make any contribution to any profit-sharing plan not required by any existing plan or agreement to any such employees or retirees, or become a party to, amend or commit itself to any pension, retirement, deferred compensation, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee, or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits;

    (g) settle any material claim, action or proceeding involving any liability of SCB or SC Bank for material money damages (or enter into a settlement agreement containing other material obligations of SCB or SC Bank);

    (h) sell any securities; PROVIDED, HOWEVER, that SCB or SC Bank may sell any securities if, within one business day after it requests of Acquiror in writing (which request shall describe in reasonable detail the securities to be sold and the estimated price therefor), Acquiror has approved such request in writing or has not responded in writing to such request;

    (i) amend its articles of incorporation or its bylaws, or change in any material way its policies and procedures or make any material changes to its tax or financial accounting policies (except, as to changes to its tax and financial accounting practices, as may be required by GAAP or by applicable law or regulations);

    (j) purchase any securities other than obligations of the United States of America or obligations of U.S. government agencies with a remaining maturity of not more than three years from the date of purchase of such security;

    (k) waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim, except in the ordinary course of business and (i) in amounts less than $100,000 or (ii) where such action resulted or would result in a pre-tax loss, net of reserves established therefore, of no more than $100,000;

    (l) make, renegotiate, renew, increase, extend or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, except (i) any loans or advances as to which SCB or SC Bank has a legally binding obligation to make such loan or advance as of the date hereof and a description of which has been provided in writing to Acquiror prior to the execution of this Agreement, (ii) renewals in the ordinary course of business consistent with past practice, (iii) in individual amounts not to exceed $2 million, or (iv) any such action if, within one business day after SCB or SC Bank requests of Acquiror in writing (which request shall include information and analyses reasonably sufficient for Acquiror to assess the proposed action), Acquiror has approved such request in writing or has not responded in writing to such request;

    (m) make any capital expenditures, other than capital expenditures in amounts not exceeding $25,000 individually or $100,000 in the aggregate;

    (n) promote any employee to the officer level or to a higher officer level than such employee holds on the date hereof; or

    (o) agree to, or make any commitment to, take any of the actions prohibited by this Section 6.1.

    6.2 CONDUCT OF SCB'S BUSINESS PRIOR TO THE EFFECTIVE TIME. Except as expressly provided otherwise in this Agreement, during the period from the date of this Agreement to the Effective Time, SCB shall, and shall cause SC Bank to,
(i) conduct its business in the usual, regular and ordinary course, in the same manner as heretofore, consistent with prudent banking practices, (ii) use its reasonable efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) maintain and keep its material properties in as good repair and condition as at present, except for obsolete properties and for deterioration due to ordinary wear and tear and damage due to casualty, (iv) maintain in full force and effect insurance substantially comparable in amount and in scope of coverage to that now maintained by it and submit all potential claims existing prior to the Effective Time to its insurance carrier on or before the Effective Time, (v) perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business except such obligations as it may in good faith reasonably dispute, and except for such obligations which the failure to perform, in the aggregate, is not reasonably likely to result in a Material Adverse Effect, (vi) substantially comply with and perform all obligations and duties imposed upon it by all material federal and state laws, and all material rules, regulations and orders imposed by federal, state or local governmental authorities, (vii) take no action which would adversely affect or delay the ability of SCB or Acquiror to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Agreement, (viii) promptly notify Acquiror of any fact or event that does or could reasonably be expected to cause the SCB Disclosure Letter to be incorrect in any material respect as of the date of this Agreement or as of the Closing Date; and (ix) use reasonable best efforts to obtain any requisite third party consent with respect to any contract, agreement, lease, license, amendment, permit or release that is material to the business of Acquiror on a consolidated basis or that is contemplated or required to be obtained by Acquiror in connection with the Merger.

    6.3 SCB SHAREHOLDER'S MEETING. SCB will take all action necessary in accordance with applicable law and its articles of incorporation and bylaws to convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby. Except to the extent that to do so could constitute a violation of its fiduciary duties, the board of directors of SCB shall recommend that SCB's shareholders approve this Agreement and the transactions contemplated hereby, and, except to the extent that to do so could constitute a violation of its fiduciary duties, use its reasonable best efforts to obtain the requisite vote of the holders of SCB Common Stock to approve this Agreement and the transactions contemplated hereby.

    6.4 COORDINATION OF DIVIDENDS. SCB shall coordinate with Acquiror the declaration of any dividends that may be allowed hereunder in respect of SCB and the record date and payment dates relating thereto, it being the intention of the parties that holders of SCB Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of SCB Common Stock and any shares of Acquiror Common Stock any such holder will receive in exchange therefor in the Merger.

    6.5 SHAREHOLDER AGREEMENTS. Certain directors of SCB, in their capacities as shareholders, in exchange for good and valuable consideration, have executed and delivered to Acquiror shareholder agreements substantially in the form of
SCHEDULE 6.5 hereto (the "Shareholder Agreements"), committing such person, among other things, (a) to vote their shares of SCB Common Stock in favor of this Agreement at the SCB Shareholders' Meeting, (b) not to compete with Acquiror for a period of time, and (c) to certain representations concerning the ownership of SCB Common Stock and Acquiror Common Stock to be received in the Merger.

    6.6 ACQUISITION PROPOSALS. SCB agrees that neither it nor SC Bank nor any of their respective officers or directors shall, and SCB shall direct and use its reasonable best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or SC Bank) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of SCB) with respect to a merger, consolidation or similar transaction, other than pursuant to this Agreement, or involving any purchase of all or any significant portion of the assets or any equity securities of SCB or SC Bank (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, except to the extent legally required for the discharge by the board of directors of its fiduciary duties as advised by such board's outside legal counsel, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. SCB will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and shall make all reasonable efforts to enforce any confidentiality agreements to which it or SC Bank is a party. SCB will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.6. SCB will notify Acquiror immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with SCB or SC Bank.

    6.7 ATTENDANCE AT CERTAIN MEETINGS. SCB agrees that Acquiror shall have the right to have a single representative present at all meetings of the board of directors of SCB or SC Bank and at all loan committee meetings of SC Bank; PROVIDED, HOWEVER, that if SCB reasonably determines that it would be improper or imprudent to have a representative of Acquiror present for any portion of such meeting, then
Acquiror's representative shall be excused from any such portion thereof.

                                  ARTICLE VII
                             COVENANTS OF ACQUIROR
                      PENDING EFFECTIVE TIME OF THE MERGER

    Acquiror covenants and agrees with SCB as follows:

    7.1 FORBEARANCE BY ACQUIROR. During the period from the date of this Agreement to the Effective Time, without the prior written consent of SCB (which consent will not be unreasonably withheld), Acquiror will not take any action that would (a) cause a material delay or have a Material Adverse Effect on the ability of Acquiror or SCB to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or (b) have a Material Adverse Effect on its ability to perform its covenants and agreements on a timely basis under this Agreement.

    7.2 CONDUCT OF ACQUIROR'S BUSINESS PRIOR TO THE EFFECTIVE TIME. Except as expressly provided otherwise in this Agreement, during the period from the date of this Agreement to the Effective Time, Acquiror shall, and shall cause its subsidiaries to, (i) conduct its business in the usual, regular and ordinary course, in the same manner as heretofore, consistent with prudent banking practices, (ii) use its reasonable efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) maintain and keep its material properties in as good repair and condition as at present, except for obsolete properties and for deterioration due to ordinary wear and tear and damage due to casualty, (iv) maintain in full force and effect insurance substantially comparable in amount and in scope of coverage to that now maintained by it, (v) perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business except such obligations as it may in good faith reasonably dispute, and except for such obligations which the failure to perform, in the aggregate, is not reasonably likely to result in a Material Adverse Effect on Acquiror, (vi) substantially comply with and perform all obligations and duties imposed upon it by all material federal and state laws, and all material rules, regulations and orders imposed by federal, state or local governmental authorities, (vii) take no action which would materially adversely affect its ability to perform its covenants and agreements on a timely basis under this Agreement, (viii) promptly notify Acquiror of any fact or event that does or could reasonably be expected to cause the Acquiror Disclosure Letter to be incorrect in any material respect as of the date of this Agreement or as of the Closing Date; and (ix) use reasonable best efforts to obtain any requisite third party consent with respect to any contract, agreement, lease, license, amendment, permit or release that is material to the business of Acquiror on a consolidated basis or that is contemplated or required to be obtained by Acquiror in connection with the Merger.

    7.3 ACQUIROR SHAREHOLDERS' MEETING. Acquiror will take all action necessary in accordance with applicable law and its articles of incorporation and bylaws to convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby. Except to the extent that to do so could constitute a violation of its fiduciary duties, the board of directors of Acquiror shall recommend that Acquiror's shareholders approve this Agreement and the transactions contemplated hereby, and, except to the extent that to do so could constitute a violation of its fiduciary duties, use its reasonable best efforts to obtain the requisite vote of the holders of Acquiror Common Stock to approve this Agreement and the transactions contemplated hereby.

    7.4 INDEMNIFICATION OF DIRECTORS AND OFFICERS. (a) Acquiror agrees that all rights to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of SCB or SC Bank as provided in their respective articles of incorporation, bylaws, indemnification agreements or otherwise in effect as of the date hereof with respect to matters occurring prior to the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of six years following the Effective Time; PROVIDED, HOWEVER, that in no event shall Acquiror be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Subsection 7.4(a), any amount for such six year period in excess of 200% of the amount of the annual premiums paid as of the date hereof by SCB for such insurance (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Acquiror shall use reasonable best efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for a premium equal to the Maximum Amount. Acquiror further agrees that, during such six year period, to the greatest extent permitted by applicable law, regulations and their respective organizational documents or bylaws as in effect of the date hereof, they shall indemnify, defend and hold harmless individuals who were officers and directors of SCB or SC Bank as of the date hereof or immediately prior to the Effective Time (collectively, the "Indemnified Parties") for any claim or loss arising out of their actions while a director or officer, including any acts relating to this Agreement, and shall pay, as and when incurred, the expenses, including attorneys' fees, of such individuals in advance of the final resolution of any claim, provided such individuals shall first execute an undertaking acceptable to Acquiror to return such advances in the event it is finally concluded such indemnification is not allowed under applicable law.

    (b) Any Indemnified Party wishing to claim indemnification under Section 7.4(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Acquiror thereof, but the failure to so notify shall not relieve the Acquiror of any liability it may have to such Indemnified Party except to the extent that Acquiror is materially prejudiced thereby. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Acquiror shall have the right to assume the defense thereof and Acquiror shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Acquiror elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Acquiror and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Acquiror shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received to the extent permitted under California law; PROVIDED, HOWEVER, that Acquiror shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest and (ii) the Indemnified Parties shall cooperate in the defense of any such matter.

    7.5 COMBINED FINANCIAL RESULTS. If the Closing shall not have occurred on or before November 30, 1997, Acquiror shall use its best efforts to publish as soon as practicable following the Effective Time financial results (within the meaning of ASR No. 135) covering the first full month of at least 30 days (or such earlier period that covers at least 30 days) of post-Merger combined operations.

    7.6 OPPORTUNITIES FOR SCB EMPLOYEES TO OBTAIN INFORMATION CONCERNING EMPLOYMENT POSITIONS. SCB may, not less than 30 days prior to the Effective Time, submit a list of SCB and SC Bank employees who are interested in pursuing continued employment with the Surviving Corporation. The Acquiror undertakes to make available to such SCB and SC Bank employees the information regularly available to employees of Acquiror or its subsidiaries concerning employment positions available with Acquiror or its subsidiaries to enable such SCB and SC Bank employees to apply for such positions.

                                  ARTICLE VIII
                              ADDITIONAL COVENANTS

    8.1 REGISTRATION STATEMENT/JOINT PROXY STATEMENT. As soon as reasonably practicable after the date hereof, SCB and Acquiror shall jointly prepare the Registration Statement, including a joint Proxy Statement in respect of the SCB Shareholders' Meeting and the Acquiror Shareholders' Meeting, for the purpose of registering the Acquiror Common Stock to be issued pursuant hereto, file the Registration Statement with the Commission, respond to comments of the staff of the Commission and promptly thereafter mail the joint proxy statement/prospectus included therein to all holders of record (as of the applicable record date) of shares of SCB Common Stock and Acquiror Common Stock.

    8.2 CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS. Acquiror, SCB and SC Bank shall (a) as soon as practicable make any filings and applications required to be filed in order to obtain all requisite approvals, consents and waivers of governmental agencies or regulatory authorities necessary or appropriate for the consummation of the transactions contemplated hereby, (b) cooperate with one another (i) in promptly determining what filings are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation, (ii) in providing the other a reasonable opportunity to review and comment upon the publicly available portions of such filings, and (iii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers and (c) deliver to the other copies of publicly available portions of all such filings and applications promptly after they are filed.

    8.3 ACCESS TO INFORMATION. (a) Upon reasonable notice, each of the parties shall (and shall cause each of the parties' subsidiaries to) afford to the other party and its representatives (including, without limitation, directors, officers and employees of the parties and their affiliates, and counsel, accountants and other professionals retained) such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request; PROVIDED, HOWEVER, that no investigation pursuant to this
Section 8.3(a) shall affect or be deemed to modify any representation or warranty made herein.

    (b) Each party shall not, and shall cause its representatives not to, use any information obtained pursuant to this Section 8.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 8.3 in accordance with the terms of the Confidentiality Agreements, which shall remain in full force and effect. As used herein, "Confidentiality Agreements" means that certain letter agreement, dated February 13, 1997, from SC Bancorp to Monarch Bancorp and that certain letter agreement, dated April 3, 1997 from Monarch Bancorp to SC Bancorp.

    8.4 NOTICES; REPORTS. Each party shall give prompt notice to the others of: (a) any material change in its business, operations or prospects, (b) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Authorities, (c) the institution or the threat of material litigation involving such party, (d) any event or condition that constitutes a breach of this Agreement, or that might be reasonably expected to cause any of SCB representations or warranties set forth herein not to be true and correct in all material respects as of the Effective Time, or (e) any event or condition that causes such party to determine that it is or is likely to become unable to fulfill any of the conditions to the performance of the other party's obligations hereunder, as set forth in Articles IX and X.

    8.5 ADDITIONAL AGREEMENTS; PARTIES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use reasonable best efforts to take promptly, or cause to be taken promptly, all actions and to do promptly or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including using reasonable best efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Authorities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals, and cooperating on all matters involving employees of Acquiror, its subsidiaries, SCB and SC Bank and communications with such persons.

    8.6 PUBLICITY. The initial press release announcing this Agreement shall be a joint press release and thereafter SCB and Acquiror shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

    8.7 PRE-CLOSING ADJUSTMENTS. At or before the Effective Time, SCB shall, in a manner mutually satisfactory to the parties, establish such additional accruals and reserves as may be directed by Acquiror to implement its plan to conduct SCB's business following the Merger and otherwise to reflect Merger-related expenses and costs incurred by SCB; PROVIDED, HOWEVER, that SCB shall not be required to take such action (a) more than five (5) days prior to the Effective Time, (b) unless Acquiror agrees in writing that all conditions to closing set forth in Article X have been satisfied or waived, and (c) unless SCB shall have received a written waiver by Acquiror of its right to terminate this Agreement, and no accrual or reserve made by SCB or SC Bank pursuant to this
Section 8.7, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

    8.8 DIRECTOR RESIGNATIONS. Immediately prior to the Effective Time, Acquiror shall elect to its board of directors Harold A. Beisswenger, Larry D. Hartwig and two other current directors of SCB to be mutually agreed upon prior to the date of the initial filing of any application with a Regulatory Authority. SCB shall deliver to Acquiror at the Closing the resignations of all of the directors of SCB and SC Bank, to be effective at the Effective Time.

    8.9 SECURITIES ACT. (a) As soon as practicable after the date of the SCB Shareholders' Meeting, SCB shall identify to Acquiror all persons who SCB believes to be "affiliates" of SCB as that term is used in paragraphs (c) and
(d) of Rule 145 under the Securities Act (the "Affiliates").

    (b) SCB shall use its reasonable best efforts to obtain a written agreement from each person who is identified as an Affiliate pursuant to Subsection 8.9(a) above providing that each such person will agree not to sell, pledge, transfer or otherwise dispose of the shares of Acquiror Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and until such time as financial results covering at least thirty (30) days of combined operations of Acquiror and SCB shall have been published. Prior to the Effective Time, each of SCB and Acquiror shall amend and supplement such letter and use its reasonable best efforts to cause each additional person who is identified as an Affiliate to execute a written agreement as set forth in this Section 8.9.

    8.10 STOCK EXCHANGE LISTING. Acquiror shall use its reasonable best efforts to list on the Nasdaq National Market, upon official notice of issuance, the Acquiror Common Stock to be issued in the Merger.

    8.11 EMPLOYEE BENEFITS. (a) Acquiror and SCB agree that, unless otherwise mutually determined, the SCB Employee Plans in effect at the date of this Agreement (except stock plans) will remain in effect through December 31, 1997 with respect to employees (including retirees) covered by such plans at the Effective Time. Acquiror, as appropriate, will take such steps as are required so that all employees of SCB and SC Bank who become or remain as employees of the Acquiror or any of its subsidiaries (the "Continuing Employees") thereafter become participants in Acquirors Employee Plans. All of the Continuing Employees will be credited for eligibility for participation and vesting purposes (but not for purposes of calculating accrued benefits, except as provided below) with all of their years of past service with SCB or SC Bank (or any of their predecessors to the extent SCB is obligated to credit past service under acquisition agreements) as though they had been employees of the Acquiror under all Acquiror Employee Plans in which the Continuing Employees participate following the Effective Time. Acquiror agrees to assume and honor in accordance with their terms all accrued benefits and other obligations of SCB under the SCB Employee Plans for the benefit of all current and former employees of SCB and SC Bank.

    (b) All Continuing Employees shall be entitled to participate in stock plans, bonus plans and other such incentive plans of Acquiror and subsidiaries on the same basis as other similarly situated employees of such companies. As to employees of SCB and SC Bank whose employment is terminated as a result of the transactions contemplated hereby, Acquiror undertakes to make available the information regularly made available to its employees concerning employment positions available with Acquiror to enable such SCB and SC Bank employees to apply for such positions.

    (c) SCB or SC Bank has entered into employment and severance agreements with certain senior executives, copies of which have been furnished to Acquiror (the "Executive Agreements"). SCB and SC Bank also have established policies and procedures for termination and severance of employees' employment. These policies ("Severance Policies") shall be amended as soon as practicable following the date hereof to exclude employees hired by Acquiror under reasonably comparable terms to those presently in effect. Acquiror shall assume and honor all Executive Agreements and maintain all benefits described thereunder without modification, offset or counterclaim; PROVIDED, HOWEVER, that executives with Executive Agreements shall not be entitled to benefits under the Severance Policies. Acquiror shall cause the Severance Policies to remain in effect on the same basis as in effect at the Effective Time for the benefit of any Continuing Employee whose employment is terminated by Acquiror or any of its subsidiaries on or prior to December 31, 1997. Until at least December 31, 1998, Acquiror shall cause the Continuing Employees to be eligible for coverage under severance plans or programs that are no less favorable to such employees than the Severance Policies, which plans or programs shall include employer-provided outplacement services that are appropriate to the employee's position and experience.

    (d) Acquiror agrees to honor in accordance with their terms the obligations of SCB or SC Bank under all deferred compensation plans and agreements for the benefit of all current and former employees of SCB and SC Bank, including all funding arrangements with respect to such obligations and all amendments to such plans, agreements and arrangements through the date hereof. Acquiror agrees to assume and honor in accordance with their terms all bonus and incentive compensation arrangements for employees of SCB and SC Bank, it being acknowledged that with the prior consent of Acquiror (not to be unreasonably withheld) SCB or SC Bank may make adjustments to such arrangements as are necessary or appropriate to reflect the impact of the transactions contemplated by this Agreement (but without providing any material increase in benefits).

    (e) With respect to vacation pay, sick pay, leave of absence and similar payroll practices of SCB or SC Bank, Acquiror agrees to honor as of the Effective Time all existing obligations of SCB or SC Bank under policies of SCB or SC Bank as currently in effect and, with respect to the Continuing Employees, agrees to recognize all service recognized by SCB or SC Bank under similar policies of Acquiror for purposes of eligibility and accrual of benefits after the Effective Time.

    (f) SCB shall cause the "401(k) Plan" which is part of the Southern California Bank Employee Retirement Plan to be terminated immediately prior to the Effective Time.

    8.12 TAX-FREE REORGANIZATION TREATMENT; POOLING. Neither Acquiror nor SCB shall take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger (a) as a "reorganization" within the meaning of Section 368 of the Code or (b) as a "pooling of interests" for accounting purposes.

                                   ARTICLE IX
                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SCB

    9.1 CONDITIONS TO SCB'S OBLIGATIONS. The obligation of SCB to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the conditions set forth in this Article IX.

    (a) TRUTHFULNESS OF ACQUIROR'S STATEMENTS; PERFORMANCE OF ACQUIROR'S OBLIGATIONS. Each of the representations, warranties and covenants of Acquiror contained in this Agreement shall, in all material respects, be true at the Effective Time as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); Acquiror shall have performed, in all material respects, each of its covenants and agreements contained in this Agreement; and SCB shall have received certificates signed by the Chief Executive Officer and the Chief Financial Officer of Acquiror at the Effective Time, to the foregoing effect.

    (b) SHAREHOLDER APPROVAL. The Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of SCB in accordance with applicable law.

    (c) CONSENTS; APPROVALS; SATISFACTION OF LEGAL REQUIREMENTS. Acquiror shall have procured, as necessary, the required approval, consent or waiver with respect to this Agreement and the transactions contemplated hereby (i) by the FRB, and (ii) by the State Superintendent of Banks pursuant to California law, and all applicable statutory waiting periods shall have expired; and the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities or other persons that are necessary or appropriate to the consummation of the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that no approval, consent or waiver referred to in this Section 9.1(c) shall be deemed to have been received if it shall include any condition or requirement that would be materially burdensome on Acquiror (on a combined basis giving effect to the transactions contemplated by this Agreement). All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

    (d) ABSENCE OF LITIGATION, INJUNCTION OR OTHER RESTRICTIONS. No litigation or proceeding shall be pending against any party hereto or any of their Subsidiaries brought by any governmental agency seeking to prevent consummation of the transactions contemplated hereby. No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any transactions contemplated by this Agreement. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger or any other transaction contemplated by this Agreement.

    (e) REGISTRATION STATEMENT. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission.

    (f) TAX OPINIONS. SCB shall have received an opinion of Dewey Ballantine, no later than thirty (30) days from the date hereof, and confirmed immediately prior to the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be a "reorganization" within the meaning of Section 368(a) of the Code and that each of Acquiror and SCB will be a party to that reorganization within the meaning of Section 368(b) of the Code.

    In rendering its opinion, Dewey Ballantine may require and rely upon representations contained in letters from Acquiror, SCB, SC Bank and others.

    (g) LEGAL OPINION. SCB shall have received the opinion of Sullivan & Cromwell, special counsel to Acquiror, in form and substance reasonably satisfactory to SCB, to the effect that the shares of Acquiror Common Stock issued upon consummation of the Merger are duly authorized, validly issued, fully paid and nonassessable.

    (h) POOLING TREATMENT. SCB shall have received a letter from Deloitte & Touche LLP, dated the date of the Proxy Statement and confirmed in writing at the Effective Time, stating that it knows of nothing with respect to SCB that prohibits Acquiror from accounting for the Merger as a pooling of interests.

    (i) FAIRNESS OPINION. Prior to the solicitation of approval this Agreement by SCB's shareholders, SCB shall have received an opinion confirming the fairness of the terms of the Merger to its shareholders from a financial point of view.

    (j) PENDING ACQUIROR TRANSACTION. Acquiror's pending acquisition of California Commercial Bankshares shall have closed and the terms thereof shall not be materially less favorable to Acquiror than those described in the Preliminary Proxy Statement on Schedule 14A of Acquiror as filed with the Commission on or about March 1, 1997 in connection with the issuance of Acquiror Common Stock pursuant to such acquisition.

    (k) NASDAQ LISTING. The outstanding shares of Acquiror Common Stock shall have been listed on the Nasdaq National Market not later than the first trading day of the period during which the Average Closing Price is calculated pursuant to Section 2.1(b) hereof. The shares of Acquiror Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq National Market.

                                   ARTICLE X

                CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIROR

    10.1 CONDITIONS TO ACQUIROR'S OBLIGATIONS. The obligations of Acquiror to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the conditions set forth in this Article X.

    (a)  TRUTHFULNESS OF SCB'S STATEMENTS; PERFORMANCE OF SCB'S
OBLIGATIONS. Each of the representations, warranties and covenants of SCB and SC Bank contained in this Agreement shall, in all material respects, be true at the Effective Time as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); SCB and SC Bank shall have performed, in all material respects, each of its covenants and agreements contained in this Agreement; and Acquiror shall have received certificates signed by the Chief Executive Officer and the Chief Financial Officer of SCB and SC Bank at the Effective Time, to the foregoing effect.

    (b) SHAREHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of Acquiror in accordance with applicable law.

    (c) CONSENTS; APPROVALS; SATISFACTION OF LEGAL REQUIREMENTS. Acquiror shall have procured, as necessary, the required approval, consent or waiver with respect to this Agreement and the transactions contemplated hereby (i) by the FRB, and (ii) by the State Superintendent of Banks pursuant to California law, and all applicable statutory waiting periods shall have expired; and the parties shall have procured all other regulatory approvals, consents or waivers of governmental authorities or other persons that are necessary or appropriate to the consummation of the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that no approval, consent or waiver referred to in this Section 10.1(c) shall be deemed to have been received if it shall include any condition or requirement that would be materially burdensome on Acquiror (on a combined basis giving effect to the transactions contemplated by this Agreement). All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

    (d) ABSENCE OF LITIGATION, INJUNCTION OR OTHER RESTRICTIONS. No litigation or proceeding shall be pending against any party hereto or any of their Subsidiaries brought by any governmental agency seeking to prevent consummation of the transactions contemplated hereby. No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any transactions contemplated by this Agreement. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger or any other transaction contemplated by this Agreement.

    (e) REGISTRATION STATEMENT. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission.

    (f) TAX OPINIONS. Acquiror shall have received an opinion of Sullivan & Cromwell, no later than thirty (30) days from the date hereof, and confirmed immediately prior to the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be a "reorganization" within the meaning of Section 368(a) of the Code and that each of Acquiror and SCB will be a party to that reorganization within the meaning of Section 368(b) of the Code.

    In rendering its opinion, Sullivan & Cromwell may require and rely upon representations contained in letters from Acquiror, SCB, SC Bank and others.

    (g) "COLD COMFORT" LETTERS. Acquiror and its directors and officers who sign the Registration Statement shall have received from SCB's independent certified public accountants "cold comfort" letters dated (i) the date of the mailing of the Proxy Statement/Prospectus to SCB's shareholders and (ii) shortly prior to the Effective Time, with respect to certain financial information regarding SCB, in each case in the form customarily issued by such accountants at such times in transactions of this type.

    (h) "BLUE SKY" AUTHORIZATIONS. Acquiror shall have received all state securities laws and "Blue Sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.

    (i) POOLING TREATMENT. Acquiror shall have received a letter from KPMG Peat Marwick LLP, dated the date of the Proxy Statement and confirmed in writing at the Effective Time, regarding KPMG Peat Marwick LLP's concurrence with Acquiror's management as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with this Agreement.

    (j) FAIRNESS OPINION. Prior to the solicitation of approval this Agreement by Acquiror's shareholders, Acquiror shall have received an opinion confirming the fairness of the terms of the Merger to its shareholders from a financial point of view.

    (k) DISSENTERS. SCB or Acquiror shareholders voting against this Agreement or giving notice in writing to SCB or Acquiror, as the case may be, at or before the applicable Meeting that such shareholder dissents from this Agreement, in the aggregate, shall not hold more than five percent of the SCB Common Stock or the Acquiror Common Stock, as the case may be.

    (l) TAX CERTIFICATE. Acquiror shall have received a conformed copy of the certificate of satisfaction of the Franchise Tax Board of the State of California that all taxes imposed by law on SCB have been paid or secured, as filed with the Secretary of State for the State of California pursuant to Section 1103 of the California Corporations Code.

                                   ARTICLE XI

                                  TERMINATION

    11.1 TERMINATION. This Agreement may be terminated, and the Merger abandoned, prior to the Effective Time, either before or after its approval by the shareholders of SCB and Acquiror:

    (a) by the mutual consent of Acquiror and SCB, if the board of directors, or duly authorized committee thereof, of each so determines;

    (b) by Acquiror or SCB, by written notice to the other party if its board so determines by vote of a majority of the members of its entire board, in the event of (i) the failure of the shareholders of SCB to approve this Agreement at the SCB Shareholders' Meeting, (ii) the failure of the shareholders of Acquiror to approve the Agreement at the Acquiror Shareholders' Meeting, or (iii) a material breach by the other party hereto of any representation, warranty, covenant or agreement contained herein, which is not cured within thirty (30) days after written notice of such breach is given to the party committing such breach by the other party;

    (c) by Acquiror, if SCB's board of directors fails to recommend the approval of this Agreement at a SCB Shareholders' Meeting as contemplated by Section 6.3 hereof;

    (d) by Acquiror or SCB by written notice to the other party if its board of directors determines by a vote of a majority of the members of its entire board, in the event that either (i) any approval, consent or waiver of a Governmental Authority required to permit consummation of the transactions contemplated hereby shall have been denied or (ii) any Governmental Authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement;

    (e) by Acquiror or SCB, by written notice to the other party if its board so determines by vote of a majority of the members of its entire board, in the event that the Merger is not consummated by December 31, 1997, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate;

    (f) by SCB in the event that, with respect to any Ten Day Period (as defined below) both (i)(A) the Ten Day Average Price (as defined below) shall be less than $2.25 per share or (B) both (1) the Ten Day Average Price shall be less than $2.75 per share and (2) the Acquiror Common Stock Price Percentage (as defined below) shall be less than the BKX Index Percentage (as defined below) and (ii) SCB has delivered written notice to Acquiror of its intention to terminate this Agreement within forty-eight (48) hours following the date of such event (it being understood that, if an event set forth in clause (i) shall have occurred and SCB fails to timely deliver the notice referred to in this clause (ii), SCB shall have the right to terminate if any such event subsequently occurs and SCB timely delivers such notice); PROVIDED, HOWEVER, that, if Acquiror effects a stock dividend, reclassification, recapitalization, stock split, combination, exchange of shares or similar transaction after the date hereof and prior to the Effective Time, the provisions of this Section 11.1(f) shall be appropriately adjusted;

    (g) by SCB, by written notice to Acquiror prior to the approval by the shareholders of SCB of this Agreement, if SCB receives an Acquisition Proposal on terms and conditions which the board of directors determines, after receiving the advice of its outside counsel (i) that to proceed with the Merger will violate the fiduciary duties of the board of directors to SCB's shareholders and
(ii) to accept such proposal; PROVIDED, HOWEVER, that SCB shall not be entitled to terminate this Agreement pursuant to this clause (g) unless it shall have provided Acquiror with written notice of such a possible determination (which written notice will inform Acquiror of the material terms and conditions of the proposal, including the identity of the proponent) not less than two business days prior to such determination.

    As used in this Section 11.1, (w) "Acquiror Common Stock Price Percentage" means the percentage determined by dividing the Ten Day Average Price by $2.75 (as such amount may be adjusted pursuant to clause (f) above); (x) "BKX Index Percentage" means the percentage determined by dividing (i) the product of (A) the Keefe Bank Index as of the date of determination times (B) 0.9 by (ii) the Keefe Bank Index as of the date hereof; (y) "Ten Day Average Price" means the volume weighted average sales price per share of Acquiror Common Stock for a Ten Day Period, which volume weighted average shall be determined in a manner consistent with Section 2.1(b) hereof; and (z) "Ten Day Period" means any period of ten (10) consecutive Trading Days occurring after the tenth Trading Day following the CCB Closing Date.

    11.2 EFFECT OF TERMINATION. (a) In the event of the termination of this Agreement by either Acquiror or SCB, as provided above, this Agreement shall thereafter become void and, subject to the provisions of Section 8.3(b) hereof, there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any covenant or willful misrepresentation contained in this Agreement.

    (b) The parties agree and acknowledge that it is impractical to ascertain the precise amount of damage to SCB as a result of a failure to consummate the Merger and the other transactions contemplated hereby due to a termination of this Agreement by SCB pursuant to clause (iii) of Section 11.1(b) hereof. Accordingly, in the event of such termination, Acquiror shall pay to SCB $1.25 million plus all costs and expenses incurred by SCB in connection with this Agreement, up to $500,000, the parties agreeing that such amount will represent a reasonable estimate of the minimum damage to SCB and not a penalty. The fee payable pursuant to the foregoing sentence shall be payable by Acquiror to SCB by wire transfer to an account designated by SCB in writing on or before the seventh day after it becomes due. Payment of such amount shall be in full satisfaction of damages to SCB arising from any breach by Acquiror of any of its representations, warranties, covenants or agreements contained herein.

    (c) The parties agree and acknowledge that it is impractical to ascertain the precise amount of damage to Acquiror as a result of a failure to consummate the Merger and the other transactions contemplated hereby due to a termination of this Agreement by Acquiror pursuant to clause (iii) of Section 11.1(b) hereof or Section 11.1(g). Accordingly, in the event of such termination, SCB shall pay to Acquiror $1.25 million plus all costs and expenses incurred by Acquiror in connection with this Agreement, up to $500,000, the parties agreeing that such amount will represent a reasonable estimate of the minimum damage to Acquiror and not a penalty. The fee payable pursuant to the foregoing sentence shall be payable by SCB to Acquiror by wire transfer to an account designated by Acquiror in writing on or before the seventh day after it becomes due. Payment of such amount shall be in full satisfaction of damages to Acquiror arising from any breach by SCB of any of its representations, warranties, covenants or agreements contained herein.

                                  ARTICLE XII
                                 MISCELLANEOUS

    12.1 INTERPRETATIONS. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

    12.2 SURVIVAL. Only those agreements and covenants of the parties which are expressly made applicable in whole or in part after the Effective Time shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of this Agreement and shall not survive the Effective Time. If this Agreement shall be terminated, the agreements of the parties contained in
Section 8.3(b) shall survive such termination.

    12.3 WAIVER. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefitted by the provision or by both parties
(ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective Boards of Directors (or duly authorized committee thereof), except that, after the vote by the shareholders of SCB or Acquiror, no principal term of the Merger may be amended or revised without the approval of the shareholders of SCB or Acquiror, as the case may be.

    12.4 COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

    12.5 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California without regard to the rules of conflicts of law thereof.

    12.6 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

    12.7 NOTICE. Any notice required or permitted to be served hereunder shall be given as follows:

To SCB:         SC Bancorp
                3800 East La Palma Avenue
                Anaheim, California 92807
                Attention: Larry D. Hartwig
                Facsimile Number: (714) 630-4564

With a copy     Dewey Ballantine
to:             333 South Hope Street, 30th Floor
                Los Angeles, California 90071
                Attention: Robert M. Smith
                Facsimile Number: (213) 625-0562

To Acquiror:    Monarch Bancorp
                1251 Westwood Boulevard
                Los Angeles, California 90024
                Attention: Matthew P. Wagner
                Facsimile Number: (310) 477-8611

With a copy     Sullivan & Cromwell
to:             444 South Flower Street
                Los Angeles, California 90071
                Attention: Stanley F. Farrar
                Facsimile Number: (213) 683-0458

    Any such notice, request, instruction or other document shall be deemed received on the date delivered personally or sent by facsimile transmission, or on the fourth business day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this Section 12.7 by giving notice in accordance herewith.

    12.8 ENTIRE AGREEMENT; ETC. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except for Sections 7.4 and 8.11 hereof.

    12.9 ASSIGNMENT. This Agreement may not be assigned by any party hereto without the written consent of the other party.

                                     * * *

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                SC BANCORP

                                By:          /s/ HAROLD A. BEISSWENGER
                                     -----------------------------------------
                                            Name: Harold A. Beisswenger
                                            TITLE: CHAIRMAN OF THE BOARD

                                By:             /s/ LARRY D. HARTWIG
                                     -----------------------------------------
                                               Name: Larry D. Hartwig
                                            TITLE: CHAIRMAN OF THE BOARD

                                MONARCH BANCORP

                                By:            /s/ MATTHEW P. WAGNER
                                     -----------------------------------------
                                              Name: Matthew P. Wagner
                                                  TITLE: PRESIDENT

                                                                      APPENDIX B

CREDIT         FIRST           CREDIT SUISSE FIRST BOSTON CORPORATION
SUISSE         BOSTON          333 South Grand Avenue      Telephone 213 253-2000
                               Los Angeles, CA 90071-1526

      September 9, 1997
      Board of Directors
      SC Bancorp
      3800 East La Palma Avenue
      Anaheim, CA 92807-1798

      Members of the Board:

          In connection with the Registration Statement (including the Joint Proxy Statement-Prospectus to be sent to stockholders of the Company in connection with the Merger (as hereinafter defined)) (the "Registration Statement") you have asked us to advise you with respect to the fairness to the stockholders of SC Bancorp (the "Company") from a financial point of view of the consideration to be received by such stockholders pursuant to the terms of the Merger Agreement and Plan of Reorganization, dated as of April 29, 1997 and the Registration Statement (the "Merger Agreement"), by and between the Company and Western Bancorp, formerly known as Monarch Bancorp ("Western" or the "Acquiror"). The Merger Agreement provides for the merger (the "Merger") of the Company with and into the Acquiror pursuant to which the Acquiror will be the surviving corporation and each outstanding share of common stock, no par value, of the Company will be converted into the right to receive 0.4556 shares of common stock of the Acquiror, no par value, ("Western Common Stock"), subject to the terms and conditions set forth in the Merger Agreement.

          In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to the Company, the Acquiror and Santa Monica Bank (including information relating to the Acquiror's pending acquisition of Santa Monica Bank ("SMO")), as well as the Merger Agreement and the Registration Statement. We have also reviewed certain other information, including the SMO Merger Agreement and financial forecasts, provided to us by the Company and the Acquiror, and have met with the Company's and the Acquiror's managements to discuss the business and prospects of the Company and the Acquiror.

          We have also considered certain financial and stock market data of the Company, the Acquiror, and SMO, and we have compared those data with similar data for other publicly held companies in businesses similar to the Company and the Acquiror, and we have considered the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

          In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's and the Acquiror's managements as to the future financial performance of the Company,

CREDIT         FIRST
SUISSE         BOSTON

      the Acquiror and SMO. We have also assumed the Acquiror successfully closes the pending acquisition of SMO in a manner contemplated by the SMO Merger Agreement. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, the Acquiror or SMO, nor have we been furnished with any comprehensive evaluations or appraisals of the Company or the Acquiror. Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to the actual value of the Western Common Stock when issued to the Company's stockholders pursuant to the Merger or the prices at which such Western Common Stock will trade subsequent to the Merger. In connection with our engagement, we approached certain third parties to solicit indications of interest in a possible acquisition of the Company and held preliminary discussions with certain of these parties prior to the date of the Merger Agreement.

          We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger.

          In the ordinary course of our business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of both the Company and the Acquiror for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

          It is understood that this letter is for the information of the Board of Directors in connection with its consideration of the Merger, does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent.

          Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by the stockholders of the Company in the Merger is fair to such stockholders from a financial point of view.

      Very truly yours,
      CREDIT SUISSE FIRST BOSTON CORPORATION

                                                                      APPENDIX C

                                                                   [LOGO]

                                                     Piper Jaffray Inc.
                                                     222 South Ninth Street
                                                     Minneapolis, MN 55402-3804
                                                     612 342-6000

July 14, 1997

Board of Directors
Western Bancorp
4100 Newport Place, Suite 900
Newport Beach, CA 92660

Members of the Board:

    This letter relates to the transaction (the "Transaction") pursuant to that certain Agreement and Plan of Reorganization (the "Agreement") dated April 29, 1997, by and between Western Bancorp ("Western" or the "Buyer"), a California corporation formerly known as Monarch Bancorp, and SC Bancorp ("SCB"), a California corporation, pursuant to which SCB will be merged with and into Western with Western being the surviving corporation in the Transaction. Pursuant to the Transaction, as more fully described in the Agreement, if the Average Price (as defined in the Agreement) of Western's Common Stock is less than or equal to $31,875 and greater than or equal to $23.375, then shares of common stock, no par value, of SCB ("SCB Common Stock") will be converted into the right to receive common stock, no par value, of Western ("Western Common Stock") at the rate per share of $14.25 divided by the Average Price. The Agreement further provides that if the Average Price would be less than $23.375, then the Average Price shall be $23.375; and provided further, that if the Average Price would be greater than $31.875, then the Average Price shall be $31.875. All such prices have been adjusted to reflect a 1.0 for 8.5 reverse stock split effective June 3, 1997. In each case, cash will be provided in lieu of fractional shares. You have requested our opinion as to the fairness, from a financial point of view, to Western stockholders, of the consideration to be paid in the Transaction (the "Merger Consideration").

    Piper Jaffray Inc. ("Piper Jaffray"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements, and valuations for estate, corporate and other purposes. Piper Jaffray has neither acted as a manager of underwritings of Western nor provided other investment banking services for Western in the past. For our services in rendering this opinion, Western will pay us a fee and indemnify us against certain liabilities.

    In arriving at our opinion, we have undertaken such reviews, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have:

1. Reviewed the Agreement.

2. Reviewed the Reports on Form 10-KSB, as amended, for Western and its predecessors for the years ended December 31, 1996, December 31, 1995, December 31, 1994, and December 31, 1993.

3. Reviewed the Reports on Form 10-K, as amended, for California Commercial Bankshares ("CCB") for the years ended December 31, 1996, December 31, 1995, December 31, 1994, and December 31, 1993.

Western Bancorp

July 14, 1997

Page 2

4. Reviewed the Reports on Form 10-QSB for Western and its predecessors for the quarters ended March 31, 1997, September 30, 1996, June 30, 1996 and March 31, 1996.

5. Reviewed the Reports on Form 10-Q for CCB for the quarters ended March 31, 1997, September 30, 1996, June 30, 1996, and March 31, 1996.

6. Reviewed Reports on Form 10-K for SCB for the years ended December 31, 1996, December 31, 1995, December 31, 1994 and December 31, 1993.

7. Reviewed the Reports on Form 10-Q for SCB for the quarters ended March 31, 1997, September 30, 1996, June 30, 1996 and March 31, 1996.

8. Reviewed financial forecasts for Western for the periods ending December 31, 1997 through 2001 furnished by Western management.

9. Reviewed financial forecasts for SCB for the periods ending December 31, 1997 through 2001 furnished by SCB management and revised by Western management.

10. Visited the headquarters of Western and conducted discussions with certain members of its management. Topics discussed included, but were not limited to, the background and rationale of the proposed Transaction, the financial condition, operating performance, and the balance sheet characteristics of Western and SCB and the prospects for the combined company after consummation of the proposed Transaction.

11. Visited the headquarters of SCB and conducted discussions with certain members of its management. Topics discussed included, but were not limited to, the background and rationale for the Transaction, the financial condition, operating performance, balance sheet characteristics and prospects for SCB.

12. Reviewed the financial terms, to the extent publicly available, of certain comparable mergers and acquisitions which we deemed relevant.

13. Performed a discounted implied dividend analysis on the financial forecasts for SCB.

14. Considered the projected pro forma effect of the Transaction on Western's earnings per share and book value per share for the three years ending December 31, 1999.

15. Considered the projected relative contribution of SCB to the combined company for 1996 and the four years ending December 31, 2000.

16. Compared certain financial data of Western and SCB with certain financial data of companies deemed similar to Western and SCB or within the business sector in which Western or SCB operates.

17. Reviewed such other financial data, performed such other analyses and considered such other information as we deemed necessary and appropriate under the circumstances.

    We have relied upon and assumed the accuracy and completeness of the financial statements and other information provided by Western and SCB or otherwise made available to us and have not assumed responsibility independently to verify such information. We have further relied upon the assurances of Western's and SCB's management that the information provided pertaining to Western and SCB has been prepared on a reasonable basis and, with respect to financial planning data, reflects the best currently available estimates and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. Without limiting the generality of the foregoing, we have assumed that neither Western nor SCB is a party to any pending transaction, including external financing, recapitalizations, acquisitions or merger discussions, other than the Transaction or in the ordinary course of business.

Western Bancorp
July 14, 1997
Page 3

    In arriving at our opinion, we have not performed nor been furnished any appraisals or valuations of the specific assets or liabilities of SCB being conveyed in the Transaction. We express no opinion regarding the liquidation value of SCB. We have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which either Western, SCB or their affiliates is a party or may be subject and, at Western's direction and with its consent, our opinion makes no assumption concerning and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

    Our opinion is necessarily based upon information available to us, facts and circumstances and economic, market and other conditions as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof. We express no opinion herein as to the prices at which shares of Western common stock may trade at any future time.

    This opinion is directed to the Board of Directors of Western and does not constitute a recommendation to any stockholder of Western as to how such stockholder should vote at the stockholders' meeting to be held in connection with the Transaction. This opinion shall not be published or otherwise used, nor shall any public references to Piper Jaffray be made except in accordance with our engagement letter.

    Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Merger Consideration is fair, from a financial point of view, to Western stockholders, as of the date hereof.

Sincerely,
PIPER JAFFRAY INC.

/s/ PIPER JAFFRAY INC.

                                                                      APPENDIX D

                               CORPORATIONS CODE
                             TITLE 1. CORPORATIONS
                      DIVISION 1. GENERAL CORPORATION LAW
                         CHAPTER 13. DISSENTERS' RIGHTS

    Section 1300. Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value.

    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

        (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
    (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this Section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

        (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
    (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
    (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

        (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

        (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

    (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

    Section 1301. Notice to holders of dissenting shares in reorganizations; demand for purchase; contents of demand

    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

    Section 1302. Submission of share certificates for endorsement; uncertificated securities

    Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

    Section 1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment

    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

    Section 1304. Action to determine whether shares are dissenting shares or fair market value limitation; joinder; consolidation; determination of issues; appointment of appraisers

    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

    Section 1305. Report of appraisers; confirmation; determination by court; judgment payment; appeal; costs

    (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

    (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

    (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

    (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

    (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

    Section 1306. Prevention of immediate payment; status as creditors; interest

    To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

    Section 1307. Dividends on dissenting shares

    Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

    Section 1308. Rights of dissenting shareholders pending valuation; withdrawal of demand for payment

    Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

    Section 1309. Termination of dissenting share and shareholder status

    Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

    (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

    (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

    (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

    (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

    Section 1310. Suspension of right to compensation or valuation proceedings; litigation of shareholders' approval

    If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

    Section 1311. Exempt shares

    This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

    Section 1312. Right of dissenting shareholders to attach, set aside or rescind merger or reorganization; restraining order or injunction; conditions

    (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

    (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

    (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

PROXY

                                   SC BANCORP
                           3800 East La Palma Avenue
                           Anaheim, California 92817

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR SPECIAL MEETING OF
                         SHAREHOLDERS OCTOBER 10, 1997

    The undersigned hereby constitutes and appoints H.A. Beisswenger, D.E. Wood and Larry D. Hartwig, or the majority of them, with full power of substitution, attorneys and proxies of the undersigned, to represent the undersigned and vote all shares of the common stock of SC Bancorp ("SCB") which the undersigned would be entitled to vote if personally present at SCB's Special Meeting of Shareholders to be held at the Embassy Suites, 3100 East Frontera St., Anaheim, CA 92806 on October 10, 1997 at 10:00 a.m. and at any postponement or adjournment thereof, in the following manner:

1.         APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER                / /  FOR   / /  AGAINST    / /  ABSTAIN

                                        ________________________________________

                          (CONTINUED ON REVERSE SIDE)

    WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES IT REPRESENTS WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE CHOICE SPECIFIED ABOVE. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL ONE AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE DESIGNATED INDIVIDUALS WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

    Please date and sign exactly as your name or names appear hereon. If more than one owner, all should sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation or partnership, sign the full corporate or partnership name by a duly authorized officer or partner.
                                                  Dated: _________________, 1997
                                                  ______________________________
                                                            Signature
                                                  ______________________________
                                                            Signature
                                                  ______________________________
                                                          Type or Print

 PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THIS PROXY USING THE ENCLOSED
                                    ENVELOPE

PROXY

                                WESTERN BANCORP
                         4100 Newport Place, Suite 900
                        Newport Beach, California 92660

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR SPECIAL MEETING OF
                         SHAREHOLDERS OCTOBER 10, 1997

    The undersigned hereby constitutes and appoints Hugh S. Smith, Jr. and Arnold C. Hahn, or either of them, with full power of substitution, attorneys and proxies of the undersigned, to represent the undersigned and vote all shares of the common stock of Western Bancorp ("Western") which the undersigned would be entitled to vote if personally present at Western's Special Meeting of Shareholders to be held at 4100 Newport Place, Third Floor, Newport Beach, California 92660 on October 10, 1997 at 10:30 a.m. and at any postponement or adjournment thereof, in the following manner:

1.  APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER

            / /  FOR            / /  AGAINST            / /  ABSTAIN

2. APPROVAL OF AN AMENDMENT TO WESTERN'S BYLAWS TO CHANGE THE AUTHORIZED NUMBER OF DIRECTORS

            / /  FOR            / /  AGAINST            / /  ABSTAIN
                                        ________________________________________

                          (CONTINUED ON REVERSE SIDE)

    WHEN THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES IT REPRESENTS WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE CHOICES SPECIFIED ABOVE. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE AND TWO AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE DESIGNATED INDIVIDUALS WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

    Please date and sign exactly as your name or names appear hereon. If more than one owner, all should sign. When signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation or partnership, sign the full corporate or partnership name by a duly authorized officer or partner.
                                                  Dated: _________________, 1997
                                                  ______________________________
                                                            Signature
                                                  ______________________________
                                                            Signature
                                                  ______________________________
                                                          Type or Print

 PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THIS PROXY USING THE ENCLOSED
                                    ENVELOPE

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 317 of the CGCL authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors, officers and employees in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Articles Five and Six of Western's Restated Articles of Incorporation (Exhibit 3.1) and Article VI of Western's Restated Bylaws (Exhibit 3.2) provide for indemnification of its directors, officers, employees, and other agents to the fullest extent permitted by the CGCL.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a)  EXHIBITS:

 EXHIBIT
  NUMBER                                                DESCRIPTION
- ----------  ---------------------------------------------------------------------------------------------------
      2.1   Agreement and Plan of Reorganization, dated as of April 29, 1997, between Western and SCB (Appendix
              A to this Registration Statement on Form S-4 incorporated by reference)

      3.1   Restated Articles of Incorporation of Western (Exhibit 3.6 of Registration Statement No. 333-26915
              incorporated by reference)

      3.2   Form of Restated Bylaws of Western

      4.1   Form of Certificate representing shares of Western Common Stock (Exhibit 3.1 of June 19, 1997
              Current Report on Form 8-K incorporated by reference)

      5.1   Opinion of Sullivan & Cromwell

      8.1   Tax Opinion of Sullivan & Cromwell

      8.2   Tax Opinion of Dewey Ballantine

     23.1   Consent of KMPG Peat Marwick LLP

     23.2   Consent of Deloitte & Touche LLP (SC Bancorp)

     23.3   Consent of Deloitte & Touche LLP (California Commercial Bankshares)

     23.4   Consent of Sullivan & Cromwell (included in opinion filed as Exhibit 5.1 hereto)

     23.5   Consent of Dewey Ballantine for Tax Opinion filed as Exhibit 8.2 hereto (included therein)

     23.6   Consent of Vavrinek, Trine, Day & Co.

     23.7   Consent of Sullivan & Cromwell for Tax Opinion filed as Exhibit 8.1 hereto

     23.8   Consent of Piper Jaffray

     23.9   Consent of Credit Suisse First Boston Corporation

     23.10  Consent of Deloitte & Touche LLP (Santa Monica Bank)

     23.11  Consent of Arthur Andersen LLP (Santa Monica Bank)

     24.1   Power of Attorney (included after signature page)

     99.1   Consent of Harold A. Beisswenger

     99.2   Consent of Larry D. Hartwig

     99.3   Consent of William C. Greenbeck

     99.4   Consent of Donald E. Wood

ITEM 22. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (d) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport Beach, State of California on September 8, 1997.

                                WESTERN BANCORP

                                By:  /s/ HUGH S. SMITH, JR.
                                     -----------------------------------------
                                     Name: Hugh S. Smith, Jr.
                                     Title: CHAIRMAN AND CHIEF EXECUTIVE
                                     OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hugh S. Smith, Jr. and Arnold C. Hahn, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capabilities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed by the following persons in the capacities indicated and on the dates indicated:

          SIGNATURE                      CAPACITY                    DATE
- ------------------------------  --------------------------  ----------------------
    /s/ HUGH S. SMITH, JR.
- ------------------------------  Chairman, Chief Executive        September 8, 1997
      Hugh S. Smith, Jr.           Officer and Director

      /s/ ARNOLD C. HAHN         Executive Vice President
- ------------------------------              and                  September 8, 1997
        Arnold C. Hahn           Chief Financial Officer

    /s/ MATTHEW P. WAGNER
- ------------------------------    President and Director         September 8, 1997
      Matthew P. Wagner

      /s/ RICE E. BROWN
- ------------------------------           Director                September 8, 1997
        Rice E. Brown

    /s/ JOSEPH J. DIGANGE
- ------------------------------           Director                September 8, 1997
      Joseph J. Digange

    /s/ JOHN M. EGGEMEYER
- ------------------------------           Director                September 9, 1997
      John M. Eggemeyer

          SIGNATURE                      CAPACITY                    DATE
- ------------------------------  --------------------------  ----------------------
    /s/ WILLIAM H. JACOBY
- ------------------------------           Director                September 8, 1997
      William H. Jacoby

     /s/ ROBERT L. MCKAY
- ------------------------------           Director                September 9, 1997
       Robert L. McKay

       /s/ JOHN W. ROSE
- ------------------------------           Director                September 8, 1997
         John W. Rose

     /s/ MARK H. STUENKEL
- ------------------------------           Director                September 8, 1997
       Mark H. Stuenkel

      /s/ DALE E. WALTER
- ------------------------------           Director                September 8, 1997
        Dale E. Walter